     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 28, 2001
                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------
                             PLAYTEX PRODUCTS, INC.
             (Exact name of Registrant as specified in its charter)

           DELAWARE                        2676                  51-0312772
 (State or other jurisdiction        (Primary Standard          (IRS Employer
              of                        Industrial           Identification No.)
incorporation or organization)  Classification Code Number)

                              300 NYALA FARMS ROAD
                          WESTPORT, CONNECTICUT 06880
                                  203-341-4000
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                           PAUL E. YESTRUMSKAS, ESQ.
                 VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                             PLAYTEX PRODUCTS, INC.
                              300 NYALA FARMS ROAD
                          WESTPORT, CONNECTICUT 06880
                                  203-341-4000

           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                           --------------------------

                                   COPIES TO:

                             JOHN C. KENNEDY, ESQ.
                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                          1285 AVENUE OF THE AMERICAS
                         NEW YORK, NEW YORK 10019-6064
                                  212-373-3000
                           --------------------------

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.
                           --------------------------

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                    PROPOSED MAXIMUM     PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF                  AMOUNT TO         OFFERING PRICE          AGGREGATE            AMOUNT OF
        SECURITIES TO BE REGISTERED              BE REGISTERED          PER UNIT         OFFERING PRICE(1)   REGISTRATION FEE(2)
9 3/8% Senior Subordinated Notes Due 2011...     $350,000,000             100%             $350,000,000            $87,500
Guarantees of 9 3/8% Senior Subordinated
  Notes Due 2011............................          N/A                  N/A                  N/A                N/A (3)

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) of the Securities Act of 1933.

(2) The registration fee has been calculated pursuant to Rule 457(f) under the Securities Act of 1933.

(3) No additional consideration is being received for the guarantees, and, therefore, no additional fee is required.
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        TABLE OF ADDITIONAL REGISTRANTS

                                                     STATE OR OTHER    PRIMARY STANDARD        IRS
                                                    JURISDICTION OF       INDUSTRIAL         EMPLOYER
                                                    INCORPORATION OR    CLASSIFICATION    IDENTIFICATION
NAME                                                  ORGANIZATION       CODE NUMBER          NUMBER
----                                                ----------------   ----------------   --------------
Playtex Sales & Services, Inc.....................  Delaware                 5199           51-0369908

Playtex Manufacturing, Inc........................  Delaware                 2676           51-0369884

Playtex Investment Corp...........................  Delaware                 6719           51-0312688

Playtex International Corp........................  Delaware                 6719           51-0338126

TH Marketing Corp.................................  Delaware                 6719           51-0316823

Smile-Tote, Inc...................................  California               3089           95-4048687

Sun Pharmaceuticals Corp..........................  Delaware                 2844           04-3169080

Personal Care Group, Inc..........................  Delaware                 2676           22-3428291

Personal Care Holdings, Inc.......................  Delaware                 6719           51-0379213

Carewell Industries, Inc..........................  New York                 3991           11-2967533

    The address of each of the additional registrants is 300 Nyala Farms Road, Westport, Connecticut 06880.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED JUNE 28, 2001

PRELIMINARY PROSPECTUS

                             PLAYTEX PRODUCTS, INC.
                     EXCHANGE OFFER FOR $350,000,000 OF ITS
                   9 3/8% SENIOR SUBORDINATED NOTES DUE 2011

                            ------------------------

TERMS OF THE EXCHANGE OFFER

    - It will expire at 5:00 p.m., New York City time, on        2001, unless we
      extend it.

    - If all the conditions to this exchange offer are satisfied, we will exchange all of our 9 3/8% Senior Subordinated Notes due 2011 issued on May 22, 2001, which we refer to as the initial notes, that are validly tendered and not withdrawn for new notes, which we refer to as the exchange notes.

    - You may withdraw your tender of initial notes at any time before the expiration of this exchange offer.

    - The exchange notes that we will issue you in exchange for your initial notes will be substantially identical to your initial notes except that, unlike your initial notes, the exchange notes will have no transfer restrictions or registration rights.

    - The exchange notes that we will issue you in exchange for your initial notes are new securities with no established market for trading.

    BEFORE PARTICIPATING IN THIS EXCHANGE OFFER, PLEASE REFER TO THE SECTION IN THIS PROSPECTUS ENTITLED "RISK FACTORS" COMMENCING ON PAGE 13.

    Each broker-dealer that receives exchange notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for initial notes where the initial notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date of this exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. Please refer to the section of this prospectus entitled "Plan of Distribution."

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                            ------------------------

                  The date of this prospectus is       , 2001.

                            ------------------------

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
Incorporation of Certain Documents by Reference.............     ii
Forward-Looking Statements..................................    iii
Prospectus Summary..........................................      1
Risk Factors................................................     13
Use of Proceeds.............................................     19
Capitalization..............................................     19
Selected Historical Consolidated Financial Data.............     20
Management's Discussion and Analysis of Financial Condition      22
  and Results of Operations.................................
Business....................................................     37
Management..................................................     51
Principal Stockholders......................................     54
Description of the Receivables Facility.....................     56
Description of Other Indebtedness...........................     58
The Exchange Offer..........................................     61
Description of the Notes....................................     69
Book-Entry, Delivery and Form...............................    107
Certain Federal Income Tax Consequences to Non-United States    111
  Holders...................................................
Plan of Distribution........................................    114
Legal Matters...............................................    114
Experts.....................................................    114
Where You Can Find More Information.........................    115
Index to Financial Statements...............................    F-1

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    This prospectus incorporates by reference important business and financial information about our company that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supersede this information. Any statement modified or superseded by subsequently filed materials shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Subject to the preceding, the information in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference. We incorporate by reference the documents listed below and any other filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to termination of this offering:

    - Our Annual Report on Form 10-K for the fiscal year ended December 30,
      2000.

    - Our Proxy Statement for our 2001 Annual Meeting of Shareholders.

    - Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

    - Our Current Reports on Form 8-K filed January 11, May 7 and May 9, 2001.

    You may request a copy of any of these documents, at no cost, by contacting us in writing or by telephone at our principal executive office: Playtex Products, Inc., Chief Financial Officer, 300 Nyala Farms Road, Westport, Connecticut 06880, Telephone: (203) 341-4000. TO OBTAIN TIMELY DELIVERY OF ANY
COPIES OF FILINGS REQUESTED, PLEASE WRITE OR TELEPHONE NO LATER THAN       ,
2001, FIVE DAYS PRIOR TO THE TERMINATION OF THIS EXCHANGE OFFER.

    EXCEPT AS DESCRIBED ABOVE, NO OTHER INFORMATION IS INCORPORATED BY REFERENCE IN THIS PROSPECTUS (INCLUDING, WITHOUT LIMITATION, INFORMATION ON OUR WEBSITE).

                           FORWARD-LOOKING STATEMENTS

    This prospectus includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future results. When we use words in this document, such as "anticipates," "intends," "plans," "believes," "estimates," "expects," and similar expressions, we do so to identify forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements. These forward-looking statements are affected by risks, uncertainties, and assumptions that we make, including, among other things, the factors that are described in "Risk Factors" and:

- price and product changes,                   - our level of debt,
- promotional activity by competitors,         - interest rate fluctuations,
- the loss of a significant customer,          - future cash flows,
- capacity limitations,                        - dependence on key employees,
- the difficulties of integrating              - highly competitive nature of consumer
acquisitions,                                   products business, and
- raw material and manufacturing costs,        - general economic conditions which may
- adverse publicity and product                  impact the level of consumer spending.
  liability claims,
- impact of weather conditions,
  especially on our Sun Care product
  sales,

    You should keep in mind that any forward-looking statement made by us in this prospectus or elsewhere speaks only as of the date on which we make it. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect us. We have no duty to, and do not intend to, update or revise the forward-looking statements in this prospectus after the date hereof. In light of these risks and uncertainties, you should keep in mind that any forward-looking statement made in this prospectus or elsewhere might not occur.

TRADEMARKS

    We have proprietary rights to a number of trademarks important to our businesses, such as: ACTIVE SPORT, BABY MAGIC, BANANA BOAT, BINACA, BINKY, BLASTERS, BIG SIPSTER, CHUBS, COOL COLORZ, COMFORTFLOW, COOLSTRAW, DENTAX, DIAPER GENIE, DROP-INS, FAST BLAST, FUNKY FRUIT, GENTLE GLIDE, GET ON THE BOAT, HANDSAVER, LIPPOPS, MOST LIKE MOTHER, MR. BUBBLE, NATURAL ACTION, OGILVIE, PRECISELY RIGHT, PRECISION FLO, QUICKSTRAW, QUIK BLOK, SAFE'N SURE, SILK GLIDE, SIPEASE, SLIMFITS, TUB MATE, TEK, TUSSY, VENTAIRE, WET ONES AND WHISPER WAVE. We also own a royalty free license in perpetuity to the PLAYTEX and LIVING trademarks, and to the WOOLITE trademark for rug and upholstery cleaning products in the United States and Canada.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY HIGHLIGHTS BASIC INFORMATION ABOUT PLAYTEX AND THIS EXCHANGE OFFER. IT MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. FOR A MORE COMPREHENSIVE UNDERSTANDING OF OUR COMPANY AND THE EXCHANGE OFFER, YOU SHOULD READ THIS ENTIRE DOCUMENT, INCLUDING "RISK FACTORS," AND THE DOCUMENTS INCORPORATED BY REFERENCE. UNLESS OTHERWISE INDICATED, THE SOURCE OF ALL MARKET SHARE DATA IN THIS PROSPECTUS IS ACNIELSEN COMPANY, AND THESE DATA INCLUDE DATA REPORTED BY FOOD STORES, DRUG STORES AND MASS MERCHANDISERS. UNLESS OTHERWISE INDICATED, ALL REFERENCES TO MARKET SHARE AND MARKET SHARE DATA ARE FOR THE PERIODS INDICATED AND REPRESENT OUR PERCENTAGE OF THE TOTAL U.S. DOLLAR VOLUME OF PRODUCTS PURCHASED BY CONSUMERS IN THE APPLICABLE CATEGORY (DOLLAR MARKET SHARE, OR RETAIL CONSUMPTION). UNLESS THE CONTEXT INDICATES OR OTHERWISE REQUIRES, REFERENCES IN THIS PROSPECTUS TO "PLAYTEX," THE "COMPANY," "WE" OR "US" ARE TO PLAYTEX PRODUCTS, INC. AND ITS CONSOLIDATED SUBSIDIARIES. THE TERM "INITIAL NOTES" REFERS TO THE 9 3/8% SENIOR SUBORDINATED NOTES DUE 2011 THAT WERE ISSUED ON MAY 22, 2001 IN A PRIVATE OFFERING. THE TERM "EXCHANGE NOTES" REFERS TO THE 9 3/8% SENIOR SUBORDINATED NOTES DUE 2011 OFFERED WITH THIS PROSPECTUS. THE TERM "NOTES" REFERS TO THE INITIAL NOTES AND THE EXCHANGE NOTES, COLLECTIVELY. SOME OF THE STATEMENTS IN THIS "PROSPECTUS SUMMARY" ARE FORWARD-LOOKING STATEMENTS. PLEASE REFER TO THE SECTION OF THIS PROSPECTUS ENTITLED "FORWARD-LOOKING STATEMENTS."

                                  THE COMPANY

    We are a leading manufacturer and marketer of a diversified portfolio of well-recognized branded consumer and personal products. In fiscal 2000, we generated approximately 95% of our sales from products in which we held the number one or two market share position. Our brand name recognition, leading market positions in attractive categories, consumer-focused product innovation, acquisition strategy and well-established distribution channels have enabled us to grow sales over the last five years, and maintain a leading market position in our principal brand names.

    The following table sets forth our principal product lines and related data for the year ended December 30, 2000 for each of our divisions--Personal Products, Consumer Products and International/ Corporate Sales (dollars in millions):

                                                                                                         PERCENT
                                                     PRINCIPAL BRAND    MARKET     MARKET                 OF NET
DIVISIONS                                                 NAMES        POSITION    SHARE     NET SALES    SALES
---------                                            ---------------   --------   --------   ---------   --------
PERSONAL PRODUCTS DIVISION:
  Infant Care -- Infant Feeding & Soothing.........  PLAYTEX              1         39.3%     $119.1       14.3%
            -- Diaper Disposal System..............  DIAPER GENE          1         89.8        46.5        5.6
            -- Infant Toiletries...................  BABY MAGIC           2         12.6        43.0        5.2
            -- Hands & Face Towelettes.............  WET ONES             1         75.7        36.2        4.3
            -- Bath Additives......................  MR. BUBBLE           2         19.8         9.7        1.2
            -- Other...............................                                             17.7        2.1
  Feminine Care....................................  PLAYTEX              2         30.7       214.3       25.8
                                                                                              ------      -----
    Total Personal Products Division...............                                            486.5       58.5

CONSUMER PRODUCTS DIVISION:
  Sun Care.........................................  BANANA BOAT          2         21.6       110.3       13.2
  Household Products -- Carpet Cleaning............  WOOLITE              2         19.0        26.5        3.2
                   -- Household Gloves.............  PLAYTEX              1         36.8        25.7        3.1
  Personal Grooming -- At-Home Permanents..........  OGILVIE              1         66.2        19.2        2.3
                   -- Breath Spray & Drops.........  BINACA               1         46.7         8.0        1.0
                   -- Other........................                                             15.9        1.9
                                                                                              ------      -----
    Total Consumer Products Division...............                                            205.6       24.7
INTERNATIONAL/CORPORATE SALES DIVISION.............                                            139.2       16.8
                                                                                              ------      -----
      Total........................................                                           $831.3      100.0%
                                                                                              ======      =====

                             COMPETITIVE STRENGTHS

    We believe we are distinguished by the following competitive strengths:

    - EXCEPTIONAL CONSUMER FRANCHISE. Our principal brand names--PLAYTEX, DIAPER GENIE, BABY MAGIC, WET ONES, MR. BUBBLE, BANANA BOAT, WOOLITE, OGILVIE and BINACA--are well known and respected by both consumers and retailers for their high quality and innovative products. To further develop and maintain our significant brand equity and consumer loyalty, we have spent, on average, in excess of $165 million annually on advertising and promotional support over the past three years.

    - STRONG CASH FLOWS. Our historically strong cash flows and operating margins, together with our low levels of capital expenditures, have enabled us to reduce the ratio of our net debt to EBITDA from 7.2 in 1995 to 5.1 in 2000 and to implement our business strategy.

    - LEADING MARKET POSITIONS IN ATTRACTIVE CATEGORIES. In 2000, we generated approximately 95% of our net sales from categories in which we held the number one or two market share position. Furthermore, we believe that the core categories in which we compete, infant care, feminine care and sun care, are attractive. The tampon market is characterized by steady growth, a high degree of customer brand loyalty and a relatively low sensitivity to economic cycles. The infant care and sun care markets have grown more rapidly. The growth in the infant care market is principally due to the receptiveness of consumers to new products, and the growth in the sun care market is principally due to increased consumer awareness of sun care issues coupled with more active lifestyles.

    - CONSUMER-FOCUSED PRODUCT INNOVATION. We devote significant resources and attention to product innovation and consumer research to develop differentiated products with new and distinctive features which provide increased convenience and value to our consumers. Innovative products we have launched recently include:

       -- ODOR ABSORBING TAMPONS: plastic and cardboard applicator tampons with an all natural material in the tampon that absorbs odors without the use of a fragrance or deodorant. The products appeal to a large group of women who are concerned with odor protection yet reluctant to use a fragranced tampon;

       -- BIG SIPSTER and DRINKUP: spill-proof cups for older children which extend the age range of the users of our products. In addition, THE
         GRIPSTER: a spill-proof cup made to fit a smaller child's hand, which helps children start using a drinking cup at an earlier age;

       -- VENTAIRE and PRECISION FLO: two new innovative entries in the reusable hard bottle category. Each of these bottles has a removable bottom to make cleaning easier, and a patented nipple that reduces the amount of air that gets into the bottle. These items helped increase our market share 2.2 percentage points and grow our retail consumption more than five times faster than the category in 2000;

       -- In Sun Care, we continue to provide innovative ways to deliver sun protection. The use of trigger sprays has made the application of our Sun Care products easier, especially for parents with small children. We have recently extended some of our popular sun protection formulas to quick drying gels, which are not as messy as traditional sun protection lotions; and

       -- WOOLITE Spot & Stain Wipes: pre-moistened towelettes that clean up spills and carpet stains without the need for towels, soap and water. This product is a good example of our ability to use a familiar manufacturing capability--the production of pre-moistened wipes--and extend it to a new product line.

    - WELL-ESTABLISHED DISTRIBUTION CHANNELS. Our products are distributed in virtually every major food chain, drug chain, mass merchandiser and warehouse club in the United States. We believe that the depth and breadth of these distribution channels permit us to rapidly introduce new products. To further enhance our relationship with our retailers, we are focusing sales and marketing efforts on category management programs. In these programs, we work with retailers to increase category sales and profitability through detailed analysis of consumer buying habits and improved merchandising techniques. We believe that these programs strengthen our relationships with retailers and increase our sales.

                                GROWTH STRATEGY

    The principal features of our growth strategy are outlined below:

    - CONTINUE TO INCREASE SALES AND GAIN MARKET SHARE. We have increased sales and gained market share in our key businesses over the last five years due to consumer-focused product innovations, creative merchandising techniques, targeted consumer marketing programs and successful acquisitions. The compound annual growth rate of our net sales, excluding the impact of acquisitions, was 6% over the last five years. We use a number of techniques to grow our existing brands, including product innovation derived from extensive consumer research and product development skills, consumer-focused marketing programs to promote trial use and strengthen consumer loyalty, and innovative category management tools to strengthen our relationships with our retail partners and improve on-shelf presence.

    - SELECTIVELY EXTEND BRANDS INTO NEW PRODUCT CATEGORIES. We consider brand building to be one of our core competencies. We will look to extend our PLAYTEX, BANANA BOAT and other brand names into new product categories to capitalize on our brand equity, our reputation for customer-focused product development and our well-established distribution network. Recent examples include co-branding the PLAYTEX brand name with the BABY MAGIC and DIAPER GENIE lines.

    - CONSIDER SELECTIVE ACQUISITIONS. Since 1998, we have made five acquisitions which added a number of well-known brands, including WET ONES, DIAPER GENIE, BABY MAGIC, OGILVIE, BINACA and MR. BUBBLE. Net sales of our acquired brands were approximately $225 million in 2000. On an opportunistic basis, we will continue to consider acquisitions that are consistent with our strategic plans.

    - BUILD SALES IN ALTERNATE MARKETS. Historically, less than 4% of our net sales have been generated outside of North America. This has allowed us to focus our efforts on expanding our business in the geographic area with which we are most familiar. While this has been beneficial, we continue to look to expand our sales outside of North America in a profitable manner by partnering with experienced distributors familiar with the countries in which they operate. In addition, we established a corporate sales team in 2000, which focuses exclusively on expanding our presence in alternate distribution channels in the United States, including warehouse clubs, convenience stores, military establishments, telemarketing and the internet.

                          THE REFINANCING TRANSACTIONS

    In connection with the offering of initial notes on May 22, 2001, we entered into the following transactions (collectively, the "Refinancing Transactions"):

    - A new senior secured credit facility (the "New Credit Facility") providing for aggregate borrowings of $625.0 million, consisting of (i) a $100.0 million six-year tranche A term loan facility (the "Tranche A Facility"), (ii) a $400.0 million eight-year tranche B term loan facility (the "Tranche B Facility") and (iii) a $125.0 million six-year revolving credit facility (the "Revolving Facility").

    - A new receivables purchase facility (the "Receivables Facility") entered into by a newly formed, wholly-owned, bankruptcy-remote special purpose subsidiary, with a maximum commitment of $100.0 million, of which $75.0 million was funded at the closing of the offering of the initial notes.

    We used a portion of the net proceeds from the offering of initial notes on May 22, 2001, the New Credit Facility and the Receivables Facility to:

    - Repay all amounts outstanding under our previous credit agreements (collectively, the "Existing Credit Facility") and terminate two related interest rate swap agreements.

    - Redeem on June 21, 2001 all of our then outstanding 9% senior subordinated notes due 2003 (the "9% Notes") for an aggregate redemption price of $382.1 million, including interest of approximately $16.7 million.

    We will use the remainder of the net proceeds from the offering of initial notes, the New Credit Facility and the Receivables Facility to redeem on July 15, 2001 all of our outstanding 8 7/8% senior notes due 2004 (the "8 7/8% Notes") for an aggregate redemption price of $163.3 million, including interest of approximately $6.7 million. At the closing of the offering of initial notes on May 22, 2001, we took steps to satisfy and discharge the indenture relating to the 8 7/8% Notes.

    For additional information on the Refinancing Transactions, please refer to the sections of this prospectus entitled "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of
Operations--Liquidity and Capital Resources," "Description of the Receivables Facility" and "Description of Other Indebtedness."

                         SUMMARY OF THE EXCHANGE OFFER

    We are offering to exchange $350,000,000 aggregate principal amount of our exchange notes for a like aggregate principal amount of our initial notes. In order to exchange your initial notes, you must properly tender them and we must accept your tender. We will exchange all outstanding initial notes that are validly tendered and not validly withdrawn.

Exchange Offer............................  We will exchange our exchange notes for a like aggregate principal amount at maturity of our initial notes.

Expiration Date...........................  This exchange offer will expire at 5:00 p.m., New York
                                            City time, on       , 2001, unless we decide to extend
                                            it.

Conditions to the Exchange Offer..........  We will complete this exchange offer only if:

                                            - there is no litigation or threatened litigation which
                                            would impair our ability to proceed with this exchange
                                              offer,

                                            - there is no change in the laws and regulations which
                                            would impair our ability to proceed with this exchange
                                              offer,

                                            - there is no change in the current interpretation of
                                            the staff of the Commission which permits resales of the
                                              exchange notes,

                                            - there is no stop order issued by the Commission which
                                              would suspend the effectiveness of the registration
                                              statement which includes this prospectus or the
                                              qualification of the exchange notes under the Trust
                                              Indenture Act of 1939, and

                                            - we obtain all the governmental approvals we deem
                                              necessary to complete this exchange offer.

                                            Please refer to the section in this prospectus entitled
                                            "The Exchange Offer--Conditions to the Exchange Offer."

Procedures for Tendering Initial Notes....  To participate in this exchange offer, you must complete, sign and date the letter of transmittal or its
                                            facsimile and transmit it, together with your initial
                                            notes to be exchanged and all other documents required
                                            by the letter of transmittal, to The Bank of New York,
                                            as exchange agent, at its address indicated under "The
                                            Exchange Offer--Exchange Agent." In the alternative, you
                                            can tender your initial notes by book-entry delivery
                                            following the procedures described in this prospectus.
                                            If your initial notes are registered in the name of a
                                            broker, dealer, commercial bank, trust company or other
                                            nominee, you should contact that person promptly to
                                            tender your initial notes in this exchange offer. For
                                            more information on tendering your notes, please refer
                                            to the section in this prospectus entitled "The Exchange
                                            Offer--Procedures for Tendering Initial Notes."

Guaranteed Delivery Procedures............  If you wish to tender your initial notes and you cannot get the required documents to the exchange agent on
                                            time, you may tender your notes by using the guaranteed
                                            delivery procedures described under the section of this
                                            prospectus entitled "The Exchange Offer--Procedures for
                                            Tendering Initial Notes--Guaranteed Delivery Procedure."

Withdrawal Rights.........................  You may withdraw the tender of your initial notes at any time before 5:00 p.m., New York City time, on the
                                            expiration date of the exchange offer. To withdraw, you
                                            must send a written or facsimile transmission notice of
                                            withdrawal to the exchange agent at its address
                                            indicated under the "The Exchange Offer--Exchange Agent"
                                            before 5:00 p.m., New York City time, on the expiration
                                            date of the exchange offer.

Acceptance of Initial Notes and Delivery
  of Exchange Notes.......................  If all the conditions to the completion of this exchange offer are satisfied, we will accept any and all initial
                                            notes that are properly tendered in this exchange offer
                                            on or before 5:00 p.m., New York City time, on the
                                            expiration date. We will return any initial note that we
                                            do not accept for exchange to you without expense as
                                            promptly as practicable after the expiration date. We
                                            will deliver the exchange notes to you as promptly as
                                            practicable after the expiration date and acceptance of
                                            your initial notes for exchange. Please refer to the
                                            section in this prospectus entitled "The Exchange
                                            Offer--Acceptance of Initial Notes for Exchange;
                                            Delivery of Exchange Notes."

Federal Income Tax Considerations Relating
  to the Exchange Offer for Non-United
  States Holders..........................  Exchanging your initial notes for exchange notes will not be a taxable event to you for United States federal
                                            income tax purposes. Please refer to the section of this
                                            prospectus entitled "Certain Federal Income Tax
                                            Consequences to Non-United States Holders."

Exchange Agent............................  The Bank of New York is serving as exchange agent in the exchange offer.

Fees and Expenses.........................  We will pay all expenses related to this exchange offer.
                                            Please refer to the section of this prospectus entitled
                                            "The Exchange Offer--Fees and Expenses."

Use of Proceeds...........................  We will not receive any proceeds from the issuance of the exchange notes. We are making this exchange offer
                                            solely to satisfy certain of our obligations under our
                                            registration rights agreement entered into in connection
                                            with the offering of the initial notes.

Consequences to Holders Who Do Not
  Participate in the Exchange Offer.......  If you do not participate in this exchange offer:

                                            - you will not necessarily be able to require us to
                                            register your initial notes under the Securities Act,

                                            - you will not be able to resell, offer to resell or
                                            otherwise transfer your initial notes unless they are
                                              registered under the Securities Act or unless you
                                              resell, offer to resell or otherwise transfer them
                                              under an exemption from the registration requirements
                                              of, or in a transaction not subject to, the Securities
                                              Act, and

                                            - the trading market for your initial notes will become
                                            more limited to the extent other holders of initial
                                              notes participate in the exchange offer.

                                            Please refer to the section of this prospectus entitled
                                            "Risk Factors--Your failure to participate in the
                                            exchange offer will have adverse consequences."

Resales...................................  It may be possible for you to resell the notes issued in the exchange offer without compliance with the
                                            registration and prospectus delivery provisions of the
                                            Securities Act, subject to some conditions. Please refer
                                            to the section of this prospectus entitled "Risk
                                            Factors--Risks Relating to the Exchange Offer--Some
                                            persons who participate in the exchange offer must
                                            deliver a prospectus in connection with resales of the
                                            exchange notes" and "Plan of Distribution."

                     SUMMARY OF TERMS OF THE EXCHANGE NOTES

Issuer....................................  Playtex Products, Inc.

Exchange Notes............................  $350.0 million aggregate principal amount of 9% Senior
                                            Subordinated Notes due 2011. The forms and terms of the
                                            exchange notes are the same as the form and terms of the
                                            initial notes except that the issuance of the exchange
                                            notes is registered under the Securities Act, will not
                                            bear legends restricting their transfer and will not be
                                            entitled to registration rights under our registration
                                            rights agreement. The exchange notes will evidence the
                                            same debt as the initial notes, and both the initial
                                            notes and the exchange notes will be governed by the
                                            same indenture.

Maturity Date.............................  June 1, 2011.

Interest Payment Dates....................  Every June 1 and December 1, beginning December 1, 2001.

Ranking...................................  The exchange notes and the guarantees will rank:

                                            - junior to all of our and the guarantors' existing and
                                            future senior indebtedness and secured indebtedness,
                                              including any borrowings under our New Credit
                                              Facility;

                                            - equally with any of our and the guarantors' future
                                            senior subordinated indebtedness; and

                                            - effectively junior to all of the liabilities of our
                                            subsidiaries that have not guaranteed the exchange
                                              notes.

                                            Our 6% convertible subordinated notes due 2004 are not
                                            guaranteed, and will rank equally with the exchange
                                            notes.

                                            As of March 31, 2001, on a pro forma basis, after giving
                                            effect to the offering of the initial notes and the
                                            Refinancing Transactions, we would have had $516.3
                                            million of outstanding indebtedness that is structurally
                                            or contractually senior in right of payment to the
                                            exchange notes.

Optional Redemption.......................  We may redeem any of the exchange notes at any time on or after June 1, 2006, in whole or in part, in cash at
                                            the redemption prices described in this prospectus, plus
                                            accrued and unpaid interest to the date of redemption.
                                            In addition, on or before June 1, 2004, we may redeem up
                                            to 35% of the aggregate principal amount of notes
                                            originally issued at a redemption price of 109.375%,
                                            plus accrued and unpaid interest to the date of
                                            redemption, with the proceeds of certain equity
                                            offerings within 90 days of the closing of those equity
                                            offerings. We may make that redemption only if, after
                                            that redemption, at least 65% of the aggregate principal
                                            amount of notes originally issued remain outstanding.

Change of Control.........................  Upon the occurrence of specified change of control events, we will be required to make an offer to
                                            repurchase all of the exchange notes. The purchase price
                                            will be 101% of the outstanding principal amount of the
                                            exchange notes plus any accrued and unpaid interest to
                                            the date of repurchase on them. Please refer to the
                                            section of this prospectus entitled "Description of the
                                            Notes--Repurchase at the Option of Holders--Change of
                                            Control." Our ability to complete the change of control
                                            repurchase may be limited by the terms of our New Credit
                                            Facility or our other indebtedness.

Guarantees................................  The exchange notes will be jointly and severally guaranteed on an unsecured, senior subordinated basis by
                                            certain of our existing and future domestic subsidiaries
                                            (other than the Securitization Entity under the
                                            Receivables Facility).

Certain Covenants.........................  The terms of the exchange notes restrict our ability and the ability of certain of our subsidiaries to:

                                            - pay or permit payment of certain dividends on, redeem
                                            or repurchase our capital stock and the capital stock of
                                              our subsidiaries;

                                            - make certain investments;

                                            - incur additional indebtedness;

                                            - allow the imposition of dividend restrictions on
                                            certain subsidiaries;

                                            - sell assets;

                                            - guarantee indebtedness;

                                            - create certain liens;

                                            - engage in certain transactions with affiliates; and

                                            - consolidate or merge or sell all or substantially all
                                            our assets and the assets of our subsidiaries.

                                            However, these limitations will be subject to a number
                                            of important qualifications and exceptions described
                                            under "Description of the Notes."

Use of Proceeds...........................  We will not receive any proceeds from the issuance of the exchange notes in exchange for the outstanding
                                            initial notes. We are making this exchange solely to
                                            satisfy our obligations under the registration rights
                                            agreement which we entered into in connection with the
                                            offering of the initial notes.

Absence of a Public Market for the
  Exchange Notes..........................  The exchange notes are new securities with no established market for them. We cannot assure you that a
                                            market for these exchange notes will develop or that
                                            this market will be liquid. Please refer to the section
                                            of this prospectus entitled "Risk Factors--Risks
                                            Relating to the Exchange Offer--There may be no active
                                            or liquid market for the exchange notes."

Form of the Exchange Notes................  The exchange notes will be represented by one or more permanent global securities in registered form deposited
                                            on behalf of The Depository Trust Company with The Bank
                                            of New York, as custodian. You will not receive exchange
                                            notes in certificated form unless one of the events
                                            described in the section of this prospectus entitled
                                            "Description of Notes--Book Entry; Delivery and
                                            Form--Exchange of Book Entry Notes for Certificated
                                            Notes" occurs. Instead, beneficial interests in the
                                            exchange notes will be shown on, and transfers of these
                                            exchange notes will be effected only through, records
                                            maintained in book-entry form by The Depository Trust
                                            Company with respect to its participants.

                                  RISK FACTORS

    Please refer to the section of this prospectus entitled "Risk Factors" beginning on page 13 for a discussion of some of the risks you should consider before participating in the exchange offer.

                         INFORMATION ABOUT THE COMPANY

    Playtex was incorporated in Delaware on September 1, 1988. Our principal executive office is located at 300 Nyala Farms Road, Westport, Connecticut 06880, and our telephone number is (203) 341-4000. Our common stock is listed on The New York Stock Exchange under the symbol "PYX."

     SUMMARY HISTORICAL AND UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

    Set forth in the following table are certain consolidated historical financial data as of and for each of the periods specified and selected unaudited pro forma financial data for the twelve months ended March 31, 2001. The balance sheet data and statement of earnings data as of and for each of the twelve months ended December 26, 1998, December 25, 1999 and December 30, 2000 is derived from our audited consolidated financial statements for these periods. Each of our audited consolidated financial statements has been audited by KPMG LLP, independent certified public accountants. The balance sheet data as of March 31, 2001 and the statement of earnings data as of and for the three months ended April 1, 2000 and March 31, 2001 is derived from our unaudited consolidated financial statements for these periods, which, in the opinion of our management, reflect all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of this data. The results for any interim period are not necessarily indicative of the results that may be expected for the full year. Our fiscal year end is on the last Saturday nearest to December 31 and, as a result, a fifty-third week is added every 6 or 7 years. Fiscal year 2000 was a fifty-three week period. Fiscal years 1998 and 1999 were fifty-two week periods. The fiscal quarter ended April 1, 2000 was a fourteen week period, whereas the fiscal quarter ended March 31, 2001 was a thirteen week period. The following information should be read in conjunction with "Use of Proceeds," "Capitalization," "Selected Historical Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our historical consolidated financial statements and related notes thereto included elsewhere in this prospectus.

                                                                                    THREE MONTHS ENDED
                                                 TWELVE MONTHS ENDED                   (UNAUDITED)
                                      ------------------------------------------   --------------------
                                      DECEMBER 26,   DECEMBER 25,   DECEMBER 30,   APRIL 1,   MARCH 31,
                                          1998           1999           2000         2000       2001
                                      ------------   ------------   ------------   --------   ---------
                                                           (DOLLARS IN THOUSANDS)
STATEMENT OF EARNINGS DATA:
Net sales...........................    $669,613       $787,711       $831,343     $223,507   $220,776
Gross profit........................     392,058        456,469        479,169      129,702    126,067
Operating expenses, excluding
  amortization of intangibles.......     243,288        280,176        308,882       75,878     77,168
Amortization of intangibles.........      17,336         21,064         22,350        5,592      5,515
Operating earnings..................     131,434        155,229        147,937       48,232     43,384

OTHER DATA:
EBITDA(1)...........................    $158,460       $186,140       $181,834     $ 56,532   $ 52,010
Depreciation........................       9,690          9,847         11,547        2,708      3,111
Capital expenditures................      16,405         20,802         22,724        7,075      5,151
Gross margin(2).....................        58.5%          57.9%          57.6%        58.0%      57.1%
EBITDA margin(3)....................        23.7%          23.6%          21.9%        25.3%      23.6%
Ratio of earnings to fixed charges
  (4)...............................        1.81x          1.93x          1.71x        2.14x      2.01x

                                                                TWELVE MONTHS       THREE MONTHS
                                                              ENDED DECEMBER 30,   ENDED MARCH 31,
                                                                     2000               2001
                                                              ------------------   ---------------
                                                                 (UNAUDITED)         (UNAUDITED)
PRO FORMA DATA(5):
Cash interest expense, net(6)...............................       $84,676             $18,743
Ratio of EBITDA to cash interest expense, net...............          2.15x               2.77x
Ratio of net debt to EBITDA(7)..............................                              5.12x
Ratio of earnings to fixed charges(4).......................          1.62x               2.12x

                                                                                     MARCH 31, 2001
                                                                                      (UNAUDITED)
                                                                                ------------------------
                                   DECEMBER 26,   DECEMBER 25,   DECEMBER 30,                    AS
                                       1998           1999           2000         ACTUAL     ADJUSTED(8)
                                   ------------   ------------   ------------   ----------   -----------
                                                          (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA (AT PERIOD
  END):
Working capital..................    $  78,548     $   92,006     $   74,233    $   98,536   $   91,705
Total assets.....................      899,221      1,148,652      1,139,384     1,165,461    1,099,447
Total long-term debt(9)..........      811,750        987,876        931,563       944,019      916,331
Total stockholders' equity.......     (140,975)       (94,868)       (56,063)      (48,653)     (61,223)

(1) EBITDA is defined as operating earnings plus depreciation and amortization. EBITDA should not be considered as an alternative to operating earnings or net income (as determined in accordance with generally accepted accounting principles) as a measure of our operating performance or to net cash provided by operating, investing and financing activities (as determined in accordance with generally accepted accounting principles) as a measure of our ability to meet cash needs. We believe that EBITDA is a measure commonly reported and widely used by investors and other interested parties as a measure of a company's operating performance and debt servicing ability because it assists in comparing performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon accounting methods (particularly when acquisitions are involved) or nonoperating factors (such as historical cost). Accordingly, this information has been disclosed to permit a more complete comparative analysis of our operating performance relative to other companies and of our debt servicing ability. However, EBITDA may not be comparable in all instances to other similar types of measures used.

(2) Gross profit as a percentage of net sales for the period presented.

(3) EBITDA as a percentage of net sales for the period presented.

(4) For purposes of determining the ratio of earnings to fixed charges, "earnings" include pre-tax income before extraordinary loss adjusted for fixed charges. "Fixed charges" consist of net interest expense and that portion of operating lease rental expense representative of interest (deemed to be one-third of rental expense).

(5) The pro forma data are presented for the twelve months ended December 30, 2000 and the three months ended March 31, 2001 and give pro forma effect to the offering of the initial notes and the Refinancing Transactions as if they had occurred on the first day of the period presented for income statement purposes and as if the offering of the initial notes and the Refinancing Transactions had occurred on the last day of the period presented for balance sheet purposes. The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable. The pro forma results of operations are not necessarily indicative of the results of operations that would have been achieved had the offering of the initial notes and the Refinancing Transactions been consummated on the first day of the period presented.

(6) Cash interest expense, net is defined as total interest expense less amortization of deferred financing costs and net of interest expense on our 15 1/2% Junior Subordinated Notes due 2003. For more information on our
    15 1/2% Junior Subordinated Notes due 2003, see Note 9 below.

(7) Net debt is defined as total debt less cash and cash equivalents at March 31, 2001 on a pro forma basis and excludes our 15 1/2% Junior Subordinated Notes due 2003. EBITDA is for the twelve months ended March 31, 2001.

(8) As adjusted for the offering of the initial notes and the Refinancing Transactions as if they had occurred on March 31, 2001 and assumes that the 8 7/8% Notes and the 9% Notes were redeemed on March 31, 2001. Please refer to the sections of this prospectus entitled "Description of the Receivables Facility" and "Description of Other Indebtedness."

(9) Includes current portion of long-term debt, but excludes obligations due to related party. Obligations due to related party consist of our 15 1/2% Junior Subordinated Notes due 2003, which are held by Playtex Apparel Partners, L.P. (the "Apparel Partnership"). In connection with our 1988 sale of Playtex Apparel, Inc. to the Apparel Partnership, we received 15% debentures due 2003 that were issued by the Apparel Partnership. The terms of the 15% debentures are substantially similar to those of the 15 1/2% Junior Subordinated Notes issued by us. We receive interest income in cash on the 15% debentures and consequently interest expense on the 15 1/2% Junior Subordinated Notes is shown net of cash interest income from the 15% debentures in our consolidated financial statements. Our 15 1/2% Junior Subordinated Notes do not appear as long-term debt in our financial statements or elsewhere in this prospectus. Please refer to the section of this prospectus entitled "Description of Other Indebtedness--Due to Related Party" and our historical consolidated financial statements and related notes thereto included elsewhere in this prospectus.

                                  RISK FACTORS

    AN INVESTMENT IN THE EXCHANGE NOTES INVOLVES A SIGNIFICANT DEGREE OF RISK. BEFORE YOU DECIDE TO INVEST, YOU SHOULD CONSIDER CAREFULLY ALL OF THE INFORMATION IN THIS PROSPECTUS AND, IN PARTICULAR, THE FOLLOWING FACTORS. SOME STATEMENTS IN "RISK FACTORS" ARE FORWARD-LOOKING STATEMENTS. PLEASE REFER TO THE SECTION OF THIS PROSPECTUS ENTITLED "FORWARD-LOOKING STATEMENTS."

                      RISKS RELATING TO THE EXCHANGE NOTES

OUR SUBSTANTIAL DEBT COULD IMPAIR OUR FINANCIAL CONDITION.

    We are highly leveraged and have substantial debt service obligations. As of March 31, 2001, on a pro forma basis, after giving effect to the offering of the initial notes and the Refinancing Transactions, our long-term debt would have been $916.3 million, and our stockholders' deficit would have been $61.2 million. In addition, we would have had $108.7 million available for future borrowings under the New Credit Facility, excluding outstanding letters of credit. Our consolidated pro forma ratio of earnings to fixed charges for the twelve months ended December 30, 2000 and the three months ended March 31, 2001 would have been 1.6x and 2.1x, respectively. Also, we may incur additional debt in the future, subject to certain limitations contained in our debt instruments.

    The degree to which we are leveraged could have important consequences to us, including:

    - our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes may be impaired;

    - a significant portion of our cash flow from operations must be dedicated to the payment of principal and interest on our debt, which reduces the funds available to us for our operations;

    - some of our debt is and will continue to be at variable rates of interest, which may result in higher interest expense in the event of increases in interest rates; and

    - our debt contains, and any refinancing of our debt likely will contain, financial and restrictive covenants, the failure to comply with which may result in an event of default which, if not cured or waived, could have a material adverse effect on us.

THE TERMS OF THE NEW CREDIT FACILITY AND THE INDENTURE RELATING TO THE EXCHANGE NOTES MAY RESTRICT OUR CURRENT AND FUTURE OPERATIONS, PARTICULARLY OUR ABILITY TO RESPOND TO CHANGES OR TO TAKE SOME ACTIONS.

    The New Credit Facility contains, and any future refinancing of the New Credit Facility likely would contain, a number of restrictive covenants that impose significant operating and financial restrictions on us. The New Credit Facility includes covenants restricting, among other things, our ability to:

    - incur additional debt,

    - pay dividends and make restricted payments,

    - create liens,

    - use the proceeds from sales of assets and subsidiary stock,

    - enter into sale and leaseback transactions,

    - enter into transactions with affiliates, and

    - enter into certain mergers, consolidations and transfers of all or substantially all of our assets.

    The indenture relating to the notes also contains numerous operating and financial covenants including, among other things, restrictions on our ability to:

    - incur additional debt,

    - create liens or other encumbrances,

    - make certain payments and investments, and

    - sell or otherwise dispose of assets and merge or consolidate with another entity.

    The New Credit Facility also includes financial covenants, including requirements that we maintain:

    - a minimum coverage ratio, and

    - a maximum leverage ratio.

    A failure by us to comply with the covenants contained in the New Credit Facility or the indenture could result in an event of default which could materially and adversely affect our operating results and our financial condition. In addition, our other debt could contain financial and other covenants more restrictive than those applicable to the notes.

WE MAY NOT BE ABLE TO GENERATE SUFFICIENT CASH FLOW TO MEET OUR DEBT SERVICE OBLIGATIONS, INCLUDING PAYMENTS ON THE EXCHANGE NOTES.

    Our ability to generate sufficient cash flow from operations to make scheduled payments on our debt obligations will depend on our future financial performance, which will be affected by a range of economic, competitive and business factors, many of which are outside of our control. If we do not generate sufficient cash flow from operations to satisfy our debt obligations, including payments on the exchange notes, we may have to undertake alternative financing plans, such as refinancing or restructuring our debt, selling assets, reducing or delaying capital investments or seeking to raise additional capital. We cannot assure you that any refinancing would be possible, that any assets could be sold, or, if sold, of the timing of the sales and the amount of proceeds realized from those sales, or that additional financing could be obtained on acceptable terms, if at all. Our inability to generate sufficient cash flow to satisfy our debt obligations, or to refinance our obligations on commercially reasonable terms, would have an adverse effect on our business, financial condition and results of operations, as well as on our ability to satisfy our obligations on the exchange notes.

YOUR RIGHT TO RECEIVE PAYMENTS ON THE EXCHANGE NOTES IS UNSECURED AND IS JUNIOR TO A SIGNIFICANT PORTION OF OUR AND OUR SUBSIDIARY GUARANTORS' EXISTING INDEBTEDNESS AND POSSIBLY ALL OF OUR FUTURE BORROWINGS. FURTHERMORE, THE CLAIMS OF CREDITORS OF OUR NON-GUARANTOR SUBSIDIARIES WILL HAVE PRIORITY WITH RESPECT TO THE ASSETS AND EARNINGS OF THESE SUBSIDIARIES OVER YOUR CLAIMS.

    The exchange notes and the subsidiary guarantees will be subordinated to the prior payment in full of our and the subsidiary guarantors' current and future senior debt. As of March 31, 2001, on a pro forma basis, after giving effect to the offering of the initial notes and the Refinancing Transactions, we and our subsidiary guarantors would have had approximately $516.3 million of outstanding senior debt (consisting solely of borrowings under and guarantees of the New Credit Facility) and $50.0 million of outstanding debt that ranks equally with the notes and guarantees. An additional $108.7 million would have been available for future borrowings under the New Credit Facility, excluding outstanding letters of credit, and all of such borrowings would be senior to the notes. The indenture relating to the exchange notes permits us and our subsidiary guarantors to incur additional senior debt under certain circumstances. Because the exchange notes are unsecured and because of the subordination provisions of the exchange notes, in the event of the bankruptcy, liquidation or dissolution of Playtex or any subsidiary guarantor, our assets or the assets of the subsidiary guarantors would be available to pay obligations under the exchange notes only after all payments had been made on our or the subsidiary guarantors' senior debt (including the New Credit Facility). We cannot assure you that sufficient assets will remain after all these payments have been made to make any payments on the exchange notes, including payments of interest when due. Also, because of these subordination provisions, you may recover less ratably than our other creditors in a bankruptcy, liquidation or dissolution. In addition, all payments on the exchange notes and the guarantees will be blocked in the event of a payment default on senior debt and may be blocked for up to 179 of 360 consecutive days in the event of certain non-payment defaults on senior debt.

NOT ALL OF OUR SUBSIDIARIES ARE GUARANTORS. AS A RESULT, YOUR RIGHT TO RECEIVE PAYMENTS ON THE EXCHANGE NOTES COULD BE ADVERSELY AFFECTED IF ANY OF OUR NON-GUARANTOR SUBSIDIARIES DECLARE BANKRUPTCY, LIQUIDATE, OR REORGANIZE.

    Some but not all of our subsidiaries will guarantee the exchange notes. In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us. As of March 31, 2001, on a pro forma basis, after giving effect to the offering of the initial notes and the Refinancing Transactions, the notes would have been effectively junior to approximately $4.0 million of other liabilities (including trade payables) of the non-guarantor subsidiaries. The non-guarantor subsidiaries generated 5.5% of our consolidated net sales in the twelve-month period ended March 31, 2001 and held 1.5% of our consolidated assets as of March 31, 2001. At the closing of the offering of the initial notes, approximately $75.0 million of net assets (representing approximately 6.4% of our consolidated assets as of March 31, 2001) was sold to the Securitization Entity under the Receivables Facility. The Securitization Entity will not guarantee the exchange notes. Please refer to the section of this prospectus entitled "Description of the Receivables Facility."

FRAUDULENT CONVEYANCE LAWS COULD VOID OUR OBLIGATIONS UNDER THE NOTES.

    We incurred substantial debt under the notes. Our incurrence of debt under the notes and the incurrence by some of our subsidiaries of debt under their guarantees may be subject to review under federal and state fraudulent conveyance laws if a bankruptcy, reorganization or rehabilitation case or a lawsuit (including circumstances in which bankruptcy is not involved) were commenced by, or on behalf of, our unpaid creditors or unpaid creditors of our subsidiary guarantors at some future date. Federal and state statutes allow courts, under specific circumstances, to void the notes and the subsidiary guarantees and require noteholders to return payments received from Playtex or the subsidiary guarantors.

    An unpaid creditor or representative of creditors, such as a trustee in bankruptcy of Playtex as a debtor-in-possession in a bankruptcy proceeding, could file a lawsuit claiming that the issuances of the notes constituted a "fraudulent conveyance." To make such a determination, a court would have to find that we did not receive fair consideration or reasonably equivalent value for the notes, and that, at the time the notes were issued, we:

    - were insolvent;

    - were rendered insolvent by the issuance of the notes;

    - were engaged in a business or transaction for which our remaining assets constituted unreasonably small capital; or

    - intended to incur, or believed that we would incur, debts beyond our ability to repay those debts as they matured.

    If a court were to make such a finding, it could void our obligations under the notes, subordinate the notes to our other indebtedness or take other actions detrimental to you as a holder of the notes.

    The measure of insolvency for these purposes will vary depending upon the law of the jurisdiction being applied. Generally, however, a company will be considered insolvent for these purposes if the sum of that company's debts is greater than the fair value of all of that company's property, or if the present fair salable value of that company's assets is less than the amount that will be required to pay its probable liability on its existing debts as they mature. Moreover, regardless of solvency, a court could void an incurrence of indebtedness, including the notes, if it determined that the transaction was made with intent to hinder, delay or defraud creditors, or a court could subordinate the indebtedness, including the notes, to the claims of all existing and future creditors on similar grounds. We cannot determine in advance what standard a court would apply to determine whether we were "insolvent" in connection with the sale of the notes.

    The making of the subsidiary guarantees might also be subject to similar review under relevant fraudulent conveyance laws. A court could impose legal and equitable remedies, including subordinating the obligations under the subsidiary guarantees to a fund for the benefit of other creditors or taking other actions detrimental to you as a holder of the notes.

WE MAY NOT BE ABLE TO FULFILL OUR REPURCHASE OBLIGATIONS IN THE EVENT OF A CHANGE OF CONTROL.

    Upon the occurrence of any change of control under the indenture, we will be required to make a change of control offer under the exchange notes, and under the terms of the New Credit Facility we will be required to repay all of our outstanding obligations and terminate our commitments under the New Credit Facility. In addition, upon the occurrence of a change of control under the New Credit Facility, the lenders may terminate their commitments thereunder and will have the right to accelerate all amounts outstanding under the New Credit Facility. Accordingly we would be required to obtain the consent of the lenders under the New Credit Facility prior to the repayment of the exchange notes upon a change of control.

    If a change of control offer is made, there can be no assurance that we will have available funds sufficient to pay the change of control purchase price for any or all of the exchange notes that might be delivered by holders of the notes seeking to accept the change of control offer and, accordingly, none of the holders of the exchange notes may receive the change of control purchase price for their exchange notes. Our failure to make or consummate the change of control offer or pay the change of control purchase price when due will give the trustee and the holders of the exchange notes the rights described under the section in this prospectus entitled "Description of the Notes--Events of Default and Remedies."

THERE MAY BE NO ACTIVE TRADING MARKET FOR THE NOTES.

    Before the offering of the notes, there has been no established trading market for the notes. We do not intend to list the notes on any national securities exchange or to seek the admission of the notes for quotation through the National Association of Securities Dealers Automated Quotation System. Although the initial purchasers have advised us that they currently intend to make a market in the notes, they are not obligated to do so and may discontinue such market making activity at any time without notice. In addition, market making activity will be subject to the limits imposed by the Securities Act and the Exchange Act, and may be limited during the exchange offer and the pendency of any shelf registration statement. There can be no assurance as to the development or liquidity of any market for the exchange notes, the ability of the holders of the exchange notes to sell their exchange notes or the price at which the holders would be able to sell their exchange notes. Any notes traded after they are initially issued may trade at a discount from their initial offering price. The trading price of the exchange notes depends on prevailing interest rates, the market for similar securities and other factors, including economic conditions and our financial condition, performance and prospects. Historically, the market for noninvestment grade debt has been subject to disruptions that have caused substantial fluctuations in the prices of the securities.

                      RISKS RELATED TO THE EXCHANGE OFFER

THE ISSUANCE OF THE EXCHANGE NOTES MAY ADVERSELY AFFECT THE MARKET FOR THE
  INITIAL NOTES.

    If initial notes are tendered for exchange and accepted in the exchange offer, the trading market for the untendered and tendered but unaccepted initial notes could be adversely affected. Please refer to the section in this prospectus entitled "--Your failure to participate in the exchange offer will have adverse consequences."

YOUR FAILURE TO PARTICIPATE IN THE EXCHANGE OFFER WILL HAVE ADVERSE
CONSEQUENCES.

    The initial notes were not registered under the Securities Act or under the securities laws of any state and you may not resell them, offer them for resale or otherwise transfer them unless they are subsequently registered or resold under an exemption from the registration requirements of the Securities Act and applicable state securities laws. If you do not exchange your initial notes for exchange notes pursuant to this exchange offer, or if you do not properly tender your initial notes in this exchange offer, you will not be able to resell, offer to resell or otherwise transfer the initial notes unless they are registered under the Securities Act or unless you resell them, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act. In addition, you may no longer be able to obligate us to register the initial notes under the Securities Act.

SOME PERSONS WHO PARTICIPATE IN THE EXCHANGE OFFER MUST DELIVER A PROSPECTUS IN CONNECTION WITH RESALES OF THE EXCHANGE NOTES.

    Based on certain no-action letters issued by the staff of the Commission, we believe that you may offer for resale, resell or otherwise transfer the exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under "Plan of Distribution," you will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer your exchange notes. In these cases, if you transfer any exchange note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange notes under the Securities Act, you may incur liability under this act. We do not and will not assume, or indemnify you against, this liability.

                         RISKS RELATING TO OUR BUSINESS

WE FACE SIGNIFICANT COMPETITION FROM OTHER CONSUMER PRODUCTS COMPANIES.

    The markets for our products are highly competitive and are characterized by the frequent introduction of new products, often accompanied by major advertising and promotional programs. We believe that the market for consumer packaged goods will continue to be highly competitive and that the level of competition may intensify in the future. Our competitors consist of a large number of domestic and foreign companies, a number of which have significantly greater financial resources than we do and are not as highly leveraged as we are. If we are unable to continue to introduce new and innovative products that are attractive to consumers, or are unable to allocate sufficient resources to effectively market and advertise our products so that they achieve widespread market acceptance, we may not be able to compete effectively and our operating results and financial condition will be adversely affected.

WE RELY ON A FEW LARGE CUSTOMERS FOR A SIGNIFICANT PORTION OF OUR SALES.

    A few of our customers are material to our business and operations. For fiscal 1999 and fiscal 2000, Wal-Mart Stores, Inc., our largest customer, represented approximately 21% and 23%, respectively, of our consolidated net sales. Aggregate consolidated net sales to our next three largest customers represented approximately 15% of our total consolidated net sales in fiscal 1999 and 18% in fiscal 2000. The loss of sales to a large customer could materially and adversely affect us, our operating results, our financial condition and our projections and beliefs as to our future performance.

WE MAY BE ADVERSELY AFFECTED BY THE TREND TOWARDS RETAIL TRADE CONSOLIDATION.

    With the growing trend towards retail trade consolidation, we are increasingly dependent upon key retailers whose bargaining strength is growing. We may be negatively affected by changes in the policies of our retail trade customers, such as inventory destocking, limitations on access to shelf space and other conditions.

SALES OF SOME OF OUR PRODUCTS MAY SUFFER BECAUSE OF UNFAVORABLE WEATHER CONDITIONS.

    Our businesses, especially Sun Care, may be negatively impacted by unfavorable weather conditions. In accordance with industry practice, we permit retailers to return unsold Sun Care products to us at the end of the summer and these product returns may be higher in years when the weather is poor. This could adversely affect our business and operating results. In addition, consumption of our Feminine Care and WET ONES products may be affected by unfavorable weather, although to a lesser extent than the Sun Care business, due primarily to reduced levels of outdoor activities.

OUR ACQUISITION STRATEGY IS SUBJECT TO RISKS AND MAY NOT BE SUCCESSFUL.

    We consider the acquisition of other companies engaged in the manufacture and sale of consumer products. At any given time, we may be in various stages of looking at these opportunities. Acquisitions are subject to the negotiation of definitive agreements and to other matters typical in acquisition transactions. There can be no assurance that we will be able to identify desirable acquisition candidates or will be successful in entering into definitive agreements relating to them. Even if definitive agreements are entered into, we can not assure you that any future acquisition will be completed or that anticipated benefits of the acquisition will be realized. The process of integrating acquired operations into our operations may result in unforeseen operating difficulties, may absorb significant management attention and may require significant financial resources that would otherwise be available for the ongoing development or expansion of our existing operations. Future acquisitions by us could result in the incurrence of additional debt and contingent liabilities, which may have a negative effect on our operating results.

HAAS WHEAT CONTROLS A MAJORITY OF OUR BOARD OF DIRECTORS AND ITS INTERESTS MAY CONFLICT WITH YOURS.

    Haas Wheat & Partners, L.P. and its affiliates together hold approximately 33% of the outstanding shares of our common stock and will likely continue to exercise control over our business by virtue of their voting power with respect to the election of directors. In addition, under our by-laws and agreements among our stockholders, Haas Wheat and its affiliates have the right to approve a majority of the nominations to our board of directors. Haas Wheat and its affiliates may authorize actions that are not in your best interests, and in general, their interests may not be fully aligned with yours.

                                USE OF PROCEEDS

    We will not receive any cash proceeds from the issuance of the exchange notes in exchange for the outstanding initial notes. We are making this exchange solely to satisfy our obligations under the registration rights agreement which we entered into in connection with the offering of the initial notes. In consideration for issuing the exchange notes, we will receive initial notes in like aggregate principal amount.

                                 CAPITALIZATION

    The following table sets forth the actual cash, long-term debt and capitalization of Playtex at March 31, 2001, and as adjusted to give effect to the offering of the initial notes and the Refinancing Transactions, assuming they occurred on that date. Please refer to the sections of this prospectus entitled "Use of Proceeds," "Selected Historical Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Description of Other Indebtedness." This table is presented and should be read in conjunction with our consolidated financial statements, together with the related notes thereto, included elsewhere in this prospectus.

                                                                  MARCH 31, 2001
                                                              -----------------------
                                                                               AS
                                                                ACTUAL      ADJUSTED
                                                              ----------   ----------
                                                               (IN THOUSANDS, EXCEPT
                                                              SHARE DATA, UNAUDITED)
Cash and cash equivalents...................................  $   8,266    $   8,266
                                                              =========    =========
Long Term Debt(1):
  New Credit Facility(2)....................................  $      --    $ 516,331
  9 3/8% Senior Subordinated Notes due 2011.................         --      350,000
  6% Convertible Subordinated Notes due 2004................     50,000       50,000
  Existing Credit Facility..................................    384,019           --
  8 7/8% Senior Notes due 2004..............................    150,000           --
  9% Senior Subordinated Notes due 2003.....................    360,000           --
                                                              ---------    ---------
Total long-term debt........................................    944,019      916,331

Stockholders' Equity:
  Common Stock ($0.01 par value; authorized 100,000,000
    shares; issued and outstanding 60,970,899 shares).......        609          609
  Additional paid-in capital................................    523,706      523,706
  Retained earnings (deficit)...............................   (564,376)    (581,818)
  Accumulated other comprehensive earnings..................     (8,592)      (3,720)
                                                              ---------    ---------
Total stockholders' equity..................................    (48,653)     (61,223)
                                                              ---------    ---------
Total capitalization........................................  $ 895,366    $ 855,108
                                                              =========    =========

------------------------

(1) Excludes our 15 1/2% Junior Subordinated Notes due 2003. Please refer to the section of this prospectus entitled "Description of Other Indebtedness--Due to Related Party" and our consolidated financial statements, together with the related notes thereto, included elsewhere in this prospectus.

(2) Based on initial borrowings in the amount of $100.0 million under the Tranche A Facility, $400.0 million under the Tranche B Facility and
    $16.3 million under the Revolving Facility. The $16.3 million drawn under the Revolving Facility consists of borrowings to fund seasonal working capital needs. Because our working capital fluctuates based on our seasonal needs, the amount borrowed under the Revolving Facility may vary. Please refer to the section of this prospectus entitled "Description of Other Indebtedness--New Credit Facility."

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

    Set forth in the following table are certain consolidated historical financial data as of and for each of the periods specified. The balance sheet and statement of earnings data as of and for each of the twelve months ended December 28, 1996, December 27, 1997, December 26, 1998, December 25, 1999, and December 30, 2000 is derived from our audited consolidated financial statements for these periods. Our consolidated financial statements for each of these periods have been audited by KPMG LLP, independent certified public accountants. The balance sheet data as of April 1, 2000 and March 31, 2001 and the statement of earnings data for the three months ended April 1, 2000 and March 31, 2001 is derived from our unaudited consolidated financial statements for these periods, which, in the opinion of our management, reflect all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of this data. The results for any interim period are not necessarily indicative of the results that may be expected for the full year. Our fiscal year end is on the last Saturday nearest to December 31 and, as a result, a fifty-third week is added every 6 or 7 years. Fiscal year 2000 was a fifty-three week period. Fiscal years 1996, 1997, 1998 and 1999 were fifty-two week periods. The fiscal quarter ended April 1, 2000 was a fourteen week period whereas the fiscal quarter ended
March 31, 2001 was a thirteen week period. The following table should be read in conjunction with "Use of Proceeds," "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements, including the related notes thereto, appearing elsewhere in this prospectus.

                                                                                                           THREE MONTHS ENDED
                                                        TWELVE MONTHS ENDED                                    (UNAUDITED)
                              ------------------------------------------------------------------------   -----------------------
                              DECEMBER 28,   DECEMBER 27,   DECEMBER 26,   DECEMBER 25,   DECEMBER 30,    APRIL 1,    MARCH 31,
                                  1996         1997(1)          1998           1999           2000          2000         2001
                              ------------   ------------   ------------   ------------   ------------   ----------   ----------
                                                        (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF EARNINGS DATA:
Net sales...................   $ 498,742      $ 500,632      $ 669,613      $  787,711     $  831,343    $  223,507   $  220,776
Gross profit................     306,230        304,652        392,058         456,469        479,169       129,702      126,067
Operating expenses,
  excluding amortization of
  intangibles...............     194,184        192,056        243,288         280,176        308,882        75,878       77,168
Amortization of
  intangibles...............      12,846         12,894         17,336          21,064         22,350         5,592        5,515
Operating earnings..........      99,200         99,702        131,434         155,229        147,937        48,232       43,384
Interest expense, net.......      64,860         64,470         71,518          78,961         84,884        22,042       21,103
Net earnings................   $  18,199      $  14,653      $  34,230      $   44,071     $   35,544    $   15,269   $   12,844
Net earnings per share:
  Basic.....................   $     .36      $     .29      $     .58      $      .73     $      .58    $      .25   $      .21
  Diluted...................   $     .36      $     .29      $     .57      $      .72     $      .58    $      .25   $      .21

OTHER DATA:
EBITDA(2)...................   $ 120,975      $ 120,116      $ 158,460      $  186,140     $  181,834    $   56,532   $   52,010
Depreciation................       8,929          7,520          9,690           9,847         11,547         2,708        3,111
Capital expenditures........       9,740          9,004         16,405          20,802         22,724         7,075        5,151
Gross margin(3).............        61.4%          60.9%          58.5%           57.9%          57.6%         58.0%        57.1%
EBITDA margin(4)............        24.3%          24.0%          23.7%           23.6%          21.9%         25.3%        23.6%
Ratio of earnings to fixed
  charges(5)................        1.52x          1.53x          1.81x           1.93x          1.71x         2.14x        2.01x

BALANCE SHEET DATA
  (AT PERIOD END):
Working capital.............   $   6,522      $  56,402      $  78,548      $   92,006     $   74,233    $  123,080   $   98,536
Total assets................     660,331        652,558        899,221       1,148,652      1,139,384     1,170,042    1,165,461
Total long-term debt(6).....     739,700        737,800        811,750         987,876        931,563     1,002,813      944,019
Stockholders' equity
  (deficit).................   $(282,727)     $(268,063)     $(140,975)     $  (94,868)    $  (56,063)   $  (77,891)  $  (48,653)

------------------------------

(1) In July 1997, in connection with a refinancing of debt, we recorded an extraordinary loss of $4.1 million (net of income tax benefit of $2.3 million) for costs and expenses related to the write-off of the unamortized portion of deferred financing costs associated with our previous credit agreement.

(2) EBITDA is defined as operating earnings plus depreciation and amortization. EBITDA should not be considered as an alternative to operating earnings or net income (as determined in accordance with generally accepted accounting principles) as a measure of our operating performance or to net cash provided by operating, investing and financing activities (as determined in accordance with generally accepted accounting principles) as a measure of our ability to meet cash needs. We believe that EBITDA is a measure commonly reported and widely used by investors and other interested parties as a measure of a company's operating performance and debt servicing ability because it assists in comparing performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon accounting methods (particularly when acquisitions are involved) or nonoperating factors (such as historical cost). Accordingly, this information has been disclosed to permit a more complete comparative analysis of our operating performance relative to other companies and of our debt servicing ability. However, EBITDA may not be comparable in all instances to other similar types of measures used.

(3) Gross profit as a percentage of net sales for the period presented.

(4) EBITDA as a percentage of net sales for the period presented.

(5) For purposes of determining the ratio of earnings to fixed charges, "earnings" include pre-tax income adjusted for fixed charges. "Fixed charges" consist of net interest expense and that portion of operating lease rental expense representative of interest (deemed to be one-third of rental expense).

(6) Includes current portion of long-term debt, but excludes our 15 1/2% Junior Subordinated Notes due 2003. Please refer to the section of this prospectus entitled "Description of Other Indebtedness--Due to Related Party" and our consolidated financial statements and related notes thereto included elsewhere in this prospectus.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

    We are organized in three divisions, which are categorized as business segments in accordance with generally accepted accounting principles. Our three divisions are:

    - Personal Products Division,

    - Consumer Products Division, and

    - International/Corporate Sales Division.

    Our PERSONAL PRODUCTS DIVISION accounted for 58.5% of our 2000 consolidated net sales. Our Personal Products Division includes Infant Care and Feminine Care products sold in the United States primarily to mass merchandisers, grocery and drug classes of trade. The Infant Care product category includes the following brands:

 PRIOR TO 1998 ACQUISITIONS          1998 ACQUIRED BRANDS             1999 ACQUIRED BRANDS
-----------------------------    -----------------------------    -----------------------------
PLAYTEX:                         - BINKY pacifiers                - DIAPER GENIE diaper
- Disposable nurser system       - MR. BUBBLE children's          disposal
- Cups and mealtime products     bubble                              system
- Reusable hard bottles and         bath                          - BABY MAGIC infant
    pacifiers                    - CHUBS baby wipes               toiletries
                                 - DIAPARENE infant care
                                    products
                                 - WET ONES hand and face
                                    towelettes

    The Feminine Care product category includes a wide range of plastic and cardboard applicator tampons marketed under such brand names as PLAYTEX: GENTLE GLIDE, SILK GLIDE and SLIMFITS. In addition, the Feminine Care product category includes a personal cleansing wipe for use in feminine hygiene. This product was introduced in the first quarter of 2001.

    Our CONSUMER PRODUCTS DIVISION accounted for 24.7% of our 2000 consolidated net sales. Our Consumer Products Division includes Sun Care, Household Products, and Personal Grooming products sold in the United States primarily to mass merchandisers, grocery and drug classes of trade.

                  SUN CARE                                  HOUSEHOLD PRODUCTS
---------------------------------------------  ---------------------------------------------
- BANANA BOAT                                  - PLAYTEX Gloves

                                               - WOOLITE rug and upholstery cleaning
                                               products

    Our Personal Grooming business includes:

         PRIOR TO 1998 ACQUISITIONS                        1998 ACQUIRED BRANDS
---------------------------------------------  ---------------------------------------------
- JHIRMACK hair care products                  - BETTER OFF depilatories
- TEK toothbrushes                             - BINACA breath sprays and drops
                                               - DENTAX oral care products
                                               - DOROTHY GRAY skin care products
                                               - OGILVIE at-home permanents, and
                                               - TUSSY deodorant

    In May 1999, we sold our U.S. JHIRMACK business.

    Our INTERNATIONAL/CORPORATE SALES DIVISION accounted for 16.8% of our 2000 consolidated net sales and includes:

- sales to specialty classes of trade in the   - export sales
  United   States including: warehouse clubs,  - sales in Puerto Rico
  military,   convenience stores, specialty    - results from our Canadian and Australian
  stores, and   telemarketing                      subsidiaries
                                               - sales of private label tampons

    The International/Corporate Sales Division sells the same products as are available to our U.S. customers. In May 1999, we sold our International JHIRMACK business, excluding the Canadian business.

EXTRAORDINARY LOSS

    We will incur an extraordinary loss in the second quarter of 2001 as a result of the offering of the initial notes and the Refinancing Transactions. This extraordinary loss is expected to be approximately $19.1 million, net of income tax benefits, and will be the result of:

    - call premiums payable upon the redemption of the 8 7/8% Notes and the 9% Notes;

    - write-off of unamortized deferred financing costs from early extinguishment of existing indebtedness;

    - break-up fees payable upon the termination of our two then existing interest rate swap agreements related to our Existing Credit Facility; and

    - duplicative interest expense pending the redemption of the 8 7/8% Notes and the 9% Notes from the closing of the offering of the initial notes and the satisfaction and discharge of the 8 7/8% Notes and the 9% Notes to the time of their cash redemption in accordance with the required notice periods.

RESULTS OF OPERATIONS

    Our net sales for each of the past three fiscal years and for the first quarter of 2000 and 2001 are provided based on our divisional structure. The results for 1998 and 1999 include the results of the acquired brands since the date of their acquisition by us. We acquired Carewell Industries Inc., on January 6, 1998, the BINKY pacifier business on January 26, 1998, Personal Care Holdings Inc., on January 28, 1998, the DIAPER GENIE business on January 29, 1999 and the BABY MAGIC business on June 30, 1999 (dollars in millions):

                                                                                                THREE MONTHS
                                                          TWELVE MONTHS ENDED                      ENDED
                                               ------------------------------------------   --------------------
                                                                                                (UNAUDITED)
                                               DECEMBER 26,   DECEMBER 25,   DECEMBER 30,   APRIL 1,   MARCH 31,
                                                   1998           1999           2000         2000       2001
                                               ------------   ------------   ------------   --------   ---------
DIVISIONS
PERSONAL PRODUCTS DIVISION:
    Infant Care..............................     $188.0         $255.1         $272.2       $ 68.9     $ 65.5
    Feminine Care............................      177.9          201.8          214.3         52.4       49.4
                                                  ------         ------         ------       ------     ------
        Total Personal Products Division.....      365.9          456.9          486.5        121.3      114.9
CONSUMER PRODUCTS DIVISION:
    Sun Care.................................       82.5           96.9          110.3         45.8       45.4
    Household Products.......................       52.6           51.0           52.2         12.3       13.1
    Personal Grooming........................       49.2           47.6           43.1         10.3       11.2
                                                  ------         ------         ------       ------     ------
        Total Consumer Products Division.....      184.3          195.5          205.6         68.4       69.7
INTERNATIONAL/CORPORATE SALES DIVISION.......      119.4          135.3          139.2         33.8       36.2
                                                  ------         ------         ------       ------     ------
        Total................................     $669.6         $787.7         $831.3       $223.5     $220.8
                                                  ======         ======         ======       ======     ======

    In fiscal 2000, our divisional structures were reorganized. The International/Corporate Sales Division includes the U.S. specialty classes of trade including: warehouse clubs, convenience stores, telemarketing, e-commerce, military and other specialty classes of trade. The net sales and product contribution from the specialty classes of trade were reported in fiscal 1998 and fiscal 1999 in the Personal and Consumer Products divisions. We reclassified our fiscal 1998 and fiscal 1999 business segment disclosures and product line data presented above to conform to the current year presentation. The net sales of the specialty classes of trade represented approximately 8% of consolidated net sales for fiscal 1998, 1999 and 2000.

    We evaluate division performance based on their product contribution excluding general corporate allocations. Product contribution is defined as gross profit less advertising and sales promotion expenses. All other operating expenses are managed at a corporate level and are not used by us to evaluate division results. We do not segregate assets, amortization, capital expenditures, or interest income and interest expense to divisions. Although allocated to the divisions, depreciation is not a measurement used by us to evaluate their performance.

    The following discussion presents a consolidated view of our results and, where appropriate, also provides insight to key indicators of division performance. Our results for the years ended December 26, 1998 and December 25, 1999 are for a fifty-two week period and our results for the year ended December 30, 2000 are for a fifty-three week period. Our results for the three months ended April 1, 2000 are for a fourteen week period and our results for the three months ended March 31, 2001 are for a thirteen week period.

THREE MONTHS ENDED MARCH 31, 2001 COMPARED TO THREE MONTHS ENDED APRIL 1, 2000

CONSOLIDATED NET SALES--Our consolidated net sales decreased $2.7 million, or 1%, to $220.8 million in the first quarter of 2001. Our comparative first quarter results were negatively impacted by: a sluggish economic environment, competitive pressures primarily in Infant Care, and the impact of the extra week in the first quarter of 2000.

    PERSONAL PRODUCTS DIVISION--Net sales decreased $6.4 million, or 5%, to $114.9 million in the first quarter of 2001.

       Net sales of INFANT CARE products decreased $3.4 million, or 5%, to $65.5 million in the first quarter of 2001. The sales decline was primarily the result of continued competitive activity and the recall of two of our latex pacifier products during the second quarter of 2000. We estimate the recall negatively impacted our net sales by an estimated $1.3 million on a comparative basis. We believe our Infant Care businesses will remain highly competitive in the future. As a result, we will continue to defend our competitive positions through product innovation, the introduction of new products and targeted advertising and promotional activity.

           In INFANT FEEDING, our dollar market share decreased 2.0 percentage points in the first quarter of 2001, to 38.7%, from 40.7% in the first quarter of 2000. The dollar market share decline was the result of increased competitive activity in our Cups business and, to a lesser extent, our recall of two pacifier products in May 2000.

           In CUPS, our dollar market share decreased 3.7 percentage points in the first quarter of 2001, to 54.0%, from 57.7% in the first quarter of 2000. The cups category, based on total dollar volume of cups purchased by consumers, grew 2% in the first quarter of 2001 and our retail consumption decreased 5%. The cups category has become increasingly competitive with an influx of additional product offerings, many of which are priced lower than ours. We extended our line of Cup products with two new offerings in late 2000. These line extensions and other defensive actions we have recently taken helped increase

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
           our dollar market share 3.5 percentage points compared to the fourth quarter of 2000. We believe the category will remain competitive but we believe our market share has stabilized over the last six months.

           In DISPOSABLE FEEDING, our dollar market share increased
           2.2 percentage points in the first quarter of 2001, to 83.3%, from 81.1% in the first quarter of 2000. Retail consumption in the category decreased 3.7% in the first quarter of 2001 and our consumption decreased 1.1%. We believe our market share gains are attributable to consumers returning to our franchise after a competitor decreased promotional spending behind a new product offering. We believe the decline in consumption is attributable to new innovative products in the reusable hard bottle segment, driven in part by our innovation in the hard bottle segment.

           In REUSABLE HARD BOTTLES, our dollar market share increased
           2.8 percentage points in the first quarter of 2001, to 15.6%, from 12.8% in the first quarter of 2000. Retail consumption of our reusable bottles increased 24.2% while the category grew 2.0%. This success was the result of our introduction of two new innovative hard bottles, VENTAIRE and PRECISION FLO.

           In DIAPER PAILS (pails and liner refills), our dollar market share increased 2.5 percentage points in the first quarter of 2001, to 90.4%, from 87.9% in the first quarter of 2000. Retail consumption in the category decreased 3.8% and our consumption decreased 1%.

           In PRE-MOISTENED TOWELETTES (hands and face segment), our dollar market share decreased 15.6 percentage points in the first quarter of 2001, to 60.3%, from 75.9% in the first quarter of 2000. Retail consumption of our WET ONES brand increased 3.9% in the first quarter of 2001 while the category grew 30.8%. There has been a steady influx of new competitors to the category since the first quarter of 2000. The new competitors are making significant investments in advertising and promotion to generate trial use of their products. This is negatively impacting our market share levels but favorably impacting our consumption levels as more consumers enter the hands and face segment. We believe the influx of new consumers to the category will benefit our product offerings when our competitors return to more normal promotional support levels. We are preparing for the summer season, which typically is the highest consumption period, with significant display activity. In addition, we recently introduced a new product, Ultra WET ONES, a larger sized wipe positioned as a head-to-toe portable washcloth.

           In INFANT TOILETRIES, our dollar market share decreased
           1.3 percentage points in the first quarter of 2001, to 11.3%, from 12.6% in the first quarter of 2000. Retail consumption of our BABY MAGIC brand decreased 3.3% while the category grew 7.8%. We are preparing to launch new BABY MAGIC packaging and graphics, as well as new product offerings during the second half of 2001.

       Net sales of FEMININE CARE products decreased $2.9 million, or 6%, to $49.4 million in the first quarter of 2001. Our share of the U.S. tampon category declined 0.4 percentage points in the first quarter of 2001, to 30.0%, from 30.4% in the first quarter of 2000. Our retail consumption grew 3.5%, in dollars, while the category grew 4.7%. The tampon category experienced an increase in price promotional activity in the first quarter of 2001.

    CONSUMER PRODUCTS DIVISION--Net sales increased $1.3 million, or 2%, to $69.7 million in the first quarter of 2001.

       Net sales of SUN CARE products decreased $0.4 million, or 1%, to $45.4 million in the first quarter of 2001. For the 2001 Sun Care season to date, from the beginning of fiscal December 2000 through the end of fiscal March 2001, net sales are up 3% versus the same period in 2000. Our dollar market share of the sun care category grew
       0.8 percentage points in the first quarter of 2001, to 18.0%, from 17.2% in the first quarter of 2000. Retail consumption of our Sun Care products increased 9.8%, in dollars, surpassing the category, which grew 5.0%. The first quarter is not a heavy sun care consumption period. Our dollar market share tends to be lower in the first and fourth quarters, since consumption during these time frames is more heavily weighted to sunless products.

       Net sales of HOUSEHOLD PRODUCTS increased $0.8 million, or 6%, to $13.1 million in the first quarter of 2001. The increase was due primarily to our WOOLITE business, which grew its dollar market share to 18.9% of the rug and upholstery cleaning category, an increase of
       0.4 percentage points compared to the first quarter of 2000. In the first quarter of 2001, we launched WOOLITE Spot & Stain Wipes, an innovative new entry in the category. Our Gloves business had similar results. Our dollar market share of the category grew 0.6 percentage points in the first quarter of 2001, to 36.4%, from 35.8% in the first quarter of 2000. Retail consumption of our gloves products increased 3.4%, in dollars, surpassing the category, which grew 1.9%. This growth was driven by our disposable gloves segment, which has made distribution gains since the first quarter of 2000.

       Net sales of PERSONAL GROOMING products increased $0.9 million, or 9%, to $11.2 million in the first quarter of 2001. Our two largest Personal Grooming brands, OGILVIE and BINACA, each experienced growth in market share and retail consumption. OGILVIE increased its dollar market share to 69.8% of the at-home permanents/straighteners category, which was a gain of 5.6 percentage points compared to the first quarter of 2000. Retail consumption of our OGILVIE products increased 6.3%, in dollars, surpassing the category, which declined 2.3%. BINACA increased its dollar market share to 49.6% of the breath spray and drops category, which was a gain of 3.7 percentage points compared to the first quarter of 2000. The successful introduction of FAST BLAST and more front-end store placements helped increase our retail consumption 4.9% despite a 2.8% decline in the category.

    INTERNATIONAL/CORPORATE SALES DIVISION--Net sales increased $2.3 million, or 7%, to $36.2 million in the first quarter of 2001. The increase was due primarily to higher net sales in our non-North America markets and the specialty classes of trade. The growth in net sales in our non-North America businesses was due primarily to strong results in our Baby Wipes and Sun Care product lines. The growth in the specialty classes of trade was due primarily to increased net sales of Cups products.

CONSOLIDATED GROSS PROFIT--Our consolidated gross profit decreased
$3.6 million, or 3%, to $126.1 million in the first quarter of 2001. As a percent of net sales, gross profit decreased 0.9 percentage points, to 57.1%. Our gross profit was negatively impacted by higher fixed manufacturing costs for products sold. We reduced our manufacturing volumes in the first quarter of 2001 to adjust inventory to an appropriate level following the fourth quarter 2000 shortfall in sales.

CONSOLIDATED PRODUCT CONTRIBUTION--Our consolidated product contribution decreased $4.1 million, or 5%, to $79.9 million in the first quarter of 2001. As a percent of net sales, product contribution decreased 1.4 percentage points to 36.2%. The decreases were due to our lower net sales, higher fixed manufacturing costs, as noted above, and our continued investment in our brands. Advertising and promotional expenditures increased $0.5 million to 20.9% of net sales versus 20.4% in the first quarter of 2000, due primarily to higher spending behind our Infant Care brands.

    PERSONAL PRODUCTS DIVISION--Product contribution decreased $9.0 million, or 18%, to $41.7 million in the first quarter of 2001. As a percent of net sales, product contribution decreased 5.5 percentage points to 36.3%. The decrease was due primarily to lower net sales driven by a sluggish economic environment and competitive pressures in some of our Infant Care businesses. In addition, we increased our advertising and promotional spending.

    CONSUMER PRODUCTS DIVISION--Product contribution increased $3.8 million, or 18%, to $25.7 million in the first quarter of 2001. As a percent of net sales, product contribution increased 4.9 percentage points to 36.9%. The increases were due primarily to higher net sales, improved product cost in key brands and lower advertising and promotional expenses as a percent of net sales.

    INTERNATIONAL/CORPORATE SALES DIVISION--Product contribution increased
    $1.7 million, or 13%, to $14.5 million in the first quarter of 2001. As a percent of net sales, product contribution increased 2.4 percentage points to 40.2%. The increase in product contribution was due primarily to higher net sales and lower advertising and promotional expenses as a percent of net sales.

CONSOLIDATED OPERATING EARNINGS--Our consolidated operating earnings decreased $4.8 million, or 10%, to $43.4 million in the first quarter of 2001. The decrease in operating earnings was the result of lower consolidated product contribution as discussed above, and higher selling, distribution, research and administrative expenses, reflecting normal inflationary increases.

CONSOLIDATED INTEREST EXPENSE--Our consolidated interest expense decreased
$0.9 million, or 4%, to $21.1 million in the first quarter of 2001, due to lower average debt balances compared to the same period in the prior year. We reduced our average level of debt by $50.6 million, or 5%, since the first quarter of 2000 due to excess cash provided from operations and our desire to reduce our debt levels. The weighted average interest rate we pay on our variable rate debt increased 53 basis points, to 7.89%, from 7.36% in the first quarter of 2000.

CONSOLIDATED INCOME TAXES--Our consolidated income taxes decreased
$1.5 million, or 14%, to $9.4 million in the first quarter of 2001. As a percent of pre-tax earnings, our effective tax rate increased 0.7 percentage points to 42.4% of pre-tax earnings. Our effective tax rate increases as the portion of goodwill amortization that is non-deductible for tax purposes becomes a larger portion of operating earnings.

TWELVE MONTHS ENDED DECEMBER 30, 2000 COMPARED TO TWELVE MONTHS ENDED
  DECEMBER 25, 1999

CONSOLIDATED NET SALES--Our consolidated net sales increased $43.6 million, or 6%, to $831.3 million in 2000. Excluding the impact of the 1999 acquisitions and the divested portion of our JHIRMACK business, our consolidated net sales grew by $15.9 million in 2000, or 2%, compared to 1999.

    PERSONAL PRODUCTS DIVISION--Net sales increased $29.6 million, or 6%, to $486.5 million in 2000. Excluding the impact of the 1999 acquisitions, the net sales of the division grew by $2.2 million, or 1%, compared to 1999.

       Net sales of INFANT CARE products increased $17.1 million, or 7%, to $272.2 million in 2000. Excluding the impact of the 1999 acquisitions, our Infant Care net sales decreased $10.3 million, or 5%, compared to 1999. During 2000, we experienced an unusually high level of competitive activity across many of our key Infant Care businesses. Competitors launched new products that were supported by extensive advertising and promotional activities that, we believe, impacted the growth rates in our Infant Care businesses. In addition, we instituted a voluntary recall of two of our latex pacifier products in May 2000. This impacted our net sales by an estimated $3.0 million. We believe this will remain a highly competitive category in the future. As a result, we will continue to defend our competitive positions through product innovation, the introduction of new products and targeted advertising and promotional activity.

           In INFANT FEEDING, our dollar market share was 39.3% in 2000, a decrease of 2.6 percentage points compared to 1999. We remained the market leader in the infant feeding category with a dollar market share almost double that of our nearest competitor. The dollar market share decline was the result of increased competitive activity in our

           Cups and Disposable Feeding businesses and, to a lesser extent, our recall of two pacifier products.

           In CUPS, our dollar market share was 54.9% in 2000, a decrease of
           5.6 percentage points compared to 1999. The Cups category, based on total dollar volume of Cups purchased by consumers, grew 13% in 2000 and our retail consumption increased 2%. We have been the leader in the infant cup segment since our development and introduction of the first spill-proof cup. This innovation led to significant growth in the infant cup market attracting a number of new competitors. Our closest competitor in the Cup segment had a dollar market share of less than 20% in 2000. We continue to defend our competitive position and introduced two innovative new products to the category in 2000 including; THE GRIPSTER, designed for small hands and the DRINKUP cup, a spill-proof cup for older children transitioning to adult cups.

           In DISPOSABLE FEEDING, our dollar market share was 82.5% in 2000, a decrease of 1.5 percentage points compared to 1999. Retail consumption in the category declined 2% in 2000 and our consumption declined 3%. Our dollar market share decline was due to a new competitive offering that was heavily supported with promotional spending. Recent market share data indicates that our dollar market share of the disposable feeding category has returned to the level held prior to the introduction of the new competitive offering. We believe the decline in the category experienced in 2000 was the result of innovative new products introduced in the reusable hard bottle segment.

           In REUSABLE HARD BOTTLES, our dollar market share was 13.6% in 2000, an increase of 2.2 percentage points compared to 1999. Retail consumption of our reusable hard bottles increased 24% while the category grew 4%. This success was the result of our introduction of two new innovative hard bottles, VENTAIRE and PRECISION FLO.

           As mentioned previously, our PACIFIER business was negatively impacted in 2000 by a voluntary recall of two of our latex pacifier products. These pacifiers passed all federal testing requirements and there were no reported incidents requiring medical attention. However, we became concerned about the aging properties of the latex used in the pacifiers. A new latex pacifier is scheduled for re-launch in 2001.

           In DIAPER PAILS (pails and liner refills), we continued to lead the category with our DIAPER GENIE diaper disposal system. Our dollar market share was 89.8% in 2000, which was down 3.7 percentage points compared to 1999. Retail consumption in the category increased 5% and our consumption increased 1%. A competitor launched a new product that made some in-roads in the mass distribution channel, which negatively impacted our dollar market share and consumption levels.

           In PRE-MOISTENED TOWELETTES (hands and face), our dollar market share was 75.7% in 2000, a decrease of 2.8 percentage points compared to 1999. Retail consumption of our WET ONES brand increased 14% in 2000 while the category grew 18%. The category had a number of new competitive entries in 2000, which negatively impacted our dollar market share, but significantly contributed to consumption gains in the category and in WET ONES. We recently introduced Ultra WET ONES, a larger pre-moistened wipe to expand our offerings in the hands and face towelette category.

           In INFANT TOILETRIES, our dollar market share was 12.6% in 2000, a decrease of 2.1 percentage points compared to 1999. Retail consumption of our BABY MAGIC brand decreased 9% while the category grew 7%. A new competitor in the category introduced a full line of toiletries supported by an aggressive advertising campaign. Despite our dollar market share loss, we maintained our position as the number two branded offering in the category.

           In BABY WIPES, our dollar market share was 2.9% in 2000, a decrease of 1.0 percentage point compared to 1999. In the fourth quarter of 2000, we re-launched our baby wipes product under the BABY MAGIC brand name in the United States. This brought the recognizable BABY MAGIC cleansing formula and fragrance to our baby wipes. It remains too early to measure the overall results of the re-launch.

       Net sales of FEMININE CARE products increased $12.5 million, or 6%, to $214.3 million in 2000. Our share of the U.S. tampon category grew to 30.7% in 2000, which was a gain of 1.1 percentage points compared to 1999. Our retail consumption grew 4.6%, in dollars, outpacing the category, which grew at 1.0%. We have achieved consistent growth in market share and consumption over the last three years. We believe our continued success in the tampon category is attributable to:

       - targeted advertising and consumer sampling programs,

       - product innovation, and

       - our category building skills.

        Our targeted advertising focuses on key product attributes important for today's active lifestyles. We use a number of methods to introduce our products to potential users including sampling programs and educational materials for young teens. Our history of product innovation has attracted new, younger consumers to the market with such products as SLIMFITS developed for young teens and GENTLE GLIDE and SILK GLIDE Odor Absorbing tampons. We believe we are contributing to the growth of the tampon category by educating consumers, attracting young first time users, and converting feminine protection pad users to tampon users.

    CONSUMER PRODUCTS DIVISION--Net sales increased $10.1 million, or 5%, to $205.6 million in 2000. Excluding the impact of the divested portion of our JHIRMACK business, net sales of the division grew by $12.4 million, or 6%, compared to 1999.

           Net sales of SUN CARE products increased $13.4 million, or 14%, to $110.3 million in 2000. Our dollar market share of the Sun Care category grew to 21.6% in 2000 an increase of 1.4 percentage points compared to 1999. The retail consumption of our Sun Care products increased 9.4%, in dollars, surpassing the category, which grew 2.5%. While dollar market share and retail consumption growth for our products were strong in 2000, we believe our net sales were negatively impacted by weather during the summer months. We believe our market share and retail consumption growth is attributable to a number of factors including increased consumer awareness of the need for sun care products, our array of attractive new products and strong sales and market execution skills including effective shelf placement and displays. Our BANANA BOAT line offers a full spectrum of sunblock, sunless tanning and after-sun products. BANANA BOAT is the second largest brand in the U.S. sun care market and the number one brand in after-sun care.

           Net sales of HOUSEHOLD PRODUCTS increased $1.2 million, or 2%, to $52.2 million in 2000. The increase was due primarily to our gloves business, which grew its dollar market share to 36.8% in 2000 an increase of 3.2 percentage points compared to 1999. Retail consumption of our gloves increased 9.9% versus category growth of 0.4% during the same period. This growth was driven by retail consumption growth of 41% in our disposable gloves segment associated with distribution gains during the year. Our WOOLITE brands' dollar market share for fiscal 2000 was 19.0% of the rug and upholstery cleaning category which is a decline of 0.7 percentage points compared to 1999. The rug and upholstery cleaning category decreased 0.6% in 2000 and the retail consumption of WOOLITE decreased 4.4%, primarily due to competitive activity. In early 2001, we introduced WOOLITE Spot & Stain Wipes, an innovative new entry in the rug and upholstery cleaning category, which enhances our shelf presence.

           Net sales of PERSONAL GROOMING products decreased $4.5 million, or 9%, to $43.1 million in 2000. Personal Grooming net sales excluding the divested U.S. JHIRMACK line decreased $2.1 million, or 5%, compared to 1999. Our two largest Personal Grooming brands OGILVIE and BINACA each experienced growth in market share and retail consumption. OGILVIE increased its dollar market share to 66.2% of the at-home permanents/straighteners category, which was a gain of
           8.5 percentage points compared to 1999. The introduction of OGILVIE Straightener and 7-Day Curls helped increase our retail consumption 12.8% in 2000 and slowed the declining trend experienced in the category. BINACA increased its dollar market share to 46.7% of the breath spray and drops category, which was a gain of 5.7 percentage points compared to 1999. The successful introduction of FAST BLAST and more front-end store placements helped increase our retail consumption 5.4% despite a 7.4% decline in the category. While our dollar market share and consumption growth for OGILVIE and BINACA were strong in 2000, we believe net sales were negatively impacted by a reduction in trade inventories.

    INTERNATIONAL/CORPORATE SALES DIVISION--Net sales increased $3.9 million, or 3%, to $139.2 million in 2000. The increase was due primarily to higher net sales in the specialty classes of trade and in Puerto Rico. Net sales in the U.S. specialty classes of trade were $67.5 million in 2000, an increase of 5.9% compared to 1999. We believe this growth was due primarily to the increased focus on these distribution channels. Our international net sales including our Canadian subsidiary were $65.6 million in 2000, down 1.6% compared to 1999. The decrease was due primarily to a 1.7% decline in our Canadian subsidiary's net sales.

CONSOLIDATED GROSS PROFIT--Our consolidated gross profit increased
$22.7 million, or 5%, to $479.2 million in 2000. As a percent of net sales, gross profit decreased 0.3 percentage points, to 57.6% in 2000. The dollar increase in gross profit was due primarily to our higher net sales and the lower gross margins were due primarily to costs associated with capacity constraints in Feminine Care, higher expenses related to Sun Care returns, costs associated with the pacifier recall, and to lesser extent product mix. Gross profit was positively impacted by 0.3 percentage points related to favorable pension income in 2000.

CONSOLIDATED PRODUCT CONTRIBUTION--Our consolidated product contribution increased $5.0 million, or 2%, to $292.6 million in 2000. The increase was due to our higher net sales. As a percent of net sales, product contribution decreased 1.3 percentage points to 35.2% in 2000. The decrease was primarily the result of higher overall advertising and sales promotion expenses as a percentage of net sales as we defended against an unusually high level of competitive activity and, to a lesser extent, lower gross margins.

       PERSONAL PRODUCTS DIVISION--Product contribution increased $2.1 million, or 1%, to $183.8 million in 2000. The increase was due primarily to higher net sales. As a percent of net sales, product contribution decreased 2.0 percentage points to 37.8% in 2000. The decrease was primarily the result of costs associated with capacity constraints in our Feminine Care business, lower gross margins in our Infant Care businesses due primarily to the impact of costs associated with the pacifier recall, and higher overall advertising and sales promotion expenses as a percentage of net sales.

       CONSUMER PRODUCTS DIVISION--Product contribution decreased $3.6 million, or 6%, to $57.1 million in 2000. As a percent of net sales, product contribution decreased 3.2 percentage

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
       points to 27.8% in 2000. The decreases were due primarily to higher advertising and sales promotion expenses as a percent of net sales in our Sun Care and WOOLITE businesses, higher expenses associated with Sun Care returns, and to a lesser extent product mix.

       INTERNATIONAL/CORPORATE SALES DIVISION--Product contribution increased $1.7 million, or 3%, to $55.1 million in 2000. The increase in product contribution was due primarily to higher net sales. As a percent of net sales, product contribution increased 0.1 percentage points to 39.6% in 2000. The increase was due primarily to higher net sales in our corporate sales channel, which generally has better margins.

CONSOLIDATED OPERATING EARNINGS--Our consolidated operating earnings decreased $7.3 million, or 5%, to $147.9 million in 2000. The decrease in operating earnings was the result of lower consolidated product contribution as discussed and higher selling, distribution, research and administrative expenses reflecting normal inflationary increases and the full year impact of the 1999 acquisitions.

CONSOLIDATED INTEREST EXPENSE--Our consolidated interest expense increased $5.9 million, or 7%, to $84.9 million in 2000. Average debt for 2000 exceeded the prior year by approximately $14.6 million, or 2%, due primarily to the purchases of the DIAPER GENIE business in January 1999 and the BABY MAGIC business in June 1999. The impact of the additional debt was compounded by higher weighted average interest rates in 2000 compared to 1999. Our weighted average variable interest rate in 2000 was 7.76% compared to 6.75% in 1999.

CONSOLIDATED INCOME TAXES--Our consolidated income taxes decreased
$4.7 million, or 15%, to $27.5 million in 2000. As a percent of pre-tax earnings, our effective tax rate increased 1.4 percentage points to 43.6% of pre-tax earnings in 2000. Our effective tax rate increases as the portion of goodwill amortization that is non-deductible for tax purposes becomes a larger portion of operating earnings.

TWELVE MONTHS ENDED DECEMBER 25, 1999 COMPARED TO TWELVE MONTHS ENDED
  DECEMBER 26, 1998

CONSOLIDATED NET SALES--Our consolidated net sales increased $118.1 million, or 18%, to $787.7 million in 1999. Excluding the impact of the 1999 acquisitions and the divested portion of our JHIRMACK business, our consolidated net sales grew by $55.3 million, or 8%, compared to 1998.

       PERSONAL PRODUCTS DIVISION--Net sales increased $90.9 million, or 25%, to $456.9 million in 1999. Excluding the impact of the 1999 acquisitions, the net sales of the division grew by $29.0 million, or 8%, compared to 1998.

           Net sales of INFANT CARE products increased $67.1 million, or 36%, to $255.1 million in 1999. Excluding the impact of the 1999 acquisitions, our Infant Care net sales increased by $5.1 million, or 3%, compared to 1998. Our dollar market share of the infant feeding category decreased 0.2 percentage points to 41.9% in 1999. This slight decline comes after a number of years of market share growth, which was at 30% just four years ago. Competitive pressures in cups, where our dollar market share declined 6.4 percentage points to 60.5%, negatively affected our 1999 results. Also, to a lesser extent, capacity issues in our DROP-INS disposable feeding product limited sales in 1999 as growth in product demand exceeded available capacity. We added additional DROP-INS capacity late in 1999 by adding an additional manufacturing line. The infant feeding category grew 6.7% in dollars in 1999 versus 1998, and the retail consumption of our products grew 6.3%, slightly below the category.

           Net sales of FEMININE CARE products increased $23.9 million, or 13%, to $201.8 million in 1999. We experienced dollar market share gains of 2.6 percentage points to 29.6% of the tampon category in 1999. The tampon category, in dollars, grew 4.3% versus 1998, and the retail consumption of our products grew 14.3%. This level of performance is the result of our innovative product development efforts and consumer marketing initiatives.

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
       CONSUMER PRODUCTS DIVISION--Net sales increased $11.2 million, or 6%, to $195.5 million in 1999. Excluding the impact of the divested portion of our JHIRMACK business, net sales of the division grew by $18.5 million, or 11%, compared to 1998.

           Net sales of SUN CARE products increased $14.4 million, or 17%, to $96.9 million in 1999. Our dollar market share increased
           1.4 percentage points to 20.2% for 1999. The sun care category, in dollars, grew 12.5% and the retail consumption of our products increased 23.3% compared to 1998. The category growth and the growth in our consumption were due largely to high consumer demand for the BANANA BOAT product, increased consumer awareness of the need for sunscreen protection, and favorable weather across the country during the sun care season. We also benefited from the successful introduction of new BANANA BOAT products in 1999, including, a colored sunscreen product with disappearing color indicator.

           Net sales of HOUSEHOLD PRODUCTS decreased $1.6 million, or 3%, to $51.0 million in 1999. The shortfall was due to a decrease in WOOLITE net sales during 1999. The shortfall in sales was due to strong WOOLITE shipments in 1998 as a result of the launch of a new WOOLITE product and promotional activity to defend against a new product introduced by a competitor. In 1999, the retail consumption of WOOLITE increased 0.8% versus 1998, despite a decrease in the category of 1.9%, and our dollar market share increased
           0.5 percentage points to 19.7%. Retail consumption of our gloves increased 6.1% versus category growth of 3.1% during the same period. The growth in the gloves category is largely centered in the disposable segment.

           Net sales of PERSONAL GROOMING decreased $1.6 million, or 3%, to $47.6 million in 1999. Personal Grooming net sales excluding the divested U.S. JHIRMACK line increased $5.7 million, or 14%, compared to 1998. Contributing to this growth were dollar market share gains in both BINACA and OGILVIE. The dollar market share for BINACA grew five percentage points to 41.0% in 1999 as a result of the introduction of a new product, FAST BLAST, and efforts to secure front-end store placement. The dollar market share for OGILVIE increased eight percentage points to 57.7% due primarily to new packaging and the introduction of a new product, OGILVIE Straightener.

       INTERNATIONAL/CORPORATE SALES DIVISION--Net sales increased
       $16.0 million, or 13%, to $135.3 million in 1999. Excluding the impact of the 1999 acquisitions, net sales of the division increased 7% compared to 1998. The increase was due primarily to 19% growth in net sales by our Canadian subsidiary, which was attributable primarily to 40% growth in Infant Care and 13% growth in Feminine Care net sales. Excluding the impact of the 1999 acquisitions, the Canadian Infant Care product line increased 9% versus 1998.

CONSOLIDATED GROSS PROFIT--Our consolidated gross profit increased
$64.4 million, or 16% to $456.5 million in 1999. As a percent of net sales, gross profit decreased 0.6 percentage points, to 57.9% in 1999. The lower gross profit as a percent of net sales was due primarily to lower overall gross margins for acquired brands, costs associated with new product launches and costs associated with keeping up with increased demand. The dollar increase in gross profit was due primarily to our higher net sales.

CONSOLIDATED PRODUCT CONTRIBUTION--Our consolidated product contribution increased $40.9 million, or 17%, to $287.6 million in 1999. The increase was due primarily to our higher net sales. As a percent of net sales, product contribution decreased 0.3 percentage points to 36.5% in 1999. The decrease was primarily the result of lower gross margins offset, in part, by lower overall advertising and sales promotion expenses as a percentage of net sales.

       PERSONAL PRODUCTS DIVISION--Product contribution increased
       $31.3 million, or 21%, to $181.6 million in 1999. As a percent of net sales, product contribution decreased 1.3 percentage points to 39.8% in 1999. The increase in product contribution was due primarily to higher net sales. As a percent of net sales, product contribution decreased due to:

       - a change in sales mix to lower gross margin products primarily associated with the 1999 acquisitions,

       - costs associated with new product launches, and

       - costs related to capacity constraints in our Feminine Care and DROP-INS businesses.

       CONSUMER PRODUCTS DIVISION--Product contribution increased $3.8 million, or 7%, to $60.7 million in 1999. As a percent of net sales, product contribution increased 0.1 percentage points to 31.0% in 1999. The increase in product contribution was due primarily to higher net sales.

       INTERNATIONAL/CORPORATE SALES DIVISION--Product contribution increased $6.9 million, or 15%, to $53.4 million in 1999. The increase in product contribution was due primarily to higher net sales, most notably the increase in our Canadian subsidiary's net sales. As a percent of net sales, product contribution increased 0.6 percentage points to 39.5% in 1999. This is due primarily to higher gross margins offset, in part, by higher advertising and sales promotion expenses as a percentage of net sales.

CONSOLIDATED OPERATING EARNINGS--Our consolidated operating earnings increased $23.8 million, or 18%, to $155.2 million in 1999. The increase in operating earnings was in line with the growth in our consolidated product contribution.

CONSOLIDATED INTEREST EXPENSE--Our consolidated interest expense increased
$7.5 million, or 10%, to $79.0 million in 1999. Average debt for 1999 exceeded the prior year by approximately $120.0 million, or 15%, due primarily to our purchases of the DIAPER GENIE business in January 1999 and the BABY MAGIC business in June 1999. The impact of the additional debt was offset, in part, by lower interest rates in 1999 compared to 1998.

CONSOLIDATED INCOME TAXES--Our consolidated income taxes increased
$6.5 million, or 25%, to $32.2 million in 1999. As a percent of pretax earnings, our effective tax rate decreased 0.7 percentage points to 42.2% of pretax earnings in 1999. Our effective tax rate decreases as non-deductible goodwill amortization becomes a smaller portion of operating earnings.

LIQUIDITY AND CAPITAL RESOURCES

    Historically, we have funded our working capital, debt service requirements and capital expenditures through cash flow from operations and borrowings under our Existing Credit Facility. At March 31, 2001, our working capital (current assets net of current liabilities) increased $24.3 million to $98.5 million as compared to December 30, 2000.

       - Total current assets increased $29.8 million to $275.1 million at March 31, 2001 compared to

           December 30, 2000. Our receivables increased
           $31.2 million as sales increased by $30.7 million compared to the fourth quarter of 2000, due in part, to the seasonal nature of our Sun Care business. All other current assets decreased by $1.4 million.

       - Total current liabilities increased $5.5 million at March 31, 2001 compared to December 30,

           2000. This occurred primarily as a result of an increase of $6.4 million in accrued income tax payments and $3.9 million associated with principal debt obligations due within the next twelve months. Our accounts payable balances declined $3.4 million due primarily to the timing of payments. All other current liabilities decreased
           $1.4 million.

    Sun Care shipments are highly seasonal, with at least 80 percent of our sales in the last two years to retailers occurring from December through June. This seasonality requires increased inventory from December to June to support the selling season. We experience higher receivables from February to September due to a portion of the sales having extended credit terms. In accordance with industry practice, we allow our customers to return unsold sun care product at the end of the sun care season. We reserve amounts on our balance sheet as we sell our Sun Care products based upon an estimated return level. The level of returns may fluctuate from our estimates due to several factors including weather conditions, customer inventory levels, and competitive conditions. However, actual historical return rates as a percentage of net sales have fluctuated within a fairly narrow range.

    Capital expenditures for equipment and facility improvements were $16.4 million for fiscal 1998, $20.8 million for fiscal 1999 and $22.7 million for fiscal 2000. These expenditures were used primarily to expand capacity in key product areas, upgrade production equipment and maintain our facilities. Capital expenditures in 2001 and 2002 are expected to be comparable to the 2000 level.

    At March 31, 2001, long-term debt (including current portion) was $944.0 million compared to $931.6 million at December 30, 2000. The increase of $12.4 million relates to revolving credit facility borrowings of $21.8 million to fund the working capital needs of our Sun Care business, offset, in part, by scheduled principal repayments on our term loan and term A loan of $9.4 million. At March 31, 2001, we had $86.0 million available to borrow under our revolving credit facility. The amount of money we were able to borrow from our revolving credit facility reduces over time. The first reduction of $5.0 million occurred on December 15, 2000.

    We used the approximately $934.0 million in gross proceeds from the offering of the initial notes, the New Credit Facility and the Receivables Facility, to repay all amounts outstanding under the Existing Credit Facility and terminate our two existing interest rate swap agreements, to redeem all our outstanding
8 7/8% Notes and 9% Notes, and to pay interest on satisfied and discharged debt, call premiums, transaction fees and expenses. For more information, please refer to the sections of this prospectus entitled "Use of Proceeds," "Description of the Receivables Facility" and "Description of Other Indebtedness." After repayment of all amounts outstanding under the Existing Credit Facility, we terminated the facility. On a pro forma basis as of March 31, 2001, after giving effect to the offering of the initial notes and the Refinancing Transactions, our long-term debt would have been $916.3 million.

    We intend to fund our future operating cash, capital expenditure and debt service requirements through cash flow from operations and borrowings under the New Credit Facility and proceeds from the Receivables Facility. The New Credit Facility consists of a $100.0 million term loan under the Tranche A Facility, a $400.0 million term loan under the Tranche B Facility and up to $125.0 million under the Revolving Facility. The Tranche A Facility and the Revolving Facility have a final maturity in 2007 and the Tranche B Facility has a final maturity in 2009, with varying principal repayment and commitment reduction requirements prior thereto. Borrowings under the New Credit Facility bear interest at a floating rate based upon (and including spreads over), at our option, Adjusted LIBOR or the higher of Credit Suisse First Boston's Prime Rate or the Federal Funds Effective Rate. The New Credit Facility also has various mandatory prepayment provisions and financial and other covenants. At March 31, 2001, on a pro forma basis, after giving effect to the offering of the initial notes and the Refinancing Transactions, we would have had $108.7 million of undrawn availability under the Revolving Facility, excluding outstanding letters of credit. For more information, please refer to the section of this prospectus entitled "Description of Other Indebtedness--New Credit Facility."

    Over the next twelve months, we expect to be able to meet our working capital, capital expenditure and debt service requirements through cash flow from operations and borrowings under the Revolving Facility and proceeds from the Receivables Facility. Over the longer term, our ability to generate sufficient cash flow from operations to make scheduled payments on our debt obligations will depend on our future financial performance, which will be affected by a range of economic, competitive and business factors, many of which are outside of our control. If we do not generate sufficient cash flow from operations to satisfy our debt obligations, including payments on the notes, we may have to undertake alternative financing plans. We cannot assure you that completion of any such alternative financing plans will be possible. Our inability to generate sufficient cash flow to satisfy our debt obligations, or to refinance our obligations on commercially reasonable terms, would have an adverse effect on our business, financial condition and results of operations, as well as on our ability to satisfy our obligations on the notes. Please refer to the section of this prospectus entitled "Risk Factors."

    Since the beginning of 1998, we have made a number of acquisitions including Personal Care Holdings, Inc., Carewell Industries, Inc., BINKY, DIAPER GENIE and BABY MAGIC. We financed these transactions by borrowing additional money under our Existing Credit Facility and issuing a convertible note and shares of our common stock. In total, we borrowed $332.9 million and issued approximately
9.3 million shares of our common stock. We will continue to consider the acquisition of other companies or businesses that may require us to seek additional debt or equity financing. As we cannot assure you that such financing will be available to us, our ability to expand our operations through acquisitions may be restricted.

    Inflation in the United States and Canada has not had a significant effect on our operations during recent periods.

RECENTLY ISSUED ACCOUNTING STANDARDS

    In 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS 137 and
SFAS 138. It requires an entity to recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. This statement became effective for us on December 31, 2000. We were a party to two derivative instruments that we entered into in November 2000, for no other purpose than to hedge against interest rate volatility on $300 million of our variable rate indebtedness associated with our term A loan and term loan under the Existing Credit Facility. As a result of the Refinancing Transactions, these instruments were terminated on May 22, 2001. Upon implementation of SFAS 133, we recorded a current liability on our balance sheet with a corresponding charge to other comprehensive earnings. The adoption of SFAS 133 may cause increased volatility in our results of operations in the future if we change our policies or enter into new derivative instruments which do not meet the requirements for hedge accounting under SFAS 133.

    In May 2000, the Emerging Issues Task Force of the FASB reached a consensus on Issue No. 00-14, "Accounting for Certain Sales Incentives," which becomes effective for us in the first quarter of 2002. This issue addresses the recognition, measurement, and income statement classification for certain sales incentives, including: discounts, coupons, rebates, and free products or services, offered voluntarily to customers. We have made a preliminary evaluation of the effect of this statement on our financial statements. As required by the issue, we will restate our net sales and advertising and promotion expenses. This restatement will reduce both our net sales and advertising and promotion expenses by equal and offsetting amounts. This issue will not have any impact on our reported operating earnings, net income, or earnings per share. It will, however, lower our reported gross margins and advertising and sales promotion expenses as a percentage of net sales, while increasing our operating earnings margin. For our first quarter ended March 31, 2001, this issue would have had the following effect on our reported results (unaudited, in thousands):

                                                              THREE MONTHS ENDED MARCH 31, 2001
                                                            --------------------------------------
                                                            AS REPORTED   ADJUSTMENT   AS ADJUSTED
                                                            -----------   ----------   -----------
Net sales.................................................   $220,776      $(12,762)    $208,014
Gross profit..............................................    126,067       (12,762)     113,305
Advertising and sales promotion...........................     46,199       (12,762)      33,437
Operating earnings........................................   $ 43,384      $     --     $ 43,384

    On February 14, 2001, the FASB issued an Exposure Draft ("ED"), BUSINESS COMBINATIONS AND INTANGIBLE ASSETS--ACCOUNTING FOR GOODWILL. In the ED, the FASB proposes that goodwill such as ours will no longer be amortized on a systematic basis, but rather would be tested for impairment when events or circumstances indicate the goodwill of a reporting entity (which is defined as the lowest level of an entity that is a business and that can be distinguished, physically operationally and for internal reporting purposes, from other activities, operations, and assets of the entity) might be impaired. We would record a goodwill impairment loss if the implied fair value of one of our reporting entities' goodwill is less than its carrying amount.

    In its current form, if we adopted the ED, our net earnings would increase to the extent that amortization expense on goodwill is no longer recorded, however, EBITDA would not be affected. The FASB has indicated that the final statement relating to this ED may become effective in 2001.

    In September 2000, the FASB issued Statement of Financial Accounting Standards No. 140, ("SFAS 140"), "Accounting for Transfers and Servicing of Financial Assets on Extinguishments of Liabilities--A Replacement of FASB Statement No. 125." This statement revises the standards for accounting for securitizations and other transfers of financial assets and extinguishments of liabilities, based on a consistent application of a "financial components" approach that focuses on control. The statement provides consistent standards for distinguishing transfers of financial assets that are sales, from transfers that are secured borrowings. The statement requires that a liability be derecognized if and only if either (a) the debtor pays the creditor and is relieved of its obligation for the liability or (b) the debtor is legally released from being the primary obligor under the liability either judicially or by the creditor.

    The statement is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001, accordingly this statement governs our accounting for the Receivables Facility.

                                    BUSINESS

    We are a leading manufacturer and marketer of a diversified portfolio of well-recognized branded consumer and personal products, including:

- PLAYTEX Infant Care products,            - PLAYTEX GLOVES, and
- PLAYTEX Feminine Care products,          - WOOLITE rug and upholstery cleaning
- BANANA BOAT Sun Care products,             products.

    As a result of our acquisitions in 1998 and 1999, we added a number of widely-recognized branded consumer products to further strengthen and diversify our product line, including:

- WET ONES pre-moistened towelettes,       - OGILVIE at-home permanents,
- CHUBS baby wipes,                        - DENTAX oral care products,
- BINACA breath sprays and drops,          - DIAPER GENIE diaper disposal system,
                                             and
- MR. BUBBLE children's bubble bath        - BABY MAGIC baby toiletries.
  products,
- BINKY Pacifiers,

    Our net sales for each of the past three fiscal years and for the first quarters of 2000 and 2001 are provided based on our divisional structure (dollars in millions). The results for 1998 and 1999 include the results of the acquired brands since the date of their acquisition by us. We acquired:

    - Carewell Industries Inc., on January 6, 1998 (DENTAX oral care products),

    - the BINKY pacifier business on January 26, 1998,

    - Personal Care Holdings Inc., on January 28, 1998 (including the brands:
      WET ONES, MR. BUBBLE, OGILVIE and BINACA),

    - the DIAPER GENIE business on January 29, 1999 and

    - the BABY MAGIC business on June 30, 1999:

                                                                                          THREE MONTHS
                                                                                             ENDED
                                                    TWELVE MONTHS ENDED                   (UNAUDITED)
                                         ------------------------------------------   --------------------
                                         DECEMBER 26,   DECEMBER 25,   DECEMBER 30,   APRIL 1,   MARCH 31,
DIVISIONS                                    1998           1999           2000         2000       2001
---------                                ------------   ------------   ------------   --------   ---------
PERSONAL PRODUCTS DIVISION:
  Infant Care..........................     $188.0         $255.1         $272.2       $ 68.9     $ 65.5
  Feminine Care........................      177.9          201.8          214.3         52.4       49.4
                                            ------         ------         ------       ------     ------
    Total Personal Products Division...      365.9          456.9          486.5        121.3      114.9
CONSUMER PRODUCTS DIVISION:
  Sun Care.............................       82.5           96.9          110.3         45.8       45.4
  Household Products...................       52.6           51.0           52.2         12.3       13.1
  Personal Grooming....................       49.2           47.6           43.1         10.3       11.2
                                            ------         ------         ------       ------     ------
    Total Consumer Products Division...      184.3          195.5          205.6         68.4       69.7
INTERNATIONAL/CORPORATE SALES
  DIVISION.............................      119.4          135.3          139.2         33.8       36.2
                                            ------         ------         ------       ------     ------
    Total..............................     $669.6         $787.7         $831.3       $223.5     $220.8
                                            ======         ======         ======       ======     ======

HISTORY

    Our business was founded in 1932 under the name International Latex Company and operated for many years prior to 1986 under the name International
Playtex, Inc. In the mid-1950's, using latex technology developed for the manufacture of girdles, we began to market household gloves. This was the first of many products to constitute our consumer products division. Through the marketing of gloves, the addition of disposable nursers in the mid-1960's and the acquisition in 1967 and the expansion of our tampon manufacturing business, we established a major presence in the drug store, supermarket and mass merchandise channels of distribution.

    In 1986, we were taken private in a management led leveraged buyout and, in 1988, we were reorganized by management investors and others. In the reorganization, Playtex Apparel, Inc., which manufactures women's intimate apparel, was spun-off to the management of that business. Today, we no longer have any corporate relationship with Playtex Apparel, Inc., except that we each own 50% of the stock of Playtex Marketing Corporation, which owns the PLAYTEX and LIVING trademarks. Playtex Marketing licenses the PLAYTEx and LIVING trademarks to us in perpetuity on a royalty-free basis. In 1994, we completed an initial public offering of our common stock.

    In 1995, a group of investors associated with Haas Wheat & Partners Incorporated purchased approximately 40% of our then outstanding common stock and individuals associated with Haas Wheat were elected by our stockholders as a simple majority of our Board of Directors.

COMPETITIVE STRENGTHS

    We believe we are distinguished by the following competitive strengths:

    - EXCEPTIONAL CONSUMER FRANCHISE. Our principal brand names--PLAYTEX, DIAPER GENIE, BABY MAGIC, WET ONES, MR. BUBBLE, BANANA BOAT, WOOLITE, OGILVIE and BINACA--are well known and respected by both consumers and retailers for their high quality and innovative products. To further develop and maintain our significant brand equity and consumer loyalty, we have spent, on average, in excess of $165 million annually on advertising and promotional support over the past three years.

    - STRONG CASH FLOWS. Our historically strong cash flows and operating margins, together with our low levels of capital expenditures, have enabled us to reduce the ratio of our net debt to EBITDA from 7.2 in 1995 to 5.1 in 2000 and to implement our business strategy.

    - LEADING MARKET POSITIONS IN ATTRACTIVE CATEGORIES. In 2000, we generated approximately 95% of our net sales from categories in which we held the number one or two market share position. Furthermore, we believe that the core categories in which we compete, infant care, feminine care and sun care, are attractive. The tampon market is characterized by steady growth, a high degree of customer brand loyalty and a relatively low sensitivity to economic cycles. The infant care and sun care markets have grown more rapidly. The growth in the infant care market is principally due to the receptiveness of consumers to new products, and the growth in the sun care market is principally due to increased consumer awareness of sun care issues coupled with more active lifestyles.

    - CONSUMER-FOCUSED PRODUCT INNOVATION. We devote significant resources and attention to product innovation and consumer research to develop differentiated products with new and distinctive features which provide increased convenience and value to our consumers. Innovative products we have launched recently include:

       -- Odor Absorbing tampons: plastic and cardboard applicator tampons with an all natural material in the tampon that absorbs odors without the use of a fragrance or deodorant. The products appeal to a large group of women who are concerned with odor protection yet reluctant to use a fragranced tampon;

       -- BIG SIPSTER and DRINKUP: spill-proof cups for older children which extend the age range of the users of our products. In addition, THE
         GRIPSTER: a spill-proof cup made to fit a smaller child's hand, which helps children start using a drinking cup at an earlier age;

       -- VENTAIRE and PRECISION FLO: two new innovative entries in the reusable hard bottle category. Each of these bottles has a removable bottom to make cleaning easier, and a patented nipple that reduces the amount of air that gets into the bottle. These items helped increase our market share 2.2 percentage points and grow our retail consumption more than five times faster than the category in 2000;

       -- In Sun Care, we continue to provide innovative ways to deliver sun protection. The use of trigger sprays has made the application of our Sun Care products easier, especially for parents with small children. We have recently extended some of our popular sun protection formulas to quick drying gels, which are not as messy as traditional sun protection lotions; and

       -- WOOLITE Spot & Stain Wipes: pre-moistened towelettes that clean up spills and carpet stains without the need for towels, soap and water. This product is a good example of our ability to use a familiar manufacturing capability--the production of pre-moistened wipes--and extend it to a new product line.

    - WELL-ESTABLISHED DISTRIBUTION CHANNELS. Our products are distributed in virtually every major food chain, drug chain, mass merchandiser and warehouse club in the United States. We believe that the depth and breadth of these distribution channels permit us to rapidly introduce new products. To further enhance our relationship with our retailers, we are focusing sales and marketing efforts on category management programs. In these programs, we work with retailers to increase category sales and profitability through detailed analysis of consumer buying habits and improved merchandising techniques. We believe that these programs strengthen our relationships with retailers and increase our sales.

GROWTH STRATEGY

    The principal features of our growth strategy are outlined below:

    - CONTINUE TO INCREASE SALES AND GAIN MARKET SHARE. We have increased sales and gained market share in our key businesses over the last five years due to consumer-focused product innovations, creative merchandising techniques, targeted consumer marketing programs and successful acquisitions. The compound annual growth rate of our net sales, excluding the impact of acquisitions, was 6% over the last five years. We use a number of techniques to grow our existing brands, including product innovation derived from extensive consumer research and product development skills, consumer-focused marketing programs to promote trial use and strengthen consumer loyalty, and innovative category management tools to strengthen our relationships with our retail partners and improve on-shelf presence.

    - SELECTIVELY EXTEND BRANDS INTO NEW PRODUCT CATEGORIES. We consider brand building to be one of our core competencies. We will look to extend our PLAYTEX, BANANA BOAT and other brand names into new product categories to capitalize on our brand equity, our reputation for customer-focused product development and our well-established distribution network. Recent examples include co-branding the PLAYTEX brand name with the BABY MAGIC and DIAPER GENIE lines.

    - CONSIDER SELECTIVE ACQUISITIONS. Since 1998, we have made five acquisitions which added a number of well-known brands, including WET ONES, DIAPER GENIE, BABY MAGIC, OGILVIE, BINACA and MR. BUBBLE. Net sales of our acquired brands were approximately $225 million in 2000. On an opportunistic basis, we will continue to consider acquisitions that are consistent with our strategic plans.

    - BUILD SALES IN ALTERNATE MARKETS. Historically, less than 4% of our net sales have been generated outside of North America. This has allowed us to focus our efforts on expanding our business in the geographic area with which we are most familiar. While this has been beneficial, we continue to look to expand our sales outside of North America in a profitable manner by partnering with experienced distributors familiar with the countries in which they operate. In addition, we established a corporate sales team in 2000, which focuses exclusively on expanding our presence in alternate distribution channels in the United States, including warehouse clubs, convenience stores, military establishments, telemarketing and the internet.

PRODUCTS

    We are organized in three divisions, which allows us to focus more effectively on individual product lines, category management initiatives, and the efficient integration of acquired brands. Our two largest divisions, the Personal Products Division and the Consumer Products Division, constituted approximately 83% of our consolidated net sales in fiscal 2000.

    PERSONAL PRODUCTS DIVISION--The Personal Products Division accounted for approximately 55% of our consolidated net sales in fiscal 1998 and 58% in fiscal 1999 and 2000. This division includes Infant Care and Feminine Care products sold in the United States, primarily to mass merchandisers, grocery and drug classes of trade. The Infant Care product category includes:

- PLAYTEX disposable nurser system, cups   - MR. BUBBLE children's bubble bath,
  and reusable hard bottles,               - CHUBS/BABY MAGIC baby wipes,
- WET ONES pre-moistened towelettes,       - BINKY pacifiers, and
- BABY MAGIC toiletries,                   - DIAPER GENIE diaper disposal system.

The Feminine Care product category includes a wide range of plastic and cardboard applicator tampons marketed under such brand names as PLAYTEX: GENTLE GLIDE, SILK GLIDE and SLIMFITS. Also included in the Feminine Care product category is a recently launched feminine hygiene pre-moistened towelette.

    INFANT CARE--Infant Care accounted for approximately 51% of Personal Products net sales in fiscal 1998 and 56% in fiscal 1999 and 2000. As a result of the 1998 and 1999 acquisitions, Infant Care has surpassed Feminine Care as our largest product category in terms of net sales.

    Our largest Infant Care business is infant feeding products, in which we held a market leading 39% dollar market share in 2000. We are particularly strong in both the disposable feeding and the infant cup categories, with 2000 dollar market shares of 83% and 55%, respectively. We are also strong in the diaper pail category with our 90% dollar market share leading DIAPER GENIE brand. Our MR. BUBBLE and BABY MAGIC brands held 20% and 13% of their respected categories and hold number two market share positions. In the pre-moistened towelette business, our WET ONES hand and face towelette brand held a 76% dollar market share of the hand and face segment, while our baby wipe brands held a 3% dollar market share in 2000.

    The PLAYTEX disposable feeding system, introduced in 1960, was the first disposable system on the market. Since that time, we have provided innovative product improvements as a healthy alternative to breast feeding. In 1996, we introduced our DROP-INS ready formed disposable bottle. Since its introduction in 1996, DROP-INS has significantly increased its market share in the disposable feeding category. In 2000, DROP-INS constituted approximately 35% of total disposable liners used by consumers based on consumption data from the ACNielsen Company. In 1999, a competitor launched a new product entry in the disposable feeding category supported by strong marketing promotions and trade spending. This new product offering gained market share in the category and negatively impacted our sales growth during 2000. We aggressively defended our market share position and we believe that recent market share trends indicate that our share of the category has returned to the level experienced prior to the competitive launch.

    In 1994, we introduced the spill-proof cup. Sales of our spill-proof cups have increased our market share in the infant cup category to 55% in 2000 from 29% in 1994. Prior to our introduction of the spill-proof cup, there was really no distinct market segment for children's cups. The spill-proof cup revolutionized this category. The cup category increased in dollar terms from approximately $34 million in 1994 to $119 million in 2000. Over the last few years, we expanded our cup offerings. In 1996, we introduced the QUICKSTRAW cup, and in 1997 introduced an insulated version of the QUICKSTRAW cup, the COOLSTRAW cup. In 1999, we added a six-color version of our spill-proof cup and the BIG SIPSTER, a cup targeted at older children. Retail consumption in the cup category grew by 12.7% in 2000 versus the same period in 1999 while our retail consumption grew by 2.4% over 1999. Our 2000 market share is down approximately 6 percentage points versus 1999. We believe that this decline is due to the influx of additional product offerings, many of which are lower priced than ours, as competitors looked to profit on this growing category. In late 2000, we extended our line of spill-proof cups with THE GRIPSTER, made to fit small hands, and the DRINKUP, a cup for older children ready to make the transition from infant cups to regular drinking. In addition, as a market leader, we continue to explore innovative opportunities in the cup category to drive category growth.

    Through our recent acquisitions of the DIAPER GENIE business and the BABY MAGIC brand, we have added two premium brands and expanded the growth potential of our Infant Care category. DIAPER GENIE leads the diaper disposal market with a 90% market share in 2000. The DIAPER GENIE business is comprised of two segments:

    - DIAPER GENIE diaper pail unit, and

    - DIAPER GENIE liner refills, the largest component of the business.

    The diaper pail unit individually seals diapers in an odor-proof, germ-proof chain. The unit uses our proprietary refill liners. A supply of liners lasts approximately one month. A large percentage of the diaper pail units are given to expectant mothers as gifts. We believe that this provides a unique opportunity to begin cross-marketing our entire line of infant care products before the baby arrives.

    BABY MAGIC occupies the number two position among the branded products in the U.S. baby toiletries category, which is defined as lotions, shampoos, powders, bath products, oils and gift packs, with a 13% dollar market share in 2000. BABY MAGIC has a strong position in the bath and lotion segments. Our 2000 dollar market share is down approximately 2 percentage points from 1999 as a result of a new competitor entering the category. Our MR. BUBBLE children's bubble bath brand is a widely recognized brand name among consumers and holds a number two position in the bath additives category, with a 20% dollar market share.

    We entered the pre-moistened towelette business in early 1998 with the acquisition of WET ONES, the market leader in the hands and face towelette category. These products are used by parents in applications other than diaper changing, such as cleaning up after meals or traveling away from home. Historically, WET ONES has been offered in both canister and travel pack form, but in 1998, we introduced new individually wrapped towelettes, called WET ONES Singles, and another individually wrapped product targeted for children's lunch boxes called WET ONES For Kids. WET ONES had a 76% market share in 2000.

    We also entered the baby wipe business in early 1998 with the acquisition of the CHUBS and DIAPARENE brands. Our initial focus had been on improving product quality and consumer appeal including softer, quilted material and greater refill count sizes. In 2000, we decided to sell our domestic baby wipes under the BABY MAGIC name to provide more synergistic advertising and consumer recognition. In addition we feel our baby wipes were improved by adding the BABY MAGIC cleaning formula and fragrance. Our dollar market share in the baby wipes category was 3% in 2000, down 1 percentage point versus 1999.

    We are committed to offering the best and most innovative infant care products to the market. In fiscal 2000, some of our internal testing indicated that latex used in the manufacture of two of our latex pacifier products may cause the pacifier nipple to age at an accelerated rate. Even though the pacifiers passed all federal test requirements and there were no reported incidents requiring medical attention, we voluntarily recalled the product. We estimate that this impacted net sales by approximately $3.0 million in 2000. A new latex pacifier is scheduled to launch in 2001.

    Our carefully designed message of quality, health and convenience for our infant care products is delivered in a variety of ways including a professional sampling and advertising program targeting pediatricians and pediatric nurses. Programs directed to new mothers include distribution of millions of samples and coupons prenatally via childbirth instructors and postnatally in hospitals and at home.

    FEMININE CARE--PLAYTEX tampons accounted for approximately 49% of Personal Products net sales in fiscal 1998 and 44% in fiscal 1999 and 2000. Feminine Care net sales in fiscal 1999 and fiscal 2000 represent a smaller portion of the Personal Products Division compared to prior years as a result of the 1998 and 1999 acquisitions.

    Tampons represented approximately 38% of the U.S. feminine sanitary protection market in 2000 and accounted for approximately $865.0 million in retail sales. In 2000, the tampon market grew 1% in dollar terms versus 4% in 1999 and 5% in 1998. Our research indicates that brand loyalty rates in the tampon category are high relative to other consumer product categories. The research further suggests that women generally develop brand preferences during their adolescent years and early twenties and are likely to maintain a high degree of brand loyalty over time.

    We have two major product lines in the Feminine Care category: plastic applicator tampons and cardboard applicator tampons. The plastic applicator business represented approximately 85% of our branded domestic tampon business in 2000 and is comprised of two primary product offerings:

    - GENTLE GLIDE, our original plastic applicator tampon, and

    - SLIMFITS, marketed to first-time tampon users.

    The SILK GLIDE brand is our line of cardboard applicator tampons. This product line features a rounded-tip cardboard applicator and a unique surface coating that provides the consumer with a quality product in the cardboard applicator segment of the tampon market.

    Our market share of the U.S. tampon market increased to 31% in 2000 from 30% in 1999 and 27% in 1998. We believe this growth in market share is attributable to our consumer marketing strategy, our focus on product innovation, and our category building initiatives, which include attracting young first time users and converting feminine protection pad users to tampon users or dual users (i.e. women who use pads and tampons).

    Product improvement and innovation have been key components of our recent market share growth. Since the end of 1996, we introduced three innovative feminine care products to the market:

    - SLIMFITS, marketed to young teens,

    - GENTLE GLIDE Odor Absorbing, and

    - SILK GLIDE Odor Absorbing.

    The introductions of SLIMFITS in 1996, GENTLE GLIDE Odor Absorbing in 1997 and SILK GLIDE Odor Absorbing in 1998 are examples of our innovative product development and new advertising and promotional strategies. SLIMFITS were developed to appeal to a key segment of the tampon market: young teens. SLIMFITS have a softer and more narrow plastic applicator providing for greater comfort. We believe that SLIMFITS will build our business by encouraging young women to use tampons rather than pads at an earlier age, and by developing brand loyalty for our tampons at a time when lifelong preferences are being formed. GENTLE GLIDE Odor Absorbing tampons and SILK GLIDE Odor Absorbing tampons are plastic and cardboard applicator tampons with an all natural material in the tampons that absorbs odors without the use of a fragrance or deodorant. These products are designed to appeal to a large group of women who are concerned with odor protection yet reluctant to use a fragranced tampon.

    An additional avenue for growth is to convert women who are pad users into tampon users or dual users. We believe this strategy will benefit the tampon category and result in higher sales for our Feminine Care business.

    Our long-term strategy focuses on:

    - consumer-driven brand-building activities such as advertising and product sampling,

    - product innovation, and

    - building the tampon category by attracting first time users and converting pad users to tampon users or dual users.

    We achieved consistent growth in market share and consumption over the last three years. This growth is attributable to our strong consumer marketing initiatives and our innovative product development efforts, as outlined above. We added three new tampon forming machines in fiscal 2000 to increase our ability to meet consumer demand and provide a more efficient and flexible operation. This added manufacturing capability is expected to increase capacity by an estimated 23% on an annual basis. In addition, we expect to add two additional machines in early 2001.

    CONSUMER PRODUCTS DIVISION--The Consumer Products Division accounted for approximately 27% of our consolidated net sales in fiscal 1998 and 25% in fiscal 1999 and fiscal 2000. This division includes Sun Care, Household Products, and Personal Grooming products sold in the United States, primarily to mass merchandisers, grocery and drug classes of trade. The Sun Care business consists of an extensive line of sun care products marketed under the BANANA BOAT trade name. The Household Products category includes PLAYTEX Gloves and WOOLITE rug and upholstery cleaning products. Our Personal Grooming product lines consist of:

- BINACA breath spray and drops,           - DOROTHY GRAY skin care products,
- OGILVIE at-home permanents,              - TUSSY deodorants,
- DENTAX oral care products,               - BETTER OFF depilatories, and
- TEK toothbrushes,                        - JHIRMACK hair care products (through
                                             May 12, 1999).

    On May 12, 1999 we sold the U.S. JHIRMACK business.

    SUN CARE--Our Sun Care product line accounted for approximately 45% of Consumer Products net sales in fiscal 1998, 50% in fiscal 1999 and 54% in fiscal 2000. Our offerings consist of an extensive line of sun care products designed for specific uses, such as sun protection in sun protection factors ("SPFs") from 4 to 50, waterproof and sweat proof formulas and infant and children's products. We also sell a variety of BANANA BOAT skin care products, including sunless tanning lotion and after-sun moisturizers containing additional ingredients such as vitamin E and aloe vera. Our Sun Care products are the number two brand in the U.S. sun care category with a 22% market share in 2000, up from 20% in 1999 and 19% in 1998.

    Retail consumption of our Sun Care products grew 9.4% in 2000 compared to 23.3% in 1999 and 6.6% in 1998. In 2000, the Sun Care category, as a whole, grew 3% in dollar terms versus 13% in 1999 and 3% in 1998. We believe that the lower category growth experienced in 2000 was due to the unfavorable summer weather across much of the country. Category growth in 1998 was also impacted by unfavorable weather, including the effects of El Nino. We believe the growth prospects for the sun care market are favorable as a result of increasing consumer awareness of the need for sunscreen protection and consumers' desire for sun care products targeted towards their specific age and needs.

    For the 2001 season, we launched several new items to complement key segments within our BANANA BOAT portfolio. In the sunless segment, we introduced unique color indicator cremes in two blends, Deep Dark and Soft Medium. For kids, we added COOL COLORZ Berry Blue Foaming Sunblock Lotion and Berry Blue Spray and our new Sport products include ACTIVE SPORT Quick Dry Gel SPF 30. In BANANA BOAT tanning, we introduced GALACTIC Sparkling Tanning Gel in barrel packaging and in the BANANA BOAT general protection segment we introduced Quick Dry Spray SPF 15 and Quick Dry Spray SPF 30, both with UVA and UVB protection. Lastly, we introduced Grape LIPPOPS lip balm in SPF 30 which extends our LIPPOP offerings.

    We focus on a number of different distribution outlets to deliver our Sun Care products to consumers including mass merchandisers, grocery stores, drug stores, convenience stores, and specialty stores. BANANA BOAT is strong with mass merchandisers, with a 25% market share of the mass distribution channel in 2000. We also use direct sales people to call on key outlets in the southern and coastal areas of the country. They keep BANANA BOAT inventory in their vans, which ensures product availability and selection in the key locations during the prime sun care buying season. They manage product inventory at the store level, invoice customers and transmit key marketing data to us through a network of hand-held computers. We believe this technology and the information it supplies provides us with a competitive advantage over our smaller competitors.

    Industry convention and the seasonal nature of the sun care business suggests that manufacturers of Sun Care products provide retailers with the opportunity to return unsold products at the end of the season. To better reflect the impact of potential returns, we provide for estimated returns in our reported operating results as sales are made throughout the year. As mentioned previously, weather patterns may impact the success of the sun care season and the amount of sun care returns we receive at the end of the season.

    HOUSEHOLD PRODUCTS--We compete in two product lines of the Household Products category: household gloves and rug and upholstery cleaning products. These products accounted for approximately 28% of Consumer Products net sales in fiscal 1998, 26% in fiscal 1999, and 25% in fiscal 2000. Household Products net sales in fiscal 1999 and fiscal 2000 represent a smaller portion of the Consumer Products Divisions net sales as compared to prior years as a result of the above average growth of our BANANA BOAT business.

    Since we introduced the first household latex glove in the U.S. in 1954, PLAYTEX gloves have held the number one market share. Our dollar market share of this category increased three percentage points in fiscal 2000 to 37% of the category. We believe our nationally recognized brand name, based upon our reputation for nearly 50 years of superior quality, durability and protection, provides a strong competitive advantage in this category. The rubber glove category had retail sales of approximately $116.0 million in 2000. Growth in the category is primarily in the disposable segment. In late 1997, we launched PLAYTEX Home Health Care Disposable Gloves to participate in the fastest growing part of the category. In 2000, our disposable gloves had a 7% share of the entire rubber glove category.

    WOOLITE is the number two rug and upholstery cleaning product in the United States with a 19% dollar market share in 2000. Since acquiring the brand in 1995, we have introduced a number of new products and product enhancements, including:

    - new distinctive packaging,                         - a new foam pet carpet cleaner in early 1997,
                                                           and
    - an improved pet stain spray in 1996,               - a spot and stain wipe product in early 2001.

    PERSONAL GROOMING--Personal Grooming contributed approximately 27% of Consumer Products net sales in fiscal 1998, 24% in fiscal 1999, and 21% in fiscal 2000. In January 1998, we added the following brands to our Personal Grooming portfolio as a result of the acquisition of Personal Care Holdings, Inc., or "PCH," and Carewell Industries, Inc.:

    - OGILVIE at-home permanents,                        - TUSSY deodorants,
    - BINACA breath spray and drops,                     - DOROTHY GRAY skin care products, and
    - DENTAX oral care products,                         - BETTER OFF depilatories.

    Prior to January 1998, our Personal Grooming business consisted of JHIRMACK hair care products and TEK toothbrushes. On May 12, 1999, we sold the U.S. JHIRMACK hair care products business to a third party.

    Our OGILVIE brand is the market leader of the $39.0 million market for at-home permanents and straighteners, with a 66% market share in 2000. Because this category has declined at an annual rate of approximately 10% per year since 1992 (2% in 2000), our strategy is to continue to grow our market leadership position and to reposition the brand to younger consumers. Since our acquisition of the OGILVIE brand we have successfully launched OGILVIE Straightener and 7-Day Curls. OGILVIE Straightener removes the curl from permed hair, controls the curl from naturally curly hair, and delivers smooth texture to hair. 7-Day Curls is a soft gentle perm which aims to create longer lasting waves and curls than hot rollers and doesn't require the commitment of a regular perm. These products are targeted to younger consumers. As a result of the apparent early success of these new products, we believe there are indications of a slowdown in the decline in the at-home permanents/straighteners category.

    Our BINACA brand of breath fresheners is also a well known brand. It is the leader in the spray & drops segment of the breath fresheners market with a 47% market share in 2000. Our research indicates that BINACA has the highest brand awareness among breath freshener users. Since our acquisition of BINACA we have expanded front-end store placements and launched a new breath freshener product in 1999, FAST BLAST. We believe these two initiatives resulted in improved dollar market share for BINACA, up five percentage points in 1999 and up an additional six percentage points in 2000.

    We also compete in the value-priced end of the toothbrush business with our TEK and DENTAX brands of toothbrushes and in certain skin care categories with our TUSSY deodorants, BETTER OFF depilatories, and DOROTHY GRAY skin care products.

    INTERNATIONAL/CORPORATE SALES DIVISION--The International/Corporate Sales Division constituted approximately 18% of our consolidated net sales in fiscal 1998 and 17% in fiscal 1999 and fiscal 2000. The International/Corporate Sales Division includes:

    - Sales to specialty classes of trade in     - export sales
          the United States including wholesale  - sales in Puerto Rico
          clubs, military, convenience stores,   - results from our Canadian and Australian
          specialty stores, and telemarketing         subsidiaries, and
                                                 - sales of private label tampons.

    The International/Corporate Sales Division sells the same products as are available to our U.S. customers. Sales to specialty classes of trade represented 47% of the total division's net sales in fiscal 1998, 48% in fiscal 1999, and 49% in fiscal 2000.

MARKETING

    We allocate a significant portion of our revenues to the advertising and promotion of our products. Our advertising and promotion expenditures for the past three years were (in thousands):

                                                             TWELVE MONTHS ENDED
                                                  ------------------------------------------
                                                  DECEMBER 26,   DECEMBER 25,   DECEMBER 30,
                                                      1998           1999           2000
                                                  ------------   ------------   ------------
Total advertising and promotion.................    $145,379       $168,878       $186,596
  As a percentage of net sales..................        21.7%          21.4%          22.4%

    Since 1996, we have gradually shifted a greater percentage of our advertising and promotion budget to brand-building activities, such as advertising and sampling programs, and have decreased price-oriented promotional trade activities.

    It is our opinion that we are accountable for, and will benefit from, the building and development of the product categories in which we compete. As a result, we are aggressively developing category management programs--the process of working with our retailers to increase product category sales and profitability through analysis of consumer buying habits and improved merchandising techniques.

COMPETITION

    The markets for our products are highly competitive and they are characterized by the frequent introduction of new products, often accompanied by major advertising and promotional programs. We compete primarily on the basis of product quality, product differentiation and brand name recognition supported by advertising and promotional programs.

    Our competitors consist of a large number of domestic and foreign companies, a number of which have significantly greater financial resources and less debt than we do.

    We believe that the market for consumer packaged goods is very competitive and may intensify in the future. Competitive pressures on our products may result from:

- new competitors,                         - new product initiatives by competitors,
                                             and
- higher spending for advertising and      - continued activity in the private label
  promotion,                                 sector.

    In 2000, we experienced unusual competitive activity across most of our infant care segments. Our cups business was challenged by competitors offering less expensive products and new competitors entered the disposable feeding, infant toiletries and hands and face towelette categories with products that were heavily supported with trade spending and media campaigns.

REGULATION

    Government regulation has not materially restricted or impeded our operations. Some of our products are subject to regulation under the Federal Food, Drug and Cosmetic Act and the Fair Packaging and Labeling Act. We are also subject to regulation by the Federal Trade Commission in connection with the content of our advertising, our trade practices and other matters. We are subject to regulation by the United States Food and Drug Administration in connection with our manufacture and sale of tampons.

DISTRIBUTION

    We sell our products using approximately 165 direct sales personnel, independent food brokers and exclusive distributors. Independent brokers supplement the direct sales force in the food class of trade, by providing more effective coverage at the store level. For the twelve months ended December 25, 1999 and December 30, 2000, our net sales in the U.S. were distributed to the following classes of trade:

                                                              DECEMBER 25,   DECEMBER 30,
CLASS OF TRADE                                                    1999           2000
--------------                                                ------------   ------------
Mass merchandisers..........................................        43%            44%
Supermarkets................................................        32%            32%
Drug stores.................................................        17%            16%
Specialty...................................................         8%             8%
                                                                   ---            ---
    Total...................................................       100%           100%
                                                                   ===            ===

    Our field sales force makes sales presentations at the headquarters or home offices of our customers, where applicable, as well as to individual retail outlets. The sales representatives focus their efforts on selling our products, providing services to our customers and executing programs to ensure sales to the ultimate consumer. Consumer-directed programs include arranging for on-shelf and separate displays and coordinating cooperative advertising participation.

    We use four third-party distribution centers to ship the majority of our products to customers. These distribution centers are located strategically to maximize our ability to service our customers.

RESEARCH AND DEVELOPMENT

    In March 1999, we moved our research and development group into a new state-of-the-art technical center in Allendale, New Jersey. Prior to March 1999, we maintained our research and development programs in Paramus, New Jersey. Approximately 70 employees are engaged in these programs, for which expenditures were $8.4 million in fiscal 1998, $10.1 million in fiscal 1999 and $11.6 million in fiscal 2000.

    The primary focus of our research and development group is to design and develop new and improved products that address our customers' wants and needs. In addition, our research and development group provides technology support to both in-house and contract manufacturing and safety and regulatory support to all of our businesses.

TRADEMARKS AND PATENTS

    We have proprietary rights to a number of trademarks important to our businesses, such as: ACTIVE SPORT, BABY MAGIC, BANANA BOAT, BINACA, BINKY, BLASTERS, BIG SIPSTER, CHUBS, COOL COLORZ, COMFORTFLOW, COOLSTRAW, DENTAX, DIAPER GENIE, DROP-INS, FAST BLAST, FUNKY FRUIT, GENTLE GLIDE,
GET ON THE BOAT, HANDSAVER, LIPPOPS, MOST LIKE MOTHER, MR. BUBBLE,
NATURAL ACTION, OGILVIE, PRECISELY RIGHT, PRECISION FLO, QUICKSTRAW, QUIK BLOK, SAFE'N SURE, SILK GLIDE, SIPEASE, SLIMFITS, TUB MATE, TEK, TUSSY, VENTAIRE,
WET ONES AND WHISPER WAVE. The PLAYTEX and LIVING trademarks in the United States and Canada are owned by Playtex Marketing Corporation. Playtex Marketing is responsible for protecting, exercising quality control over and enforcing the trademarks. Along with Playtex Apparel, Inc., which was spun off from Playtex in 1988, we have a license from Playtex Marketing for the use of these trademarks in the United States and Canada on a perpetual, royalty-free basis. Playtex Apparel's license is for apparel and apparel-related products, and our license is for all other products. In all other countries, Playtex Apparel retains title to the PLAYTEX and LIVING trademarks. We have a perpetual, royalty-free license to use these trademarks for all products other than apparel products in all other countries. We also own a royalty-free license in perpetuity to use the WOOLITE trademark for rug and upholstery cleaning products in the United States and Canada.

    We also own various patents related to some products and their method of manufacture, including patents for: cardboard and plastic applicators for tampons, special over-wrap for tampons, baby bottles and nipples, disposable liners and plastic holders for the nurser systems, children's drinking cups, pacifiers, sunscreen formulation, carpet cleaning compositions, various containers for liquid and moist wipes products, including special containers for children's bubble bath.

    The patents expire at varying times, ranging from 2002 to 2020. We also have pending patent applications for various products and methods of manufacture relating to our tampons, infant feeding and sun care businesses. While we consider our patents to be important to our business, we believe that the success of our products is more dependent upon the quality of these products and the effectiveness of our marketing programs. No single patent is material to our business.

RAW MATERIALS AND SUPPLIERS

    The principal raw materials used in the manufacture of our products are synthetic fibers, resin-based plastics and other chemicals and certain natural materials, all of which are normally readily available. While all raw materials are purchased from outside sources, we are not dependent upon a single supplier in any of our operations for any material essential to our business or not otherwise commercially available to us. We have been able to obtain an adequate supply of raw materials, and no shortage of any materials is currently anticipated.

CUSTOMERS AND BACKLOG

    No single customer or affiliated group of customers, except Wal-Mart
Stores, Inc., accounted for over 10% of our net sales in fiscal 1998, fiscal 1999, and fiscal 2000. Our next three largest customers represented in total approximately 14% of our total consolidated net sales in fiscal 1998 compared to approximately 15% in fiscal 1999 and 18% in fiscal 2000. See note 14 of notes to our consolidated financial statements. In accordance with industry practice, we grant credit to our customers at the time of purchase. In addition, we may grant extended payment terms to new customers and for the initial sales of introductory products and product line extensions. We also may grant extended terms on our Sun Care products due to industry convention and the seasonal nature of this business.

    Our practice is not to accept returned goods unless authorized by management of the sales organization. Returns result primarily from damage and shipping discrepancies. Exceptions to this policy include our Sun Care seasonal returns. Retailers have the right to return Sun Care product that has not been sold by the end of the Sun Care season, which is normal practice in the sun care industry. They are required to pay for the Sun Care product purchased during the season under the required terms. In instances where extended terms are granted on initial Sun Care orders, the terms require a substantial payment be made in the June time frame. We generally receive returns of our Sun Care products from September through March following the summer season. We reduce our Sun Care sales and increase accrued liabilities for these returns throughout the year based on management's estimates of these returns as a percent of Sun Care products sold. Refunds made to our customers for returned Sun Care products subsequently reduce accrued liabilities.

    Because of the short period between order and shipment dates, which are generally less than one month, for most of our orders, the dollar amount of current backlog is not considered to be a reliable indication of future sales volume.

EMPLOYEES AND LABOR RELATIONS

    Our worldwide work force consisted of approximately 2,200 employees as of December 30, 2000, of whom approximately 180 were located outside the United States, primarily in Canada. Of the United States facilities, only the operation at Watervliet, New York has union representation; it is organized by The Brush Workers Union Local No. 20466 I.U.E. A.F.L.-C.I.O. The collective bargaining agreement covered approximately 185 workers at December 30, 2000 and expires on June 28, 2003. We believe that our labor relations are satisfactory and no material labor cost increases are anticipated in the near future.

ENVIRONMENTAL

    We believe that we are in substantial compliance with federal, state and local provisions enacted or adopted regulating the discharge of materials hazardous to the environment. There are no significant environmental expenditures anticipated for the current year.

PROPERTIES

    Our principal executive office is located at 300 Nyala Farms Road, Westport, Connecticut 06880 and is occupied pursuant to a lease which expires in 2005. Our principal manufacturing and distribution facilities are located in:

- Dover, Delaware,                         - Watervliet, New York, and
- Sidney and Streetsboro, Ohio,            - Arnprior and Malton, Canada.

    We maintain a research and development facility in Allendale, New Jersey. This facility is leased for a term of 15 years with two five-year renewal options. We operate two facilities in Canada. We own the Arnprior facility, which is primarily a warehouse and assembly operation, and we lease the Malton facility, which is a warehouse and office site. This lease expires in 2004. The lease on the Montvale,

New Jersey facility, expiring in 2002, was acquired by us in the Personal Care Holdings, Inc. acquisition and a substantial portion of the facility has been subleased, for the duration of the lease term, to third parties. For 2000, our average utilization rate of manufacturing capacity was an estimated 78%.

    The following table lists our principal properties as of December 30, 2000, which are located in seven states, Puerto Rico and Canada. The facilities in Arnprior and Malton, Canada and Guaynabo, Puerto Rico are used specifically by the International/Corporate Sales Division. All of the other facilities are shared amongst our three segments.

                                                                           ESTIMATED
                                                              NUMBER OF     SQUARE
                                                              FACILITIES    FOOTAGE
                                                              ----------   ---------
FACILITIES OWNED
  MANUFACTURING/OFFICE/DISTRIBUTION/WAREHOUSE
    Dover, DE...............................................      3         710,000
    Streetsboro, OH.........................................      1         176,700
    Watervliet, NY..........................................      1         159,600
    Arnprior, Canada........................................      1          91,800
    Sidney, OH..............................................      1          54,400

FACILITIES LEASED
  OFFICE/DISTRIBUTION/WAREHOUSE
    Dover, DE...............................................      3         251,104
    Sidney, OH..............................................      2         216,800
    Malton, Canada..........................................      1          72,800
    Westport, CT............................................      1          63,100
    Allendale, NJ...........................................      1          43,500
    Montvale, NJ............................................      1          19,500
    Guaynabo, PR............................................      1          15,700
    Orlando, FL.............................................      1          10,400
    Spokane, WA.............................................      1           8,400

LEGAL PROCEEDINGS

    Beginning in 1980, published studies reported a statistical association between tampon use and Toxic Shock Syndrome ("TSS"), a rare, but potentially serious illness. Since these studies, numerous claims have been filed against all tampon manufacturers, a small percentage of which have been litigated to conclusion. The number of TSS claims relating to our tampons has declined substantially over the years. During the mid-1980s, there were approximately 200 pending claims at any one time relating to our tampons. As of the end of February 2001, there were approximately 12 pending claims. Additional claims, however, may be asserted in the future. For TSS claims filed from October 1, 1985 until November 30, 1995, we are self-insured and bear the costs of defending those claims, including settlements and trials. Effective December 1, 1995, we obtained insurance coverage with certain limits in excess of the self-insured retention of $1.0 million per occurrence, $4.0 million in total, for claims occurring on or after December 1, 1995.

    The incidence rate of menstrually associated TSS has declined significantly over the years. The number of confirmed menstrually related TSS cases peaked in 1980 at 814, with 38 deaths. At that time, the United States Center for Disease Control found that 71% of women who developed the condition had been using a new brand of tampons. That brand of product was removed from the market and the Food and Drug Administration proposed regulations, which required all tampon manufacturers to provide TSS warnings on their labeling. In 1981, the incidence of menstrually related TSS was reported to be 470, with 13 deaths. It has continued to fall since then. Compared with the 814 menstrual TSS cases in 1980, there were only three confirmed cases in 1998 and six in 1997.

    We believe that there are no claims or litigation pending against us, including the TSS cases, which, individually or in the aggregate, would have a material effect on us. This assessment is based on:

- our experience with TSS cases,

                                           - the federally mandated warnings about
                                               TSS
- our evaluation of the 12 pending             on and in our tampon packages, and
    claims,
- the reported decline in the incidence
    of
    menstrually associated TSS,            - development of case law upholding the
                                               adequacy of tampon warnings which
                                               comply with federally mandated TSS
                                               warnings.

    We have joined a group of potentially responsible parties with respect to the Kent County Landfill Site in Houston, Delaware, which has been designated a "Superfund" site by the State of Delaware. Based on the information currently available to us, the nature and quantity of material deposited by us and the number of other entities in the group which are expected to share in the costs and expenses, we do not believe that our costs will be material. We will share equally with Playtex Apparel, Inc. all expenses and costs associated with our involvement with this site.

    We are a litigant in various other legal proceedings, claims and investigations that arise in the normal course of business. In our opinion, the ultimate disposition of these matters, including those described above, will not have a material adverse effect on our consolidated financial position, results of operations or cash flows.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth information regarding our directors and our executive officers as of June 25, 2001:

NAME                                          AGE      POSITION
----                                        --------   --------
Robert B. Haas............................     54      Chairman and Director
Michael R. Gallagher......................     55      Chief Executive Officer and Director
Glenn A. Forbes...........................     50      Executive Vice President, Chief Financial Officer
                                                       and Director
Richard C. Blum...........................     65      Director
James S. Cook.............................     49      Senior Vice President, Operations
Kevin M. Dunn.............................     48      President, Consumer Products Division
Michael R. Eisenson.......................     45      Director
Timothy O. Fisher.........................     51      Director
John D. Leahy.............................     47      President, International/Corporate Sales Division
C. Ann Merrifield.........................     50      Director
Richard G. Powers.........................     55      President, Personal Products Division
Paul A. Siracusa, Ph.D....................     44      Senior Vice President, Research and Development
John C. Walker............................     40      Director
Wyche H. Walton...........................     35      Director
Douglas D. Wheat..........................     50      Director
Paul E. Yestrumskas.......................     49      Vice President, General Counsel and Secretary
Kenneth F. Yontz..........................     56      Director

    ROBERT B. HAAS has been Chairman and a director of the Company since 1995. Mr. Haas has been actively involved in private business investments since 1978, specializing in leveraged buyouts. He has served as Chairman of the Board and Chief Executive Officer of Haas Wheat & Partners, L.P. and its predecessor ("Haas Wheat") since 1992. Haas Wheat is a private investment firm specializing in leveraged acquisitions. Mr. Haas serves as Chairman and a director of Nebraska Book Company, Inc., NBC Acquisition Corporation, and AMN Healthcare Services, Inc. Mr. Haas also serves as a director of Walls Holding
Company, Inc.

    MICHAEL R. GALLAGHER has been our Chief Executive Officer and a director since 1995. Prior to joining the Company, Mr. Gallagher was Chief Executive Officer of North America for Reckitt & Colman PLC ("R&C"), a consumer products company, from 1994 to 1995. Mr. Gallagher was President and Chief Executive Officer of Eastman Kodak's L&F Products subsidiary from 1988 until the subsidiary was sold to R&C in 1994. From 1984 to 1988, Mr. Gallagher held various executive positions with the Lehn and Fink Group of Sterling Drug. From 1982 to 1984, he was Corporate Vice President and General Manager of the Household Products Division of The Clorox Company. Prior to that, Mr. Gallagher had various marketing and general management assignments with Clorox and with The Procter & Gamble Company. Presently he serves as a director of Allergan, Inc. and the Grocery Manufacturers Association.

    GLENN A. FORBES has been our Executive Vice President and Chief Financial Officer and a director since March 2000. He has served us for the past 29 years in various finance and accounting positions, including Vice President, Finance from 1988 to 2000.

    RICHARD C. BLUM has been a director of the Company since 1998. Since 1975, Mr. Blum has been Chairman and President of Richard C. Blum & Associates, Inc. the General Partner of BLUM Capital Partners, L.P., an investment firm that specializes in private equity and strategic public investments.

Mr. Blum also serves as a director of Northwest Airlines, Shaklee Corporation, URS Corporation, CB Richard Ellis, Inc., and Glenborough Realty Trust, Inc., and is also a director of several private companies.

    JAMES S. COOK has been Senior Vice President, Operations since 1991. From 1990 to 1991, he was our Vice President of Dover Operations. From 1988 to 1990, he was our Vice President of Distribution, Logistics & Management Information Systems. From 1982 to 1988, Mr. Cook held various senior level positions in manufacturing and distribution with us. From 1974 to 1982, he held various manufacturing and engineering positions at P&G.

    KEVIN M. DUNN has been President, Consumer Products Division since
July 2000. Prior to joining us, Mr. Dunn was President of R&C's North American Household Products Division since 1998 and President, Food Products Division--North America from 1994 to 1997. He also held various executive positions with Eastman Kodak's L&F Products subsidiary from 1988 until the subsidiary was sold to R&C in 1994.

    MICHAEL R. EISENSON has been a director of the Company since 1997.
Mr. Eisenson is a Managing Director and the Chief Executive Officer of Charlesbank Capital Partners, LLC, an investment firm which is the successor to Harvard Private Capital Group, Inc. He was a Managing Director of Harvard Private Capital Group from 1986 to 1998, and a Manager with the Boston Consulting Group from 1981 to 1985. He serves on the Board of Directors of CCC Information Services Group, Inc., ImmunoGen, Inc., and United Auto Group, Inc., as well as those of several private companies.

    TIMOTHY O. FISHER has been a director of the Company since 1966. Mr. Fisher has been employed by The Hillman Company, a company of diversified investments and operations, in various capacities, since 1972. He has been a Vice President of The Hillman Company since 1986 and is also a director of several private companies.

    JOHN D. LEAHY has been president of the International/Corporate Sales Division since August 2000 and Senior Vice President, International/Corporate Sales since 1998. From 1996 until 1998 he was Vice President of International/Corporate Sales. From 1993 to 1996, he was our Vice President of Sales. From 1982 to 1993, Mr. Leahy held various sales positions with us.

    C. ANN MERRIFIELD has been a director of the Company since 1997.
Ms. Merrifield currently serves as Executive Vice President, Genzyme Biosurgery, a division of Genzyme Corporation. Previously, she was employed by Genzyme Genetics, a unit of Genzyme Corporation, serving as President from 1996 to 2001 and by Bain & Company, a consulting firm, where she was a Partner from 1987 to 1992.

    RICHARD G. POWERS has been President, Personal Products Division since 1996. Prior to joining us, Mr. Powers was President of R&C's North American Personal Products Division. From 1992 to 1995, he was Vice President of Sales for R&C, and from 1990 to 1992 he was Vice President of Marketing for R&C's Durkee-French Foods Division. From 1973 to 1990, Mr. Powers held various positions in marketing and general management at General Foods Corp.

    PAUL A. SIRACUSA, PH.D. has been Senior Vice President, Research and Development since March 2000. From 1997 to March 2000, he was Senior Vice President Research and Development for R&C. From 1995 to 1997, he was Divisional Vice President of Research & Development, North America for R&C. From 1992 to 1995, he was Director of Technology for the Lehn & Fink Group of Sterling Drug. Prior to that, he held various Research and Development positions with Henkel Corporation, International Flavors and Fragrances, and Union Carbide Corporation.

    JOHN C. WALKER has been a director since May 2001. Mr. Walker has been a Partner of BLUM Capital Partners, L.P. since 1997, an investment firm that specializes in private equity and strategic block investments in public companies. From 1992 to 1997, Mr. Walker was a Vice President of Pexco Holdings, Inc., a private investment holding company. From 1986 to 1992, Mr. Walker served in various managerial and technical positions in the energy industry. Mr. Walker serves as a director of EFTC Corporation, K*Tec Corporation, and Smarte Carte, Inc.

    WYCHE H. WALTON has been a director of the Company since 1998. Mr. Walton has served as a Senior Vice President of Haas Wheat, a private investment firm, since 1995. From 1994 to 1995, he was Chief Financial Officer of McGarr Capital Management Corp. (a private investment firm). Mr. Walton also serves as a director of Smarte Carte Corporation and AMN Healthcare, Inc.

    DOUGLAS D. WHEAT has been a director of the Company since June 1995.
Mr. Wheat has been President of Haas Wheat, a private investment firm specializing in leveraged acquisitions, since 1992. He was Co-Chairman of Grauer & Wheat, Inc. (a private investment firm) from 1989 to 1992 and Senior Vice President of Donaldson, Lufkin & Jenrette Securities Corporation from 1985 to 1989. Mr. Wheat serves as a director of Smarte Carte Corporation, Walls Holding Company, Inc., NBC Acquisition Corp., Nebraska Book Company, and AMN Healthcare Services, Inc.

    PAUL E. YESTRUMSKAS has been Vice President, General Counsel and Secretary since December 1995. Prior to joining us, Mr. Yestrumskas was Senior Counsel of Rhone-Poulenc, Inc. from 1991 to 1995. Prior to 1991, Mr. Yestrumskas held various positions in legal and governmental relations at Timex, Hubbell, Inc. and General Motors.

    KENNETH F. YONTZ has been a director of the Company since 1995. Mr. Yontz is currently Chairman of the Board of Apogent Technologies, Inc. (formerly Sybron International), a manufacturer of life science and laboratory products, and Chairman of the Board of Sybron Dental Specialties, Inc., a manufacturer of dental products. From 1987 to 2001, he was Chairman, President, and CEO of Sybron International. He previously served as Executive Vice President of the Allen-Bradley Company. He is a director of Viasystems, Inc., a manufacturer of printed circuit boards.

    There are no family relationships among any of the foregoing persons.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth information regarding beneficial ownership of our common stock as of June 25, 2001 by (i) each director, (ii) each of our five most highly compensated executive officers in fiscal 2000 (the "Named Executive Officers"), (iii) each person we believe to own beneficially more than five percent of our outstanding common stock and (iv) all directors and Named Executive Officers as a group.

                                                                NUMBER OF SHARES
NAME OF BENEFICIAL OWNER                                      BENEFICIALLY OWNED(1)   PERCENT
------------------------                                      ---------------------   --------
Robert B. Haas..............................................        20,000,000(2)       32.8%
Richard C. Blum.............................................        13,197,500(3)       21.6%
Michael R. Eisenson.........................................         2,915,963(4)        4.8%
Michael R. Gallagher........................................         1,322,668(5)        2.1%
Glenn A. Forbes.............................................           200,154             *
John D. Leahy...............................................           198,669             *
Richard G. Powers...........................................           171,669             *
James S. Cook...............................................           285,001             *
Timothy O. Fisher...........................................            21,663(6)          *
Kenneth F. Yontz............................................            25,000             *
C. Ann Merrifield...........................................            28,534             *
John C. Walker..............................................                --            --
Wyche H. Walton.............................................                --            --
Douglas D. Wheat............................................                --            --
Partnerships managed by Haas Wheat & Partners Inc...........        20,000,000(2)       32.8%
BLUM Capital Partners, L.P., et al..........................        13,197,500(3)       21.6%
The Carpenters Pension Trust for Southern California........         4,511,700(3)        7.4%
Shapiro Capital Management Company, Inc.....................         6,304,100(7)       10.3%
All directors and Named Executive Officers as a group (14
  persons)..................................................        35,451,558          56.3%

------------------------

*   Indicates less than one percent.

(1) Based on filings under Sections 13 and 16 of the Securities Exchange Act of 1934, as amended. Except as otherwise indicated, we believe that each person listed has sole voting and dispositive power over all shares of common stock listed in the table. Includes shares that may be acquired upon the exercise of stock options granted by us that are exercisable within 60 days of June 25, 2001. The shares beneficially owned include 1,266,668; 131,001; 198,669; 171,669; 195,001; 25,000 and 18,534 shares subject to currently exercisable options granted to Messrs. Gallagher, Forbes, Leahy, Powers, Cook, Yontz, and Ms. Merrifield, respectively, and 2,006,542 shares subject to currently exercisable options granted to all current directors and executive officers as a group.

(2) Includes 8,055,555 shares (approximately 13.2% of the outstanding shares) owned by HWH Capital Partners, L.P., 9,028,482 shares (approximately 14.8% of the outstanding shares) owned by HWH Valentine Partners, L.P. and 2,915,963 shares (approximately 4.8% of the outstanding shares) owned by HWH Surplus Valentine Partners, L.P. The address of each of the foregoing partnerships is c/o Haas Wheat & Partners Incorporated, 300 Crescent Court, Suite 1700, Dallas, Texas 75201. The sole general partner of each of such partnerships is a limited partnership, and the sole general partner of each of such limited partnerships is a corporation controlled by Mr. Haas. By virtue of his control of such corporations, Mr. Haas has sole voting and dispositive power over 17,084,037 shares and shared voting and dispositive power over 2,915,963 shares.

(3) BLUM Capital Partners reports ownership of an aggregate of 13,197,500 shares (approximately 21.6% of the outstanding shares). These shares may be deemed to be owned indirectly by the following parties (i) BLUM Capital Partners, (ii) Richard C. Blum & Associates, Inc. ("RCBA Inc."), the general partner of BLUM Capital Partners, (iii) RCBA GP, L.L.C. ("RCBA GP") and (iv) Richard C. Blum, a significant stockholder and chairman of RCBA Inc. and a managing member of RCBA GP. These shares are owned directly as follows: (i) five limited partnerships for which BLUM Capital Partners serves as the general partner, Stinson Capital Partners, L.P. (1,509,700 shares--2.5% of the outstanding shares), Stinson Capital Partners II, L.P. (802,200 shares--1.3% of the outstanding shares), Stinson Capital Partners III (162,100 shares--0.3% of the outstanding shares), BK Capital Partners IV, L.P. (414,600 shares--0.7% of the outstanding shares), and RCBA-Playtex, L.P. (1,893,600 shares--3.1% of the outstanding shares); (ii) four investment advisory accounts for which BLUM Capital Partners has voting and investment discretion, The Carpenters Pension Trust for Southern California (4,511,700 shares--7.4% of the outstanding shares), The Common Fund for its Multi-Strategy and Value Opportunity funds (1,465,100 shares collectively--2.4% of the outstanding shares), The United Brotherhood of Carpenters Pension Plan (403,700 shares--0.6% of the outstanding shares) and Stinson Capital Fund
    (Cayman), Ltd. (135,300 shares--0.2% of the outstanding shares); and
    (iii) one limited partnership for which RCBA GP serves as the general partner, RCBA Strategic Partners, L.P. (1,899,500 shares--3.1% of the outstanding shares). The Common Fund disclaims membership in a group with any of the Reporting Persons and disclaims beneficial ownership of any shares held by the Reporting Persons. As the sole general partner of BLUM Capital Partners, RCBA Inc. might be deemed the beneficial owner of the securities over which BLUM Capital Partners has voting and investment power. As Chairman and a substantial shareholder of RCBA Inc., and a Managing Member of RCBA GP, Richard C. Blum might be deemed to be the beneficial owner of the securities beneficially owned by RCBA Inc. and RCBA GP. BLUM Capital Partners, RCBA Inc., RCBA GP and Mr. Blum disclaim beneficial ownership of these shares, except to the extent of any pecuniary interest therein. The address of BLUM Capital Partners, L.P. is 909 Montgomery Street, Suite 400, San Francisco, California 94113.

(4) Represents shares owned by HWH Surplus Valentine Partners, L.P., of which Phemus Corporation is the sole Limited Partner. Mr. Eisenson is the Managing Director and Chief Executive Officer of Charlesbank Capital Partners, LLC, which is the successor to Harvard Private Capital Group, the investment advisor for Phemus Corporation. While Mr. Eisenson has shared voting and dispositive power over the shares, he disclaims beneficial ownership of such shares. The address of Phemus Corporation and Mr. Eisenson is c/o Charlesbank Capital Partners, LLC, 600 Atlantic Avenue, 26th Floor, Boston, Massachusetts 02210.

(5) Includes 21,000 shares held by Mr. Gallagher's children. Mr. Gallagher disclaims beneficial ownership of these shares.

(6) Includes 16,663 shares held of record by Mr. Fisher's spouse and children. Mr. Fisher disclaims beneficial ownership of these shares.

(7) Shapiro Capital Management Company, Inc. is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, and is considered to be the "beneficial owner" of an aggregate of 6,304,100 shares of Common Stock. Information contained in a Schedule 13G filed with the Commission by Shapiro Capital Management, Inc. and Mr. Samuel R. Shapiro indicates that such shares were acquired solely for investment purposes. The Schedule 13G also indicates that Mr. Shapiro may be deemed to beneficially own an additional 61,100 shares owned by his wife. We have not attempted to verify independently any of the information contained in the Schedule 13G. The address of Shapiro Capital Management Company, Inc. is 3060 Peachtree Road, N.W., Atlanta, Georgia 30305.

                    DESCRIPTION OF THE RECEIVABLES FACILITY

    On May 22, 2001, a newly formed special purpose bankruptcy remote subsidiary of ours (the "Securitization Entity") entered into a Receivables Purchase Agreement with CSFB, individually and as agent, and Gramercy Capital Corporation ("Gramercy"), as investor. Under the Receivables Purchase Agreement, the Receivables Facility was established allowing the Securitization Entity, upon satisfaction of certain conditions, to sell an undivided fractional ownership interest in certain trade accounts receivable up to $100 million. Under the Receivables Purchase Agreement, Gramercy may purchase accounts receivable with proceeds from the issuance of commercial paper, and if Gramercy does not purchase, CSFB will purchase the accounts receivable. The Receivables Facility is secured by, among other things, certain trade accounts receivable that have been sold or contributed by us to the Securitization Entity in which the Securitization Entity has subsequently sold an undivided fractional ownership interest to the purchasers under the Receivables Purchase Agreement. The Receivables Facility is intended to be treated as a sale of receivables for financial reporting purposes.

    The initial proceeds from the Receivables Facility were utilized by the Securitization Entity to simultaneously purchase accounts receivable from us. Any future proceeds will be utilized by the Securitization Entity to simultaneously purchase accounts receivable from us and we are permitted to utilize these proceeds for our general corporate purposes.

    TERM

    The Receivables Facility will terminate and any advances outstanding will become due on the earliest to occur (this date being referred to as the "Termination Date") of (i) 364 days after the closing date of the Receivables Facility, (ii) the occurrence of certain events that would cause the declaration of the Termination Date, and (iii) thirty days after notice of termination is given by the Securitization Entity. The Receivables Facility may be renewed, subject to the discretion of CSFB.

    SECURITY

    The Receivables Facility is secured by a first priority security interest in the accounts receivable owned by the Securitization Entity and these assets will not be available for use by us or to satisfy any obligation owed to you under the exchange notes.

    MATURITY AND AMORTIZATION

    To the extent purchases of accounts receivable by the Securitization Entity from us are financed under the Receivables Facility, these advances shall be repaid out of collections on such accounts receivable unless such collections are reinvested in additional accounts receivable as permitted under the Receivables Purchase Agreement. Any amounts outstanding under the facility will be due on the Termination Date.

    INTEREST

    Borrowings by the Securitization Entity under the Receivables Facility bear interest, to the extent such borrowings may be funded by the issuance of commercial paper, at a floating rate based on LIBOR, and to the extent such borrowing may not be financed by the issuance of commercial paper, at a floating rate based upon LIBOR plus a spread of 1%. Upon the occurrence of an event of termination under the Receivables Purchase Agreement, borrowings by the Securitization Entity under the Receivables Facility will bear interest at LIBOR plus 2%. We and the Securitization Entity, as applicable, have agreed to pay administration fees, commitment fees and certain other fees and expenses and to provide certain indemnities, all of which we and the Securitization Entity believed to be customary for financings of this type.

    REPRESENTATIONS, WARRANTIES AND COVENANTS

    The Receivables Purchase Agreement contains representations, warranties, affirmative and negative covenants customary for these financings including, without limitation, representations concerning the quality of the underlying trade receivables that serve as collateral for the facility, as well as separateness covenants regarding the bankruptcy remoteness of the Securitization Entity from us and our subsidiaries.

    REPURCHASE OBLIGATION

    We are required to repurchase from the Securitization Entity any account receivable which we sold to the Securitization Entity if it is subsequently determined that we breached a representation or warranty relating to eligibility criteria concerning these accounts receivable as of the date of sale of these accounts receivable to the Securitization Entity.

    SERVICING

    We are engaged to perform certain administrative and reporting functions on behalf of the Securitization Entity under the Receivables Purchase Agreement. We are compensated with a market rate fee for performing these services.

    EVENTS OF TERMINATION

    The Receivables Purchase Agreement contains events of termination customary for this type of financing, including, but not limited to: nonpayment of principal, interest fees or other amounts when due; violation of covenants; failure of any representation or warranty to be true in all material respects when made or deemed made; change of control; bankruptcy events; material judgments; in certain circumstances, defaults under the Receivables Facility; actual or Securitization Entity or Playtex-asserted invalidity of the facility documents; non-perfection of security interests; a servicing default under the Servicing Agreement (including a cross default to acceleration of our material indebtedness); and a violation of certain financial covenants concerning the financial quality of the receivables sold under the Receivables Facility. These events of default allow for grace periods and materiality concepts.

                       DESCRIPTION OF OTHER INDEBTEDNESS

NEW CREDIT FACILITY

    On May 22, 2001, we entered into a credit agreement (the "New Credit Agreement") with Credit Suisse First Boston ("CSFB"), as administrative agent, collateral agent and sole and exclusive lead arranger and bookrunner and the lenders, pursuant to which the lenders, subject to some conditions, provided to us a credit facility of up to $625.0 million.

    STRUCTURE

    The New Credit Facility consists of:

    - term loans of up to $100.0 million (the "Tranche A Facility");

    - term loans of up to $400.0 million (the "Tranche B Facility"); and

    - revolving loans of up to $125.0 million (the "Revolving Facility").

    AVAILABILITY AND USE OF PROCEEDS

    On May 22, 2001, the proceeds of the Tranche A Facility were deposited with the trustee for the 8 7/8% Notes, to be used only for partial payment of the 8 7/8% Notes redemption consideration. On May 22, 2001, the proceeds of the Tranche B Facility, together with the proceeds of the offering of the initial notes and the Receivables Facility, were used for partial payment of the 8 7/8% Notes redemption consideration, payment of the 9% Notes redemption consideration, repayment of amounts outstanding under the Existing Credit Facility, termination of our two then existing interest rate swap agreements, and payment of all transaction fees and expenses relating to the refinancing transactions. The undrawn portion of the Revolving Facility is available to us for general corporate purposes, including to effect permitted acquisitions. As of March 31, 2001, on a pro forma basis, after giving effect to the offering of the initial notes and the Refinancing Transactions, we would have had approximately $108.7 million of additional borrowing availability under the New Credit Facility, excluding outstanding letters of credit.

    INTEREST

    Borrowings under the Tranche A Facility and the Revolving Facility bear interest at a floating rate based upon (and including a spread over), at our option, Adjusted LIBOR or the higher of CSFB's Prime Rate or the Federal Funds Effective Rate ("ABR"). Borrowings under the Tranche B Facility bear interest at a floating rate based upon (and including a spread over), at our option, Adjusted LIBOR or ABR. We have agreed to pay administration fees, commitment fees and certain expenses and to provide certain indemnities, all of which we believe are customary for financings of this type.

    MATURITY AND AMORTIZATION

    Loans made under the Tranche A Facility will mature on the sixth anniversary of the closing date of the New Credit Facility (the "Credit Closing Date"), and the amounts due under the Tranche A Facility will amortize on a semi-annual basis in equal amounts commencing six months after the Credit Closing Date, with up to $12.0 million due at final maturity.

    Loans made under the Tranche B Facility will mature on the eighth anniversary of the Credit Closing Date, and the amounts due thereunder will amortize on a semi-annual basis in equal amounts commencing six months after the Credit Closing Date, with up to $195.1 million due at final maturity.

    Loans made under the Revolving Facility will mature on the sixth anniversary of the Credit Closing Date.

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    MANDATORY REPAYMENTS

    Beginning in the fiscal year ending December 28, 2002, we will be required to prepay borrowings under the New Credit Facility with (i) 75% of consolidated excess cash flow (as this term is defined in the New Credit Agreement) (to be reduced if the total leverage ratio is less than 4 to 1), (ii) 100% of net cash proceeds of certain dispositions by us and our subsidiaries, subject to a reinvestment option (including any initial net cash proceeds in excess of $75.0 million under the Receivables Facility) (subject to some exceptions) and
(iii) 100% of net cash proceeds of issuances of debt obligations by us and our subsidiaries. Mandatory repayments will be applied to the different tranches of the New Credit Facility in accordance with a fixed schedule, subject to some exceptions.

    PREPAYMENT UPON CHANGE OF CONTROL

    On the date which is the earlier of (1) 30 days after the date of a change of control (as defined in the indenture) or (2) the date on which we shall have made a change of control offer under the terms of the indenture, we are required to repay all amounts outstanding under the New Credit Facility and terminate the commitments thereunder.

    VOLUNTARY PREPAYMENTS

    We are permitted to make voluntary prepayments and/or permanently reduce the Revolving Facility (in principal amounts of at least $5 million) in whole or in part, at our option, without premium or penalty, subject to reimbursement of the lenders' redeployment costs in the case of prepayment of Adjusted LIBOR borrowings, other than at the end of an interest period. All voluntary prepayments of the Term Loan Facility will be applied, at our option, in order of maturity or PRO RATA among the tranches under the New Credit Facility.

    SECURITY AND GUARANTEES

    All of our existing and future domestic subsidiaries (other than the Securitization Entity) have unconditionally guaranteed the repayment of the New Credit Facility. The New Credit Facility is secured by substantially all of our tangible and intangible assets, including the assets of our existing and future domestic subsidiaries (other than the Securitization Entity). Substantially all of the capital stock of our domestic subsidiaries and 65% of the capital stock of our foreign subsidiaries is pledged as part of the security for the New Credit Facility.

    COVENANTS

    The New Credit Agreement contains affirmative and negative covenants customary for this type of financing. The New Credit Agreement also contains the following financial covenants customary for such financings: maximum ratio of funded debt to EBITDA; minimum ratio of EBITDA to interest expense; and a limitation on capital expenditures.

    EVENTS OF DEFAULT

    The New Credit Agreement contains events of default customary for this type of financing, including, but not limited to: nonpayment of principal, interest fees or other amounts when due; violation of covenants; failure of any representation or warranty to be true in all material respects when made or deemed made; cross default; ERISA; change of control; bankruptcy events; material judgments; and actual or Playtex-asserted invalidity of the loan documents, security interests or other material agreements or the subordination provisions of the notes, Convertible Notes (as defined below) or Junior Subordinated Notes (as defined below). These events of default allow for grace periods and materiality concepts.

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CONVERTIBLE SUBORDINATED NOTES

    In connection with our acquisition of the DIAPER GENIE business in January 1999, we issued $50.0 million aggregate principal amount of 6% Convertible Subordinated Notes due 2004 (the "Convertible Notes"). The Convertible Notes bear interest at 6% and may be converted, at the holders' option, into shares of our common stock at a conversion price of approximately $19.15 per share. The Convertible Notes will mature in 2004 and are callable by us after January 29, 2002. The Convertible Notes are not guaranteed by any of our subsidiaries. The exchange notes will rank equally with the Convertible Notes.

DUE TO RELATED PARTY

    Our 15 1/2% Junior Subordinated Notes (the "Junior Subordinated Notes") are held by Playtex Apparel Partners, L.P. (the "Apparel Partnership"). The interest on the 15 1/2% Junior Subordinated Notes is payable annually on December 15. Commencing with the interest payment due December 15, 1994, we have made these interest payments in cash. However, with respect to any such interest amount payable prior to maturity, we may satisfy such payments through the issuance of additional 15 1/2% Junior Subordinated Notes. The principal and any unpaid accrued interest on the 15 1/2% Junior Subordinated Notes are payable in cash on December 15, 2003. The exchange notes and the guarantees will rank senior to the 15 1/2% Junior Subordinated Notes.

    In connection with our 1988 sale of Playtex Apparel, Inc. to the Apparel Partnership, we received 15% debentures (the "15% Debentures") that were issued by the Apparel Partnership and contain corresponding provisions to the 15 1/2% Junior Subordinated Notes issued by us. The 15% Debentures held by us are reflected in our consolidated balance sheet as "Due from Related Party." As of March 31, 2001, the balance of our obligation to the Apparel Partnership (shown on the balance sheet as a liability titled "Due to Related Party") was $78.0 million, while the corresponding balance of the obligation of the Apparel Partnership to us (shown on the balance sheet as an asset titled "Due from Related Party") was $80.0 million. We receive interest income in cash on the 15% Debentures and consequently interest expense on the 15 1/2% Junior Subordinated Notes is shown net of cash interest income from the 15% Debentures in our consolidated financial statements. Our 15 1/2% Junior Subordinated Notes do not appear as long-term debt in our financial statements or elsewhere in this prospectus.

8 7/8% NOTES

    On July 21, 1997, we issued $150 million in aggregate principal amount of the 8 7/8% Notes. At the closing of the offering of the initial notes on May 22, 2001, we instructed the trustee to issue a notice of redemption for all the outstanding 8 7/8% Notes. The 8 7/8% Notes will be redeemed on July 15, 2001 at an aggregate redemption price of $156.7 million plus accrued interest. At the closing of the offering of the initial notes, we took steps to satisfy and discharge the indenture relating to the 8 7/8% Notes.

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                               THE EXCHANGE OFFER

TERMS OF THE EXCHANGE OFFER

    We are offering to exchange our exchange notes for a like aggregate principal amount of our initial notes.

    The exchange notes that we propose to issue in this exchange offer will be substantially identical to our initial notes except that, unlike our initial notes, the exchange notes will have no transfer restrictions or registration rights. You should read the description of the exchange notes in the section in this prospectus entitled "Description of the Notes."

    We reserve the right in our sole discretion to purchase or make offers for any initial notes that remain outstanding following the expiration or termination of this exchange offer and, to the extent permitted by applicable law, to purchase initial notes in the open market or privately negotiated transactions, one or more additional tender or exchange offers or otherwise. The terms and prices of these purchases or offers could differ significantly from the terms of this exchange offer. In addition, nothing in this exchange offer will prevent us from exercising our right to discharge our obligations on the initial notes by depositing certain securities with the trustee and otherwise.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS; TERMINATION

    This exchange offer will expire at 5:00 p.m., New York City time, on       ,
2001, unless we extend it in our reasonable discretion. The expiration date of this exchange offer will be at least 20 business days after the commencement of the exchange offer in accordance with Rule 14e-1(a) under the Securities Exchange Act of 1934.

    We expressly reserve the right to delay acceptance of any initial notes, extend or terminate this exchange offer and not accept any initial notes that we have not previously accepted if any of the conditions described below under "--Conditions to the Exchange Offer" have not been satisfied or waived by us. We will notify the exchange agent of any extension by oral notice promptly confirmed in writing or by written notice. We will also notify the holders of the initial notes by mailing an announcement or by a press release or other public announcement communicated before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date unless applicable laws require us to do otherwise.

    We also expressly reserve the right to amend the terms of this exchange offer in any manner. If we make any material change, we will promptly disclose this change in a manner reasonably calculated to inform the holders of our initial notes of the change including providing public announcement or giving oral or written notice to these holders. A material change in the terms of this exchange offer could include a change in the timing of the exchange offer, a change in the exchange agent and other similar changes in the terms of this exchange offer. If we make any material change to this exchange offer, we will disclose this change by means of a post-effective amendment to the registration statement which includes this prospectus and will distribute an amended or supplemented prospectus to each registered holder of initial notes. In addition, we will extend this exchange offer for an additional five to ten business days as required by the Exchange Act, depending on the significance of the amendment, if the exchange offer would otherwise expire during that period. We will promptly notify the exchange agent by oral notice, promptly confirmed in writing, or written notice of any delay in acceptance, extension, termination or amendment of this exchange offer.

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PROCEDURES FOR TENDERING INITIAL NOTES

PROPER EXECUTION AND DELIVERY OF LETTERS OF TRANSMITTAL

    To tender your initial notes in this exchange offer, you must use ONE OF THE THREE alternative procedures described below:

    (1) REGULAR DELIVERY PROCEDURE: Complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal. Have the signatures on the letter of transmittal guaranteed if required by the letter of transmittal. Mail or otherwise deliver the letter of transmittal or the facsimile together with the certificates representing the initial notes being tendered and any other required documents to the exchange agent on or before 5:00 p.m., New York City time, on the expiration date.

    (2) BOOK-ENTRY DELIVERY PROCEDURE: Send a timely confirmation of a book-entry transfer of your initial notes, if this procedure is available, into the exchange agent's account at The Depository Trust Company in accordance with the procedures for book-entry transfer described under "--Book-Entry Delivery Procedure" below, on or before 5:00 p.m., New York City time, on the expiration date.

    (3) GUARANTEED DELIVERY PROCEDURE: If time will not permit you to complete your tender by using the procedures described in (1) or (2) above before the expiration date, comply with the guaranteed delivery procedures described under "--Guaranteed Delivery Procedure" below.

    The method of delivery of the initial notes, the letter of transmittal and all other required documents is at your election and risk. Instead of delivery by mail, we recommend that you use an overnight or hand-delivery service. If you choose the mail, we recommend that you use registered mail, properly insured, with return receipt requested. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE TIMELY DELIVERY. You should not send any letters of transmittal or initial notes to us. You must deliver all documents to the exchange agent at its address provided below. You may also request your broker, dealer, commercial bank, trust company or nominee to tender your initial notes on your behalf.

    Only a holder of initial notes may tender initial notes in this exchange offer. A holder is any person in whose name initial notes are registered on our books or any other person who has obtained a properly completed bond power from the registered holder.

    If you are the beneficial owner of initial notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your notes, you must contact that registered holder promptly and instruct that registered holder to tender your notes on your behalf. If you wish to tender your initial notes on your own behalf, you must, before completing and executing the letter of transmittal and delivering your initial notes, either make appropriate arrangements to register the ownership of these notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

    You must have any signatures on a letter of transmittal or a notice of withdrawal guaranteed by:

    (1) a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.,

    (2) a commercial bank or trust company having an office or correspondent in the United States, or

    (3) an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Exchange Act, UNLESS the initial notes are tendered:

       (1) by a registered holder or by a participant in The Depository Trust Company whose name appears on a security position listing as the owner, who has not completed the box

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
           entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal and only if the exchange notes are being issued directly to this registered holder or deposited into this participant's account at The Depository Trust Company, or

       (2) for the account of a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934.

    If the letter of transmittal or any bond powers are signed by:

    (1) the recordholder(s) of the initial notes tendered: the signature must correspond with the name(s) written on the face of the initial notes without alteration, enlargement or any change whatsoever.

    (2) a participant in The Depository Trust Company: the signature must correspond with the name as it appears on the security position listing as the holder of the initial notes.

    (3) a person other than the registered holder of any initial notes: these initial notes must be endorsed or accompanied by bond powers and a proxy that authorize this person to tender the initial notes on behalf of the registered holder, in satisfactory form to us as determined in our sole discretion, in each case, as the name of the registered holder or holders appears on the initial notes.

    (4) trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity: these persons should so indicate when signing. Unless waived by us, evidence satisfactory to us of their authority to so act must also be submitted with the letter of transmittal.

    To effectively tender notes through The Depository Trust Company, the financial institution that is a participant in The Depository Trust Company will electronically transmit its acceptance through the Automatic Tender Offer Program. The Depository Trust Company will then edit and verify the acceptance and send an agent's message to the exchange agent for its acceptance. An agent's message is a message transmitted by The Depository Trust Company to the exchange agent stating that The Depository Trust Company has received an express acknowledgment from the participant in The Depository Trust Company tendering the notes that this participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce this agreement against this participant.

    BOOK-ENTRY DELIVERY PROCEDURE

    Any financial institution that is a participant in The Depository Trust Company's systems may make book-entry deliveries of initial notes by causing The Depository Trust Company to transfer these initial notes into the exchange agent's account at The Depository Trust Company in accordance with The Depository Trust Company's procedures for transfer. To effectively tender notes through The Depository Trust Company, the financial institution that is a participant in The Depository Trust Company will electronically transmit its acceptance through the Automatic Tender Offer Program. The Depository Trust Company will then edit and verify the acceptance and send an agent's message to the exchange agent for its acceptance. An agent's message is a message transmitted by The Depository Trust Company to the exchange agent stating that The Depository Trust Company has received an express acknowledgment from the participant in The Depository Trust Company tendering the notes that this participation has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce this agreement against this participant. The exchange agent will make a request to establish an account for the initial notes at The Depository Trust Company for purposes of the exchange offer within two business days after the date of this prospectus.

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
    A delivery of initial notes through a book-entry transfer into the exchange agent's account at The Depository Trust Company will only be effective if an agent's message or the letter of transmittal or a facsimile of the letter of transmittal with any required signature guarantees and any other required documents is transmitted to and received by the exchange agent at the address indicated below under "--Exchange Agent" on or before the expiration date unless the guaranteed delivery procedures described below are complied with. DELIVERY OF DOCUMENTS TO THE DEPOSITORY TRUST COMPANY DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

    GUARANTEED DELIVERY PROCEDURE

    If you are a registered holder of initial notes and desire to tender your notes, and (1) these notes are not immediately available, (2) time will not permit your notes or other required documents to reach the exchange agent before the expiration date or (3) the procedures for book-entry transfer cannot be completed on a timely basis and an agent's message delivered, you may still tender in this exchange offer if:

    (1) you tender through a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Exchange Act,

    (2) on or before the expiration date, the exchange agent receives a properly completed and duly executed letter of transmittal or facsimile of the letter of transmittal, and a notice of guaranteed delivery, substantially in the form provided by us, with your name and address as holder of the initial notes and the amount of notes tendered, stating that the tender is being made by that letter and notice and guaranteeing that within five business days after the expiration date the certificates for all the initial notes tendered, in proper form for transfer, or a book-entry confirmation with an agent's message, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent, and

    (3) the certificates for all your tendered initial notes in proper form for transfer or a book-entry confirmation as the case may be, and all other documents required by the letter of transmittal are received by the exchange agent within five business days after the expiration date.

ACCEPTANCE OF INITIAL NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES

    Your tender of initial notes will constitute an agreement between you and us governed by the terms and conditions provided in this prospectus and in the related letter of transmittal.

    We will be deemed to have received your tender as of the date when your duly signed letter of transmittal accompanied by your initial notes tendered, or a timely confirmation of a book-entry transfer of these notes into the exchange agent's account at The Depository Trust Company with an agent's message, or a notice of guaranteed delivery from an eligible institution is received by the exchange agent.

    All questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tenders will be determined by us in our sole discretion. Our determination will be final and binding.

    We reserve the absolute right to reject any and all initial notes not properly tendered or any initial notes which, if accepted, would, in our opinion or our counsel's opinion, be unlawful. We also reserve the absolute right to waive any conditions of this exchange offer or irregularities or defects in tender as to particular notes. Our interpretation of the terms and conditions of this exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any

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defects or irregularities in connection with tenders of initial notes must be cured within such time as we shall determine. We, the exchange agent or any other person will be under no duty to give notification of defects or irregularities with respect to tenders of initial notes. We and the exchange agent or any other person will incur no liability for any failure to give notification of these defects or irregularities. Tenders of initial notes will not be deemed to have been made until such irregularities have been cured or waived. The exchange agent will return without cost to their holders any initial notes that are not properly tendered and as to which the defects or irregularities have not been cured or waived as promptly as practicable following the expiration date.

    If all the conditions to the exchange offer are satisfied or waived on the expiration date, we will accept all initial notes properly tendered and will issue the exchange notes promptly thereafter. Please refer to the section of this prospectus entitled "--Conditions to the Exchange Offer" below. For purposes of this exchange offer, initial notes will be deemed to have been accepted as validly tendered for exchange when, as and if we give oral or written notice of acceptance to the exchange agent.

    We will issue the exchange notes in exchange for the initial notes tendered pursuant to a notice of guaranteed delivery by an eligible institution only against delivery to the exchange agent of the letter of transmittal, the tendered initial notes and any other required documents, or the receipt by the exchange agent of a timely confirmation of a book-entry transfer of initial notes into the exchange agent's account at The Depository Trust Company with an agent's message, in each case, in form satisfactory to us and the exchange agent.

    If any tendered initial notes are not accepted for any reason provided by the terms and conditions of this exchange offer or if initial notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged initial notes will be returned without expense to the tendering holder, or, in the case of initial notes tendered by book-entry transfer procedures described above, will be credited to an account maintained with the book-entry transfer facility, as promptly as practicable after withdrawal, rejection of tender or the expiration or termination of the exchange offer.

    By tendering into this exchange offer, you will irrevocably appoint our designees as your attorney-in-fact and proxy with full power of substitution and resubstitution to the full extent of your rights on the notes tendered. This proxy will be considered coupled with an interest in the tendered notes. This appointment will be effective only when, and to the extent that we accept your notes in this exchange offer. All prior proxies on these notes will then be revoked and you will not be entitled to give any subsequent proxy. Any proxy that you may give subsequently will not be deemed effective. Our designees will be empowered to exercise all voting and other rights of the holders as they may deem proper at any meeting of note holders or otherwise. The initial notes will be validly tendered only if we are able to exercise full voting rights on the notes, including voting at any meeting of the note holders, and full rights to consent to any action taken by the note holders.

WITHDRAWAL OF TENDERS

    Except as otherwise provided in this prospectus, you may withdraw tenders of initial notes at any time before 5:00 p.m., New York City time, on the expiration date.

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
    For a withdrawal to be effective, you must send a written or facsimile transmission notice of withdrawal to the exchange agent before 5:00 p.m., New York City time, on the expiration date at the address provided below under "--Exchange Agent" and before acceptance of your tendered notes for exchange by us.

    Any notice of withdrawal must:

    (1) specify the name of the person having tendered the initial notes to be withdrawn,

    (2) identify the notes to be withdrawn, including, if applicable, the registration number or numbers and total principal amount of these notes,

    (3) be signed by the person having tendered the initial notes to be withdrawn in the same manner as the original signature on the letter of transmittal by which these notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to permit the trustee for the initial notes to register the transfer of these notes into the name of the person having made the original tender and withdrawing the tender,

    (4) specify the name in which any of these initial notes are to be registered, if this name is different from that of the person having tendered the initial notes to be withdrawn, and

    (5) if applicable because the initial notes have been tendered through the book-entry procedure, specify the name and number of the participant's account at The Depository Trust Company to be credited, if different than that of the person having tendered the initial notes to be withdrawn.

    We will determine all questions as to the validity, form and eligibility, including time of receipt, of all notices of withdrawal and our determination will be final and binding on all parties. Initial notes that are withdrawn will be deemed not to have been validly tendered for exchange in this exchange offer.

    The exchange agent will return without cost to their holders all initial notes that have been tendered for exchange and are not exchanged for any reason, as promptly as practicable after withdrawal, rejection of tender or expiration or termination of this exchange offer.

    You may retender properly withdrawn initial notes in this exchange offer by following one of the procedures described under "--Procedures for Tendering Initial Notes" above at any time on or before the expiration date.

CONDITIONS TO THE EXCHANGE OFFER

    We will complete this exchange offer only if:

    (1) there is no action or proceeding instituted or threatened in any court or before any governmental agency or body that in our judgment would reasonably be expected to prohibit, prevent or otherwise impair our ability to proceed with this exchange offer,

    (2) there is no change in the laws and regulations which, in our judgment, would reasonably be expected to impair our ability to proceed with this exchange offer,

    (3) there is no change in the current interpretation of the staff of the Commission which permits resales of the exchange notes,

    (4) there is no stop order issued by the Commission or any state securities authority suspending the effectiveness of the registration statement which includes this prospectus or the qualification of the indenture for our exchange notes under the Trust Indenture Act of 1939 and there are no proceedings initiated or, to our knowledge, threatened for that purpose, and

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    (5) we obtain all governmental approvals that we deem in our sole discretion necessary to complete this exchange offer.

    These conditions are for our sole benefit. We may assert any one of these conditions regardless of the circumstances giving rise to it and may also waive any one of them, in whole or in part, at any time and from time to time, if we determine in our reasonable discretion that it has not been satisfied, subject to applicable law. We will not be deemed to have waived our rights to assert or waive these conditions if we fail at any time to exercise any of them. Each of these rights will be deemed an ongoing right which we may assert at any time and from time to time.

    If we determine that we may terminate this exchange offer because any of these conditions is not satisfied, we may:

    (1) refuse to accept and return to their holders any initial notes that have been tendered,

    (2) extend the exchange offer and retain all notes tendered before the expiration date, subject to the rights of the holders of these notes to withdraw their tenders, or

    (3) waive any condition that has not been satisfied and accept all properly tendered notes that have not been withdrawn or otherwise amend the terms of this exchange offer in any respect as provided under the section in this prospectus entitled "--Expiration Date; Extensions; Amendments; Termination."

ACCOUNTING TREATMENT

    We will record the exchange notes at the same carrying value as the initial notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. We will amortize the costs of the exchange offer and the unamortized expenses related to the issuance of the exchange notes over the term of the exchange notes.

EXCHANGE AGENT

    We have appointed The Bank of New York as exchange agent for this exchange offer. You should direct all questions and requests for assistance on the procedures for tendering and all requests for additional copies of this prospectus or the letter of transmittal to the exchange agent as follows:

    By mail:

    The Bank of New York
    101 Barclay Street--7E
    New York, NY 10286

    By hand/overnight delivery:

    The Bank of New York
    101 Barclay Street--1st Floor
    New York, NY 10286
    Facsimile Transmission:
    Confirm by Telephone:
    Attention:

FEES AND EXPENSES

    We will bear the expenses of soliciting tenders in this exchange offer, including fees and expenses of the exchange agent and trustee and accounting, legal, printing and related fees and expenses.

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    We will not make any payments to brokers, dealers or other persons soliciting acceptances of this exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection with this exchange offer. We will also pay brokerage houses and other custodians, nominees and fiduciaries their reasonable out-of-pocket expenses for forwarding copies of the prospectus, letters of transmittal and related documents to the beneficial owners of the initial notes and for handling or forwarding tenders for exchange to their customers.

    We will pay all transfer taxes, if any, applicable to the exchange of initial notes in accordance with this exchange offer. However, tendering holders will pay the amount of any transfer taxes, whether imposed on the registered holder or any other persons, if:

    (1) certificates representing exchange notes or initial notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the notes tendered,

    (2) tendered initial notes are registered in the name of any person other than the person signing the letter of transmittal, or

    (3) a transfer tax is payable for any reason other than the exchange of the initial notes in this exchange offer.

    If you do not submit satisfactory evidence of the payment of any of these taxes or of any exemption from this payment with the letter of transmittal, we will bill you directly the amount of these transfer taxes.

YOUR FAILURE TO PARTICIPATE IN THE EXCHANGE OFFER WILL HAVE ADVERSE CONSEQUENCES

    The initial notes were not registered under the Securities Act or under the securities laws of any state and you may not resell them, offer them for resale or otherwise transfer them unless they are subsequently registered or resold under an exemption from the registration requirements of the Securities Act and applicable state securities laws. If you do not exchange your initial notes for exchange notes in accordance with this exchange offer, or if you do not properly tender your initial notes in this exchange offer, you will not be able to resell, offer to resell or otherwise transfer the initial notes unless they are registered under the Securities Act or unless you resell them, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act. In addition, you will not necessarily be able to obligate us to register the initial notes under the Securities Act.

DELIVERY OF PROSPECTUS

    Each broker-dealer that receives exchange notes for its own account in exchange for initial notes, where such initial notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See "Plan of Distribution."

                            DESCRIPTION OF THE NOTES

    You can find the definitions of certain terms used in this description under the subheading "--Certain Definitions." In this description, the word "Playtex" refers only to Playtex Products, Inc. and not to any of its subsidiaries.

    Playtex issued the initial notes under an indenture among itself, the Guarantors and The Bank of New York, as trustee, in a private transaction that was not subject to the registration requirements of the Securities Act. Both the initial notes and the exchange notes are governed by that indenture. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939.

    The following description is a summary of the material provisions of the indenture. It does not restate the indenture in its entirety. We urge you to read the indenture because it, and not this description, defines your rights as Holders of the notes. Copies of the indenture are available as set forth in the section of this prospectus entitled "Where You Can Find More Information." Certain defined terms used in this description but not defined below under the caption "Certain Definitions" have the meanings assigned to them in the indenture.

    The registered Holder of a note will be treated as the owner of it for all purposes. Only registered Holders will have rights under the indenture.

BRIEF DESCRIPTION OF THE NOTES AND THE GUARANTEES

    THE NOTES:

    - are general unsecured obligations of Playtex;

    - are subordinated in right of payment to all existing and future Senior Indebtedness of Playtex;

    - are PARI PASSU in right of payment with all existing and future unsecured senior subordinated Indebtedness of Playtex;

    - are senior in right of payment to our 15 1/2% Junior Subordinated Notes due 2003 and any future junior subordinated Indebtedness of Playtex; and

    - are unconditionally guaranteed by the Guarantors on a senior subordinated basis.

    As of the date of the indenture, all of our subsidiaries were "Restricted Subsidiaries" except for the Securitization Entity, which was created to serve as a special purpose entity in connection with the Receivables Facility. The Securitization Entity is an "Unrestricted Subsidiary" for indenture purposes. In addition, under the circumstances described below under the caption "--Certain Covenants--Designation of Restricted and Unrestricted Subsidiaries," we will be permitted to designate other of our subsidiaries to be "Unrestricted Subsidiaries." Our Unrestricted Subsidiaries (including the Securitization Entity) will not be subject to any of the restricted covenants in the indenture. Our Unrestricted Subsidiaries and foreign subsidiaries will not guarantee the notes.

    THE GUARANTEES

    The notes are guaranteed by all of Playtex's current and future Domestic Subsidiaries.

    Each guarantee of the notes:

    - is a general unsecured obligation of the Guarantor;

    - is subordinated in right of payment to all existing and future Senior Indebtedness of that Guarantor;

    - is PARI PASSU in right of payment with any future senior subordinated Indebtedness of that Guarantor; and

    - is senior in right of payment to any future junior subordinated Indebtedness of the Guarantors.

    On a pro forma basis as of March 31, 2001, after giving effect to this offering and the Refinancing Transactions, Playtex and the Guarantors would have had total Senior Indebtedness of approximately $516.3 million, $50.0 million of PARI PASSU Indebtedness and $0 of subordinated Indebtedness (excluding our
15 1/2% Junior Subordinated Notes). As indicated above and as discussed in detail below under the caption "--Subordination," payments on the notes and under these Guarantees will be subordinated to the payment of Senior Indebtedness. The Company may incur additional Senior Indebtedness in the future, subject to the limitations imposed by the Credit Agreement and the indenture. See "Description of Other Indebtedness--New Credit Facility" and "--Certain Covenants--Limitation on Indebtedness."

    Each Guarantee will provide that upon any voluntary or involuntary liquidation or dissolution of any such Guarantor or any bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to any such Guarantor or its respective property, all Senior Indebtedness of any such Guarantor must be paid in full in cash or Cash Equivalents before any payment or distribution is made (excluding a distribution of Permitted Junior Securities) upon principal, interest, premium, if any, and Liquidated Damages, if any, on the notes. By reason of such subordination, in the event of liquidation or insolvency, creditors of any such Guarantor who are holders of Senior Indebtedness of any such Guarantor may recover more ratably than the Holders of the notes and the Holders of the notes may not recover any amounts in such event.

    Playtex's ability to make interest and principal payments under its indebtedness will depend on its financial and operating performance, which, in turn, is subject to prevailing economic conditions and to financial, business and other factors beyond its control. Although Playtex's cash flow from operations have been sufficient to meet its historical debt obligations, there can be no assurance that Playtex's operating results will continue to be sufficient or that future borrowing facilities will be available for the payment or refinancing of Playtex's indebtedness. See "Risk Factors."

PRINCIPAL, MATURITY AND INTEREST

    Playtex may issue notes with a maximum aggregate principal amount of $500,000,000, of which $350,000,000 were issued in the offering of the initial notes on May 22, 2001. Playtex may issue additional notes from time to time after this exchange offer. Any offering of additional notes is subject to the covenant described below under the caption "--Certain Covenants--Limitation on Indebtedness." The notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Playtex will issue notes in denominations of $1,000 and integral multiples of $1,000. The notes will mature on June 1, 2011.

    Interest on the notes will accrue at the rate of 9 3/8% per annum and will be payable semi-annually in arrears on June 1 and December 1, commencing on December 1, 2001. Playtex will make each interest payment to the Holders of record on the immediately preceding May 15 and November 15.

    Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

METHODS OF RECEIVING PAYMENTS ON THE NOTES

    If a Holder has given wire transfer instructions to Playtex, Playtex will pay all principal, interest, premium, if any, and Liquidated Damages, if any, on that Holder's notes in accordance with those instructions. All other payments on notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless Playtex elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders.

PAYING AGENT AND REGISTRAR FOR THE NOTES

    The trustee will initially act as paying agent and registrar. Playtex may change the paying agent or registrar without prior notice to the Holders of the notes, and Playtex or any of its Subsidiaries may act as paying agent or registrar.

TRANSFER AND EXCHANGE

    A Holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. Playtex is not required to transfer or exchange any Note selected for redemption. Also, Playtex is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

SUBORDINATION

    The payment of the principal, interest, premium, if any, and Liquidated Damages, if any, on the notes will be subordinated, as set forth in the indenture, in right of payment to the prior payment in full of all Senior Indebtedness in cash or Cash Equivalents or in any other manner acceptable to the holders of Senior Indebtedness. The notes and the Guarantees will be senior subordinated Indebtedness of Playtex and each Guarantor, ranking PARI PASSU with all future senior subordinated Indebtedness of Playtex and each Guarantor, and senior to all future Subordinated Indebtedness of Playtex and each Guarantor.

    During the continuance of any default in the payment of any Designated Senior Indebtedness no payment (other than payments previously made pursuant to the provisions described under "--Satisfaction and Discharge" or "--Defeasance or Covenant Defeasance") or distribution of any assets of Playtex of any kind or character (excluding Permitted Junior Securities) shall be made on account of the principal, interest, premium, if any, and Liquidated Damages, if any, on the notes or on account of the purchase, redemption or other acquisition of, the notes unless and until such default has been cured, waived or has ceased to exist or such Designated Senior Indebtedness shall have been discharged or paid in full in cash or Cash Equivalents or in any other manner acceptable to the requisite holders of such Designated Senior Indebtedness.

    During the continuance of any non-payment default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated (a "NON-PAYMENT DEFAULT") and after the receipt by the trustee from a representative of holders of any Designated Senior Indebtedness of a written notice of such default, no payment (other than payments previously made pursuant to the provisions described under "--Satisfaction and Discharge" or "--Defeasance or Covenant Defeasance") or distribution of any assets of Playtex of any kind or character (excluding Permitted Junior Securities) may be made by Playtex on account of the principal, interest, premium, if any, and Liquidated Damages, if any, on the notes or on account of the purchase, redemption or other acquisition of the notes for the period specified below (the "PAYMENT BLOCKAGE PERIOD").

    The Payment Blockage Period shall commence upon the receipt of notice of the Non-payment Default by the trustee from a representative of the holders of any Designated Senior Indebtedness and shall end on the earliest to occur of:

    (1) 179 days having elapsed since the receipt of such written notice;

    (2) the date on which such Non-payment Default (and all Non-payment Defaults as to which notice is given after such Payment Blockage Period is initiated) is cured, waived or ceases to exist or on which such Designated Senior Indebtedness is discharged or paid in full in Cash or Cash Equivalents or in any other manner acceptable to the holders of such Designated Senior Indebtedness; or

    (3) the date on which such Payment Blockage Period shall have been terminated by written notice to Playtex or the trustee from a representative of holders of Designated Senior Indebtedness initiating such Payment Blockage Period, after which, in each such case, Playtex shall promptly resume making any and all required payments in respect of the notes, including any missed payments.

    In no event will a Payment Blockage Period extend beyond 179 days from the date of the receipt by the trustee of the notice initiating such Payment Blockage Period (such 179-day period referred to as the "INITIAL BLOCKAGE PERIOD"). Any number of notices of Non-payment Defaults may be given during the Initial Blockage Period; PROVIDED that during any 365-consecutive-day period only one such period during which payment of principal, interest, premium and Liquidated Damages, if any, on the notes may not be made may commence and the duration of such period may not exceed 179 days.

    No Non-payment Default with respect to Designated Senior Indebtedness that existed or was continuing on the date of the commencement of any Payment Blockage Period will be, or can be, made the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 365 consecutive days, unless such Non-payment Default has been cured or waived for a period of not less than 90 consecutive days.

    If Playtex fails to make any payment on the notes when due or within any applicable grace period, whether or not on account of the payment blockage provisions referred to above, such failure would constitute an Event of Default under the indenture and would enable the Holders of the notes to accelerate the maturity thereof. See "--Events of Default and Remedies."

    The indenture provides that in the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to Playtex or its assets, or any liquidation, dissolution or other winding up of Playtex, whether voluntary or involuntary, or any assignment for the benefit of creditors or other marshalling of assets or liabilities of Playtex, all Senior Indebtedness must be paid in full in cash or Cash Equivalents or in any other manner acceptable to the holders of Senior Indebtedness before any payment or distribution (excluding Permitted Junior Securities) is made on account of the principal, interest, premium, if any, and Liquidated Damages, if any, on the notes. Accordingly, the Holders of the notes may recover nothing in the event of such a liquidation, dissolution or other winding up of Playtex.

    "SENIOR INDEBTEDNESS" is defined as the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy laws whether or not allowable as a claim in such proceedings), fees, costs, expenses, reimbursements, indemnifications and all other obligations on any Indebtedness of Playtex or any Guarantor (other than as otherwise provided in this definition), whether outstanding on the date of the indenture or thereafter created, incurred or assumed, and whether at any time owing, actually or contingent, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the notes.

    Without limiting the generality of the foregoing, "SENIOR INDEBTEDNESS" shall include the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy laws whether or not allowable as a claim in such proceedings) on all obligations of every nature of Playtex or any Guarantor from time to time owed to the lenders under the Credit Agreement:
PROVIDED, HOWEVER, that any Indebtedness under any refinancing, refunding, or replacement of the Credit Agreement shall not constitute Senior

Indebtedness to the extent that the Indebtedness thereunder is expressly subordinate in right of payment to any other Indebtedness of Playtex.

    Notwithstanding the foregoing, "SENIOR INDEBTEDNESS" shall not include:

    (1) Indebtedness evidenced by the notes;

    (2) Indebtedness that is subordinate or junior in right of payment to any Indebtedness of Playtex;

    (3) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to Playtex;

    (4) Indebtedness which is represented by Redeemable Capital Stock;

    (5) any liability for foreign, federal, state, local or other taxes owed or owing by Playtex;

    (6) Indebtedness of Playtex to a Subsidiary;

    (7) that portion of any Indebtedness which at the time of issuance is issued in violation of the indenture; and

    (8) Playtex's 8 7/8% Senior Notes due 2004, Playtex's 9% Senior Subordinated Notes due 2003, the 15 1/2% Junior Subordinated Notes and Playtex's 6% Convertible Subordinated Notes due 2004.

    "DESIGNATED SENIOR INDEBTEDNESS" is defined as:

    (1) all Senior Indebtedness under the Credit Agreement; and

    (2) any other Senior Indebtedness which, at the time of determination has an aggregate principal amount outstanding, together with any commitments to lend additional amounts, of at least $50,000,000 and is specifically designated by Playtex, with the consent of the administrative agent under the Credit Agreement if the Credit Agreement is then in effect, in the instrument evidencing such Senior Indebtedness or the agreement under which such Senior Indebtedness arises as "DESIGNATED SENIOR INDEBTEDNESS."

OPTIONAL REDEMPTION

    At any time prior to June 1, 2004, Playtex may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture at a redemption price of 109.375% of the principal amount, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more Equity Offerings; PROVIDED that:

    (1) at least 65% of the aggregate principal amount of notes issued under the indenture remains outstanding immediately after the occurrence of such redemption (excluding notes held by Playtex and its Subsidiaries); and

    (2) the redemption occurs within 90 days of the date of the closing of such Equity Offering.

    Except pursuant to the preceding paragraph, the notes will not be redeemable at Playtex's option prior to June 1, 2006.

    On or after June 1, 2006, Playtex may redeem all or some of the notes upon not less than 30 nor more than 90 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on June 1 of the years indicated below:

YEAR                                                           PERCENTAGE
----                                                           ----------
2006........................................................    104.688%
2007........................................................    103.125%
2008........................................................    101.563%
2009 and thereafter.........................................    100.000%

SINKING FUND

    The notes will not be entitled to the benefit of any sinking fund.

SUBSIDIARY GUARANTEES

    The notes will be guaranteed by each of Playtex's current and future Domestic Subsidiaries. These Guarantees will be joint and several obligations of the Guarantors. Each Guarantee will be subordinated to the prior payment in full in cash or Cash Equivalents of all Senior Indebtedness of that Guarantor. The obligations of each Guarantor under its Guarantee will be limited as necessary to prevent that Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors--Fraudulent conveyance laws could void our obligation under the notes."

    A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than Playtex or another Guarantor, unless:

    (1) (a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the indenture, its Guarantee and the registration rights agreement pursuant to a supplemental indenture satisfactory to the trustee; or

       (b) such sale, disposition, merger or consolidation is permitted by the terms of the indenture and, to the extent required, the Net Cash Proceeds are applied in accordance with the applicable provisions of the indenture.

    The Guarantee of a Guarantor will be released:

    (1) in connection with any consolidation or merger if the Guarantor or surviving Person shall cease to be a Subsidiary of Playtex, if the consolidation or merger complies with the provisions of the indenture;

    (2) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of Playtex, if the sale or other disposition complies with the "Asset Sale" provisions of the indenture;

    (3) if the Guarantor is declared to be an Unrestricted Subsidiary in accordance with the provisions of the indenture; or

    (4) in connection with any sale of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of Playtex, if the sale complies with the "Asset Sale" provisions of the indenture.

    See "--Repurchase at the Option of Holders--Asset Sales."

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
REPURCHASE AT THE OPTION OF HOLDERS

    CHANGE OF CONTROL

    If a Change of Control occurs, each Holder of notes will have the right to require Playtex to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, Playtex will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the notes repurchased, to the date of purchase. Within 15 days following any Change of Control, Playtex will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. Playtex will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, Playtex will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such conflict.

    The indenture provides that, prior to the commencement of a Change of Control Offer, but in any event within 30 days following any Change of Control, we will:

    (1) (a) repay in full and terminate all commitments under Indebtedness under the Credit Agreement and all other Senior Indebtedness, the terms of which require repayment upon a Change of Control, or

       (b) offer to repay in full and terminate all commitments under all Indebtedness under the Credit Agreement and all other Senior Indebtedness and repay the Indebtedness owed to each lender that has accepted such offer in full, or

    (2) obtain the requisite consents under the Credit Agreement and all such other Senior Indebtedness to permit the repurchase of the notes as provided herein.

    On the Change of Control Payment Date, Playtex will, to the extent lawful:

    (1) accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

    (2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

    (3) deliver or cause to be delivered to the trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being purchased by Playtex.

    Playtex will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by Playtex including any requirements to repay in full all Indebtedness under the Credit Agreement, any such Senior Indebtedness or Senior Indebtedness of any Guarantor or obtains the consent of such lenders to such Change of Control Offer and purchases all notes properly tendered and not withdrawn under the Change of Control Offer. The provisions under the indenture relative to Playtex's obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the notes then outstanding.

    The paying agent will promptly mail to each Holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; PROVIDED that each new note will be in a principal amount of $1,000 or an integral multiple of $1,000.

    If a Change of Control Offer is made, there can be no assurance that Playtex will have available funds sufficient to make the Change of Control Payment for any or all of the notes that might be delivered by Holders of the notes seeking to accept the Change of Control Offer and, accordingly, none of the Holders of the notes may receive the Change of Control Payment for their notes in the event of a Change of Control. The failure of Playtex to make or consummate the Change of Control Offer or pay the Change of Control Payment when due will give the trustee and the Holders of the notes the rights described under "--Events of Default and Remedies."

    The term "ALL OR SUBSTANTIALLY ALL" as used in the definition of "Change of Control" has not been interpreted under New York law (which is the governing law of the indenture) to represent a specific quantitative test. There can be no assurance as to how a court interpreting New York law would interpret the phrase if a dispute were to arise whether a specific event was a Change of Control.

    The existence of a Holder's right to require Playtex to repurchase such Holder's notes upon a Change of Control may deter a third party from acquiring Playtex in a transaction which constitutes a Change of Control.

    In addition to the obligations of Playtex under the indenture with respect to the notes in the event of a "Change of Control," the Credit Agreement requires Playtex to repay all amounts outstanding under the Credit Agreement and terminate the commitments thereunder on the date which is the earlier of
(1) 30 days after the date of a Change of Control and (2) the date on which Playtex shall have made a Change of Control Offer. In addition, a "change of control" as defined in the Credit Agreement is an event of default thereunder and upon such event, the lenders under the Credit Agreement may terminate their commitments and accelerate all amounts outstanding under the Credit Agreement. Accordingly, Playtex would be required to obtain the consent of the lenders under the Credit Agreement prior to the repayment of the notes upon a Change of Control. See "Description of Other Indebtedness--New Credit Facility--Prepayment Upon a Change of Control."

ASSET SALES

    Playtex will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless:

    (1) at least 75% of the proceeds from such Asset Sale are received in cash; PROVIDED, HOWEVER, that the amount of (a) any Senior Indebtedness of Playtex or any Guarantor (or any Indebtedness of a Restricted Subsidiary that is not a Guarantor) that is assumed by the transferee of any asset in connection with any Asset Sale and (b) any securities, notes or other obligations received by Playtex or any such Restricted Subsidiary from such transferee or purchaser that are converted by Playtex or such Restricted Subsidiary into cash or Cash Equivalents within 60 days after receipt (to the extent of any cash or Cash Equivalents received in that conversion), shall be deemed to be cash for purposes of this provision; and

    (2) Playtex or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value of the shares or assets sold (as determined by the Board of Directors of Playtex and evidenced by a board resolution for Asset Sales in excess of $15,000,000).

    Notwithstanding the foregoing, clause (1) of the preceding paragraph shall not apply to any Asset Sale or portions thereof involving Excluded Assets or the making of any Permitted Investment pursuant to the definition of "PERMITTED INVESTMENT" or any Restricted Payment permitted pursuant to the covenant entitled "--Limitation on Restricted Payments."

    If all or a portion of the Net Cash Proceeds of any Asset Sale are not applied to prepay or repay permanently any Senior Indebtedness then outstanding as provided by the terms thereof (and to effect a corresponding commitment reduction in the event that the Senior Indebtedness prepaid or repaid is not a term loan) within 12 months of the closing of such Asset Sale, or if no such Senior Indebtedness is then outstanding, then Playtex may within 12 months of the Asset Sale, invest the Net Cash Proceeds in properties and assets that (as determined by the Board of Directors) replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in the businesses of Playtex or its Restricted Subsidiaries existing on the date of the indenture or in businesses reasonably related thereto which for purposes of the indenture shall include any consumer products business. The amount of such Net Cash Proceeds neither used to permanently repay or prepay Senior Indebtedness nor used or invested as set forth in this paragraph constitutes "EXCESS PROCEEDS."

    When the aggregate amount of Excess Proceeds equals $25,000,000 or more, Playtex shall apply the Excess Proceeds to the repayment of the notes and any Pari Passu Indebtedness required to be repurchased under the instrument governing such Pari Passu Indebtedness as follows:

    (1) Playtex shall make an offer to purchase (an "OFFER") from all Holders of the notes in accordance with the procedures set forth in the indenture in the maximum principal amount (expressed as a multiple of $1,000) of notes that may be purchased out of an amount (the "NOTE AMOUNT") equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the notes, and the denominator of which is the sum of the outstanding principal amount of the notes and such Pari Passu Indebtedness (subject to proration in the event such amount is less than the aggregate Offered Price (as defined herein) of all notes tendered); and

    (2) to the extent required by such Pari Passu Indebtedness to permanently reduce the principal amount of such Pari Passu Indebtedness, Playtex shall make an offer to purchase or otherwise repay or repurchase or redeem Pari Passu Indebtedness (a "PARI PASSU OFFER") in an amount (the "PARI PASSU DEBT AMOUNT") equal to the excess of the Excess Proceeds over the Note Amount; PROVIDED that in no event shall the Pari Passu Debt Amount exceed the principal amount of such Pari Passu Indebtedness plus the amount of any premium required to be paid to repurchase such Pari Passu Indebtedness.

    The offer price shall be payable in cash in an amount equal to 100% of the principal amount of the notes plus accrued and unpaid interest, if any, to the date (the "PURCHASE DATE") such Offer is consummated (the "OFFERED PRICE"), in accordance with the procedures set forth in the indenture.

    To the extent that the aggregate Offered Price of the notes tendered pursuant to the Offer is less than the Note Amount relating thereto or the aggregate amount of Pari Passu Indebtedness that is purchased is less than the Pari Passu Debt Amount (the amount of such shortfall, if any, constituting a "DEFICIENCY"), Playtex shall use such Deficiency in the business of Playtex and its Restricted Subsidiaries or for any other purpose permitted under the terms of the indenture. Upon completion of the purchase of all the notes tendered pursuant to an Offer and repurchase of the Pari Passu Indebtedness pursuant to a Pari Passu Offer, the amount of Excess Proceeds, if any, shall be reset at zero.

    Such Excess Proceeds may be invested in Temporary Cash Investments or used to temporarily repay amounts outstanding under a revolving credit facility until they are applied as provided above. Playtex shall be entitled to any interest or dividends accrued, earned or paid on such Temporary Cash Investments.

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    If Playtex becomes obligated to make an Offer pursuant to the fourth paragraph of this covenant, the notes shall be purchased by Playtex, at the option of the Holder thereof, in whole or in part in integral multiples of $1,000, on a date that is not earlier than 30 days and not later than 60 days from the date the notice is given to Holders, or such later date as may be necessary for Playtex to comply with the requirements under the Exchange Act, subject to proration in the event the Note Amount is less than the aggregate Offered Price of all notes tendered.

    Playtex shall comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with an Offer.

SELECTION AND NOTICE

    If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

    (1) if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

    (2) if the notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the trustee deems fair and appropriate.

    No notes of $1,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.

    If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the Holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

CERTAIN COVENANTS

    The indenture contains, among others, the following covenants:

    LIMITATION ON INDEBTEDNESS. Playtex will not, and will not permit any of its Restricted Subsidiaries to, create, issue, assume, guarantee, or otherwise in any manner become directly or indirectly liable for or with respect to or otherwise incur (collectively, "INCUR") any Indebtedness (including any Acquired Indebtedness but excluding any Permitted Indebtedness) except for:

    (1) Indebtedness of Playtex or any Guarantor; or

    (2) Indebtedness of any other Restricted Subsidiary constituting Acquired Indebtedness;

PROVIDED that, in each case, the Consolidated Fixed Charge Coverage Ratio for Playtex for the four full fiscal quarters immediately preceding the incurrence of such Indebtedness taken as one period would have been at least 2.0 to 1.0 (calculated after giving pro forma effect to:

    (1) the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, at the beginning of such four-quarter period;

    (2) the incurrence, repayment or retirement of any other Indebtedness by Playtex and its Restricted Subsidiaries since the first day of such four-quarter period as if such Indebtedness was incurred, repaid or retired at the beginning of such four-quarter period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall

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       be computed based upon the average daily balance of such Indebtedness during such four-quarter period);

    (3) in the case of Acquired Indebtedness, the related acquisition (as if such acquisition had been consummated on the first day of such four-quarter period); and

    (4) any acquisition or disposition by Playtex and its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, whether by merger, stock purchase or sale, or asset purchase or sale and any related repayment of Indebtedness, in each case since the first day of such four-quarter period, as if such acquisition or disposition had been consummated on the first day of such four-quarter period and giving effect only to those acquisition-related cost savings that have been realized or that Playtex's chief financial officer reasonably believes will be realized).

The accrual or accretion of interest or dividends and the payment of interest or dividends in kind shall not be deemed to be an incurrence of Indebtedness.

    LIMITATION ON RESTRICTED PAYMENTS.

    Playtex will not and will not permit any Restricted Subsidiary to, directly or indirectly:

    (1) declare or pay any dividend on, or make any distribution in respect of, Playtex's Capital Stock (other than dividends or distributions payable in shares of Playtex's Qualified Capital Stock or in options, warrants or other rights to acquire such Qualified Capital Stock);

    (2) purchase, redeem or otherwise acquire or retire for value, directly or indirectly:

       (a) any Capital Stock of Playtex; or

       (b) any Capital Stock of any Restricted Subsidiary of Playtex held by any Affiliate of Playtex (other than any Permitted Investments); or

       (c) options, warrants or other rights to acquire any such Capital Stock;

    (3) make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value any Subordinated Indebtedness prior to any scheduled principal payment, any sinking fund payment, or payment at final maturity;

    (4) declare or pay any dividend or distribution on any Capital Stock of any Restricted Subsidiary to any Person (other than with respect to any Capital Stock held by Playtex or any of its Restricted Subsidiaries or with respect to Capital Stock held by any other Person made on a pro rata basis consistent with the ownership interests in such Capital Stock to the owners of such Capital Stock); or

    (5) make any Investment in any Person (other than any Permitted
       Investments),

(any of the payments described in clauses (1) through (5) above, other than any such action that is a Permitted Payment, being referred to, collectively, herein as "RESTRICTED PAYMENTS") unless at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, as determined by the Board of Directors, whose determination shall be conclusive and evidenced by a board resolution):

    (1) no Default or Event of Default shall have occurred and be continuing;

    (2) immediately before and immediately after giving effect to such transaction on a pro forma basis, Playtex could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the first paragraph of the covenant described above under the caption "--Limitation on Indebtedness;" and

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    (3) the aggregate amount of all such Restricted Payments declared or made after the date of the indenture does not exceed the sum, without duplication, of:

       (a) $30,000,000;

       (b) 50% of the aggregate cumulative Consolidated Net Income of Playtex accrued on a cumulative basis during the period beginning on the first day of Playtex's fiscal quarter commencing prior to the date of the indenture and ending on the last day of Playtex's last fiscal quarter ending prior to the date of the Restricted Payment (or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss);

       (c) the aggregate Net Cash Proceeds received after the date of the indenture by Playtex from the issuance or sale (other than to any of its Subsidiaries) of its Qualified Capital Stock or any option, warrants or rights to purchase such Qualified Capital Stock of Playtex (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Indebtedness as set forth below);

       (d) the aggregate Net Cash Proceeds received after the date of the indenture by Playtex (other than from any of its Subsidiaries) upon the exercise of any options or warrants to purchase Qualified Capital Stock of Playtex;

       (e) the aggregate Net Cash Proceeds received before or after the date of the indenture by Playtex from the sale of debt securities or Redeemable Capital Stock that has been converted after the date of the indenture into or exchanged for Qualified Capital Stock of Playtex to the extent such debt securities or Redeemable Capital Stock were originally sold for cash (assuming, in the case of the 6% Convertible Subordinated Notes of Playtex due 2004, that they were sold for $50.0 million in cash) plus the aggregate Net Cash Proceeds received by Playtex at the time of such conversion or exchange;

       (f) if any Unrestricted Subsidiary (A) is redesignated as a Restricted Subsidiary, the fair market value of such redesignated Subsidiary (as determined in good faith by the Board of Directors) as of the date of its redesignation or (B) pays any cash dividends or cash distributions to Playtex or any of its Restricted Subsidiaries, 100% of any such cash dividends or cash distributions made after the date of the indenture; and

       (g) the aggregate amount returned to the extent that any Restricted Investment is sold for cash or otherwise liquidated or repaid for cash (less the cost of disposition, if any).

    Notwithstanding the foregoing, and in the case of clauses (2), (3) and
(4) below, so long as there is no Default or Event of Default continuing, the foregoing provisions shall not prohibit the following actions (which are, collectively, referred to as "PERMITTED PAYMENTS"):

    (1) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would be permitted by the provisions of the first paragraph of this covenant and such payment shall be deemed to have been paid on such date of declaration for purposes of the calculation required by the first paragraph of this covenant;

    (2) the repurchase, redemption or other acquisition or retirement of any shares of Capital Stock of Playtex in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege where in connection therewith cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of, a substantially concurrent issue and sale for cash (other than to a Subsidiary) of other Qualified Capital Stock of Playtex; PROVIDED that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (3)(c) of the first paragraph of this covenant;

    (3) any repurchase, redemption, defeasance, retirement or acquisition for value or payment of principal of any Subordinated Indebtedness in exchange for, or out of the net proceeds of a

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       substantially concurrent issuance and sale for cash (other than to any
       Subsidiary of Playtex) of, any Qualified Capital Stock of Playtex; PROVIDED that the Net Cash Proceeds from the issuance of such Qualified Capital Stock are excluded from clause (3)(c) of the first paragraph of this covenant;

    (4) the repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or payment of principal of any Subordinated Indebtedness (other than Redeemable Capital Stock) (a "REFINANCING") through the issuance of new Subordinated Indebtedness of Playtex; PROVIDED that any such new Subordinated Indebtedness:

       (a) shall be in a principal amount that does not exceed the principal amount so refinanced (or, if such old Subordinated Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration or acceleration thereof, then such lesser amount as of the date of determination), plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Subordinated Indebtedness refinanced or the amount of any premium reasonably determined by Playtex as necessary to accomplish such refinancing, plus, in either case, the amount of expenses of Playtex incurred in connection with such refinancing;

       (b) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Indebtedness being refinanced;

       (c) has a Stated Maturity for its final scheduled principal payment later than the Stated Maturity for the final scheduled principal payment of the Indebtedness being refinanced; and

       (d) is expressly subordinated in right of payment to the notes at least to the same extent as the Indebtedness to be refinanced; and

    (5) the repurchase or other retirement of Playtex's 15 1/2% Junior Subordinated Notes due 2003 in exchange for or in connection with a simultaneous retirement of the 15% Debentures due 2003 of Playtex Apparel Partners, L.P., in a transaction that does not involve any transfer of cash.

    In determining whether any payment is permitted by the foregoing covenant, Playtex may allocate or reallocate, among clauses (1)-(5) of the preceding paragraph or among such clauses and the first paragraph of this covenant all or any portion of such payment and all or any portion of any payment previously allocated; PROVIDED that, after giving effect to such allocation or reallocation, all such payments (or allocated portions of such payments) would be permitted under the various provisions of this covenant.

    LIMITATION ON TRANSACTIONS WITH AFFILIATES.

    Playtex will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of Playtex (other than Playtex or a Restricted Subsidiary) unless:

    (1) such transaction or series of related transactions is on terms that are no less favorable to Playtex or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction in arm's length dealings with an unrelated third party; and

    (2) with respect to any transaction or series of related transactions involving aggregate consideration in excess of $5,000,000, Playtex delivers an officers' certificate to the trustee certifying that such transaction or series of related transactions complies with clause (1) above and such transaction or series of related transactions has been approved by a majority of the Disinterested Directors of the Board of Directors;

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PROVIDED that any transaction or series of related transactions otherwise permitted under this paragraph (other than any transaction or series of related transactions with respect to the making of any Permitted Investment pursuant to the definition of "Permitted Investment" or any Restricted Payment permitted pursuant to the covenant described above under the caption "--Limitation on Restricted Payments") pursuant to which Playtex or any Restricted Subsidiary of Playtex shall receive or render value exceeding $25,000,000 shall not be permitted unless, prior to the consummation of any such transaction or series of related transactions, Playtex shall have received an opinion, from an independent nationally recognized investment banking firm or firm experienced in the appraisal or similar review of similar types of transactions, that the financial terms of such transaction are fair to Playtex from a financial point of view.

    Notwithstanding the foregoing, the provisions of this covenant shall not apply to:

    (1) any transaction with an officer or member of the Board of Directors of Playtex entered into in the ordinary course of business (including, without limitation, the Playtex Products, Inc. Stock Option Plan and other employment, indemnification, compensation or employee benefit arrangements with any officer or member of the Board of Directors of Playtex);

    (2) transactions or agreements in existence on the date of the indenture (and extensions or amendments thereof on terms which are not materially less favorable to Playtex than the terms of any such transaction or agreement as in existence on the date of the indenture);

    (3) directors' fees;

    (4) employment agreements approved by the Board of Directors of Playtex;

    (5) loans to employees in the ordinary course of business plus up to $5,000,000 of additional loans to employees in the aggregate at any one time outstanding;

    (6) transactions effected as part of a Qualified Securitization Transaction;

    (7) any employee benefit plan available to employees of Playtex generally;
       and

    (8) sales by Playtex of its products in the ordinary course of business on arm's-length terms.

    In addition, Playtex will cause Playtex Investment Corp. not to amend, modify or in any way alter the terms of the Agreement, dated as of November 5, 1991, between Playtex Investment Corp. and Playtex Apparel Partners, L.P. in a manner adverse to Playtex or any Subsidiary.

    LIMITATION ON OTHER SUBORDINATED INDEBTEDNESS. Neither Playtex nor any Guarantor will create, incur, issue, assume, guarantee or otherwise in any manner become directly or indirectly liable for or with respect to or otherwise permit to exist any Indebtedness that is subordinate in right of payment to any Indebtedness of Playtex or such Guarantor, as the case may be, unless such Indebtedness is also PARI PASSU with the notes or the Guarantee of such Guarantor, as the case may be, or subordinate in right of payment to the notes or such Guarantee in the same manner as the notes are subordinate in right of payment to Senior Indebtedness or such Guarantee is subordinate to Senior Indebtedness, as the case may be, as set forth in the indenture, or in a manner that is more favorable to the Holders of notes.

    LIMITATION ON LIENS.

    Playtex will not, and will not permit any Restricted Subsidiary to create, incur, affirm or suffer to exist any Lien of any kind securing any Pari Passu Indebtedness or Subordinated Indebtedness (including any assumption, guarantee or other liability with respect thereto by any Restricted Subsidiary) upon any property or assets (including any intercompany notes) of Playtex or any Restricted Subsidiary owned on the date of the indenture or acquired after the date of the indenture, or any

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income or profits therefrom, unless the notes are directly secured equally and ratably with (or prior to in the case of Subordinated Indebtedness) the obligation or liability secured by such Lien, except for:

    (1) any Lien securing Acquired Indebtedness (and not created in connection with, or in contemplation of the related acquisition) in each case which Indebtedness is permitted under the provisions of "--Limitation on Indebtedness;" PROVIDED that any such Lien only extends to the assets that were subject to such Lien securing such Acquired Indebtedness prior to the related acquisition by Playtex or its Restricted Subsidiaries;

    (2) Liens securing other Indebtedness having an aggregate principal amount not to exceed $20,000,000 at any one time outstanding;

    (3) Liens on assets transferred to a Securitization Entity or on assets of a Securitization Entity, in either case incurred in connection with a Qualified Securitization Transaction; and

    (4) any Liens that may arise in connection with the satisfaction and discharge of the 8 7/8% Senior Notes due 2004 and the 9% Senior Subordinated Notes due 2003 prior to their redemption.

    Notwithstanding the foregoing, any security interest granted by Playtex or any Restricted Subsidiary to secure the notes created pursuant to the first paragraph of this covenant shall provide by its terms that such security interest shall be automatically and unconditionally released and discharged upon the release by the holders of the Indebtedness of Playtex or any Restricted Subsidiary described in the first paragraph of this covenant of their security interest (including any deemed release upon payment in full of all obligations under such Indebtedness or as a result of the satisfaction and discharge or legal or covenant defeasance of such Indebtedness) at a time when:

    (1) no other Pari Passu Indebtedness and Subordinated Indebtedness of Playtex or any Restricted Subsidiary has been secured by such property or assets of Playtex or any such Restricted Subsidiary; or

    (2) the holders of all such other Pari Passu Indebtedness and Subordinated Indebtedness which is secured by such property or assets of Playtex or any such Restricted Subsidiary also release their security interest in such property or assets (including any deemed release upon payment in full of all obligations under such Indebtedness or as a result of the satisfaction and discharge or legal or covenant defeasance of such Indebtedness).

    LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING
     SUBSIDIARIES.

    Playtex will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

    (1) pay dividends or make any other distribution on its Capital Stock to Playtex or any other Restricted Subsidiary;

    (2) pay any Indebtedness owed to Playtex or any Restricted Subsidiary;

    (3) make any Investment in Playtex; or

    (4) transfer any of its properties or assets to Playtex or any Restricted Subsidiary, except:

       (a) any encumbrance or restriction pursuant to the Credit Agreement and any related security agreement in each case as in effect on the date of the indenture or any other agreement in effect on the date of the indenture;

       (b) any encumbrance or restriction, with respect to a Restricted Subsidiary that is not a Restricted Subsidiary of Playtex on the date of the indenture, in existence at the time such Person becomes a Restricted Subsidiary of Playtex and not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary;

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       (c) customary provisions restricting assignment of contracts or subletting, licensing or assignment of any lease governing a leasehold interest of Playtex or any Restricted Subsidiary;

       (d) restrictions contained in any agreement relating to the sale of all or substantially all of the Capital Stock or assets of a Restricted Subsidiary that are only applicable to the Restricted Subsidiary whose Capital Stock or assets are being sold;

       (e) any encumbrance or restriction contained in a working capital facility permitted to be incurred pursuant to clause (11) of the definition of "Permitted Indebtedness" provided that Playtex's chief financial officer determines in good faith that such restrictions will not materially adversely affect Playtex's ability to make payments of interest and principal on the notes when due;

       (f) any Purchase Money Note or other Indebtedness or other contractual requirements of a Securitization Entity in connection with a Qualified Securitization Transaction; PROVIDED that such restrictions apply only to such Securitization Entity; and

       (g) any encumbrance or restriction existing under any agreement that amends, restates, modifies, renews, refunds, replaces or refinances, in whole or in part, any of the encumbrances or restrictions described in the foregoing clauses (a) and (b), provided that the terms and conditions of any such encumbrances or restrictions are not materially less favorable to the Holders of the notes than those under or pursuant to the agreement evidencing the Indebtedness so amended, restated, modified, renewed, refunded, replaced or refinanced.

    PROVISION OF FINANCIAL STATEMENTS.

    Whether or not Playtex is subject to Section 13(a) or 15(d) of the Exchange Act, Playtex will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which Playtex would have been required to file with the Commission pursuant to such Sections 13(a) or 15(d) if Playtex were so subject, such documents to be filed with the Commission on or prior to the respective dates (the "REQUIRED FILING DATES") by which Playtex would have been required so to file such documents if Playtex were so subject. Playtex will also in any event within 15 days of each Required Filing Date:

    (1) transmit all such reports and other documents by mail to all Holders of notes, as their names and addresses appear in the security register, without cost to such Holders of notes;

    (2) file with the trustee copies of the annual reports, quarterly reports and other documents which Playtex would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if Playtex was subject to such Sections; and

    (3) if filing such documents by Playtex with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective purchaser of notes at Playtex's cost.

    DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES.

    The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by Playtex and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption "--Limitation on Restricted Payments" or one or more of the clauses of the defined term Permitted Investments, as

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determined by Playtex. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

    PAYMENTS FOR CONSENT.

    Playtex will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all Holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

CONSOLIDATION, MERGER, SALE OF ASSETS

    The indenture provides that Playtex will not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of affiliated Persons, or permit any of its Restricted Subsidiaries to enter into any such transaction or transactions if such transaction or transactions, in the aggregate, would result in an assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of Playtex and its Restricted Subsidiaries on a consolidated basis to any other Person or group of affiliated Persons, unless at the time and after giving effect thereto:

    (1) either:

       (a) Playtex will be the continuing corporation; or

       (b) the Person (if other than Playtex) formed by such consolidation or into which Playtex is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of Playtex and its Restricted Subsidiaries on a consolidated basis (the "SURVIVING ENTITY") shall be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person assumes by a supplemental indenture in a form reasonably satisfactory to the trustee, all the obligations of Playtex under the notes and the indenture, and the indenture shall remain in full force and effect;

    (2) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred and be continuing;

    (3) except in the case of a merger with or into any Person solely for the purpose of changing Playtex's jurisdiction of incorporation or a merger whose sole purpose is to create a holding company whose only significant asset is the stock of Playtex, either:

       (a) immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation), Playtex (or, the Surviving Entity if Playtex is not the continuing obligor under the indenture) could incur $1.00 of additional Indebtedness under the provisions of the covenant described above under the caption "--Certain Covenants--Limitations on Indebtedness" (other than Permitted Indebtedness); or

       (b) Playtex's pro forma Consolidated Fixed Charge Coverage Ratio after giving effect to such transaction (calculated as provided above) is equal to or higher than Playtex's actual Consolidated Fixed Charge Coverage Ratio for such four-quarter period;

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    (4) Playtex or the Surviving Entity shall have delivered, or caused to be delivered, to the trustee, in form and substance reasonably satisfactory to the trustee, an officers' certificate and an opinion of counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, lease or other transaction and the supplemental indenture in respect thereto comply with the provisions described herein and that all conditions precedent herein provided for relating to such transaction have been complied with.

    In the event of any transaction described in and complying with the conditions listed in the preceding paragraph in which Playtex is not the continuing corporation, the successor Person formed or remaining shall succeed to, and be substituted for, and may exercise every right and power of, Playtex and Playtex will be discharged from all obligations and covenants under the indenture and the notes.

    In addition, Playtex may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions to any other Person. This "Consolidation, Merger, Sale of Assets" covenant will not apply to the sale, assignment, transfer, conveyance or other disposition of assets between or among Playtex and any of its Restricted Subsidiaries.

EVENTS OF DEFAULT AND REMEDIES

    An Event of Default will occur under the indenture if:

    (1) there shall be a default in the payment of any interest or Liquidated Damages, if any, with respect to any note when it becomes due and payable, and such default shall continue for a period of 30 days;

    (2) there shall be a default in the payment of the principal of (or premium, if any, on) any note when and as the same shall become due and payable at maturity (upon acceleration, optional or mandatory redemption, required repurchase or otherwise);

    (3) (a) there shall be a default in the performance, or breach, of any covenant or agreement of Playtex or any Guarantor under the indenture (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clauses
             (1) or (2) above or in sub-clauses (b) or (c) of this clause (3)) and such default or breach shall continue for a period of 60 days after written notice has been given, by certified mail, to Playtex by the trustee or to Playtex and the trustee by the Holders of at least 25% in aggregate principal amount of the outstanding notes;

       (b) there shall be a default in the performance or breach of the provisions described in "--Consolidation, Merger, Sale of Assets;" or

       (c) Playtex shall have failed to make or consummate a Change of Control Offer in accordance with the provisions described above under the caption "--Certain Covenants--Purchase of Notes Upon a Change of Control;"

    (4) one or more defaults shall have occurred under any agreements, indentures or instruments under which Playtex, any Guarantor or any Restricted Subsidiary then has outstanding Indebtedness in excess of $25,000,000 in the aggregate and, if not already matured at its final maturity in accordance with its terms, such Indebtedness shall have been accelerated;

    (5) any Guarantee shall for any reason cease to be, or be asserted in writing by any Guarantor or Playtex not to be, in full force and effect, enforceable in accordance with its terms, except to the extent contemplated by the indenture and any such Guarantee;

    (6) one or more final judgments, orders or decrees for the payment of money in excess of $15,000,000, either individually or in the aggregate, shall be entered against Playtex or any Restricted Subsidiary or any of their respective properties and shall not be discharged and either
       (a) enforcement proceedings shall have been commenced upon such judgment, order or decree or (b) there shall have been a period of 60 consecutive days during which a stay of

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       enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;

    (7) there shall have been the entry by a court of competent jurisdiction of
       (a) a decree or order for relief in respect of Playtex, any Guarantor or any Material Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (b) a decree or order adjudging Playtex, any Guarantor or any Material Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of Playtex, any Guarantor or any Material Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of Playtex, any Guarantor or any Material Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

    (8) (a) Playtex, any Guarantor or any Material Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent;

       (b) Playtex, any Guarantor or any Material Subsidiary consents to the entry of a decree or order for relief in respect of Playtex, such Guarantor or such Material Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it;

       (c) Playtex, any Guarantor or any Material Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law;

       (d) Playtex, any Guarantor or any Material Subsidiary (1) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of Playtex, any Guarantor or such Material Subsidiary or of any substantial part of its property,
            (2) makes an assignment for the benefit of creditors or (3) admits in writing its inability to pay its debts generally as they become due; or

       (e) Playtex, any Guarantor or any Material Subsidiary takes any corporate action in furtherance of any such actions in this clause (8).

    If an Event of Default (other than as specified in clause (7) and (8) of the prior paragraph with respect to Playtex) shall occur and be continuing, the trustee or the Holders of not less than 25% in aggregate principal amount of the notes then outstanding may declare the notes due and payable immediately at their principal amount together with accrued and unpaid interest, if any, to the date the notes shall have become due and payable by a notice in writing to Playtex (and to the trustee if given by the Holders of the notes) and, if the Credit Agreement is in effect, to the agent under the Credit Agreement, and upon any such declaration such amount shall become immediately due and payable, except if the Credit Agreement is in effect, any such acceleration shall not be effective until the first to occur of:

    (1) an acceleration under the Credit Agreement; or

    (2) the fifth business day after receipt by Playtex and by such agent under the Credit Agreement of such written notice given under the indenture, and thereupon the trustee may, at its discretion, proceed to protect and enforce the rights of the Holders of notes by appropriate judicial proceeding.

    If an Event of Default specified in clause (7) or (8) of the first paragraph under the caption "--Events of Default and Remedies" occurs with respect to Playtex and is continuing, then all the notes shall ipso facto become and be immediately due and payable, in an amount equal to the principal

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amount of the notes, together with accrued and unpaid interest, if any, to the date the notes become due and payable, without any declaration or other act on the part of the trustee or any Holder.

    After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the trustee, the Holders of a majority in aggregate principal amount of notes outstanding, by written notice to Playtex and the trustee, may rescind and annul such declaration and its consequences if:

    (1) Playtex has paid or deposited with the trustee a sum sufficient to pay:

       (a) all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel;

       (b) all overdue interest, and Liquidated Damages, if any, on all notes;

       (c) the principal of and premium, if any, on any notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the notes; and

       (d) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the notes; and

    (2) all Events of Default, other than the non-payment of principal of the notes which have become due solely by such declaration of acceleration, have been cured or waived.

    The Holders of not less than a majority in aggregate principal amount of the notes outstanding may on behalf of the Holders of all the notes waive any past defaults under the indenture and its consequences, except a default in the payment of the principal, interest, premium, if any, and Liquidated Damages, if any, or interest on any Note, or in respect of a covenant or provision which under the indenture cannot be modified or amended without the consent of the Holder of each Note outstanding.

    Playtex is also required to notify the trustee within five business days of the occurrence of any Default.

    The Trust Indenture Act of 1939 contains limitations on the rights of the trustee, should it become a creditor of Playtex or any Guarantor, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, PROVIDED that if it acquires any conflicting interest it must eliminate such conflict upon the occurrence of an Event of Default or else resign.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

    No director, officer, employee, incorporator or stockholder of Playtex or any Guarantor, as such, will have any liability for any obligations of Playtex or the Guarantors under the notes, the indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

DEFEASANCE AND COVENANT DEFEASANCE

    Playtex may, at its option and at any time (PROVIDED that Playtex obtains all legal opinions and complies with all other requirements under the indenture), elect to have the obligations of Playtex and any Guarantor discharged with respect to the outstanding notes ("DEFEASANCE"). Such defeasance means

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that Playtex and any Guarantor shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding notes, except for:

    (1) the rights of Holders of outstanding notes to receive payments in respect of the principal, interest, premium, if any, and Liquidated Damages, if any, on such notes when such payments are due;

    (2) Playtex's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes, and the maintenance of an office or agency for payment and money for security payments held in trust;

    (3) the rights, powers, trusts, duties and immunities of the trustee; and

    (4) the defeasance provisions of the indenture.

    In addition, Playtex may, at its option and at any time, elect to have the obligations of Playtex and any Guarantor released with respect to certain covenants (provided that Playtex's obligations to pay principal, interest, premium, if any, and Liquidated Damages, if any, on the notes under the indenture shall remain in full force and effect as long as the notes are outstanding), that are described in the indenture ("COVENANT DEFEASANCE") and any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the notes. In the event covenant defeasance occurs, certain events (not including non-payment, enforceability of any Guarantee, bankruptcy and insolvency events) described under "--Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes.

    In order to exercise either defeasance or covenant defeasance:

    (1) Playtex must irrevocably deposit with the trustee, in trust, for the benefit of the Holders of the notes, cash in United States dollars, U.S. Government Obligations (as defined in the indenture), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal, interest, premium and Liquidated Damages, if any, on the outstanding notes on the Stated Maturity of such principal or installment of principal (or on any date on or after June 1, 2006 (such date being referred to as the "DEFEASANCE REDEMPTION DATE"), if when exercising either defeasance or covenant defeasance, Playtex has delivered to the trustee an irrevocable notice to redeem all of the outstanding notes on the Defeasance Redemption Date);

    (2) in the case of defeasance, Playtex shall have delivered to the trustee an opinion of independent counsel in the United States stating that:

       (a) Playtex has received from, or there has been published by, the Internal Revenue Service a ruling; or

       (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

    (3) in the case of covenant defeasance, Playtex shall have delivered to the trustee an opinion of independent counsel in the United States to the effect that the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

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    (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit;

    (5) such defeasance or covenant defeasance shall not cause the trustee for the notes to have a conflicting interest with respect to any securities of Playtex or any Guarantor;

    (6) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, the indenture or a breach or violation of any provision of any agreement relating to any Senior Indebtedness;

    (7) Playtex shall have delivered to the trustee an officers' certificate stating that the deposit was not made by Playtex with the intent of preferring the Holders of the notes or any Guarantee over the other creditors of Playtex or any Guarantor with the intent of defeating, hindering, delaying or defrauding creditors of Playtex, any Guarantor or others;

    (8) no event or condition shall exist that would prevent Playtex from making payments of the principal of, premium, if any, and interest on the notes on the date of such deposit; and

    (9) Playtex shall have delivered to the trustee an officers' certificate and an opinion of independent counsel, each stating that all conditions precedent provided for relating to either the defeasance or the covenant defeasance, as the case may be, have been complied with.

SATISFACTION AND DISCHARGE

    The indenture will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the notes, as expressly provided for in the indenture) as to all outstanding notes when:

    (1) either:

       (a) all the notes theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment funds have been deposited in trust by Playtex and thereafter repaid to Playtex or discharged from such trust) have been delivered to the trustee for cancellation; or

       (b) all notes not theretofore delivered to the trustee for cancellation
           (1) have become due and payable, (2) will become due and payable at their Stated Maturity within one year or (3) are to be called for redemption within one year under arrangements reasonably satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the reasonable expense, of Playtex, and either Playtex or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust an amount sufficient to pay and discharge the entire indebtedness on the notes not theretofore delivered to the trustee for cancellation, including principal of, premium, if any, and accrued interest on such notes, at such Maturity, Stated Maturity or redemption date;

    (2) Playtex and the Guarantors have paid or caused to be paid all other sums payable under the indenture by Playtex and the Guarantors; and

    (3) Playtex has delivered to the trustee an officers' certificate and an opinion of counsel in the United States each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture under this section have been complied with, and that such satisfaction and discharge will not result in a breach or violation of, or constitute a Default under, the indenture or a breach or violation of any provision of any agreement relating to any Senior Indebtedness.

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MODIFICATIONS AND AMENDMENTS

    Modifications and amendments of the indenture may be made by Playtex, any Guarantor, if any, and the trustee with the consent of the Holders of greater than 50% of the aggregate outstanding principal amount of the notes; PROVIDED, HOWEVER, that no such modification or amendment may, without the consent of the Holder of each outstanding note affected thereby:

    (1) change the Stated Maturity of the principal of, or any installment of interest on, any note or waive a default in the payment of the principal or interest on any note or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or any Liquidated Damages payable thereon, or change the coin or currency in which any note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof;

    (2) reduce the percentage in principal amount of outstanding notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver;

    (3) modify any of the provisions relating to supplemental indentures requiring the consent of Holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of outstanding notes required for such actions or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the Holder of each note affected thereby; or

    (4) amend or modify any of the provisions of the indenture relating to the subordination of the notes or any Guarantee in any manner adverse to the Holders of the notes or any Guarantee.

    No amendment or modification of the indenture shall adversely affect the rights of any holders of Senior Indebtedness under the subordination provisions of the indenture unless the requisite holders of each issue of Senior Indebtedness affected thereby shall have consented to such amendment or modification.

    The Holders of greater than 50% in aggregate principal amount of the notes outstanding may waive compliance with certain restrictive covenants and provisions of the indenture.

CONCERNING THE TRUSTEE

    If the trustee becomes a creditor of Playtex or any Guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

    The Holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any Holder of notes, unless such Holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

    The trustee under the notes is the trustee under our 9% Senior Subordinated Notes due 2003.

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CERTAIN DEFINITIONS

    Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

    "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person:

    (1) existing at the time such Person becomes a Restricted Subsidiary; or

    (2) assumed in connection with the acquisition of assets from such Person,

in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary upon such acquisition. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary.

    "AFFILIATE" of any specified Persons means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED that beneficial ownership of more than 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

    Notwithstanding the foregoing, no Person (other than Playtex or any Restricted Subsidiary of Playtex) in whom a Securitization Entity makes an Investment in connection with a Qualified Securitization Transaction shall be deemed to be an Affiliate of Playtex or any of its Restricted Subsidiaries solely by reason of such Investment.

    "ASSET SALE" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction but not the grant of a pledge or security interest) (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions, of:

    (1) any Capital Stock of any Subsidiary held by Playtex or any Restricted Subsidiary;

    (2) all or substantially all of the properties and assets of any division or line of business of Playtex or any of its Restricted Subsidiaries; or

    (3) any other properties or assets (other than cash) of Playtex or any Restricted Subsidiary, other than in the ordinary course of business.

    For the purposes of this definition, the term "Asset Sale" shall not include:

    (1) any transfer of properties or assets that is governed by the provisions described above under the caption "--Consolidation, Merger, Sale of Assets,"

    (2) any transfer of properties or assets from any Restricted Subsidiary to Playtex in accordance with the terms of the indenture,

    (3) any transfer of properties or assets having a market value of less than $2,000,000 (it being understood that if the market value of the properties or assets being transferred exceeds $2,000,000, the entire value and not just the portion in excess of $2,000,000, shall be deemed to have been the subject of an Asset Sale),

    (4) any transfer of properties or assets to any Restricted Subsidiary,

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    (5) any transfer of properties or assets which are obsolete to Playtex's and its Restricted Subsidiaries' businesses,

    (6) any transfer of properties or assets from any Restricted Subsidiary to any other Restricted Subsidiary;

    (7) any transfer or sale of accounts receivable, equipment or related assets (including contract rights) of the type specified in the definition of "Qualified Securitization Transaction" to a Securitization Entity for the fair market value thereof as determined in accordance with GAAP. For the purposes of this clause (7), Purchase Money Notes shall be deemed to be cash; or

    (8) any Restricted Payment or Permitted Investment permitted by the terms of the indenture.

    "AVERAGE LIFE TO STATED MATURITY" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (1) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by
(2) the sum of all such principal payments.

    "BANKRUPTCY LAW" means Title 11 of the United States Code, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

    "BENEFICIAL OWNER" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person," such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

    "CAPITAL LEASE OBLIGATION" of any Person means any obligations of such Person and its Restricted Subsidiaries on a consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capitalized lease obligation.

    "CAPITAL STOCK" of any Person means any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock.

    "Cash Equivalents" means:

    (1) any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America of any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof);

    (2) certificates of deposit or acceptances with a maturity of 190 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000;

    (3) commercial paper with a maturity of 180 days or less issued by a corporation that is not an Affiliate of Playtex organized under the laws of any state of the United States or the District of Columbia and rated A-1 (or higher) according to S&P or P-1 (or higher) according to Moody's or at least an equivalent rating category of another nationally recognized securities rating agency;

    (4) any money market deposit accounts issued or offered by a domestic commercial bank having capital and surplus in excess of $500,000,000; and

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    (5) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within 180 days from the date of acquisition.

    "CHANGE OF CONTROL" means the occurrence of any of the following events:

    (1) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders or any of their Related Parties or a Permitted Group, is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the voting power of all classes of Voting Stock of Playtex;

    (2) Playtex consolidates with or merges with or into any Person or conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates with or merges with or into Playtex, in any such event pursuant to a transaction in which the outstanding Voting Stock of Playtex is changed into or exchanged for cash, securities or other property, other than any such transaction:

       (a) where the outstanding Voting Stock of Playtex is not changed or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of Playtex); or

       (b) where no "person" or "group" other than Permitted Holders or any of their Related Parties or a Permitted Group Beneficially Owns immediately after such transaction, directly or indirectly, more than 50% of the total outstanding Voting Stock of the surviving corporation; or

    (3) Playtex is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under "--Consolidation, Merger, Sale of Assets."

    "CODE" means the Internal Revenue Code of 1986, as amended.

    "COMMISSION" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of the indenture such Commission is not existing and performing the duties now assigned to it under the Trust indenture Act, then the body performing such duties at such time.

    "COMMON STOCK" means the common stock, par value $.01 per share, of Playtex.

    "CONSOLIDATED ASSETS" means with respect to Playtex, the total assets shown on the balance sheet of Playtex and its Restricted Subsidiaries, as determined on a consolidated basis in accordance with GAAP, as of the end of Playtex's latest full fiscal quarter.

    "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, for any Person for any period, the ratio of:

    (1) the sum of Consolidated Net Income, Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated Non-Cash Charges deducted in computing Consolidated Net Income (Loss), in each case, for such period, of such Person and its Restricted Subsidiaries on a consolidated basis, all determined in accordance with GAAP, to

    (2) the sum of Consolidated Interest Expense for such period and cash dividends paid on any Preferred Stock of such Person and non-cash dividends paid on Redeemable Capital Stock of such Person (other than dividends paid in Qualified Capital Stock) during such period, PROVIDED that:

       (a) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness and (1) bearing a floating interest rate shall be computed as if the rate

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           in effect on the date of computation had been the applicable rate for the entire period and (2) which was not outstanding during the period for which the computation is being made but which bears, at the option of such Person, a fixed or floating rate of interest, shall be computed by applying, at the option of such Person, either the fixed or floating rate; and

       (b) in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness under a revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

    "CONSOLIDATED INCOME TAX EXPENSE" means, for any period, as applied to any Person, the provision for federal, state, local and foreign income taxes of such Person and its Restricted Subsidiaries for such period as determined in accordance with GAAP.

    "CONSOLIDATED INTEREST EXPENSE" of any Person means, without duplication, for any period, as applied to any Person, the sum of:

    (1) the interest expense of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, including, without limitation:

       (a) amortization of debt discount and other deferred financing costs (but excluding the write off and amortization of deferred financing costs that will occur in connection with the Refinancing Transactions);

       (b) the net cost under interest rate contracts (including amortization of discounts);

       (c) the interest portion of any deferred payment obligation; and

       (d) accrued interest, plus

    (2) (a) the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person during such period; and

       (b) all capitalized interest of such Person and its Restricted Subsidiaries,

in each case as determined in accordance with GAAP; PROVIDED that interest expense on the 15 1/2% Junior Subordinated Notes due 2003 shall be included in Consolidated Interest Expense only to the extent that such interest expense exceeds the amount of interest income that Playtex earns on the 15% Debentures due 2003 of Playtex Apparel Partners, L.P.

    "CONSOLIDATED NET INCOME (LOSS)" of any Person means, for any period, the consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, adjusted, to the extent included in calculating such consolidated net income (or loss), by excluding, without duplication:

    (1) all extraordinary gains and losses and all charges associated with the Refinancing Transactions;

    (2) the portion of consolidated net income (or loss) of such Person and its Restricted Subsidiaries allocable to interests in Persons that are not Restricted Subsidiaries to the extent that cash dividends or distributions have not actually been received by such Person or one of its Restricted Subsidiaries;

    (3) net income (or loss) of any Person combined with such Person or any of its Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination;

    (4) aggregate net gains or losses (less all fees and expenses relating thereto) in respect of dispositions of assets other than in the ordinary course of business;

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    (5) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders;

    (6) all interest income earned by Playtex on the 15% Debentures due 2003 of Playtex Apparel Partners, L.P. unless such interest income (a) exceeds the interest expense owed by Playtex to Playtex Apparel Partners, L.P. pursuant to the 15 1/2% Junior Subordinated Notes due 2003 and (b) is actually paid to Playtex in cash;

    (7) all interest expense owed by Playtex to Playtex Apparel Partners, L.P. on the 15 1/2% Junior Subordinated Notes due 2003 to the extent that such interest expense is offset by interest income on the 15% Debentures due 2003 of Playtex Apparel Partners, L.P.

    (8) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued at any time following the date of the indenture; or

    (9) any gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness of such Person.

    "CONSOLIDATED NON-CASH CHARGES" of any Person means, for any period, the aggregate depreciation, amortization and other non-cash charges of such Person and its Restricted Subsidiaries for such period, as determined in accordance with GAAP (excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period).

    "CREDIT AGREEMENT" means the Credit Agreement, to be entered into as part of the Refinancing Transactions, between Playtex, the lenders thereto and Credit Suisse First Boston as administrative agent for the lenders, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

    "CREDIT FACILITIES" means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

    "DEFAULT" means any event which is, or after notice or passage of any time or both would be, an Event of Default.

    "DISINTERESTED DIRECTOR" means, with respect to any transaction or series of related transactions, a member of the Board of Directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions.

    "DOMESTIC SUBSIDIARY" means any Restricted Subsidiary of Playtex that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of Playtex.

    "EQUITY OFFERING" means any sale of Qualified Capital Stock of a Person
(a) to the public pursuant to an effective registration statement under the Securities Act or (b) in a private placement pursuant to an exemption from the registration requirements of the Securities Act.

    "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

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    "EXCLUDED ASSETS" means the assets and other property held by Playtex
(including shares of Capital Stock) relating to the Jhirmack Business.

    "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" or "GAAP" means generally accepted accounting principles in the United States, consistently applied, which are in effect on the date of the indenture.

    "GUARANTEE" means the guarantee by any Guarantor of the Indenture
Obligations.

    "GUARANTEED DEBT" of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness that has been guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement:

    (1) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness;

    (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss;

    (3) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered);

    (4) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor; or

    (5) otherwise to assure a creditor against loss: PROVIDED that the term "guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

    Notwithstanding the foregoing, Guaranteed Debt shall not include any Indebtedness of a Securitization Entity solely by reason of the Standard Securitization Undertakings.

    "GUARANTOR" means any guarantor of the notes.

    "INDEBTEDNESS" means, with respect to any Person, without duplication:

    (1) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities, now or hereafter outstanding;

    (2) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments;

    (3) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business;

    (4) all obligations under Interest Rate Agreements of such Person;

    (5) all Capital Lease Obligations of such Person;

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    (6) all Indebtedness referred to in clauses (1) through (5) of the definition of "Indebtedness" of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness;

    (7) all Guaranteed Debt of such Person;

    (8) all Redeemable Capital Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends; and

    (9) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any Indebtedness of the types referred to in clauses (1) through (8) of this definition of "Indebtedness."

    Notwithstanding the foregoing, Indebtedness of Playtex and its Restricted Subsidiaries shall not include any Indebtedness of a Securitization Entity solely by reason of the Standard Securitization Undertakings.

    For the purposes hereof, the maximum fixed repurchase price of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value to be determined in good faith by the Board of Directors of such Person.

    "INDENTURE OBLIGATIONS" means the obligations of Playtex under the indenture or under the, notes to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with the indenture, the notes and the performance of all other obligations to the trustee and the Holders under the indenture and the notes, according to the terms thereof. If any Indebtedness has been satisfied or discharged or defeased (either by defeasance or covenant defeasance), then such Indebtedness shall not be deemed to be outstanding for the purposes of the indenture.

    "INTEREST RATE AGREEMENTS" means one or more of the following agreements which shall be entered into by one or more financial institutions, interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.

    "INVESTMENT" means, with respect to any Person, directly or indirectly, any advance, loan (including guarantees), or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures, limited liability company interests or other securities issued or owned by, any other Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

    "JHIRMACK BUSINESS" means the assets and liabilities of Playtex and its Subsidiaries relating to Jhirmack hair care products, including the Capital Stock of any Subsidiary, substantially all of the assets and liabilities of which relate to Jhirmack hair care products.

    "LIEN" means any mortgage, charge, pledge, lien (statutory or otherwise), security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

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    "MARKETING CORPORATION" means Playtex Marketing Corporation, a Delaware corporation.

    "MATERIAL SUBSIDIARY" means each Restricted Subsidiary of Playtex which:

    (1) for the most recent fiscal year of Playtex accounted for more than 10% of the consolidated revenues of Playtex and its Restricted Subsidiaries; or

    (2) at the end of such fiscal year, was the owner (beneficial or otherwise) of more than 10% of the Consolidated Assets of Playtex and its Restricted Subsidiaries, all as shown on Playtex's consolidated financial statements for such fiscal year. In addition, Marketing Corporation shall be deemed to be a "Material Subsidiary."

    "NET CASH PROCEEDS" means:

    (1) with respect to any Asset Sale by any Person, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock, or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to Playtex or any Restricted Subsidiary) net of:

       (a) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale;

       (b) provisions for all taxes payable as a result of such Asset Sale;

       (c) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale;

       (d) amounts required to be paid to any Person (other than Playtex or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale; and

       (e) appropriate amounts to be provided by Playtex or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by Playtex or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officers' certificate delivered to the trustee; and

    (2) with respect to any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock, as referred to under the caption "--Certain Covenants--Limitation on Restricted Payments," the proceeds of such issuance or sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or cash equivalents (except to the extent that such obligations are financed or sold with recourse to Playtex or any Restricted Subsidiary), net of attorney's fees, accountant's fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

    "PARI PASSU INDEBTEDNESS" means any Indebtedness of Playtex that is PARI PASSU in right of payment to the notes.

    "PERMITTED GROUP" means any group of investors that is deemed to be a "person" (as that term is used in Section 13(d)(3) of the Exchange Act) and that includes any of the Permitted Holders described in clause (i) of the definition of "Permitted Holders;" PROVIDED that no single Person (other

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than the Permitted Holders and their Related Parties) Beneficially Owns more than 50% of the outstanding Voting Stock of Playtex.

    "PERMITTED HOLDERS" means (i) HWH Capital Partners, L.P., HWH Valentine Partners, L.P., HWH Surplus Valentine Partners, L.P. or Haas Wheat & Partners Incorporated and any of their respective Affiliates; (ii) any officer or other member of management employed by Playtex or any Subsidiary as of the date of the indenture; (iii) BLUM Capital Partners, Richard C. Blum & Associates, Inc., and RCBA GP, L.L.C.; (iv) Stinson Capital Partners, L.P., Stinson Capital Partners II, L.P., Stinson Capital Partners III, BK Capital Partners IV, L.P., RCBA-Playtex, L.P. and RCBA Strategic Partners, L.P., in each case, for so long as BLUM Capital Partners serves as the general partner of such partnership;
(v) The Carpenters Pension Trust for Southern California, The Common Fund for its Multi-Strategy and Value Opportunity Funds, The United Brotherhood of Carpenters Pension Plan, and Stinson Capital Fund (Cayman), Ltd., in each case, for so long as BLUM Capital Partners has voting and investment discretion over such investment advisory account; (vi) Robert B. Haas, Douglas D. Wheat and Richard C. Blum; (vii) family members or relatives of the persons described in clauses (i), (ii), (iii), (iv) and (vi); (viii) any trusts created for the benefit of the persons described in clauses (i), (ii), (iii), (iv), (vi) and
(vii); (ix) in the event of the death or incompetence of an individual described in clauses (i), (ii), (iii), (iv), (vi) or (vii), such person's estate, executor, administrator, committee or other personal representatives or beneficiaries; and (x) upon a distribution by a partnership described in clause (i), (iii) or (iv) of all or any of the stock of Playtex, the limited partners of such partnership.

    "PERMITTED INDEBTEDNESS" means the following:

    (1) Indebtedness of Playtex under one or more Credit Facilities in an aggregate principal amount under this clause (1) at any one time outstanding not to exceed $725,000,000 LESS the amount applied to repay term loans under Credit Facilities since the date of the indenture with the Net Cash Proceeds of Asset Sales and LESS any commitment reductions with respect to revolving loans under Credit Facilities since the date of the indenture as a result of repayments with the Net Cash Proceeds of Asset Sales and LESS the amount of all outstanding commitments under the Receivables Facility or any similar facility entered into in connection with a Qualified Securitization Transaction (whether or not any amounts are actually outstanding thereunder);

    (2) Guarantees of any Indebtedness of Playtex by any of the Guarantors or guarantees of any Indebtedness of any Subsidiary by Playtex or any Guarantor;

    (3) Indebtedness of Playtex pursuant to the notes to be issued on the date of the indenture and the Exchange Notes to be issued pursuant to the registration rights agreement and Indebtedness of any Guarantor pursuant to a Guarantee of any such notes;

    (4) Indebtedness of Playtex or any Restricted Subsidiary outstanding on the date of the indenture;

    (5) Indebtedness:

       (a) of Playtex owing to a Restricted Subsidiary; or

       (b) of a Restricted Subsidiary owing to Playtex or another Restricted Subsidiary;

PROVIDED that any such Indebtedness of Playtex owing to a Restricted Subsidiary, is subordinated in right of payment from and after such time as the notes shall become due and payable (whether at Stated Maturity, acceleration or otherwise) to the payment and performance of Playtex's obligations under the notes. Notwithstanding the foregoing, any disposition, pledge or transfer of any such Indebtedness to a Person (other than Playtex or a Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (5) and any transaction pursuant to which any Restricted Subsidiary, which has Indebtedness owing to Playtex or any other

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Restricted Subsidiary, ceases to be a Restricted Subsidiary shall be deemed to be the incurrence of Indebtedness by Playtex or such other Restricted Subsidiary that is not permitted by this clause (5);

    (6) obligations of Playtex or any Restricted Subsidiary pursuant to Interest Rate Agreements designed to protect Playtex or any Restricted Subsidiary against fluctuations in interest rates in respect of Indebtedness of Playtex or any of its Restricted Subsidiaries, which obligations do not exceed the aggregate principal amount of such Indebtedness;

    (7) trade and standby letters of credit issued for the account of Playtex or any Restricted Subsidiary of Playtex in the ordinary course of its business (excluding letters of credit described in clauses (8) and (9) below);

    (8) letters of credit of up to $15,000,000 in the aggregate at any time outstanding issued for the account of Playtex or any Restricted Subsidiary of Playtex for any purpose other than in the ordinary course of business;

    (9) letters of credit issued for the account of Playtex or any of its Restricted Subsidiaries in support of self-insurance obligations and in support of Indebtedness under industrial revenue bonds, to the extent that such obligations or such Indebtedness are recorded on the balance sheet of Playtex or any of its Restricted Subsidiaries;

    (10) Capital Lease Obligations, industrial revenue bonds and Purchase Money Obligations of Playtex or any Restricted Subsidiary, not to exceed $25,000,000 in the aggregate at any time outstanding (and any refinancings thereof);

    (11) Indebtedness of Playtex or any Restricted Subsidiary that is not a Domestic Subsidiary incurred to fund the working capital requirements of that Subsidiary in an amount not to exceed $25,000,000 in the aggregate at any time outstanding;

    (12) any renewals, extensions, substitutions, refundings, refinancing or replacements (collectively, a "refinancing") of any Indebtedness incurred pursuant to the Consolidated Fixed Charge Coverage Ratio test in the covenant described under the caption "--Incurrence of Indebtedness" or pursuant to clauses (3) or (4) of this definition of "Permitted Indebtedness," including any successive refinancings so long as

       (a) such refinancing does not increase the aggregate principal amount of Indebtedness represented thereby plus:

           (1) the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined by Playtex as necessary to accomplish such refinancing, and

           (2) the amount of the expenses of Playtex reasonably estimated to be incurred in connection with such refinancing, and

       (b) in the case of Pari Passu Indebtedness or Subordinated Indebtedness, such refinancing does not reduce the Average Life to Stated Maturity or the Stated Maturity of such Indebtedness; and

    (13) the incurrence by a Securitization Entity of Indebtedness in a Qualified Securitization Transaction that is non-recourse to Playtex or any Restricted Subsidiary of Playtex (except for Standard Securitization Undertakings) in an aggregate amount not to exceed $725,000,000 LESS the amount outstanding under clause (1) of this definition of Permitted Indebtedness;

    (14) Indebtedness of Playtex or any Restricted Subsidiary in addition to that described in clauses (1) through (13) of this definition of "Permitted Indebtedness" in an aggregate principal

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       amount outstanding at any given time not to exceed $50,000,000, which amount, notwithstanding the provisions of clause (1) hereof, may be incurred under the Credit Agreement.

    In the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses
(1) through (14) above, or would be permitted to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in the covenant described above under the caption "--Limitation on Indebtedness," Playtex will be permitted to classify such item of Indebtedness, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this definition and the covenant described under the caption "--Limitation on Indebtedness." Indebtedness under the Credit Agreement outstanding on the date on which notes are first issued and authenticated under the indenture will be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of this definition.

    "PERMITTED INVESTMENT" means:

    (1) Investments in Playtex or in any Restricted Subsidiary or Investments by Playtex or any Restricted Subsidiary in a Person, if as a result of such
       Investment:

       (a) such Person becomes a Restricted Subsidiary; or

       (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Playtex or any Restricted Subsidiary,

    (2) Investments in the notes;

    (3) Indebtedness owing to Playtex or a Restricted Subsidiary described under clause (5) of the definition of "Permitted Indebtedness;"

    (4) Temporary Cash Investments;

    (5) Investments acquired by Playtex or any Restricted Subsidiary in connection with an Asset Sale permitted under the covenant described under the caption "--Certain Covenants--Limitation on Sale of Assets" to the extent such Investments are non-cash consideration as permitted under such covenant;

    (6) any Investment by Playtex or a Restricted Subsidiary in a Securitization Entity or any Investment by a Securitization Entity in any other Person in connection with a Qualified Securitization Transaction; PROVIDED that any Investment in a Securitization Entity is in the form of a Purchase Money Note, equity interest or limited liability company interest;

    (7) Investments in existence on the date of the indenture; and

    (8) in addition to the Investments described in clauses (1) through (7) of this definition of "Permitted Investments," Investments in any Unrestricted Subsidiary or in any joint venture or other entity in an amount not to exceed $35,000,000 in the aggregate at any one time outstanding (with each such Investment being valued as of the date made and without regard to subsequent changes in value).

    "PERMITTED JUNIOR SECURITIES" means:

    (1) Qualified Capital Stock of Playtex; or

    (2) debt securities of Playtex that are subordinated to all Senior Indebtedness and any debt securities issued in exchange for Senior Indebtedness to the same extent as, or to a greater extent than, the notes and the Guarantees are subordinated to Senior Indebtedness pursuant to the indenture, that have a final maturity date and a weighted average life to maturity which is at least six months greater than the Senior Indebtedness or the debt securities issued in

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       exchange for such Senior Indebtedness, as the case may be, and that are not secured by a Lien on any assets.

    "PERSON" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivisions thereof.

    "PREFERRED STOCK" means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person.

    "PURCHASE MONEY NOTE" means a promissory note of a Securitization Entity evidencing amounts owed to Playtex or any Restricted Subsidiary in connection with a Qualified Securitization Transaction to a Securitization Entity, which note shall be repaid from cash available to the Securitization Entity other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest and principal and amounts paid in connection with the purchase of newly generated receivables or newly acquired equipment.

    "PURCHASE MONEY OBLIGATION" means any Indebtedness secured by a Lien on assets related to the business of Playtex or its Restricted Subsidiaries, and any additions and accessions thereto, which are purchased by Playtex or any Restricted Subsidiary at any time after the notes are issued; PROVIDED that:

    (1) the security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively a "Purchase Money Security Agreement") shall be entered into within 180 days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom;

    (2) at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of additions and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness; and

    (3) (a) the aggregate outstanding principal amount of indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Purchase Money Security Agreement is entered into exceed 100% of the purchase price to Playtex or any Restricted Subsidiary of the assets subject thereto (including expenses); or

       (b) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom.

    "QUALIFIED CAPITAL STOCK" of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

    "QUALIFIED SECURITIZATION TRANSACTION" means any transaction or series of transactions that may be entered into by Playtex or any of its Restricted Subsidiaries pursuant to which Playtex or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to:

    (1) a Securitization Entity (in the case of a transfer by Playtex or any of its Restricted Subsidiaries); and

    (2) any other Person (in the case of a transfer by a Securitization Entity),

or may grant a security interest in any accounts receivable or equipment (whether now existing or arising or acquired in the future) of Playtex or any of its Restricted Subsidiaries, and any assets related

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thereto, including, without limitation, all collateral securing such accounts receivable and equipment, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable and equipment, proceeds of such accounts receivable and equipment and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and equipment.

    "RECEIVABLES FACILITY" means an off-balance sheet receivables purchase facility entered into through a Securitization Entity.

    "REDEEMABLE CAPITAL STOCK" means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to any Stated Maturity of the principal of the notes or is redeemable at the option of the holder thereof at any time prior to any such Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity at the option of the holder thereof; PROVIDED, HOWEVER, that any Capital Stock that would not constitute Redeemable Capital Stock but for the provisions thereof giving the holders the right to require such Person to redeem or repurchase such Capital Stock upon the occurrence of an Asset Sale or Change of Control shall not be deemed to be Redeemable Capital Stock.

    "REFINANCING TRANSACTIONS" means:

    (1) entering into the Credit Agreement;

    (2) entering into the Receivables Facility;

    (3) the repayment of all amounts outstanding under all existing credit agreements;

    (4) the redemption, within 60 days after the closing of the offering of the initial notes, of all the outstanding 8 7/8% Senior Notes due 2004 of Playtex and the related satisfaction and discharge of such Notes; and

    (5) the redemption, within 60 days after the closing of the offering of the initial notes, of all the outstanding 9% Senior Subordinated Notes due 2003 of Playtex and the related satisfaction and discharge of such Notes.

    "RELATED PARTY" means:

    (1) any controlling stockholder, 50% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Permitted Holder; or

    (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a 50% or more controlling interest of which consist of any one or more Permitted Holders and/or such other Persons referred to in the immediately preceding clause (1); or

    (3) any corporation or other entity owned by the former stockholders of Playtex that is created solely for the purpose of creating a holding company whose only significant asset is 100% of the Capital Stock of Playtex.

    "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

    "SECURITIES ACT" means the Securities Act of 1933, as amended.

    "SECURITIZATION ENTITY" means any Person in which Playtex or any Restricted Subsidiary of Playtex makes an Investment and to which Playtex or any Restricted Subsidiary of Playtex transfers accounts receivable or equipment (and related assets, including contract rights) which engages in no activities

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other than in connection with the financing of accounts receivable or equipment or related assets (including contract rights) and which is designated by the Board of Directors as a Securitization Entity.

    "STANDARD SECURITIZATION UNDERTAKINGS" means representations, warranties, covenants and indemnities entered into by Playtex or any Restricted Subsidiary of Playtex which are reasonably customary in an accounts receivable or equipment transaction.

    "STATED MATURITY" when used with respect to any Indebtedness or any installment of interest thereon, means the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest, as the case may be, is due and payable.

    "SUBORDINATED INDEBTEDNESS" means Indebtedness of Playtex subordinated in right of payment to the notes.

    "SUBSIDIARY" means any Person a majority of the equity ownership or the Voting Stock of which is at the time owned, directly or indirectly, by Playtex or by one or more other Subsidiaries, or by Playtex and one or more other Subsidiaries.

    "TEMPORARY CASH INVESTMENTS" means:

    (1) any evidence of Indebtedness, maturing not more than one year after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof, and guaranteed fully as to principal, premium, if any, and interest by the United States of America;

    (2) any certificate of deposit, maturing not more than one year after the date of acquisition, issued by, or time deposit of, the trustee or a commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $500,000,000, whose debt has a rating, at the time as of which any investment therein is made, of "P-l" (or higher) according to Moody's Investors Service Inc. ("Moody's") or any successor rating agency or "A-l" (or higher) according to Standard & Poor's Ratings Group ("S&P") or any successor rating agency;

    (3) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or "A-l" (or higher) according to S&P; and

    (4) any money market deposit accounts issued or offered by the trustee or a domestic commercial bank having capital and surplus in excess of $500,000,000.

    "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939, as amended.

    "UNRESTRICTED SUBSIDIARY" means any Subsidiary that would but for this definition of "Unrestricted Subsidiary" be a Restricted Subsidiary as to which all of the following conditions apply:

    (1) neither Playtex nor any of its other Restricted Subsidiaries provides credit support for any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) other than Permitted Investments and Standard Securitization Undertakings;

    (2) such Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness;

    (3) neither Playtex nor any of its Restricted Subsidiaries has made an Investment in such Subsidiary unless such Investment was permitted by the provisions described under "--Certain Covenants--Limitation on Restricted Payments;" and

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    (4) the Board of Directors of Playtex, as provided below, shall have designated such Subsidiary (including any newly formed or acquired Subsidiary) to be an Unrestricted Subsidiary; PROVIDED that after giving effect to such designation, such Unrestricted Subsidiary does not own, directly or indirectly, any Capital Stock of any other Restricted Subsidiary. Any such designation by the Board of Directors of Playtex shall be evidenced to the trustee by filing with the trustee a board resolution giving effect to such designation and an officers' certificate certifying that such designation complies with the foregoing conditions.

    The Board of Directors of Playtex may designate any Unrestricted Subsidiary as a Restricted Subsidiary; PROVIDED that:

    (1) immediately after giving pro forma effect to such designation, Playtex could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the restrictions under "--Certain Covenants--Limitation on Indebtedness;"

    (2) all Indebtedness of such Unrestricted Subsidiary shall be deemed to be incurred on the date such Unrestricted Subsidiary becomes a Restricted Subsidiary; and

    (3) the redesignation would not cause an Event of Default.

Any Subsidiary of an Unrestricted Subsidiary shall be an Unrestricted Subsidiary for purposes of the indenture.

    "UNRESTRICTED SUBSIDIARY INDEBTEDNESS" of any Unrestricted Subsidiary means Indebtedness of such Unrestricted Subsidiary:

    (1) as to which neither Playtex nor any Restricted Subsidiary is directly or indirectly liable (by virtue of Playtex or any such Restricted Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to such Indebtedness) except to the extent of the Standard Securitization Undertakings and any Permitted Investment;

    (2) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of Playtex or any Restricted Subsidiary to declare, a default on such Indebtedness of Playtex or any Restricted Subsidiary or cause the payment thereof to be accelerated or payable prior to its Stated Maturity other than under the terms of any Indebtedness existing on the date of the indenture; and

    (3) as to which lenders have been notified in writing that they will not have any recourse to the assets of Playtex or the stock or assets of any of its Restricted Subsidiaries, except to the extent of the Standard Securitization Undertakings and any Permitted Investment.

    "VOTING STOCK" means stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation or other entity (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

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                         BOOK-ENTRY, DELIVERY AND FORM

    Except as described below, we will initially issue the exchange notes in the form of one or more registered exchange notes in global form without coupons. We will deposit each global note on the date of the closing of this exchange offer with, or on behalf of, The Depository Trust Company in New York, New York, and register the exchange notes in the name of The Depository Trust Company or its nominee, or will leave these notes in the custody of the trustee.

DEPOSITORY PROCEDURES

    For your convenience, we are providing you with a description of the operations and procedures of The Depository Trust Company, the Euroclear System and Clearstream Banking, S.A. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We are not responsible for these operations and procedures and urge you to contact the system or its participants directly to discuss these matters.

    The Depository Trust Company has advised us that it is a limited-purpose trust company created to hold securities for its participating organizations and to facilitate the clearance and settlement of transactions in those securities between its participants through electronic book entry changes in the accounts of these participants. These direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Access to The Depository Trust Company's system is also indirectly available to other entities that clear through or maintain a direct or indirect, custodial relationship with a direct participant. The Depository Trust Company may hold securities beneficially owned by other persons only through its participants and the ownership interests and transfers of ownership interests of these other persons will be recorded only on the records of the participants and not on the records of The Depository Trust Company.

    The Depository Trust Company has also advised us that, in accordance with its procedures,

    (1) upon deposit of the global notes, it will credit the accounts of the direct participants with an interest in the global notes, and

    (2) it will maintain records of the ownership interests of these direct participants in the global notes and the transfer of ownership interests by and between direct participants. The Depository Trust Company will not maintain records of the ownership interests of, or the transfer of ownership interests by and between, indirect participants or other owners of beneficial interests in the global notes. Both direct and indirect participants must maintain their own records of ownership interests of, and the transfer of ownership interests by and between, indirect participants and other owners of beneficial interests in the global notes.

    Investors in the global notes may hold their interests in the notes directly through The Depository Trust Company if they are direct participants in The Depository Trust Company or indirectly through organizations that are direct participants in The Depository Trust Company, including Euroclear and Clearstream. Euroclear and Clearstream will hold interests in the global notes on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories, which are Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear, and Citibank, N.A. and The Chase Manhattan Bank, N.A., as operators of Clearstream. All interests in a global note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of The Depository Trust Company. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of those systems.

    The laws of some states require that some persons take physical delivery in definitive certificated form of the securities that they own. This may limit or curtail the ability to transfer beneficial interests in a global note to these persons. Because The Depository Trust Company can act only on behalf of

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
direct participants, which in turn act on behalf of indirect participants and others, the ability of a person having a beneficial interest in a global note to pledge its interest to persons or entities that are not direct participants in The Depository Trust Company or to otherwise take actions in respect of its interest, may be affected by the lack of physical certificates evidencing the interests.

    Except as described below, owners of interests in the global notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or holders of these notes under the indenture for any purpose.

    Payments in respect of the principal of and interest on any notes represented by a global note registered in the name of The Depository Trust Company or its nominee on the applicable record date will be payable by the trustee to or at the direction of The Depository Trust Company or its nominee in its capacity as the registered holder of the global note representing these notes under the indenture. Under the terms of the indenture, we and the trustee will treat the person in whose names the notes are registered, including notes represented by global notes, as the owners of the notes for the purpose of receiving payments and for any and all other purposes whatsoever. Payments in respect of the principal and interest on global notes registered in the name of The Depository Trust Company or its nominee will be payable by the trustee to The Depository Trust Company or its nominee as the registered holder under the indenture. Consequently, none of Playtex, the trustee or any of our agents, or the trustee's agents has or will have any responsibility or liability for

    (1) any aspect of The Depository Trust Company's records or any direct or indirect participant's records relating to, or payments made on account of, beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any of The Depository Trust Company's records or any direct or indirect participant's records relating to the beneficial ownership interests in any global note or

    (2) any other matter relating to the actions and practices of The Depository Trust Company or any of its direct or indirect participants.

    The Depository Trust Company has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes, including principal and interest, is to credit the accounts of the relevant participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interest in the security as shown on its records, unless it has reasons to believe that it will not receive payment on the payment date. Payments by the direct and indirect participants to the beneficial owners of interests in the global note will be governed by standing instructions and customary practice and will be the responsibility of the direct or indirect participants and will not be the responsibility of The Depository Trust Company, the trustee or us.

    Neither we nor the trustee will be liable for any delay by The Depository Trust Company or any direct or indirect participant in identifying the beneficial owners of the notes and Playtex and the trustee may conclusively rely on, and will be protected in relying on, instructions from The Depository Trust Company or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the notes.

    Transfers between participants in The Depository Trust Company will be effected in accordance with The Depository Trust Company's procedures, and will be settled in same day funds. Transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

    Cross-market transfers between the participants in The Depository Trust Company, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through The Depository Trust Company in accordance with The Depository Trust Company's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market

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transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in The Depository Trust Company, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to The Depository Trust Company. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

    The Depository Trust Company has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account The Depository Trust Company has credited the interests in the global notes and only in respect of the portion of the aggregate principal amount of the notes as to which the participant or participants has or have given that direction. However, if there is an event of default with respect to the notes, The Depository Trust Company reserves the right to exchange the global notes for legended notes in certificated form and to distribute them to its participants.

    Although The Depository Trust Company, Euroclear and Clearstream have agreed to these procedures to facilitate transfers of interests in the global notes among participants in The Depository Trust Company, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform these procedures and may discontinue them at any time. None of Playtex, the trustee or any of our or the trustee's respective agents will have any responsibility for the performance by The Depository Trust Company or their direct or indirect participants of their respective obligations under the rules and procedures governing their operations.

EXCHANGE OF BOOK-ENTRY NOTES FOR CERTIFICATED NOTES

    A global note will be exchangeable for definitive notes in registered certificated form if:

    (1) The Depository Trust Company notifies us that it is unwilling or unable to continue as depository for the global notes and we fail to appoint a successor depository within 90 days,

    (2) The Depository Trust Company ceases to be a clearing agency registered under the Exchange Act and we fail to appoint a successor depository within 90 days,

    (3) we elect to cause the issuance of the certificated notes upon a notice of the trustee, or

    (4) a default or event of default under the indenture for the notes has occurred and is continuing.

    In all cases, certificated notes delivered in exchange for any global note or beneficial interests in a global note will be registered in the name, and issued in any approved denominations, requested by or on behalf of The Depository Trust Company, in accordance with its customary procedures.

EXCHANGE OF CERTIFICATED NOTES FOR BOOK-ENTRY NOTES

    Initial notes issued in certificated form may be exchanged for beneficial interests in the global note.

SAME DAY SETTLEMENT

    We expect that the interests in the global notes will be eligible to trade in The Depository Trust Company's Same-Day Funds Settlement System. As a result, secondary market trading activity in these interests will settle in immediately available funds, subject in all cases to the rules and procedures of The Depository Trust Company and its participants. We expect that secondary trading in any certificated notes will also be settled in immediately available funds.

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
    Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global note from a participant in The Depository Trust Company will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of The Depository Trust Company. The Depository Trust Company has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a global note by or through a Euroclear or Clearstream participant to a participant in The Depository Trust Company will be received with value on the settlement date of The Depository Trust Company but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following The Depository Trust Company's settlement date.

PAYMENT

    The indenture requires that payments in respect of the notes represented by global notes, including principal and interest, be made by wire transfer of immediately available funds to the accounts specified by the holder of the global notes. With respect to notes in certificated form, we will make all payments of principal and interest on the notes at our office or agency maintained for that purpose within the city and state of New York. This office will initially be the office of the Paying Agent maintained for that purpose. At our option however, we may make these installments of interest by (1) check mailed to the holders of notes at their respective addresses provided in the register of holder of notes or (2) transfer to an account maintained by the payee.

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                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES
                          TO NON-UNITED STATES HOLDERS

    The following discussion is a summary of certain U.S. federal income tax consequences to the exchange of initial notes in accordance with the exchange offer, and the ownership and disposition of the exchange notes, by a holder of the exchange notes who is a Non-U.S. Holder (as defined below). In the opinion of Paul, Weiss, Rifkind, Wharton & Garrison, our special U.S. tax counsel, subject to the exceptions, assumptions and qualifications set forth below, the discussion accurately reflects the material U.S. federal income tax consequences to Non-U.S. Holders of the consummation of the exchange offer and the ownership and disposition of the exchange notes. This summary does not purport to be a complete analysis of all of the potential U.S. federal income tax consequences of the ownership and disposition of the exchange notes to a holder of the exchange notes who is a Non-U.S. Holder, and does not address any other taxes that might be applicable to a Non-U.S. Holder of the exchange notes. The U.S. Internal Revenue Service may not take a similar view of these consequences. This discussion is based on the Internal Revenue Code of 1986, as currently amended, administrative pronouncements, judicial decisions and existing and proposed Treasury Regulations, and interpretations of the above, changes to any of which after the date of this prospectus may affect the tax consequences described below, possibly with retroactive effect.

    The following discusses only exchange notes held as capital assets within the meaning of Section 1221 of the Internal Revenue Code. It does not discuss all of the tax consequences that may be relevant to a Non-U.S. Holder in light of that holder's particular circumstances or to holders subject to special rules, such as certain financial institutions, insurance companies, tax-exempt entities, dealers in securities or currencies, persons holding exchange notes in connection with a hedging transaction, "straddle," conversion transaction or other integrated transaction, persons engaged in a trade or business in the United States or persons who have ceased to be United States citizens or to be taxed as resident aliens. Prospective investors should consult their tax advisors with regard to the application of U.S. federal tax laws to their particular situations, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

    As used herein, the term "Non-U.S. Holder" means a beneficial owner of an exchange note that is, for U.S. federal income tax purposes:

    - a nonresident alien individual;

    - a foreign corporation;

    - a nonresident alien fiduciary of a foreign estate or trust; or

    - a foreign partnership.

EXCHANGE OFFER

    The exchange of the initial notes for the exchange notes pursuant to this exchange offer will not be treated as a taxable event to Non-U.S. Holders.
Consequently:

    - no gain or loss will be realized by a Non-U.S. Holder upon receipt of an exchange note;

    - the holding period of the exchange note will include the holding period of the initial note exchanged for that exchange note; and

    - the adjusted tax basis of the exchange note will be the same as the adjusted tax basis, immediately before the exchange, of the initial note exchanged for the exchange note.

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PAYMENT OF INTEREST

    Subject to the discussion below concerning backup withholding, payments of interest on the exchange notes by us or any paying agent thereof to any Non-U.S. Holder will not be subject to U.S. federal withholding tax, provided that:

    - the interest is not effectively connected with the conduct by that holder of a trade or business in the United States;

    - that holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, is not a controlled foreign corporation (for U.S. federal income tax purposes) related, directly or indirectly, to us through stock ownership, and is not a bank receiving interest described in Section 881(c)(3)(A) of the Internal Revenue Code; and

    - the certification requirement, as described below, has been fulfilled with respect to the beneficial owner.

    The certification requirement referred to above will be fulfilled if the beneficial owner of an exchange note certifies on Internal Revenue Service
Form W-8BEN, or a suitable substitute form, under penalties of perjury, that it is not a United States person and provides its name and address, and (i) such beneficial owner files such Form W-8BEN with the withholding agent or (ii) in the case of exchange notes held on behalf of the beneficial owner by a securities clearing organization, bank or other financial institution holding customers' securities in the ordinary course of its trade or business, such financial institution files with the withholding agent a statement that it has received the Form W-8BEN, or a suitable substitute form, from the Non-U.S. Holder or from another financial institution acting on behalf of that Non-U.S. Holder, furnishes the withholding agent with a copy thereof and otherwise complies with the applicable IRS requirements. In the case of exchange notes held by a foreign partnership, the certification described above normally is provided by the partners and the partnership provides other specified information. Other methods might be available to satisfy the certification requirements described above, depending upon the circumstances applicable to the Non-U.S. Holder. Prospective investors, including foreign partnerships and their partners, should consult their tax advisors regarding possible reporting requirements.

    The gross amount of payments of interest that do not qualify for the exception from withholding described above and that are not effectively connected with the conduct by that holder of a trade or business in the United States will be subject to U.S. withholding tax at a rate of 30% unless a treaty applies to reduce or eliminate withholding and the Non-U.S. Holder properly certifies to its entitlement to the benefits of that treaty.

SALE, EXCHANGE OR DISPOSITION OF THE NOTES

    Subject to the discussion below concerning backup withholding, a Non-U.S. Holder of an exchange note will not be subject to U.S. federal income tax on gain realized on the sale, exchange or other disposition of that exchange note, unless:

    - the holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met; or

    - the gain realized on the sale, exchange or other disposition of that exchange note is effectively connected with the conduct by the holder of a trade or business in the United States; or

    - the holder is subject to the special rules applicable to certain former citizens and residents of the United States.

BACKUP WITHHOLDING AND INFORMATION REPORTING

    Backup withholding and information reporting generally will not apply to payments made by us or our paying agent on an exchange note to a Non-U.S. Holder if the certifications described above under

"--Payment of Interest" are received or the Non-U.S. Holder otherwise establishes an exemption, and the payor does not have actual knowledge that the holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. Payments on the sale, exchange or other disposition of an exchange note made to or through a foreign office of a foreign broker generally will not be subject to backup withholding or information reporting. However, if the broker is, for U.S. federal income tax purposes, a U.S. person, a controlled foreign corporation (for U.S. federal income tax purposes), a foreign person 50% or more of whose gross income is effectively connected with a U.S. trade or business for a specified three-year period or a foreign partnership with certain connections to the United States, then information reporting will be required unless the broker has in its records documentary evidence that the beneficial owner is not a U.S. person and other specified conditions are met or the beneficial owner otherwise establishes an exemption. Backup withholding may apply to any payment that the broker is required to report if that broker has actual knowledge that the payee is a U.S. person. Payments to or through the U.S. office of a broker will be subject to backup withholding and information reporting unless the holder certifies, under penalties of perjury, that it is not a U.S. person and other conditions are met or the holder otherwise establishes an exemption, provided that the broker does not have actual knowledge that the holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied.

    Non-U.S. Holders of exchange notes should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available. Any amounts withheld from a payment to a Non-U.S. Holder under the backup withholding rules will be allowed as a credit against that holder's U.S. federal income tax liability and may entitle that holder to a refund, provided that the required information is furnished to the IRS.

                              PLAN OF DISTRIBUTION

    Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer in exchange for initial notes acquired by such broker-dealer as a result of market making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and, therefore, must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales, offers to resell or other transfers of the exchange notes received by it in connection with the exchange offer. Accordingly, each such broker-dealer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for initial notes where such initial notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration of this exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

    We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    For a period of 180 days after the expiration of this exchange offer we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all of our expenses incident to this exchange offer (including the reasonable expenses, not to exceed $10,000, of one counsel for the holders of the notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

    Paul, Weiss, Rifkind, Wharton & Garrison, New York, New York, has passed upon the validity of the exchange notes and the related guarantees.

                                    EXPERTS

    Our consolidated financial statements as of December 25, 1999 and December 30, 2000 and for the twelve months ended December 26, 1998, December 25, 1999 and December 30, 2000 which are included in this prospectus, have been audited by KPMG LLP, independent certified public accountants, to the extent and for the periods indicated in their report thereon. Such financial statements have been included in reliance upon the report of KPMG LLP.

                      WHERE YOU CAN FIND MORE INFORMATION

    We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and file reports, proxy statements and other information with the Commission. We have also filed with the Commission a registration statement on Form S-4 to register the exchange notes. This prospectus, which forms part of the registration statement, does not contain all of the information included in that registration statement. For further information about us and the exchange notes offered in this prospectus, you should refer to the registration statement and its exhibits. You may read and copy any document we file with the Commission at the Commission's Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices in New York (7 World Trade Center, 13th Floor, New York, New York 10048) and Chicago (Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661). Copies of these reports, proxy statements and information may be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. In addition, the Commission maintains a web site that contains reports, proxy statements and other information regarding registrants, such as us, that file electronically with the Commission. The address of this web site is http://www.sec.gov.

    Anyone who receives a copy of this prospectus may obtain a copy of the indenture without charge by writing to Playtex Products, Inc., 300 Nyala Farms Road, Westport, Connecticut 06880, Attention: Chief Financial Officer

                         INDEX TO FINANCIAL STATEMENTS

                                                                     PAGE
                                                                     ----
I.   PLAYTEX PRODUCTS, INC. ANNUAL FINANCIAL STATEMENTS:

     Independent Accountants' Report of KPMG LLP.................     F-2
     Consolidated Statements of Earnings for the twelve months
       ended December 30, 2000, December 25, 1999 and December
       26, 1998..................................................     F-3
     Consolidated Balance Sheets as of December 30, 2000 and
       December 25, 1999.........................................     F-4
     Consolidated Statements of Changes in Stockholders' Equity
       and Accumulated Other Comprehensive Earnings for the
       twelve months ended December 30, 2000, December 25, 1999
       and December 26, 1998.....................................     F-5
     Consolidated Statements of Cash Flows for the twelve months ended December 30, 2000, December 25, 1999 and
       December 26, 1998.........................................     F-6
     Notes to Consolidated Financial Statements..................     F-7

II.  PLAYTEX PRODUCTS, INC. INTERIM FINANCIAL STATEMENTS:

     Condensed Consolidated Balance Sheets as of March 31, 2001
       (Unaudited) and December 30, 2000.........................    F-43
     Consolidated Statements of Earnings for the three months
       ended March 31, 2001 and April 1, 2000 (Unaudited)........    F-44
     Consolidated Statements of Changes in Stockholders' Equity
       and Accumulated Other Comprehensive Earnings for the three
       months ended March 31, 2001 (Unaudited)...................    F-45
     Consolidated Statements of Cash Flows for the three months
       ended March 31, 2001 and April 1, 2000 (Unaudited)........    F-46
     Notes to Condensed Consolidated Financial Statements........    F-47

                             PLAYTEX PRODUCTS, INC.

                        INDEPENDENT ACCOUNTANTS' REPORT

The Board of Directors and Stockholders
Playtex Products, Inc.:

    We have audited the accompanying consolidated balance sheets of Playtex Products, Inc. and subsidiaries as of December 30, 2000 and December 25, 1999, and the related consolidated statements of earnings, changes in stockholders' equity and accumulated other comprehensive earnings and cash flows for the twelve months ended December 30, 2000, December 25, 1999 and December 26, 1998 included herein on pages F-3 through F-42. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Playtex Products, Inc. and subsidiaries as of December 30, 2000 and
December 25, 1999 and the results of their operations and their cash flows for the twelve months ended December 30, 2000, December 25, 1999 and December 26, 1998, in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

January 26, 2001
New York, New York

                             PLAYTEX PRODUCTS, INC.

                      CONSOLIDATED STATEMENTS OF EARNINGS

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                       TWELVE MONTHS ENDED
                                                          ---------------------------------------------
                                                          DECEMBER 30,    DECEMBER 25,    DECEMBER 26,
                                                              2000            1999            1998
                                                          -------------   -------------   -------------
Net sales...............................................    $831,343        $787,711        $669,613
Cost of sales...........................................     352,174         331,242         277,555
                                                            --------        --------        --------
    Gross profit........................................     479,169         456,469         392,058
                                                            --------        --------        --------
Operating expenses:
    Advertising and sales promotion.....................     186,596         168,878         145,379
    Selling, distribution and research..................      92,420          83,915          73,266
    Administrative......................................      29,866          27,383          24,643
    Amortization of intangibles.........................      22,350          21,064          17,336
                                                            --------        --------        --------
      Total operating expenses..........................     331,232         301,240         260,624
                                                            --------        --------        --------
        Operating earnings..............................     147,937         155,229         131,434
Interest expense including related party interest
  expense of $12,150, net of related party interest
  income of $12,003 for all periods presented...........      84,884          78,961          71,518
                                                            --------        --------        --------
        Earnings before income taxes....................      63,053          76,268          59,916
Income taxes............................................      27,509          32,197          25,686
                                                            --------        --------        --------
        Net earnings....................................    $ 35,544        $ 44,071        $ 34,230
                                                            ========        ========        ========
Earnings per share:
    Basic...............................................    $    .58        $    .73        $    .58
    Diluted.............................................    $    .58        $    .72        $    .57

Weighted average common shares and equivalent common
  shares outstanding:
    Basic...............................................      60,824          60,481          59,486
    Diluted.............................................      62,585          62,553          60,411

        See the accompanying notes to consolidated financial statements.

                             PLAYTEX PRODUCTS, INC.

                          CONSOLIDATED BALANCE SHEETS

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                              DECEMBER 30,    DECEMBER 25,
                                                                  2000            1999
                           ASSETS                             -------------   -------------
Current assets:
    Cash....................................................   $   10,282      $    7,526
    Receivables, less allowance for doubtful accounts.......      130,970         130,256
    Inventories.............................................       85,326          85,496
    Deferred income taxes, net..............................       13,321          14,937
    Other current assets....................................        5,416           5,639
                                                               ----------      ----------
        Total current assets................................      245,315         243,854
Net property, plant and equipment...........................      118,155         107,193
Intangible assets, net:
    Goodwill................................................      510,995         527,683
    Trademarks, patents and other...........................      164,268         169,531
Deferred financing costs....................................       12,334          15,530
Due from related party......................................       80,017          80,017
Other noncurrent assets.....................................        8,300           4,844
                                                               ----------      ----------
        Total assets........................................   $1,139,384      $1,148,652
                                                               ==========      ==========

            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable........................................   $   51,535      $   45,107
    Accrued expenses........................................       69,800          73,994
    Income taxes payable....................................        4,622           8,934
    Current maturities of long-term debt....................       45,125          23,813
                                                               ----------      ----------
        Total current liabilities...........................      171,082         151,848
Long-term debt..............................................      886,438         964,063
Due to related party........................................       78,386          78,386
Other noncurrent liabilities................................       12,814          12,267
Deferred income taxes, net..................................       46,727          36,956
                                                               ----------      ----------
        Total liabilities...................................    1,195,447       1,243,520
                                                               ----------      ----------
Stockholders' equity:
    Common stock, $0.01 par value, authorized 100,000,000
      shares, issued and outstanding 60,970,899 shares at
      December 30, 2000 and 60,562,327 shares at
      December 25, 1999.....................................          609             605
    Additional paid-in capital..............................      523,706         519,811
    Retained earnings (deficit).............................     (577,220)       (612,764)
    Accumulated other comprehensive earnings................       (3,158)         (2,520)
                                                               ----------      ----------
        Total stockholders' equity..........................      (56,063)        (94,868)
                                                               ----------      ----------
        Total liabilities and stockholders' equity..........   $1,139,384      $1,148,652
                                                               ==========      ==========

        See the accompanying notes to consolidated financial statements.

                             PLAYTEX PRODUCTS, INC.

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                  AND ACCUMULATED OTHER COMPREHENSIVE EARNINGS

                                 (IN THOUSANDS)

                                                                                        ACCUMULATED
                                       COMMON                 ADDITIONAL   RETAINED        OTHER
                                       SHARES       COMMON     PAID-IN     EARNINGS    COMPREHENSIVE
                                     OUTSTANDING    STOCK      CAPITAL     (DEFICIT)     EARNINGS        TOTAL
                                     -----------   --------   ----------   ---------   -------------   ---------
Balance, December 27, 1997.........     50,942       $509      $424,706    $(691,065)     $(2,213)     $(268,063)
Net earnings.......................         --         --            --       34,230           --         34,230
  Other comprehensive earnings.....         --         --            --           --         (710)          (710)
                                                                                                       ---------
    Comprehensive earnings.........                                                                       33,520
Stock issued to employees
  exercising stock options.........        203          2         2,149           --           --          2,151
Stock issued in conjunction with
  business acquisition.............      9,257         93        91,324           --           --         91,417
                                        ------       ----      --------    ---------      -------      ---------
    Balance, December 26, 1998.....     60,402        604       518,179     (656,835)      (2,923)      (140,975)
Net earnings.......................         --         --            --       44,071           --         44,071
  Other comprehensive earnings.....         --         --            --           --          403            403
                                                                                                       ---------
    Comprehensive earnings.........                                                                       44,474
Stock issued to employees
  exercising stock options.........        160          1         1,632           --           --          1,633
                                        ------       ----      --------    ---------      -------      ---------
    Balance, December 25, 1999.....     60,562        605       519,811     (612,764)      (2,520)       (94,868)
Net earnings.......................         --         --            --       35,544           --         35,544
  Other comprehensive earnings.....         --         --            --           --         (638)          (638)
                                                                                                       ---------
    Comprehensive earnings.........                                                                       34,906
Stock issued to employees
  exercising stock options.........        409          4         3,895           --           --          3,899
                                        ------       ----      --------    ---------      -------      ---------
    Balance, December 30, 2000.....     60,971       $609      $523,706    $(577,220)     $(3,158)     $ (56,063)
                                        ======       ====      ========    =========      =======      =========

        See the accompanying notes to consolidated financial statements.

                             PLAYTEX PRODUCTS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                         TWELVE MONTHS ENDED
                                                              ------------------------------------------
                                                              DECEMBER 30,   DECEMBER 25,   DECEMBER 26,
                                                                  2000           1999           1998
                                                              ------------   ------------   ------------
Cash flows from operations:
  Net earnings..............................................    $ 35,544       $  44,071      $  34,230
  Non-cash items included in earnings:
    Amortization of intangibles.............................      22,350          21,064         17,336
    Amortization of deferred financing costs................       3,750           3,398          2,995
    Depreciation............................................      11,547           9,847          9,690
    Deferred income taxes...................................      11,383           9,070          6,244
    Other, net..............................................      (3,214)           (113)            36
  Changes in working capital items, net of effects of
    business acquisitions and divestitures:
    Increase in receivables.................................        (714)        (20,220)       (24,003)
    Decrease (increase) in inventories......................         170         (23,568)           254
    Decrease (increase) in other current assets.............         223             207           (696)
    Increase in accounts payable............................       6,428           4,365          7,064
    (Decrease) increase in accrued expenses and other
      noncurrent liabilities................................      (4,985)          5,539         (4,687)
    (Decrease) increase in income taxes payable.............      (3,911)            602          4,323
    Increase in accrued interest............................         155           2,025            431
                                                                --------       ---------      ---------
      Net cash flows from operations........................      78,726          56,287         53,217

Cash flows used for investing activities:
  Purchases of property, plant and equipment................     (22,724)        (20,802)       (16,405)
  Businesses and intangible assets acquired, net............        (279)       (210,109)      (106,581)
                                                                --------       ---------      ---------
      Net cash flows used for investing activities..........     (23,003)       (230,911)      (122,986)

Cash flows (used for) provided by financing activities:
  Net (repayments) borrowings under working
    capital credit facilities...............................     (32,500)         32,500        (23,550)
  Long-term debt borrowings.................................          --         150,000        100,000
  Long-term debt repayments.................................     (23,813)         (6,374)        (2,500)
  Payment of financing costs................................        (553)         (2,480)        (2,692)
  Issuance of shares of common stock........................       3,899           1,633          2,151
                                                                --------       ---------      ---------
      Net cash flows (used for) provided by financing
        activities..........................................     (52,967)        175,279         73,409
Increase in cash............................................       2,756             655          3,640
Cash at beginning of period.................................       7,526           6,871          3,231
                                                                --------       ---------      ---------
Cash at end of period.......................................    $ 10,282       $   7,526      $   6,871
                                                                ========       =========      =========
Supplemental disclosures of cash flow information
  Cash paid during the periods for:
  Interest..................................................    $ 80,979       $  73,538      $  68,092
  Income taxes, net of refunds..............................    $ 20,039       $  22,316      $  14,753

    In connection with the acquisition of Personal Care Holdings, Inc. in 1998, we issued 9,257,345 shares of our common stock with a value of $9.875 per share, totaling $91,417.

        See the accompanying notes to consolidated financial statements.

                             PLAYTEX PRODUCTS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    PRINCIPLES OF CONSOLIDATION--Our consolidated financial statements include the accounts of Playtex Products, Inc. and all of our subsidiaries ("Playtex Products, Inc."). All significant intercompany balances have been eliminated.

    REVENUE RECOGNITION--Revenues are recognized when we ship our products to customers. Sun Care product sales are highly seasonal, with 80 to 90 percent of our sales to retailers occurring from December through June. This seasonality requires increased inventory from December to June to support the selling season. Additionally, extended credit terms on Sun Care product sales, which are common in the industry, cause us to experience higher receivables from February to September.

    Also common to the industry, customers have the right to return unused Sun Care products after the summer season. We generally receive returns of our Sun Care products from September through March following the summer season. We reduce our Sun Care sales and increase accrued liabilities for these returns throughout the year based on our estimate of returns as a percent of Sun Care products sold. This is based upon historical trends and other information available to us for the sun care season including, the impact of weather and category growth. Our sales without return estimates would have been $880,618, $830,963, and $710,724 in fiscal 2000, 1999, and 1998, respectively.

    ADVERTISING AND SALES PROMOTION COSTS--Costs incurred for producing and communicating advertising, coupon and cooperative advertising programs are expensed when incurred.

    SHIPPING AND HANDLING COSTS--Shipping and handling expenses are included in cost of goods sold in the Consolidated Statements of Earnings.

    INVENTORIES--Inventories are stated at the lower of cost (first-in, first-out basis) or market. Inventory costs include material, labor and manufacturing overhead.

    NET PROPERTY, PLANT AND EQUIPMENT--Property, plant and equipment are stated at cost and depreciated on the straight-line method over the estimated useful life of the asset. Our estimated useful life for significant fixed asset classes is as follows:

    - land improvements range from
      15 to 40 years,

    - building and improvements range from
      20 to 40 years,

    - machinery and equipment range from
      4 to 15 years, and

    - furniture and fixtures range from
      5 to 10 years.

    INTANGIBLE AND LONG-LIVED ASSETS--Long-lived assets including fixed assets, goodwill, trademarks and patents are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, we estimate the undiscounted future cash flows to result from the use of the asset and its ultimate disposition. If the sum of the undiscounted cash flows is less than the carrying value, we recognize an impairment loss, measured as the amount by which the carrying value exceeds the fair value of the asset.

    DEFERRED FINANCING COST--Expenses incurred to issue long-term debt have been capitalized and are being amortized primarily on a straight line basis which approximates the effective yield method over the life of the related debt agreements and are included as a component of interest expense in the Consolidated Statements of Earnings. These costs, net of accumulated amortization, amounted to $12.3 million and $15.5 million at December 30, 2000 and December 25, 1999, respectively.

                             PLAYTEX PRODUCTS, INC.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    INCOME TAXES--Deferred tax assets and liabilities are provided using the asset and liability method for temporary differences between financial and tax reporting bases using the enacted tax rates in effect for the period in which the differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts that we expect to use.

    FOREIGN CURRENCY TRANSLATION--Assets and liabilities of our foreign subsidiaries have been translated into U.S. dollars at year-end exchange rates. Revenues and expenses have been translated at average exchange rates for the year. Net foreign translation gains or losses are accumulated in a separate section of stockholders' equity titled "Accumulated Other Comprehensive Earnings."

    INTEREST RATE PROTECTION AGREEMENTS--We selectively enter into interest rate protection agreements to reduce our financial risk associated with changing interest rates. Two types of interest rate protection agreements we have used in the past include:

    - Swaps, which are derivative financial instruments that involve trading of variable rate for fixed rate interest payments, and

    - Caps, which are derivative financial contracts that limit interest expense in the event interest rates rise above a predetermined rate.

    We do not utilize derivative financial instruments for trading or other speculative purposes. We are currently a party to two swap agreements which expire within one year, one of which may be extended at the counterparties option. The counterparties to the swap agreements are major financial institutions. The risk of loss to us in the event of non-performance by one or more of these counterparties is not significant. The swaps change the variable-rate cash flow exposure on our variable debt obligations to fixed-rate cash flows. Under the swaps, we receive variable interest rate payments and make fixed interest rate payments, thereby creating fixed rate long-term debt.

    The interest rate protection agreements we enter into are classified as a hedge for accounting purposes when they are designated as, and are effective as, a hedge of future anticipated interest payments. We consider an interest rate protection agreement to be effective when it reduces the market rate risk on our anticipated interest payments. If an agreement does not meet the criteria to qualify as a hedge, it is considered to be speculative. For interest rate protection agreements, which we do consider to qualify as a hedge, any gain or loss on the instrument is included in interest expense in the Consolidated Statement of Earnings when the anticipated interest payment is made. For interest rate protection agreements, which we consider to be speculative, gains and losses are recognized in the current period and are included in other expense in the Consolidated Statement of Earnings. If an interest rate protection agreement previously considered as a hedge is terminated before the transaction date of the anticipated payment, or if the anticipated payment which is being hedged no longer is probable, gains and losses are recognized at that point and are included in other expense in the Consolidated Statement of Earnings. We do not utilize derivative financial instruments for trading or speculative purposes.

    Total (gains) and losses related to the interest rate protection agreements of ($0.5 million), $0.3 million, and $0.0 million are included in interest expense in the Consolidated Statements of Earnings for fiscal 2000, 1999, and 1998.

    FISCAL YEAR--Our fiscal year end is on the last Saturday nearest to December 31 and, as a result, a fifty-third week is added every 6 or 7 years. Fiscal 2000 was a fifty-three week year. References to fiscal years 1999 and 1998, are for a fifty-two week period.

                             PLAYTEX PRODUCTS, INC.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    USE OF ESTIMATES--The preparation of financial statements in accordance with generally accepted accounting principles requires us to make estimates and assumptions. These estimates and assumptions affect:

    - the reported amounts of revenue and expenses,

    - the reported amounts of assets and liabilities, and

    - the disclosure of contingent liabilities.

Actual results could vary from our estimates and assumptions.

    RECLASSIFICATIONS--For comparative purposes we reclassified our prior year business segment disclosure to conform to the current year presentation.

2. ACQUISITIONS AND DIVESTITURE

1999 ACQUISITIONS

    On January 29, 1999, we acquired the DIAPER GENIE business, the leading diaper disposal system in the U.S., for $72.0 million in cash and the issuance of $50.0 million of Convertible Notes. We borrowed the cash portion of the purchase price from our revolving credit facility (see Note 7). The Convertible Notes have an interest rate of 6% and are convertible, at the holders' option, into approximately 2.6 million shares of our common stock. The conversion price is approximately $19.15 per share. The notes will mature in 2004 and are callable by us after January 29, 2002.

    On June 30, 1999, we acquired the BABY MAGIC brand of infant-related toiletries for $90.0 million in cash. We borrowed $100.0 million in cash from our Term A Loan at variable rates of interest to pay for the acquisition and related fees.

    The acquisitions of BABY MAGIC and DIAPER GENIE were accounted for as purchases, and our consolidated results of operations included the operating results of these businesses from the dates of acquisition. In addition, these acquisitions added $113.7 million to goodwill and $75.1 million to trademarks in 1999.

1998 ACQUISITIONS

    On January 28, 1998, we acquired Personal Care Holdings, Inc. ("PCH") for approximately $91.0 million in cash and 9,257,345 shares of our common stock. We borrowed money from our revolving credit facility for the cash portion of the deal (see Note 7). On January 6, 1998, we acquired Carewell Industries, Inc. ("Carewell") for approximately $9.2 million in cash. On January 26, 1998, we acquired the BINKY pacifier business ("Binky") for approximately $1.2 million in cash and $0.5 million in notes, which were later repaid in 1998. The acquisitions of PCH, Carewell, and BINKY were accounted for as purchases.

    In connection with the 1999 and 1998 acquisitions, we reserved amounts on our balance sheet for certain direct costs likely to be incurred as a result of the acquisitions. These costs include at December 30, 2000 (in thousands):

                                                              RESERVED    AMOUNT     BALANCE
                                                               AMOUNT     SPENT     REMAINING
                                                              --------   --------   ---------
Exit costs..................................................   $3,653     $2,888     $  765
Involuntary terminations....................................    3,116      2,807        309
Relocation costs............................................      135        135         --
                                                               ------     ------     ------
  Total.....................................................   $6,904     $5,830     $1,074
                                                               ======     ======     ======

                             PLAYTEX PRODUCTS, INC.

2. ACQUISITIONS AND DIVESTITURE (CONTINUED)
The remaining balance is primarily for building lease commitments and severance costs. The amount reserved for involuntary terminations include 32 sales and marketing personnel, 15 accounting and finance personnel, 8 manufacturing and distribution personnel, 7 information technology personnel, 3 executives, and 1 research and development person.

    The following unaudited pro forma results of operations assume the 1999 acquisitions had occurred on December 28, 1997. We did not adjust for any consolidation savings or other changes in revenues or expenses that occurred as a result of our acquiring these businesses. As a result, the following pro forma financial information may not represent our operating results or future operating results if we had acquired these businesses on December 28, 1997.

                                                                   TWELVE MONTHS ENDED
                                                              -----------------------------
                                                              DECEMBER 25,    DECEMBER 26,
                                                                  1999            1998
(Unaudited, in thousands, except per share data)              -------------   -------------
Net sales...................................................    $817,310        $760,418
Net earnings................................................    $ 45,985        $ 36,026

Earnings per share:
  Basic.....................................................    $    .76        $    .61
  Diluted...................................................    $    .75        $    .60

Weighted average common shares and equivalent common shares
  outstanding:
    Basic...................................................      60,481          59,486
    Diluted.................................................      62,553          60,411

Our results for fiscal 2000 include the operating results of the DIAPER GENIE and BABY MAGIC acquisitions.

1999 DIVESTITURE

    On May 12, 1999, we sold, on a break-even basis, for cash and future guaranteed minimum royalty payments, our U.S. and International JHIRMACK hair care business. We retained the Canadian JHIRMACK business.

3. COMPREHENSIVE EARNINGS

    Foreign currency translation adjustment is the only reconciling item between net earnings and comprehensive earnings. For all of the periods presented, there were no material differences between net earnings and comprehensive earnings. Our comprehensive earnings for the last three fiscal years were (in thousands):

                                                                       TWELVE MONTHS ENDED
                                                          ---------------------------------------------
                                                          DECEMBER 30,    DECEMBER 25,    DECEMBER 26,
                                                              2000            1999            1998
                                                          -------------   -------------   -------------
Net earnings............................................     $35,544         $44,071         $34,230
Foreign currency translation adjustment.................        (638)            403            (710)
                                                             -------         -------         -------
  Comprehensive earnings................................     $34,906         $44,474         $33,520
                                                             =======         =======         =======

                             PLAYTEX PRODUCTS, INC.

4. BUSINESS SEGMENTS AND GEOGRAPHIC AREA INFORMATION

BUSINESS SEGMENTS

    We are organized in three divisions, which are categorized as business segments in accordance with generally accepted accounting principles.

    Our PERSONAL PRODUCTS DIVISION includes Infant Care and Feminine Care products sold in the United States primarily to mass merchandisers, grocery and drug classes of trade. The Infant Care product category includes the following brands:

___________________________PRIOR TO 1998 ACQUISITIONS___________________________
PLAYTEX:

- disposable nurser system

- cups and mealtime products

- reusable hard bottles and pacifiers
  _____________________________1998 ACQUIRED BRANDS_____________________________

- BINKY pacifiers

- MR. BUBBLE children's bubble bath

- CHUBS/BABY MAGIC baby wipes

- DIAPARENE infant care products, and

- WET ONES hand and face towelettes

  _____________________________1999 ACQUIRED BRANDS_____________________________

- DIAPER GENIE diaper disposal system
- BABY MAGIC infant toiletries

    The Feminine Care product category includes a wide range of plastic and cardboard applicator tampons marketed under such brand names as PLAYTEX: GENTLE GLIDE, SILK GLIDE and SLIMFITS.

    Our CONSUMER PRODUCTS DIVISION includes Sun Care, Household Products, and Personal Grooming products sold in the United States primarily to mass merchandisers, grocery and drug classes of trade.

              SUN CARE                             HOUSEHOLD PRODUCTS
------------------------------------      ------------------------------------
- BANANA BOAT                             - PLAYTEX Gloves
                                          - WOOLITE rug and upholstery
                                            cleaning products

    Our Personal Grooming business includes:

     PRIOR TO 1998 ACQUISITIONS                   1998 ACQUIRED BRANDS
------------------------------------      ------------------------------------
- JHIRMACK hair care products             - BETTER OFF depilatories
- TEK toothbrushes                        - BINACA breath freshener products
                                          - DENTAX oral care products
                                          - DOROTHY GRAY skin care products
                                          - OGILVIE home permanent products,
                                            and
                                          - TUSSY deodorants

    In May 1999, we sold our U.S. JHIRMACK business.

    Our INTERNATIONAL/CORPORATE SALES DIVISION includes:

    - Sales to specialty classes of trade in the United States including: warehouse clubs, military, convenience stores, specialty stores, and telemarketing

    - export sales

    - sales in Puerto Rico

    - results from our Canadian and Australian subsidiaries

    - sales of private label tampons

                             PLAYTEX PRODUCTS, INC.

4. BUSINESS SEGMENTS AND GEOGRAPHIC AREA INFORMATION (CONTINUED)
The International/Corporate Sales Division sells the same products as available to our U.S. customers. In May 1999, we sold our International JHIRMACK business, excluding the Canadian business.

    We evaluate division performance based on their product contribution excluding general corporate allocations. Product contribution is defined as gross profit less advertising and sales promotion expenses. All other operating expenses are managed at a corporate level and are not used by us to evaluate division results. We do not segregate assets, amortization, capital expenditures, or interest income and interest expense to divisions. Although allocated to the divisions, depreciation is not a measurement used by us to evaluate their performance.

                                                           TWELVE MONTHS ENDED
                              -----------------------------------------------------------------------------
                                 DECEMBER 30, 2000        DECEMBER 25, 1999(1)       DECEMBER 26, 1998(1)
                              -----------------------   ------------------------   ------------------------
                                NET        PRODUCT         NET        PRODUCT         NET        PRODUCT
                               SALES     CONTRIBUTION     SALES     CONTRIBUTION     SALES     CONTRIBUTION
                              --------   ------------   ---------   ------------   ---------   ------------
Personal Products...........  $486,524     $183,790     $456,920      $181,647     $365,958      $150,302
Consumer Products...........   205,599       57,111      195,494        60,698      184,310        56,889
International/Corporate
  Sales.....................   139,220       55,146      135,297        53,418      119,345        46,478
Unallocated charges(2)......        --       (3,474)          --        (8,172)          --        (6,990)
                              --------     --------     --------      --------     --------      --------
  Total consolidated........  $831,343      292,573     $787,711       287,591     $669,613       246,679
                              ========                  ========                   ========
RECONCILIATION TO
  OPERATING EARNINGS:
Selling, distribution
  and research..............                 92,420                     83,915                     73,266
Administrative..............                 29,866                     27,383                     24,643
Amortization of
  intangibles...............                 22,350                     21,064                     17,336
                                           --------                   --------                   --------
  Operating earnings........               $147,937                   $155,229                   $131,434
                                           ========                   ========                   ========

------------------------

(1) In fiscal 2000, our divisional structures were reorganized. The International/Corporate Sales Division now includes the U.S specialty classes of trade including: warehouse clubs, convenience stores, telemarketing, e-commerce, military and other specialty classes of trade. The net sales and product contribution from the specialty classes of trade were previously reported in the Personal and Consumer Products divisions. We reclassified our prior year business segment disclosures to conform to the current year presentation. The net sales of the specialty classes of trade represented approximately 8% of consolidated net sales for fiscal 2000, 1999 and 1998.

(2) Certain unallocated corporate charges such as business license taxes, pension expense and product liability insurance are included in consolidated gross margin, but not included in the evaluation of division performance. We recorded pension income of $4.3 million in fiscal 2000 and $0.7 in 1999 and pension expense of less than $0.1 million in 1998 (see Note 13).

                             PLAYTEX PRODUCTS, INC.

4. BUSINESS SEGMENTS AND GEOGRAPHIC AREA INFORMATION (CONTINUED)
    The amount of depreciation allocated to the divisions is as follows (dollars in thousands):

                                                                       TWELVE MONTHS ENDED
                                                          ---------------------------------------------
                                                          DECEMBER 30,    DECEMBER 25,    DECEMBER 26,
                                                              2000            1999            1998
                                                          -------------   -------------   -------------
Personal Products.......................................     $ 6,332         $5,459          $5,416
Consumer Products.......................................       1,369          1,193           1,466
International/Corporate Sales...........................         834            732           1,176
                                                             -------         ------          ------
  Depreciation included in product contribution.........       8,535          7,384           8,058
Depreciation not allocated to divisions.................       3,012          2,463           1,632
                                                             -------         ------          ------
  Consolidated depreciation.............................     $11,547         $9,847          $9,690
                                                             =======         ======          ======

GEOGRAPHIC AREA INFORMATION

    Net sales and product contribution represents sales to unaffiliated customers only. Intergeographic sales and transfers between geographic areas are minimal and are not disclosed separately. Net sales and product contribution within the United States includes all 50 states and its territories. Corporate charges that are not allocated to divisions (see preceding table) are included in product contribution for the United States. International net sales and product contribution represents business activity outside of the United States and its territories.

                                                          TWELVE MONTHS ENDED
                              ---------------------------------------------------------------------------
                                 DECEMBER 30, 2000         DECEMBER 25, 1999         DECEMBER 26, 1998
                              -----------------------   -----------------------   -----------------------
                                NET        PRODUCT        NET        PRODUCT        NET        PRODUCT
                               SALES     CONTRIBUTION    SALES     CONTRIBUTION    SALES     CONTRIBUTION
                              --------   ------------   --------   ------------   --------   ------------
United States...............  $765,779     $271,238     $721,061     $265,988     $609,866     $227,359
International...............    65,564       21,335       66,650       21,603       59,747       19,320
                              --------     --------     --------     --------     --------     --------
  Total.....................  $831,343     $292,573     $787,711     $287,591     $669,613     $246,679
                              ========     ========     ========     ========     ========     ========

    Identifiable assets by geographic area represent those assets that are used in our operations in each area.

                                                              DECEMBER 30,    DECEMBER 25,
IDENTIFIABLE ASSETS                                               2000            1999
-------------------                                           -------------   -------------
United States...............................................   $1,121,592      $1,130,970
International...............................................       17,792          17,682
                                                               ----------      ----------
  Total.....................................................   $1,139,384      $1,148,652
                                                               ==========      ==========

                             PLAYTEX PRODUCTS, INC.

5. BALANCE SHEET COMPONENTS

    The components of certain balance sheet accounts are as follows (in thousands):

                                                              DECEMBER 30,    DECEMBER 25,
                                                                  2000            1999
                                                              -------------   -------------
Receivables.................................................    $ 133,207       $ 132,548
Less allowance for doubtful accounts........................       (2,237)         (2,292)
                                                                ---------       ---------
    Net.....................................................    $ 130,970       $ 130,256
                                                                =========       =========
Inventories:
  Raw materials.............................................    $  25,140       $  27,974
  Work in process...........................................        1,747             532
  Finished goods............................................       58,439          56,990
                                                                ---------       ---------
    Total...................................................    $  85,326       $  85,496
                                                                =========       =========
Net property, plant and equipment:
  Land......................................................    $   2,376       $   2,376
  Buildings.................................................       38,601          37,165
  Machinery and equipment...................................      173,226         154,848
                                                                ---------       ---------
                                                                  214,203         194,389
  Less accumulated depreciation.............................      (96,048)        (87,196)
                                                                ---------       ---------
    Net.....................................................    $ 118,155       $ 107,193
                                                                =========       =========
Goodwill....................................................    $ 667,031       $ 666,912
Less accumulated amortization...............................     (156,036)       (139,229)
                                                                ---------       ---------
    Net.....................................................    $ 510,995       $ 527,683
                                                                =========       =========
Trademarks, patents, and other..............................    $ 182,214       $ 183,934
Less accumulated amortization...............................      (17,946)        (14,403)
                                                                ---------       ---------
    Net.....................................................    $ 164,268       $ 169,531
                                                                =========       =========
Deferred financing costs....................................    $  26,076       $  25,522
Less accumulated amortization...............................      (13,742)         (9,992)
                                                                ---------       ---------
    Net.....................................................    $  12,334       $  15,530
                                                                =========       =========
Accrued expenses:
  Advertising and sales promotion...........................    $  23,519       $  29,011
  Employee compensation and benefits........................       13,912          13,894
  Interest..................................................       11,233          11,078
  Insurance.................................................        3,200           3,189
  Other.....................................................       17,936          16,822
                                                                ---------       ---------
    Total...................................................    $  69,800       $  73,994
                                                                =========       =========

                             PLAYTEX PRODUCTS, INC.

6. DUE FROM RELATED PARTY

    Our business is unrelated to the business of Playtex Apparel, Inc. ("Apparel"), which was spun-off from us in 1988 in a reorganization of the Company. Two of our former directors and senior executive officers are general partners of the investor group (the "Apparel Partnership") which controlled Apparel until they were later sold. Playtex Investment Corp., one of our wholly-owned subsidiaries, is the holder of 15% debentures issued by the Apparel Partnership due December 15, 2003. Interest on the debentures is payable annually in cash or additional debentures. The Apparel Partnership decided to make their debenture payments in additional debentures through their December 15, 1993 payment and have paid in cash since then. The obligations of the Apparel Partnership are nonrecourse to the partners of the Apparel Partnership. The unaudited assets of the Apparel Partnership are Sara Lee Corporation common stock with a market value at December 30, 2000 and December 25, 1999 of approximately $6.5 million and $5.9 million, cash of approximately $0.8 million and $0.5 million and our 15 1/2% subordinated notes held by them (see Note 8). We believe our debentures represent their only material liability.

7. LONG-TERM DEBT

    Long-term debt, excluding amounts due to related party, consists of the following (in thousands):

                                                              DECEMBER 30,    DECEMBER 25,
                                                                  2000            1999
                                                              -------------   -------------
1997 Credit Agreement:
  Term A Loan...............................................    $129,813        $151,126
  Revolving Credit Facility.................................          --          32,500
  Term Loan.................................................     241,750         244,250
6% Convertible Subordinated Notes due 2004..................      50,000          50,000
8 7/8% Senior Notes due 2004................................     150,000         150,000
9% Senior Subordinated Notes due 2003.......................     360,000         360,000
                                                                --------        --------
                                                                 931,563         987,876
  Less current maturities...................................     (45,125)        (23,813)
                                                                --------        --------
    Total long-term debt....................................    $886,438        $964,063
                                                                ========        ========

    On February 2, 1994, we issued $360.0 million aggregate principal of 9% senior subordinated notes due December 15, 2003 (the "9% Notes"). The interest on the 9% Notes is payable in cash semi-annually on each June 15 and December 15 with the final principal payment due on December 15, 2003.

    On July 21, 1997, we completed a refinancing of our senior indebtedness, which included:

    - the issuance of $150.0 million principal amount of 8 7/8% senior notes due July 15, 2004 (the "8 7/8% Senior Notes"),

    - a $150.0 million senior secured term loan due September 15, 2003 (the "Term Loan"), and

    - senior secured credit facilities of $170.0 million comprised of:

       - $115.0 million revolving credit facility (the "Revolving Credit Facility") and

       - $55.0 million term loan facility (the "Term A Loan").

                             PLAYTEX PRODUCTS, INC.

7. LONG-TERM DEBT (CONTINUED)
    In connection with the 1998 acquisitions (see Note 2), we increased our indebtedness by:

    - $100.0 million under the Term Loan for the PCH acquisition,

    - $10.4 million under the Revolving Credit Facility for the acquisitions of Carewell and BINKY, and

    - $0.5 million by issuing a note for the acquisition of BINKY. This was repaid in 1998.

    In connection with the 1999 acquisitions (see Note 2), we increased our indebtedness by:

    - $100.0 million under the Term A Loan for the BABY MAGIC acquisition,

    - $72.0 million under the Revolving Credit Facility, and

    - $50.0 million by issuing the Convertible Notes for the DIAPER GENIE acquisition.

    The Term Loan provides for quarterly repayment of principal of $625,000 through June 15, 2003. The final payment of $235.5 million is due on September 15, 2003.

    Principal repayments on the Term A Loan are $42.6 million in fiscal 2001, $56.2 million in fiscal 2002, and $31.0 million in fiscal 2003.

    The Revolving Credit Facility matures on June 15, 2003. On December 15, 2000, our Revolving Credit Facility commitments were automatically and permanently reduced by $5.0 million. Additional reductions in our Revolving Credit Facility commitments are as follows:

    - $5.0 million on June 15, 2001,

    - $7.0 million on December 15, 2001 and June 15, 2002, and

    - $8.0 million on December 15, 2002 and June 15, 2003.

At December 30, 2000, we had $107.8 million of unused borrowings available to us under the Revolving Credit Facility. We also pay a quarterly commitment fee of three-eighths of one percent on the portion of our Revolving Credit Facility that we are not using and an administrative fee of $0.1 million per year.

    Fees and expenses we have incurred to issue and amend long-term debt have been capitalized and are being amortized over the life of the related debt agreements. These deferred financing costs, net of accumulated amortization, at December 30, 2000 include $5.5 million for the 1997 Credit Agreement, $4.3 million for the 9% Notes, and $2.6 million for the 8 7/8% Senior Notes.

    We periodically use financial instruments, such as derivatives, to manage the impact of interest rate changes on our variable rate debt. We do not enter into financial instruments for trading or speculative purposes. Derivative instruments we were a party to include:

    - In July 1998, we entered into an interest rate swap agreement, which effectively fixed the LIBOR rate on $100.0 million of our variable rate debt at 5.455%. Effective July 23, 2000, this swap agreement was terminated by the counter party as allowed under the terms of the instrument.

    - In November 2000, we entered into an interest rate swap agreement, which effectively fixed the LIBOR rate on $150.0 million of our variable rate debt at 6.3475% until the termination date of August 30, 2001. The counter party may at its discretion extend the swap agreement an additional nine months.

                             PLAYTEX PRODUCTS, INC.

7. LONG-TERM DEBT (CONTINUED)
    - In November 2000, we entered into another interest rate swap agreement, which effectively fixed the LIBOR rate on $150.0 million of our variable rate debt at 6.3825% until December 4, 2001, when the agreement is scheduled to terminate.

    At December 30, 2000, our total indebtedness consisted of $560.0 million in fixed rate debt and $371.6 million in variable rate debt. The two swap agreements, entered into in November 2000, fixed $300.0 million of our variable rate debt for the duration of the swaps. Based on our interest rate exposure at December 30, 2000, a 1% increase in interest rates would result in an estimated $0.7 million of additional interest expense on an annualized basis. The rates of interest we pay on our variable rate debt are, at our option, a function of various alternative short term borrowing rates.

    - Our weighted average variable interest rate for fiscal 2000, 1999, and 1998 was: 7.76%, 6.75% and 7.09%.

    - At December 30, 2000, our variable interest rate was 8.16% compared to 7.18% at December 25, 1999.

    The provisions of the 1997 Credit Agreement require us to meet certain financial covenants and ratios and include limitations and restrictions, including:

    - indebtedness and liens,                  - disposition of assets,
    - major acquisitions or mergers,           - certain dividends and other distributions,
                                               and
    - capital expenditures,                    - prepayment and modification of all
                                                 indebtedness or equity capitalization.

In December 2000, we amended certain of our financial covenants and ratios. As a result of the amendment to the 1997 Credit Agreement we had to pay an amendment fee and the interest rate spreads over LIBOR that we pay on the Revolving Credit Facility and Term A Loan were increased.

    The 9% Notes and the 8 7/8% Senior Notes also contain certain restrictions and requirements. Under the terms of each of these agreements, payment of cash dividends on our common stock is restricted. Certain of our wholly-owned subsidiaries are guarantors of the 9% Notes and the 8 7/8% Senior Notes (see
Note 17).

    Our required principal repayments are (excluding balances outstanding under the Revolving Credit Facility and due to related party):

    - $45.1 million in fiscal 2001,            - $627.8 million in fiscal 2003, and
    - $58.7 million in fiscal 2002,            - $200.0 million in fiscal 2004.

We have no debt obligations due after June 15, 2004.

8. DUE TO RELATED PARTY

    Due to related party consists of 15 1/2% subordinated notes issued by us and held by the Apparel Partnership. The subordinated notes are due on December 15, 2003 and interest on them is payable annually in cash or additional 15 1/2% subordinated notes. We decided to make our interest payments on the subordinated notes in additional subordinated notes through our December 15, 1993 payment and have paid in cash since then (see Note 6).

                             PLAYTEX PRODUCTS, INC.

9. INCOME TAXES

    The provision for income taxes is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities. Deferred income tax assets and liabilities are calculated for differences between the financial statement and tax bases of assets and liabilities. These differences will result in taxable or deductible amounts in the future. Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts we expect to use.

    Earnings before income taxes and extraordinary loss are as follows (in thousands):

                                                                       TWELVE MONTHS ENDED
                                                          ---------------------------------------------
                                                          DECEMBER 30,    DECEMBER 25,    DECEMBER 26,
                                                              2000            1999            1998
                                                          -------------   -------------   -------------
U.S.....................................................     $59,519         $74,135         $58,682
Foreign.................................................       3,534           2,133           1,234
                                                             -------         -------         -------
    Total...............................................     $63,053         $76,268         $59,916
                                                             =======         =======         =======

    Our provision for income taxes for the twelve months ended December 30, 2000, December 25, 1999, and December 26, 1998 is as follows (in thousands):

                                                                       TWELVE MONTHS ENDED
                                                          ---------------------------------------------
                                                          DECEMBER 30,    DECEMBER 25,    DECEMBER 26,
                                                              2000            1999            1998
                                                          -------------   -------------   -------------
Current:
  Federal...............................................     $13,580         $20,647         $17,568
  State and local.......................................         982           1,415           1,242
  Foreign...............................................       1,564           1,065             632
                                                             -------         -------         -------
                                                              16,126          23,127          19,442

Deferred:
  Federal...............................................      10,292           8,595           6,177
  State and local.......................................       1,091             544              34
  Foreign...............................................          --             (69)             33
                                                             -------         -------         -------
                                                              11,383           9,070           6,244
                                                             -------         -------         -------
    Total...............................................     $27,509         $32,197         $25,686
                                                             =======         =======         =======

                             PLAYTEX PRODUCTS, INC.

9. INCOME TAXES (CONTINUED)
    Taxable and deductible temporary differences and tax credit carryforwards which give rise to our deferred tax assets and liabilities at December 30, 2000 and December 25, 1999 are as follows (in thousands):

                                                              DECEMBER 30,    DECEMBER 25,
                                                                  2000            1999
                                                              -------------   -------------
Deferred tax assets:
  Allowances and reserves not currently deductible..........     $13,539         $14,925
  Postretirement benefits reserve...........................       4,315           3,878
  Net operating loss carryforwards..........................       3,429           4,377
  Other.....................................................       1,406           1,131
                                                                 -------         -------
    Total...................................................     $22,689         $24,311
                                                                 =======         =======
Deferred tax liabilities:
  Property, plant and equipment.............................     $20,516         $15,523
  Trademarks................................................      18,421          13,654
  Deferred gain on sale of business.........................      14,298          14,298
  Undistributed earnings of foreign subsidiary..............       2,515           2,515
  Other.....................................................         345             340
                                                                 -------         -------
    Total...................................................     $56,095         $46,330
                                                                 =======         =======

    Undistributed earnings of our Canadian and Australian subsidiaries for which U.S. income taxes have not been provided were approximately $7.3 million at December 30, 2000. Such undistributed earnings are expected to be permanently reinvested in the Canadian and Australian subsidiaries.

    We have available net operating loss carryforwards ("NOLs") of $9.5 million at December 30, 2000 that expire in years 2009 through 2012. These NOLs relate primarily to operations of Banana Boat Holdings and Carewell prior to our acquisition of them. We can utilize these NOLs, with certain limitations, on our federal, state and local tax returns. We expect to utilize these NOLs prior to their expiration. The current benefit realized from these NOLs was $1.0 million, $3.0 million, and $3.0 million for fiscal 2000, 1999, and 1998, respectively.

    Our tax provision differed from the amount computed using the federal statutory rate of 35% as follows (in thousands):

                                                                       TWELVE MONTHS ENDED
                                                          ---------------------------------------------
                                                          DECEMBER 30,    DECEMBER 25,    DECEMBER 26,
                                                              2000            1999            1998
                                                          -------------   -------------   -------------
Expected federal income tax at statutory rates..........     $22,069         $26,694         $20,971
Amortization of intangible assets.......................       4,496           4,487           4,414
State and local income taxes............................       1,347           1,273             829
Other, net..............................................        (403)           (257)           (528)
                                                             -------         -------         -------
    Total tax provision.................................     $27,509         $32,197         $25,686
                                                             =======         =======         =======

                             PLAYTEX PRODUCTS, INC.

10. STOCK-BASED COMPENSATION

    During 1994, we established a long-term incentive plan under which awards of stock options are granted. Options granted under the plan must:

    - have an exercise price equal to or greater than the price of the stock on the date of grant and

    - have an expiration date no more than ten years from the grant date.

Except for formula grants to certain non-employee directors, options vest over a period determined by the Compensation and Stock Option Committee. We have 7,047,785 shares reserved for issuance under the plan at December 30, 2000.

    We account for stock-based compensation in accordance with Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation". As permitted by SFAS No. 123, we follow Accounting Principles Board Opinion No. 25 for determining compensation expense related to the issuance of stock options. If we determined compensation expense under the alternate fair value approach permitted by SFAS No. 123, our earnings and earnings per share would have been reduced to the pro forma amounts listed below (in thousands, except per share data):

                                                                       TWELVE MONTHS ENDED
                                                          ---------------------------------------------
                                                          DECEMBER 30,    DECEMBER 25,    DECEMBER 26,
                                                              2000            1999            1998
                                                          -------------   -------------   -------------
Net earnings:
  As reported...........................................     $35,544         $44,071         $34,230
  Pro forma.............................................     $32,024         $39,414         $31,168
Earnings per share:
  As reported
    Basic...............................................     $   .58         $   .73         $   .58
    Diluted.............................................     $   .58         $   .72         $   .57
  Pro forma
    Basic...............................................     $   .53         $   .65         $   .52
    Diluted.............................................     $   .53         $   .65         $   .52
Weighted average common shares and common equivalent
  shares outstanding:
  Basic.................................................      60,824          60,481          59,486
  Diluted...............................................      62,585          62,553          60,411

    The fair value of each stock option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions:

    - weighted average risk-free interest rates of 6.51%, 5.68%, and 5.28% for fiscal 2000, 1999, and 1998;

    - no dividend yield;

    - expected option life of 7 years before exercise or cancellation; and

    - volatility of 35%.

                             PLAYTEX PRODUCTS, INC.

10. STOCK-BASED COMPENSATION (CONTINUED)
    The following table summarizes our stock option activity over the past three fiscal years:

                                            2000                   1999                   1998
                                    --------------------   --------------------   --------------------
                                                WEIGHTED               WEIGHTED               WEIGHTED
                                                AVERAGE                AVERAGE                AVERAGE
                                                EXERCISE               EXERCISE               EXERCISE
                                     SHARES      PRICE      SHARES      PRICE      SHARES      PRICE
                                    ---------   --------   ---------   --------   ---------   --------
Outstanding at beginning of
  year............................  4,581,326    $11.86    4,093,260    $11.11    2,816,598    $ 9.27
Granted...........................  1,732,500     10.85      788,000     15.50    1,568,000     14.09
Exercised.........................   (436,572)     8.79     (160,505)     8.83     (202,673)     8.78
Forfeited.........................   (686,125)    13.35     (139,429)    13.70      (88,665)    10.96
                                    ---------              ---------              ---------
Outstanding at end of year........  5,191,129     11.59    4,581,326     11.86    4,093,260     11.11
                                    =========              =========              =========
Options exercisable at year-end...  2,832,780     11.12    2,669,878     10.18    1,912,834      9.21
Weighted-average fair value of
  options granted during the
  year............................               $ 5.43                 $ 7.48                 $ 6.67

    The following table summarizes information about our stock options outstanding at December 30, 2000:

                                                  OPTIONS OUTSTANDING               OPTIONS EXERCISABLE
                                         --------------------------------------   ------------------------
                                            NUMBER        WEIGHTED                   NUMBER
                                          OUTSTANDING      AVERAGE     WEIGHTED    EXERCISABLE    WEIGHTED
                                              AT          REMAINING    AVERAGE         AT         AVERAGE
                                         DECEMBER 30,    CONTRACTUAL   EXERCISE   DECEMBER 30,    EXERCISE
RANGE OF EXERCISE PRICES                     2000           LIFE        PRICES        2000         PRICES
------------------------                 -------------   -----------   --------   -------------   --------
$7.00 to 8.00..........................      412,133         4.64       7.8750        412,133      7.8750
$8.00 to 9.00..........................       62,500         5.41       8.0850         62,500      8.0850
$9.00 to 10.00.........................    1,335,498         5.50       9.6799      1,234,398      9.7236
$10.00 to 11.00........................    1,551,665         9.05      10.7133        148,000     10.0473
$11.00 to 13.00........................       72,500         9.37      12.2888          2,500     11.6250
$13.00 to 14.00........................      162,500         5.43      13.2077        104,502     13.0000
$14.00 to 15.00........................      548,333         7.40      14.3039        364,042     14.3036
$15.00 to 16.00........................    1,046,000         8.19      15.2763        504,705     15.1909
                                           ---------                                ---------
$7.00 to 16.00.........................    5,191,129         7.28      11.5893      2,832,780     11.1206
                                           =========                                =========

                             PLAYTEX PRODUCTS, INC.

11. EARNINGS PER SHARE

    The following table explains how our basic and diluted Earnings Per Share ("EPS") were calculated for the last three fiscal years (in thousands, except per share data):

                                                                       TWELVE MONTHS ENDED
                                                          ---------------------------------------------
                                                          DECEMBER 30,    DECEMBER 25,    DECEMBER 26,
                                                              2000            1999            1998
                                                          -------------   -------------   -------------
Numerator:
    Net earnings--Basic.................................     $35,544         $44,071         $34,230
    Adjustment for interest on Convertible
      Notes, net of tax.................................         946             788              --
                                                             -------         -------         -------
    Net earnings--Diluted...............................     $36,490         $44,859         $34,230
                                                             =======         =======         =======
Denominator:
    Weighted average common shares outstanding--Basic...      60,824          60,481          59,486
    Adjustment for dilutive effect of
      employee stock options............................         456           1,003             925
    Adjustment for dilutive effect of
      Convertible Notes, net of tax.....................       1,305           1,069              --
                                                             -------         -------         -------
    Weighted average common shares
      outstanding--Diluted..............................      62,585          62,553          60,411
                                                             =======         =======         =======
Earnings Per Share:
    Basic...............................................     $  0.58         $  0.73         $  0.58
    Diluted.............................................     $  0.58         $  0.72         $  0.57

    Basic EPS excludes all potentially dilutive securities. Basic EPS is computed by dividing net earnings by the weighted average number of common shares outstanding for the period. Diluted EPS includes all potentially dilutive securities. Diluted EPS is computed by dividing net earnings, adjusted by the if-converted method for convertible securities, by the weighted average number of common shares outstanding for the period plus the number of additional common shares that would have been outstanding if the dilutive securities were issued. In the event the dilutive securities are anti-dilutive (has the affect of increasing EPS), the impact of the dilutive securities is not included in the computation.

12. LEASES

    Our leases are primarily for buildings, manufacturing equipment, company cars and information technology equipment. Future minimum payments under non-cancelable operating leases for fiscal years ending after December 30, 2000 are as follows: $10.7 million in 2001, $8.6 million in 2002, $7.0 million in 2003, $6.2 million in 2004, $3.0 million in 2005 and $6.7 million in later years.

    Rent expense for operating leases amounted to $10.8 million, $9.5 million, and $8.0 million for fiscal 2000, 1999 and 1998.

13. PENSION AND OTHER POSTRETIREMENT BENEFITS

    Defined Benefit Pension Plans--Substantially all of our U.S. hourly and most of our Canadian employees participate in pension plans. At December 30, 2000, approximately 1,295 participants were covered by these plans and approximately 290 of them were receiving benefits.

                             PLAYTEX PRODUCTS, INC.

13. PENSION AND OTHER POSTRETIREMENT BENEFITS (CONTINUED)
    Changes in pension benefits, which are retroactive to previous service of employees, and gains and losses on pension assets, that occur because actual experience differs from assumptions, is amortized over the estimated average future service period of employees. Actuarial assumptions for the plans include:

    - expected long-term rate of return on plan assets of 9.75% at December 30, 2000 and December 25, 1999,

    - discount rate of 7.50% at December 30, 2000 and 7.75% at December 25, 1999 used in calculating the projected benefit obligation, and

    - the rate of average future increases in compensation levels was 3.25% at December 30, 2000 and December 25, 1999.

    The pension plans assets are invested primarily in equity and fixed income mutual funds, marketable equity securities, insurance contracts, and cash and cash equivalents.

    Net pension (benefit) expense for fiscal 2000, 1999 and 1998 is included in cost of goods sold in the Consolidated Statements of Earnings and includes the following components (in thousands):

                                                                       TWELVE MONTHS ENDED
                                                          ---------------------------------------------
                                                          DECEMBER 30,    DECEMBER 25,    DECEMBER 26,
NET PENSION EXPENSE                                           2000            1999            1998
-------------------                                       -------------   -------------   -------------
Service cost--benefits earned during the period.........     $ 1,068         $ 1,094         $   928
Interest cost on projected benefit obligation...........       2,535           2,334           2,166
Expected return on plan assets..........................      (6,020)         (3,958)         (3,052)
Amortization of prior service cost......................          95              84              88
Amortization of unrecognized net gain...................      (1,958)           (234)            (79)
Amortization of transition gain.........................         (40)            (41)            (39)
                                                             -------         -------         -------
    Net pension (benefit) expense.......................     $(4,320)        $  (721)        $    12
                                                             =======         =======         =======

    Reconciliations of the change in benefit obligation, change in plan assets, and the funded status of the plans for fiscal 2000 and 1999 are as follows (in thousands):

                                                              DECEMBER 30,    DECEMBER 25,
CHANGE IN BENEFIT OBLIGATION                                      2000            1999
----------------------------                                  -------------   -------------
Benefit obligation at beginning of year.....................     $32,645         $33,155
Service cost................................................       1,068           1,094
Interest cost...............................................       2,535           2,334
Actuarial loss (gain).......................................       1,883          (2,741)
Expected benefits paid......................................      (1,471)         (1,348)
Foreign currency exchange rate changes......................         (59)            151
                                                                 -------         -------
    Benefit obligation at end of year.......................     $36,601         $32,645
                                                                 =======         =======

                             PLAYTEX PRODUCTS, INC.

13. PENSION AND OTHER POSTRETIREMENT BENEFITS (CONTINUED)

                                                              DECEMBER 30,    DECEMBER 25,
CHANGE IN PLAN ASSETS                                             2000            1999
---------------------                                         -------------   -------------
Fair value of plan assets at beginning of year..............    $ 62,785        $ 41,317
Actual return on plan assets................................      (6,111)         22,577
Employee contributions......................................          --               4
Employer contributions......................................          --               8
Expected benefits paid......................................      (1,471)         (1,348)
Foreign currency exchange rate changes......................         (86)            227
                                                                --------        --------
    Fair value of plan assets at end of year................    $ 55,117        $ 62,785
                                                                ========        ========
RECONCILIATION OF THE FUNDED STATUS
------------------------------------------------------------
Funded status...............................................    $ 18,516        $ 30,140
Unrecognized transition asset...............................        (200)           (245)
Unrecognized prior service cost.............................         527             355
Unrecognized actuarial gain.................................     (11,638)        (27,346)
                                                                --------        --------
    Prepaid benefit cost....................................    $  7,205        $  2,904
                                                                ========        ========

    Postretirement Benefits Other than Pensions--We provide postretirement health care and life insurance benefits to certain U.S. retirees. These plans require employees to share in the costs. Approximately 89% of all U.S. personnel would become eligible for these postretirement health care and life insurance benefits if they were to retire from the Company.

    The components of the postretirement net periodic expense, which is included in cost of goods sold in the Consolidated Statements of Earnings for fiscal 2000, 1999, and 1998, are as follows (in thousands):

                                                                       TWELVE MONTHS ENDED
                                                          ---------------------------------------------
                                                          DECEMBER 30,    DECEMBER 25,    DECEMBER 26,
NET PERIODIC POSTRETIREMENT EXPENSE                           2000            1999            1998
-----------------------------------                       -------------   -------------   -------------
Service cost--benefits earned during the period.........     $  504          $  424          $  347
Interest cost on accumulated benefit obligation.........      1,013             858             813
Amortization of prior service cost......................        217             217             217
Recognized actuarial loss...............................         73              69              54
                                                             ------          ------          ------
    Net periodic postretirement expense.................     $1,807          $1,568          $1,431
                                                             ======          ======          ======

                             PLAYTEX PRODUCTS, INC.

13. PENSION AND OTHER POSTRETIREMENT BENEFITS (CONTINUED)
    Reconciliations of the change in benefit obligation, change in plan assets, and the funded status of the plan for fiscal 2000 and 1999 are as follows (in thousands):

                                                              DECEMBER 30,    DECEMBER 25,
CHANGE IN BENEFIT OBLIGATION                                      2000            1999
----------------------------                                  -------------   -------------
Benefit obligation at beginning of year.....................    $ 11,992        $ 12,599
Service cost................................................         504             424
Interest cost...............................................       1,013             858
Employee contributions......................................         168             184
Plan amendments.............................................          --              21
Actuarial loss (gain).......................................       1,880          (1,197)
Benefits paid...............................................        (802)           (897)
                                                                --------        --------
    Benefit obligation at end of year.......................    $ 14,755        $ 11,992
                                                                ========        ========
CHANGE IN PLAN ASSETS
------------------------------------------------------------
Fair value of plan assets at beginning of year..............    $     --        $     --
Employer contributions......................................         634             713
Employee contributions......................................         168             184
Expected benefits paid......................................        (802)           (897)
                                                                --------        --------
    Fair value of plan assets at end of year................    $     --        $     --
                                                                ========        ========
RECONCILIATION OF THE FUNDED STATUS
------------------------------------------------------------
Funded status...............................................    $(14,755)       $(11,992)
Unrecognized prior service cost.............................       1,034           1,252
Unrecognized actuarial loss.................................       2,847           1,038
                                                                --------        --------
    Net amount accrued at year-end..........................    $(10,874)       $ (9,702)
                                                                ========        ========

    The assumed health care cost trend rate and discount rate was 7.5% and 7.75% in 2000 compared to 8.0% and 7.0% in 1999. The assumed health care cost trend rate is anticipated to trend down until the final trend rate of 5.25% is reached in 2006. A one percentage point increase in the assumed health care costs trend rate increases the sum of the service and interest costs components of the fiscal 2000 net periodic postretirement benefit expense by 18%, and the accumulated postretirement benefit obligation as of December 30, 2000 by 15%. A one percentage point decrease in the assumed health care costs trend rate decreases the sum of the service and interest costs components of the fiscal 2000 net periodic postretirement benefit expense by 14% and the accumulated postretirement benefit obligation by 12%.

    Defined Contribution Benefit Plans--We also provide three defined contribution plans covering various employee groups, two of which have non-contributory features. The amounts charged to earnings for the defined contribution plans totaled $5.9 million, $4.9 million and $4.8 million for our last three fiscal years ended 2000, 1999, and 1998.

14. BUSINESS AND CREDIT CONCENTRATIONS

    Most of our customers are dispersed throughout the United States and Canada. No single customer accounted for more than 10% of our consolidated net sales in fiscal 2000, 1999, or 1998 with

                             PLAYTEX PRODUCTS, INC.

14. BUSINESS AND CREDIT CONCENTRATIONS (CONTINUED) the exception of our largest customer (approximately 23% in 2000, 21% in 1999, and 23% in 1998). Sales to this customer were made primarily from our two largest business segments. At December 30, 2000 and December 25, 1999, no account receivable from any customer was significant, except for our largest customer (approximately $29.8 million in 2000 and $32.7 million in 1999). Aggregate receivables from high risk customers are not considered significant and we estimate, based upon past experience, that we have sufficient reserves to cover any losses arising from those accounts.

15. DISCLOSURE ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS

    CASH, RECEIVABLES, ACCOUNTS PAYABLE, INCOME TAXES AND ACCRUED EXPENSES--The carrying amounts approximate fair value because of the short-term maturity of these instruments.

    VARIABLE RATE DEBT--The carrying amounts approximate fair value because the rate of interest on borrowings under the credit agreement is, at our option, a function of various alternative short-term borrowing rates.

    LONG-TERM DEBT, INTEREST RATE DERIVATIVES, and OTHER FINANCIAL INSTRUMENTS--The fair value of the following financial instruments was estimated at December 30, 2000 and December 25, 1999 as follows (in thousands):

                                                        DECEMBER 30, 2000       DECEMBER 25, 1999
                                                      ---------------------   ---------------------
                                                      CARRYING   ESTIMATED    CARRYING   ESTIMATED
                                                       AMOUNT    FAIR VALUE    AMOUNT    FAIR VALUE
                                                      --------   ----------   --------   ----------
9% Senior Subordinated Notes(a).....................  $360,000    $347,400    $360,000    $358,200
8 7/8% Senior Notes(a)..............................   150,000     142,500     150,000     150,563
6% Convertible Subordinated Notes due 2004(b).......    50,000      47,284      50,000      48,542
15% Notes due from Playtex
  Apparel Partners, L.P.(c).........................    80,017      80,017      80,017      80,017
15 1/2% Subordinated Notes due to Playtex
  Apparel Partners, L.P.(c).........................    78,386      78,386      78,386      78,386
Other noncurrent assets(d)..........................     8,300       8,265       4,844       4,786
Noncurrent liabilities(d)...........................    12,814      12,756      12,267      12,190
Interest Rate Swap terminated July 23, 2000(e)......        --          --          --         402
Interest Rate Swap termination date of
  August 30, 2001(e)................................        --      (1,063)         --          --
Interest Rate Swap termination date of
  December 4, 2001(e)...............................        --        (625)         --          --

------------------------

(a) The estimated fair values were based on the average range of bid/ask quotes provided by independent securities dealers.

(b) The estimated fair value was based on the net present value of the interest and principal payments.

(c) The estimated fair values were based on the amount of future cash flows associated with these instruments, discounted using an appropriate interest rate.

(d) The estimated fair values were based on a combination of actual cost associated with recent purchases or the amount of future cash flows discounted using our borrowing rate for similar instruments.

(e) The estimated fair value was based upon quoted market price (mark to market).

                             PLAYTEX PRODUCTS, INC.

16. QUARTERLY DATA (UNAUDITED)

    The following is a summary of our quarterly results of operations and market price data for our common stock for our fiscal 2000 and 1999 (in thousands, except per share data):

                                                      FIRST      SECOND     THIRD      FOURTH
FISCAL 2000                                          QUARTER    QUARTER    QUARTER     QUARTER
-----------                                          --------   --------   --------   ---------
Net sales..........................................  $223,507   $229,589   $188,143   $ 190,104
Gross profit.......................................   129,702    131,622    109,346     108,499
Operating earnings.................................    48,232     45,266     30,038      24,401
Net earnings.......................................    15,269     14,040      4,460       1,775
Earnings per share(a):
    Net earnings--basic and diluted................  $    .25   $    .23   $    .07   $     .03

Market price--high.................................  $     15 1/2 $     14 $     12 7/8 $      11 15/16
           --low...................................  $     10 1/4 $     10 1/8 $     10 3/8 $       8 5/8

                                                      FIRST      SECOND     THIRD      FOURTH
FISCAL 2000                                          QUARTER    QUARTER    QUARTER     QUARTER
-----------                                          --------   --------   --------   ---------
Net sales..........................................  $190,452   $209,195   $187,926   $ 200,138
Gross profit.......................................   109,545    121,664    109,597     115,663
Operating earnings.................................    42,379     39,079     34,406      39,365
Net earnings.......................................    13,571     11,665      8,029      10,806
Earnings per share(a):
    Net earnings--basic and diluted................  $    .22   $    .19   $    .13   $     .18

Market price--high.................................  $     17 1/8 $     17 $     16 5/8 $      15 1/8
           --low...................................  $     13 1/2 $     14 $     13 1/16 $      11 1/2

------------------------

(a) Earnings per share data are computed independently for each of the periods presented; therefore, the sum of the earnings per share amounts for the quarters may not equal the total for the year.

                             PLAYTEX PRODUCTS, INC.

17. CONDENSED CONSOLIDATING FINANCIAL INFORMATION

8 7/8% SENIOR NOTES DUE 2004

    The 8 7/8% Senior Notes are guaranteed by the following wholly-owned subsidiaries:

    - Playtex Sales & Services, Inc. ("PSSI"). PSSI provides sales solicitation, management and administrative services to us and our U.S. affiliates.

    - Playtex Manufacturing, Inc. ("PMI"). PMI is a contract manufacturer and contract research and development services provider for us and our U.S. affiliates.

    - Playtex Beauty Care, Inc. ("PBCI"). PBCI is a manufacturer and distributor of JHIRMACK hair care products (through May 12, 1999).

    - Playtex Investment Corp. ("PIC"). PIC is an investment holding company which holds the Apparel Debentures (see Note 6).

    - Playtex International Corp. ("PINTL"). PINTL is the sole shareholder of Playtex Limited, a manufacturer and distributor of Playtex products in Canada.

    - TH Marketing Corp. ("THMC"). THMC is the sole shareholder of Playtex Foreign Sales Corporation.

    - SmileTote, Inc. ("STI"). STI owns certain intangible assets associated with our infant feeding business.

    - Sun Pharmaceuticals Corp. ("Sun"). Sun owns the BANANA BOAT trade name and certain other intangible assets associated with the BANANA BOAT business. Sun distributes its products outside the U.S. and Puerto Rico and to certain U.S. distributors excluding the Company.

    - Personal Care Group, Inc. ("PCG"). PCG is the owner of various personal care related intangible assets.

    - Personal Care Holdings, Inc. ("PCH").  PCH is the sole shareholder of PCG.

    - Carewell Industries, Inc. ("Carewell"). Carewell is the owner of certain dental care related intangible assets.

    The guarantors are joint and several guarantors of the 8 7/8% Senior Notes. Such guarantees are irrevocable, full and unconditional. The guarantees are senior subordinated obligations and are subordinated to all senior obligations including guarantees of our obligations under the credit agreement.

    The following wholly-owned subsidiaries are non-guarantors of the 8 7/8% Senior Notes:

    - Playtex Limited.  Playtex Limited is our Canadian subsidiary.

    - Playtex Foreign Sales Corporation ("PFSC"). PFSC is a foreign sales corporation as defined by Internal Revenue Code Section 922, and

    - Playtex Products Australia PTY LTD ("PPI Aust"). PPI Aust is a distributor of personal care products in Australia and New Zealand.

                             PLAYTEX PRODUCTS, INC.

17. CONDENSED CONSOLIDATING FINANCIAL INFORMATION (CONTINUED)
    The information which follows presents our condensed financial position as of December 30, 2000 and December 25, 1999 and our condensed statements of earnings and cash flows for each of our last three fiscal years 2000, 1999, and 1998. The presentation is made based on:

    - the Company on a consolidated basis,

    - the parent company only,

    - the combined guarantors, and

    - the combined non-guarantors.

CONDENSED CONSOLIDATING BALANCE SHEET DATA
AS OF DECEMBER 30, 2000
(In thousands)

                                                                       PARENT                     NON-
                                       CONSOLIDATED   ELIMINATIONS    COMPANY     GUARANTORS   GUARANTORS
                                       ------------   ------------   ----------   ----------   ----------
               ASSETS
Current assets.......................   $  245,315     $       8     $  140,083    $ 89,636     $15,588
Investment in subsidiaries...........           --      (461,661)       449,125      12,536          --
Intercompany receivable..............           --      (104,047)        22,958      80,050       1,039
Net property, plant and equipment....      118,155            --            119     117,110         926
Intangible assets....................      687,597            --        468,379     219,218          --
Other noncurrent assets..............       88,317          (504)         8,304      80,517          --
                                        ----------     ---------     ----------    --------     -------
    Total assets.....................   $1,139,384     $(566,204)    $1,088,968    $599,067     $17,553
                                        ==========     =========     ==========    ========     =======

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities..................   $  171,082     $      10     $  160,553    $  6,443     $ 4,076
Intercompany payable.................           --      (104,047)            --     102,703       1,344
Long-term debt.......................      964,824          (506)       965,330          --          --
Other noncurrent liabilities.........       59,541            --         19,148      40,796        (403)
                                        ----------     ---------     ----------    --------     -------
    Total liabilities................    1,195,447      (104,543)     1,145,031     149,942       5,017
Stockholders' equity.................      (56,063)     (461,661)       (56,063)    449,125      12,536
                                        ----------     ---------     ----------    --------     -------
    Total liabilities and
      stockholders' equity...........   $1,139,384     $(566,204)    $1,088,968    $599,067     $17,553
                                        ==========     =========     ==========    ========     =======

                             PLAYTEX PRODUCTS, INC.

17. CONDENSED CONSOLIDATING FINANCIAL INFORMATION (CONTINUED)
CONDENSED CONSOLIDATING BALANCE SHEET DATA
AS OF DECEMBER 25, 1999
(In thousands)

                                                                       PARENT                     NON-
                                       CONSOLIDATED   ELIMINATIONS    COMPANY     GUARANTORS   GUARANTORS
                                       ------------   ------------   ----------   ----------   ----------
               ASSETS
Current assets.......................   $  243,854     $       8     $  141,526    $ 86,737     $15,583
Investment in subsidiaries...........           --      (442,503)       431,493      11,010          --
Intercompany receivable..............           --      (111,397)        42,387      67,974       1,036
Net property, plant and equipment....      107,193            --            135     106,091         967
Intangible assets....................      712,744            --        486,725     226,019          --
Other noncurrent assets..............       84,861          (500)         4,844      80,517          --
                                        ----------     ---------     ----------    --------     -------
    Total assets.....................   $1,148,652     $(554,392)    $1,107,110    $578,348     $17,586
                                        ==========     =========     ==========    ========     =======

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities..................   $  151,848     $    (252)    $  142,621    $  5,112     $ 4,367
Intercompany payable.................           --      (111,397)            --     108,781       2,616
Long-term debt.......................    1,042,449          (506)     1,042,955          --          --
Other noncurrent liabilities.........       49,223            --         16,402      33,227        (406)
                                        ----------     ---------     ----------    --------     -------
    Total liabilities................    1,243,520      (112,155)     1,201,978     147,120       6,577
Stockholders' equity.................      (94,868)     (442,237)       (94,868)    431,228      11,009
                                        ----------     ---------     ----------    --------     -------
    Total liabilities and
      stockholders' equity...........   $1,148,652     $(554,392)    $1,107,110    $578,348     $17,586
                                        ==========     =========     ==========    ========     =======

                             PLAYTEX PRODUCTS, INC.

17. CONDENSED CONSOLIDATING FINANCIAL INFORMATION (CONTINUED)
CONDENSED CONSOLIDATING STATEMENT OF EARNINGS DATA
FOR THE TWELVE MONTHS ENDED DECEMBER 30, 2000
(In thousands)

                                                                       PARENT                    NON-
                                        CONSOLIDATED   ELIMINATIONS   COMPANY    GUARANTORS   GUARANTORS
                                        ------------   ------------   --------   ----------   ----------
Net revenues..........................    $831,343      $(432,931)    $787,896    $430,795     $45,583
Cost of sales.........................     352,174       (315,110)     339,700     303,503      24,081
                                          --------      ---------     --------    --------     -------
    Gross profit......................     479,169       (117,821)     448,196     127,292      21,502
                                          --------      ---------     --------    --------     -------
Operating expenses:
Advertising, selling and
  administrative......................     308,882       (117,821)     316,167      93,483      17,053
Amortization of intangibles...........      22,350             --       15,430       6,920          --
                                          --------      ---------     --------    --------     -------
    Total operating expenses..........     331,232       (117,821)     331,597     100,403      17,053
                                          --------      ---------     --------    --------     -------
    Operating earnings................     147,937             --      116,599      26,889       4,449
Interest expense, net.................      84,884             --       97,213     (12,003)       (326)
Equity in net earnings of
  subsidiaries........................          --         29,255      (26,129)     (3,126)         --
                                          --------      ---------     --------    --------     -------
    Earnings before income taxes......      63,053        (29,255)      45,515      42,018       4,775
Income taxes..........................      27,509             --        9,971      15,889       1,649
                                          --------      ---------     --------    --------     -------
    Net earnings......................    $ 35,544      $ (29,255)    $ 35,544    $ 26,129     $ 3,126
                                          ========      =========     ========    ========     =======

CONDENSED CONSOLIDATING STATEMENT OF EARNINGS DATA
FOR THE TWELVE MONTHS ENDED DECEMBER 25, 1999
(In thousands)

                                                                       PARENT                    NON-
                                        CONSOLIDATED   ELIMINATIONS   COMPANY    GUARANTORS   GUARANTORS
                                        ------------   ------------   --------   ----------   ----------
Net revenues..........................    $787,711      $(399,075)    $741,983    $398,280     $46,523
Cost of sales.........................     331,242       (294,977)     321,882     280,166      24,171
                                          --------      ---------     --------    --------     -------
    Gross profit......................     456,469       (104,098)     420,101     118,114      22,352
                                          --------      ---------     --------    --------     -------
Operating expenses:
Advertising, selling and
  administrative......................     280,176       (104,098)     281,579      84,135      18,560
Amortization of intangibles...........      21,064             --       14,060       7,004          --
                                          --------      ---------     --------    --------     -------
    Total operating expenses..........     301,240       (104,098)     295,639      91,139      18,560
                                          --------      ---------     --------    --------     -------
    Operating earnings................     155,229             --      124,462      26,975       3,792
Interest expense, net.................      78,961             --       91,070     (12,003)       (106)
Equity in net earnings of
  subsidiaries........................          --         28,724      (25,935)     (2,789)         --
                                          --------      ---------     --------    --------     -------
    Earnings before income taxes......      76,268        (28,724)      59,327      41,767       3,898
Income taxes..........................      32,197             --       15,256      15,832       1,109
                                          --------      ---------     --------    --------     -------
    Net earnings......................    $ 44,071      $ (28,724)    $ 44,071    $ 25,935     $ 2,789
                                          ========      =========     ========    ========     =======

                             PLAYTEX PRODUCTS, INC.

17. CONDENSED CONSOLIDATING FINANCIAL INFORMATION (CONTINUED)
CONDENSED CONSOLIDATING STATEMENT OF EARNINGS DATA
FOR THE TWELVE MONTHS ENDED DECEMBER 26, 1998
(In thousands)

                                                                       PARENT                    NON-
                                        CONSOLIDATED   ELIMINATIONS   COMPANY    GUARANTORS   GUARANTORS
                                        ------------   ------------   --------   ----------   ----------
Net revenues..........................    $669,613      $(307,484)    $595,947    $341,183     $39,967
Cost of sales.........................     277,555       (218,942)     244,496     233,988      18,013
                                          --------      ---------     --------    --------     -------
    Gross profit......................     392,058        (88,542)     351,451     107,195      21,954
                                          --------      ---------     --------    --------     -------
Operating expenses:
Advertising, selling and
  administrative......................     243,288        (88,542)     235,355      77,159      19,316
Amortization of intangibles...........      17,336             --       10,656       6,680          --
                                          --------      ---------     --------    --------     -------
    Total operating expenses..........     260,624        (88,542)     246,011      83,839      19,316
                                          --------      ---------     --------    --------     -------
    Operating earnings................     131,434             --      105,440      23,356       2,638
Interest expense, net.................      71,518             --       83,621     (12,004)        (99)
Equity in net earnings of
  subsidiaries........................          --         25,234      (23,269)     (1,965)         --
                                          --------      ---------     --------    --------     -------
    Earnings before income taxes......      59,916        (25,234)      45,088      37,325       2,737
Income taxes..........................      25,686             --       10,858      14,055         773
                                          --------      ---------     --------    --------     -------
    Net earnings......................    $ 34,230      $ (25,234)    $ 34,230    $ 23,270     $ 1,964
                                          ========      =========     ========    ========     =======

                             PLAYTEX PRODUCTS, INC.

17. CONDENSED CONSOLIDATING FINANCIAL INFORMATION (CONTINUED)
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS DATA
FOR THE TWELVE MONTHS ENDED DECEMBER 30, 2000
(In thousands)

                                                                       PARENT                    NON-
                                        CONSOLIDATED   ELIMINATIONS   COMPANY    GUARANTORS   GUARANTORS
                                        ------------   ------------   --------   ----------   ----------
Net earnings..........................    $ 35,544       $(29,255)    $ 35,544    $ 26,129     $ 3,126
  Non-cash items included in earnings:
    Amortization of intangibles.......      22,350             --       15,430       6,920          --
    Amortization of deferred financing
      costs...........................       3,750             --        3,750          --          --
    Depreciation......................      11,547             --           63      11,177         307
    Deferred taxes....................      11,383             --        3,930       7,453          --
    Other, net........................      (3,214)        29,255      (28,992)     (2,968)       (509)
  Increase in net working capital.....      (2,634)            --       (1,011)     (1,545)        (78)
  Increase (decrease) in amounts due
    to Parent.........................          --             --       18,600     (17,325)     (1,275)
                                          --------       --------     --------    --------     -------
      Net cash flows from
        operations....................      78,726             --       47,314      29,841       1,571
Cash flows used for investing
  activities:
  Purchase of property, plant and
    equipment.........................     (22,724)            --         (243)    (22,196)       (285)
  Businesses acquired, net............        (279)            --         (279)         --          --
                                          --------       --------     --------    --------     -------
      Net cash flows used for
        investing activities..........     (23,003)            --         (522)    (22,196)       (285)
Cash flows used for financing
  activities:
  Net payments under working capital
    facilities and long-term debt
    obligations.......................     (56,313)            --      (56,313)         --          --
  Payment of financing costs..........        (553)            --         (553)         --          --
  Issuance of shares of common stock,
    net...............................       3,899             --        3,899          --          --
  Receipt (payment) of dividends......          --             --        8,713      (7,645)     (1,068)
                                          --------       --------     --------    --------     -------
      Net cash flows used for
        financing activities..........     (52,967)            --      (44,254)     (7,645)     (1,068)
Increase in cash......................       2,756             --        2,538          --         218
Cash at beginning of period...........       7,526              8        1,852           1       5,665
                                          --------       --------     --------    --------     -------
Cash at end of period.................    $ 10,282       $      8     $  4,390    $      1     $ 5,883
                                          ========       ========     ========    ========     =======

                             PLAYTEX PRODUCTS, INC.

17. CONDENSED CONSOLIDATING FINANCIAL INFORMATION (CONTINUED)
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS DATA
FOR THE TWELVE MONTHS ENDED DECEMBER 25, 1999
(In thousands)

                                                                      PARENT                     NON-
                                       CONSOLIDATED   ELIMINATIONS    COMPANY    GUARANTORS   GUARANTORS
                                       ------------   ------------   ---------   ----------   ----------
Net earnings.........................    $  44,071      $(28,724)    $  44,071    $ 25,935     $ 2,789
  Non-cash items included in
    earnings:
    Amortization of intangibles......       21,064            --        14,060       7,004          --
    Amortization of deferred
      financing costs................        3,398            --         3,398          --          --
    Depreciation.....................        9,847            --            59       9,504         284
    Deferred taxes...................        9,070            --         2,244       6,895         (69)
    Other, net.......................         (113)       28,724       (31,385)      1,797         751
  Increase in net working capital....      (31,050)           --        (2,229)    (27,647)     (1,174)
  Increase (decrease) in amounts due
    to Parent........................           --            --       (24,139)     22,658       1,481
                                         ---------      --------     ---------    --------     -------
      Net cash flows from
        operations...................       56,287            --         6,079      46,146       4,062
Cash flows used for investing
  activities:
  Purchase of property, plant and
    equipment........................      (20,802)           --        18,186     (38,968)        (20)
  Businesses acquired, net...........     (210,109)           --      (210,109)         --          --
                                         ---------      --------     ---------    --------     -------
      Net cash flows used for
        investing activities.........     (230,911)           --      (191,923)    (38,968)        (20)
Cash flows used for financing
  activities:
  Net borrowings under working
    capital facilities and long-term
    debt obligations.................      176,126            --       176,126          --          --
  Payment of financing costs.........       (2,480)           --        (2,480)         --          --
  Issuance of shares of common stock,
    net..............................        1,633            --         1,633          --          --
  Receipt (payment) of dividends.....           --            --         8,955      (7,645)     (1,310)
                                         ---------      --------     ---------    --------     -------
      Net cash flows provided by
        (used for) financing
        activities...................      175,279            --       184,234      (7,645)     (1,310)
Increase in cash.....................          655            --        (1,610)       (467)      2,732
Cash at beginning of period..........        6,871             8         3,462         468       2,933
                                         ---------      --------     ---------    --------     -------
Cash at end of period................    $   7,526      $      8     $   1,852    $      1     $ 5,665
                                         =========      ========     =========    ========     =======

                             PLAYTEX PRODUCTS, INC.

17. CONDENSED CONSOLIDATING FINANCIAL INFORMATION (CONTINUED)

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS DATA
FOR THE TWELVE MONTHS ENDED DECEMBER 26, 1998
(In thousands)

                                                                      PARENT                     NON-
                                       CONSOLIDATED   ELIMINATIONS    COMPANY    GUARANTORS   GUARANTORS
                                       ------------   ------------   ---------   ----------   ----------
Net earnings.........................    $  34,230      $(25,234)    $  34,230    $ 23,270     $ 1,964
  Non-cash items included in
    earnings:
    Amortization of intangibles......       17,336            --        10,656       6,680          --
    Amortization of deferred
      financing costs................        2,995            --         2,995          --          --
    Depreciation.....................        9,690            --            72       9,376         242
    Deferred taxes...................        6,244            --         8,318      (2,107)         33
    Other, net.......................           36        25,242       (50,682)     26,117        (641)
  Increase in net working capital....      (17,314)           --         4,330     (21,027)       (617)
  Increase (decrease) in amounts due
    to Parent........................           --            --        18,938     (19,775)        837
                                         ---------      --------     ---------    --------     -------
      Net cash flows from
        operations...................       53,217             8        28,857      22,534       1,818
Cash flows used for investing
  activities:
  Purchase of property, plant and
    equipment........................      (16,405)           --        (1,701)    (14,421)       (283)
  Businesses acquired, net...........     (106,581)           --      (106,581)         --          --
                                         ---------      --------     ---------    --------     -------
      Net cash flows used for
        investing activities.........     (122,986)           --      (108,282)    (14,421)       (283)
Cash flows used for financing
  activities:
  Net borrowings under working
    capital facilities and long-term
    debt obligations.................       73,950            --        73,950          --          --
  Payment of financing costs.........       (2,692)           --        (2,692)         --          --
  Issuance of shares of common stock,
    net..............................        2,151            --         2,151          --          --
  Receipt (payment) of dividends.....           --            --         8,810      (7,645)     (1,165)
                                         ---------      --------     ---------    --------     -------
      Net cash flows provided by
        (used for) financing
        activities...................       73,409            --        82,219      (7,645)     (1,165)
Increase in cash.....................        3,640             8         2,794         468         370
Cash at beginning of period..........        3,231            --           668          --       2,563
                                         ---------      --------     ---------    --------     -------
Cash at end of period................    $   6,871      $      8     $   3,462    $    468     $ 2,933
                                         =========      ========     =========    ========     =======

                             PLAYTEX PRODUCTS, INC.

17. CONDENSED CONSOLIDATING FINANCIAL INFORMATION (CONTINUED)
9% SENIOR SUBORDINATED NOTES DUE 2003

    The 9% Notes are guaranteed by the following wholly-owned subsidiaries:

    - PSSI,

    - PMI,

    - THMC,

    - STI,

    - Sun,

    - PCG,

    - PCH, and

    - Carewell.

    The guarantors are joint and several guarantors of the 9% Notes. Such guarantees are irrevocable, full and unconditional. The guarantees are senior subordinated obligations and are subordinated to all senior obligations including guarantees of our obligations under the credit agreement.

    The following wholly-owned subsidiaries are non-guarantors of the 9% Notes:

    - PBCI,

    - PIC,

    - PINTL,

    - Playtex Limited,

    - PFSC, and

    - PPI Aust.

    The information which follows presents our condensed financial position as of December 30, 2000 and December 25, 1999 and our condensed statements of earnings and cash flows for each of our last three fiscal years 2000, 1999, and 1998. The presentation is made based on:

    - the Company on a consolidated basis,

    - the parent company only,

    - the combined guarantors, and

    - the combined non-guarantors.

                             PLAYTEX PRODUCTS, INC.

17. CONDENSED CONSOLIDATING FINANCIAL INFORMATION (CONTINUED)
CONDENSED CONSOLIDATING BALANCE SHEET DATA
AS OF DECEMBER 30, 2000
(In thousands)

                                                                             PARENT                     NON-
                                             CONSOLIDATED   ELIMINATIONS    COMPANY     GUARANTORS   GUARANTORS
                                             ------------   ------------   ----------   ----------   ----------
                  ASSETS
Current assets.............................   $  245,315     $       8     $  140,083    $ 89,635     $15,589
Investment in subsidiaries.................           --      (451,678)       449,125       1,411       1,142
Intercompany receivable....................           --      (104,047)        22,958      79,304       1,785
Net property, plant and equipment..........      118,155            --            119     117,110         926
Intangible assets..........................      687,597            --        468,379     219,218          --
Other noncurrent assets....................       88,317          (504)         8,304          --      80,517
                                              ----------     ---------     ----------    --------     -------
  Total assets.............................   $1,139,384     $(556,221)    $1,088,968    $506,678     $99,959
                                              ==========     =========     ==========    ========     =======

   LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities........................   $  171,082     $      10     $  160,553    $  6,443     $ 4,076
Intercompany payable.......................           --      (104,047)            --     101,831       2,216
Long-term debt.............................      964,824          (506)       965,330          --          --
Other noncurrent liabilities...............       59,541            --         19,148      23,983      16,410
                                              ----------     ---------     ----------    --------     -------
  Total liabilities........................    1,195,447      (104,543)     1,145,031     132,257      22,702
Stockholders' equity.......................      (56,063)     (451,678)       (56,063)    374,421      77,257
                                              ----------     ---------     ----------    --------     -------
  Total liabilities and stockholders'
    equity.................................   $1,139,384     $(556,221)    $1,088,968    $506,678     $99,959
                                              ==========     =========     ==========    ========     =======

CONDENSED CONSOLIDATING BALANCE SHEET DATA
AS OF DECEMBER 25, 1999
(In thousands)

                                                                             PARENT                     NON-
                                             CONSOLIDATED   ELIMINATIONS    COMPANY     GUARANTORS   GUARANTORS
                                             ------------   ------------   ----------   ----------   ----------
                  ASSETS
Current assets.............................   $  243,854     $       8     $  141,526    $ 86,736     $15,584
Investment in subsidiaries.................           --      (434,044)       431,493       1,411       1,140
Intercompany receivable....................           --      (111,397)        42,387      67,409       1,601
Net property, plant and equipment..........      107,193            --            135     106,091         967
Intangible assets..........................      712,744            --        486,725     226,019          --
Other noncurrent assets....................       84,861          (500)         4,844          --      80,517
                                              ----------     ---------     ----------    --------     -------
  Total assets.............................   $1,148,652     $(545,933)    $1,107,110    $487,666     $99,809
                                              ==========     =========     ==========    ========     =======

   LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities........................   $  151,848     $    (252)    $  142,621    $  5,112     $ 4,367
Intercompany payable.......................           --      (111,397)            --     107,396       4,001
Long-term debt.............................    1,042,449          (506)     1,042,955          --          --
Other noncurrent liabilities...............       49,223            --         16,402      16,414      16,407
                                              ----------     ---------     ----------    --------     -------
  Total liabilities........................    1,243,520      (112,155)     1,201,978     128,922      24,775
Stockholders' equity.......................      (94,868)     (433,778)       (94,868)    358,744      75,034
                                              ----------     ---------     ----------    --------     -------
  Total liabilities and stockholders'
    equity.................................   $1,148,652     $(545,933)    $1,107,110    $487,666     $99,809
                                              ==========     =========     ==========    ========     =======

                             PLAYTEX PRODUCTS, INC.

17. CONDENSED CONSOLIDATING FINANCIAL INFORMATION (CONTINUED)
CONDENSED CONSOLIDATING STATEMENT OF EARNINGS DATA
FOR THE TWELVE MONTHS ENDED DECEMBER 30, 2000
(In thousands)

                                                                       PARENT                    NON-
                                        CONSOLIDATED   ELIMINATIONS   COMPANY    GUARANTORS   GUARANTORS
                                        ------------   ------------   --------   ----------   ----------
Net revenues..........................    $831,343      $(432,959)    $787,896    $430,823     $ 45,583
Cost of sales.........................     352,174       (315,110)     339,700     303,503       24,081
                                          --------      ---------     --------    --------     --------
  Gross profit........................     479,169       (117,849)     448,196     127,320       21,502
                                          --------      ---------     --------    --------     --------
Operating expenses:
Advertising, selling and
  administrative......................     308,882       (117,849)     316,167      93,501       17,063
Amortization of intangibles...........      22,350             --       15,430       6,920           --
                                          --------      ---------     --------    --------     --------
  Total operating expenses............     331,232       (117,849)     331,597     100,421       17,063
                                          --------      ---------     --------    --------     --------
  Operating earnings..................     147,937             --      116,599      26,899        4,439
Interest expense, net.................      84,884             --       97,213          --      (12,329)
Equity in net earnings of
  subsidiaries........................          --         32,038      (26,129)     (1,414)      (4,495)
                                          --------      ---------     --------    --------     --------
  Earnings before income taxes........      63,053        (32,038)      45,515      28,313       21,263
Income taxes..........................      27,509             --        9,971      11,567        5,971
                                          --------      ---------     --------    --------     --------
  Net earnings........................    $ 35,544      $ (32,038)    $ 35,544    $ 16,746     $ 15,292
                                          ========      =========     ========    ========     ========

CONDENSED CONSOLIDATING STATEMENT OF EARNINGS DATA
FOR THE TWELVE MONTHS ENDED DECEMBER 25, 1999
(In thousands)

                                                                       PARENT                    NON-
                                        CONSOLIDATED   ELIMINATIONS   COMPANY    GUARANTORS   GUARANTORS
                                        ------------   ------------   --------   ----------   ----------
Net revenues..........................    $787,711      $(399,103)    $741,983    $395,950     $ 48,881
Cost of sales.........................     331,242       (294,977)     321,882     278,428       25,909
                                          --------      ---------     --------    --------     --------
  Gross profit........................     456,469       (104,126)     420,101     117,522       22,972
                                          --------      ---------     --------    --------     --------
Operating expenses:
Advertising, selling and
  administrative......................     280,176       (104,126)     281,579      83,118       19,605
Amortization of intangibles...........      21,064             --       14,060       6,976           28
                                          --------      ---------     --------    --------     --------
  Total operating expenses............     301,240       (104,126)     295,639      90,094       19,633
                                          --------      ---------     --------    --------     --------
  Operating earnings..................     155,229             --      124,462      27,428        3,339
Interest expense, net.................      78,961             --       91,070          --      (12,109)
Equity in net earnings of
  subsidiaries........................          --         31,060      (25,935)     (1,586)      (3,539)
                                          --------      ---------     --------    --------     --------
  Earnings before income taxes........      76,268        (31,060)      59,327      29,014       18,987
Income taxes..........................      32,197             --       15,256      11,581        5,360
                                          --------      ---------     --------    --------     --------
  Net earnings........................    $ 44,071      $ (31,060)    $ 44,071    $ 17,433     $ 13,627
                                          ========      =========     ========    ========     ========

                             PLAYTEX PRODUCTS, INC.

17. CONDENSED CONSOLIDATING FINANCIAL INFORMATION (CONTINUED)
CONDENSED CONSOLIDATING STATEMENT OF EARNINGS DATA
FOR THE TWELVE MONTHS ENDED DECEMBER 26, 1998
(In thousands)

                                                                       PARENT                    NON-
                                        CONSOLIDATED   ELIMINATIONS   COMPANY    GUARANTORS   GUARANTORS
                                        ------------   ------------   --------   ----------   ----------
Net revenues..........................    $669,613      $(309,131)    $595,947    $333,196     $ 49,601
Cost of sales.........................     277,555       (219,148)     244,496     228,690       23,517
                                          --------      ---------     --------    --------     --------
  Gross profit........................     392,058        (89,983)     351,451     104,506       26,084
                                          --------      ---------     --------    --------     --------
Operating expenses:
Advertising, selling and
  administrative......................     243,288        (89,983)     235,355      72,767       25,149
Amortization of intangibles...........      17,336             --       10,656       6,612           68
                                          --------      ---------     --------    --------     --------
  Total operating expenses............     260,624        (89,983)     246,011      79,379       25,217
                                          --------      ---------     --------    --------     --------
  Operating earnings..................     131,434             --      105,440      25,127          867
Interest expense, net.................      71,518             --       83,621          (1)     (12,102)
Equity in net earnings of
  subsidiaries........................          --         27,186      (23,269)     (1,317)      (2,600)
                                          --------      ---------     --------    --------     --------
  Earnings before income taxes........      59,916        (27,186)      45,088      26,445       15,569
Income taxes..........................      25,686             --       10,858      10,311        4,517
                                          --------      ---------     --------    --------     --------
  Net earnings........................    $ 34,230      $ (27,186)    $ 34,230    $ 16,134     $ 11,052
                                          ========      =========     ========    ========     ========

                             PLAYTEX PRODUCTS, INC.

17. CONDENSED CONSOLIDATING FINANCIAL INFORMATION (CONTINUED)
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS DATA
FOR THE TWELVE MONTHS ENDED DECEMBER 30, 2000
(In thousands)

                                                                       PARENT                    NON-
                                        CONSOLIDATED   ELIMINATIONS   COMPANY    GUARANTORS   GUARANTORS
                                        ------------   ------------   --------   ----------   ----------
Net earnings..........................    $ 35,544       $(32,038)    $ 35,544    $ 16,746     $15,292
  Non-cash items included in earnings:
    Amortization of intangibles.......      22,350             --       15,430       6,920          --
    Amortization of deferred financing
      costs...........................       3,750             --        3,750          --          --
    Depreciation......................      11,547             --           63      11,177         307
    Deferred taxes....................      11,383             --        3,930       7,453          --
    Other, net........................      (3,214)        32,038      (28,992)     (1,095)     (5,165)
  (Increase) in net working capital...      (2,634)            --       (1,011)     (1,545)        (78)
  Increase (decrease) in amount due to
    Parent............................          --             --       18,600     (17,460)     (1,140)
                                          --------       --------     --------    --------     -------
      Net cash flows from
        operations....................      78,726             --       47,314      22,196       9,216
Cash flows used for investing
  activities:
  Purchase of property, plant and
    equipment.........................     (22,724)            --         (243)    (22,196)       (285)
  Businesses acquired, net............        (279)            --         (279)         --          --
                                          --------       --------     --------    --------     -------
      Net cash flows used for
        investing activities..........     (23,003)            --         (522)    (22,196)       (285)
Cash flows used for financing
  activities:
  Net payments under working capital
    facilities and long-term debt
    obligations.......................     (56,313)            --      (56,313)         --          --
  Payment of financing costs..........        (553)            --         (553)         --          --
  Issuance of shares of common
    stock.............................       3,899             --        3,899          --          --
  Receipt (payment) of dividends......          --             --        8,713          --      (8,713)
                                          --------       --------     --------    --------     -------
      Net cash flows used for
        financing activities..........     (52,967)            --      (44,254)         --      (8,713)
Increase in cash......................       2,756             --        2,538          --         218
Cash at beginning of period...........       7,526              8        1,852          --       5,666
                                          --------       --------     --------    --------     -------
Cash at end of period.................    $ 10,282       $      8     $  4,390    $     --     $ 5,884
                                          ========       ========     ========    ========     =======

                             PLAYTEX PRODUCTS, INC.

17. CONDENSED CONSOLIDATING FINANCIAL INFORMATION (CONTINUED)
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS DATA
FOR THE TWELVE MONTHS ENDED DECEMBER 25, 1999
(In thousands)

                                                                      PARENT                     NON-
                                       CONSOLIDATED   ELIMINATIONS    COMPANY    GUARANTORS   GUARANTORS
                                       ------------   ------------   ---------   ----------   ----------
Net earnings.........................    $  44,071      $(31,060)    $  44,071    $ 17,433     $13,627
  Non-cash items included in
    earnings:
    Amortization of intangibles......       21,064            --        14,060       6,976          28
    Amortization of deferred
      financing costs................        3,398            --         3,398          --          --
    Depreciation.....................        9,847            --            59       9,469         319
    Deferred taxes...................        9,070            --         2,244       6,995        (169)
    Other, net.......................         (113)       31,060       (31,385)      1,088        (876)
  (Increase) decrease in net working
    capital..........................      (31,050)           --        (2,229)    (29,633)        812
  Increase (decrease) in amounts due
    to Parent........................           --            --       (24,139)     26,531      (2,392)
                                         ---------      --------     ---------    --------     -------
      Net cash flows from
        operations...................       56,287            --         6,079      38,859      11,349
Cash flows used for investing
  activities:
  Purchase of property, plant and
    equipment........................      (20,802)           --        18,186     (39,326)        338
  Businesses acquired, net...........     (210,109)           --      (210,109)         --          --
                                         ---------      --------     ---------    --------     -------
      Net cash flows used for
        investing activities.........     (230,911)           --      (191,923)    (39,326)        338
Cash flows used for financing
  activities:
  Net borrowings under working
    capital facilities and long-term
    debt obligations.................      176,126            --       176,126          --          --
  Payment of financing costs.........       (2,480)           --        (2,480)         --          --
  Issuance of shares of common
    stock............................        1,633            --         1,633          --          --
  Receipt (payment) of dividends.....           --            --         8,955          --      (8,955)
                                         ---------      --------     ---------    --------     -------
      Net cash flows used for
        financing activities.........      175,279            --       184,234          --      (8,955)
Increase in cash.....................          655            --        (1,610)       (467)      2,732
Cash at beginning of period..........        6,871             8         3,462         467       2,934
                                         ---------      --------     ---------    --------     -------
Cash at end of period................    $   7,526      $      8     $   1,852    $     --     $ 5,666
                                         =========      ========     =========    ========     =======

                             PLAYTEX PRODUCTS, INC.

17. CONDENSED CONSOLIDATING FINANCIAL INFORMATION (CONTINUED)
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS DATA
FOR THE TWELVE MONTHS ENDED DECEMBER 26, 1998
(In thousands)

                                                                       PARENT                     NON-
                                       CONSOLIDATED   ELIMINATIONS    COMPANY     GUARANTORS   GUARANTORS
                                       ------------   ------------   ----------   ----------   ----------
Net earnings.........................   $   34,230     $ (27,186)    $   34,230   $  16,134     $11,052
  Non-cash items included in
    earnings:
    Amortization of intangibles......       17,336            --         10,656       6,612          68
    Amortization of deferred
      financing costs................        2,995            --          2,995          --          --
    Depreciation.....................        9,690            --             72       9,261         357
    Deferred taxes...................        6,244            --          8,318      (1,558)       (516)
    Other, net.......................           36        27,194        (50,682)     25,860      (2,336)
  (Increase) decrease in net working
    capital..........................      (17,314)           --          4,330     (21,935)        291
  Increase (decrease) in amounts due
    to Parent........................           --            --         18,938     (19,486)        548
                                        ----------     ---------     ----------   ---------     -------
      Net cash flows from
        operations...................       53,217             8         28,857      14,888       9,464
Cash flows used for investing
  activities:
  Purchase of property, plant and
    equipment........................      (16,405)           --         (1,701)    (14,421)       (283)
  Businesses acquired, net...........     (106,581)           --       (106,581)         --          --
                                        ----------     ---------     ----------   ---------     -------
      Net cash flows used for
        investing activities.........     (122,986)           --       (108,282)    (14,421)       (283)
Cash flows used for financing
  activities:
  Net borrowings under working
    capital facilities and long-term
    debt obligations.................       73,950            --         73,950          --          --
  Payment of financing costs.........       (2,692)           --         (2,692)         --          --
  Issuance of shares of common
    stock............................        2,151            --          2,151          --          --
  Receipt (payment) of dividends.....           --            --          8,810          --      (8,810)
                                        ----------     ---------     ----------   ---------     -------
      Net cash flows used for
        financing activities.........       73,409            --         82,219          --      (8,810)
Increase in cash.....................        3,640             8          2,794         467         371
Cash at beginning of period..........        3,231            --            668          --       2,563
                                        ----------     ---------     ----------   ---------     -------
Cash at end of period................   $    6,871     $       8     $    3,462   $     467     $ 2,934
                                        ==========     =========     ==========   =========     =======

                             PLAYTEX PRODUCTS, INC.

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                       (In thousands, except share data)

                                                               MARCH 31,    DECEMBER 30,
                                                                 2001           2000
                                                              -----------   ------------
                                                              (UNAUDITED)
                           ASSETS

Current assets:
  Cash......................................................  $    8,266     $   10,282
  Receivables, less allowance for doubtful accounts.........     162,184        130,970
  Inventories...............................................      88,257         85,326
  Deferred income taxes.....................................      12,999         13,321
  Other current assets......................................       3,412          5,416
                                                              ----------     ----------
      Total current assets..................................     275,118        245,315
Net property, plant and equipment...........................     120,152        118,155
Intangible assets, net......................................     670,248        675,263
Deferred financing costs....................................      11,327         12,334
Due from related party......................................      80,017         80,017
Other noncurrent assets.....................................       8,599          8,300
                                                              ----------     ----------
      Total assets..........................................  $1,165,461     $1,139,384
                                                              ==========     ==========

            LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable..........................................  $   48,119     $   51,535
  Accrued expenses..........................................      68,414         69,800
  Income taxes payable......................................      11,049          4,622
  Current maturities of long-term debt......................      49,000         45,125
                                                              ----------     ----------
      Total current liabilities.............................     176,582        171,082
Long-term debt..............................................     895,019        886,438
Due to related party........................................      78,386         78,386
Other noncurrent liabilities................................      13,512         12,814
Deferred income taxes.......................................      50,615         46,727
                                                              ----------     ----------
      Total liabilities.....................................   1,214,114      1,195,447
                                                              ----------     ----------
Stockholders' equity:
  Common stock, $0.01 par value, authorized 100,000,000
    shares,
    issued 60,970,899 shares at March 31, 2001 and
    at December 30, 2000....................................         609            609
  Additional paid-in capital................................     523,706        523,706
  Retained earnings (deficit)...............................    (564,376)      (577,220)
  Accumulated other comprehensive earnings..................      (8,592)        (3,158)
                                                              ----------     ----------
      Total stockholders' equity............................     (48,653)       (56,063)
                                                              ----------     ----------
      Total liabilities and stockholders' equity............  $1,165,461     $1,139,384
                                                              ==========     ==========

   See the accompanying notes to condensed consolidated financial statements.

                             PLAYTEX PRODUCTS, INC.

                      CONSOLIDATED STATEMENTS OF EARNINGS

                (Unaudited, in thousands, except per share data)

                                                               THREE MONTHS ENDED
                                                              --------------------
                                                              MARCH 31,   APRIL 1,
                                                                2001        2000
                                                              ---------   --------
Net sales...................................................  $220,776    $223,507
Cost of sales...............................................    94,709      93,805
                                                              --------    --------
  Gross profit..............................................   126,067     129,702
Operating expenses:
  Advertising and sales promotion...........................    46,199      45,694
  Selling, distribution and research........................    23,004      22,693
  Administrative............................................     7,965       7,491
  Amortization of intangibles...............................     5,515       5,592
                                                              --------    --------
    Total operating expenses................................    82,683      81,470
      Operating earnings....................................    43,384      48,232
Interest expense including related party interest expense
  of $3,037 for both periods presented, net of related party
  interest income of $3,001 for both periods presented......    21,103      22,042
                                                              --------    --------
      Earnings before income taxes..........................    22,281      26,190
Income taxes................................................     9,437      10,921
                                                              --------    --------
      Net earnings..........................................  $ 12,844    $ 15,269
                                                              ========    ========
Earnings per share:
  Basic.....................................................  $   0.21    $   0.25
                                                              ========    ========
  Diluted...................................................  $   0.21    $   0.25
                                                              ========    ========
Weighted average shares outstanding:
  Basic.....................................................    60,971      60,684
                                                              ========    ========
  Diluted...................................................    63,663      64,007
                                                              ========    ========

   See the accompanying notes to condensed consolidated financial statements.

                             PLAYTEX PRODUCTS, INC.

           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                  AND ACCUMULATED OTHER COMPREHENSIVE EARNINGS

                           (Unaudited, in thousands)

                                                                                  ACCUMULATED
                                 COMMON                 ADDITIONAL   RETAINED        OTHER
                                 SHARES       COMMON     PAID-IN     EARNINGS    COMPREHENSIVE
                               OUTSTANDING    STOCK      CAPITAL     (DEFICIT)     EARNINGS       TOTAL
                               -----------   --------   ----------   ---------   -------------   --------
Balance, December 30, 2000...     60,971       $609      $523,706    $(577,220)     $(3,158)     $(56,063)
Net earnings.................         --         --            --       12,844           --        12,844
Unrealized loss on hedging
  instruments................         --         --            --           --       (4,872)       (4,872)
Foreign currency translation
  adjustment.................         --         --            --           --         (562)         (562)
                                                                                                 --------
    Comprehensive earnings...                                                                       7,410
                                  ------       ----      --------    ---------      -------      --------
    Balance, March 31,
      2001...................     60,971       $609      $523,706    $(564,376)     $(8,592)     $(48,653)
                                  ======       ====      ========    =========      =======      ========

   See the accompanying notes to condensed consolidated financial statements.

                             PLAYTEX PRODUCTS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                           (Unaudited, in thousands)

                                                               THREE MONTHS ENDED
                                                              --------------------
                                                              MARCH 31,   APRIL 1,
                                                                2001        2000
                                                              ---------   --------
Cash flows from operations:
  Net earnings..............................................  $ 12,844    $ 15,269
  Non-cash items included in earnings:
    Amortization of intangibles.............................     5,515       5,592
    Amortization of deferred financing costs................     1,016         937
    Depreciation............................................     3,111       2,708
    Deferred income taxes...................................     4,193       5,319
    Other, net..............................................      (410)        228
  Net increase in working capital accounts..................   (35,090)    (37,668)
                                                              --------    --------
      Net cash flows (used for) operations..................    (8,821)     (7,615)
Cash flows used for investing activities:
  Purchases of property, plant and equipment................    (5,151)     (7,075)
  Purchase of patent rights.................................      (500)         --
                                                              --------    --------
      Net cash flows used for investing activities..........    (5,651)     (7,075)
Cash flows provided by (used for) financing activities:
  Net borrowings under credit facilities....................    21,800      17,500
  Long-term debt repayments.................................    (9,344)     (2,563)
  Issuance of shares of common stock........................        --       1,694
                                                              --------    --------
      Net cash flows provided by (used for) financing
        activities..........................................    12,456      16,631
(Decrease) increase in cash.................................    (2,016)      1,941
Cash at beginning of period.................................    10,282       7,526
                                                              --------    --------
Cash at end of period.......................................  $  8,266    $  9,467
                                                              ========    ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

  Cash paid during the periods for:
    Interest................................................  $ 16,116    $ 16,150
    Income taxes, net of refunds............................  $  1,184    $    865

   See the accompanying notes to condensed consolidated financial statements.

                             PLAYTEX PRODUCTS, INC.

                         PART I--FINANCIAL INFORMATION

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.  CONSOLIDATED FINANCIAL STATEMENTS

    The quarterly condensed consolidated financial statements, which are a part of our Quarterly Report on Form 10-Q, are unaudited. In preparing our financial statements, we make certain adjustments (consisting of normal recurring adjustments) considered necessary in our opinion for a fair presentation of our financial position and results of operations. The results of the three month period ended March 31, 2001 are not necessarily indicative of the results that you may expect for the full year.

    Our results for the first quarter of 2001 are for the 13-week period ended March 31, 2000 and our results for the first quarter of 2000 are for the 14-week period ended April 1, 2000. Our fiscal year end is on the last Saturday nearest to December 31 and, as a result, a fifty-third week is added every 6 or 7 years. Our fiscal year ending December 30, 2000 included the extra week, or 53 weeks.

    We presume you have access to the audited financial statements contained in our Annual Report on Form 10-K for the year ended December 30, 2000. As a result, we have not included footnote disclosures that would substantially duplicate the disclosures contained in the Form 10-K. If you do not have a copy of our Annual Report on Form 10-K you can obtain one by contacting our Director of Investor Relations at (203) 341-4000 or view it on-line at the SEC's web site WWW.SEC.GOV.

2.  ADOPTION OF NEW ACCOUNTING POLICY

    On December 31, 2000, we adopted Statement of Financial Accounting Standard No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities," as amended. SFAS 133 requires us to recognize all derivative instruments on our balance sheet at fair value. We use derivatives as a means to hedge against interest rate risk on our variable rate indebtedness. As of adoption date and during the quarter, we were parties to two interest rate swaps, (the "Swaps"). These Swaps are designated as cash flow hedges.

    Upon adoption of SFAS 133, we recorded the fair value of our Swaps on our Balance Sheet. On an ongoing basis, we will adjust our Balance Sheet to reflect the current fair value of our Swaps. The related unrealized gains or losses on these Swaps are deferred in Shareholders' Equity (as a component comprehensive income). These unrealized gains or losses are recognized in earnings as a component of interest expense over the term of the Swaps. However, to the extent that change in the value of our Swaps does not perfectly offset the change in the interest expense payments being hedged, that ineffective portion is immediately recognized in earnings.

    At the adoption date of SFAS 133, we recorded a reduction to comprehensive earnings of approximately $1.7 million and an offsetting current liability attributed to the fair value of the interest rate swaps at the adoption date. The impact on earnings for the quarter ended March 31, 2001 was immaterial. At March 31, 2001, the change in the fair value of the Swaps, due to changes in the interest rate market place, resulted in an additional reduction to comprehensive earnings of approximately $3.2 million and an offsetting increase to current liability.

3.  COMPREHENSIVE EARNINGS

    For the three months ended March 31, 2001, foreign currency translation adjustment and the unrealized loss on our interest rate hedging instruments were the only reconciling items between net earnings and comprehensive earnings. For the three months ended April 1, 2000, foreign currency

                             PLAYTEX PRODUCTS, INC.

                         PART I--FINANCIAL INFORMATION

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

3.  COMPREHENSIVE EARNINGS (CONTINUED)
translation adjustment was the only reconciling item between net earnings and comprehensive earnings. Our comprehensive earnings were (unaudited, in thousands):

                                                         THREE MONTHS ENDED
                                                       -----------------------
                                                       MARCH 31,     APRIL 1,
                                                          2001         2000
                                                       ----------   ----------
Net earnings.........................................   $ 12,844     $ 15,269
Unrealized loss on hedging instruments...............     (4,872)          --
Foreign currency translation adjustment..............       (562)          14
                                                        --------     --------
  Comprehensive earnings.............................   $  7,410     $ 15,283
                                                        ========     ========

4.  BALANCE SHEET COMPONENTS

    The components of certain balance sheet accounts are as follows (in thousands):

                                                        MARCH 31,    DECEMBER 30,
                                                          2001           2000
                                                       -----------   -------------
                                                       (UNAUDITED)
Receivables..........................................   $164,117       $133,207
Less allowance for doubtful accounts.................     (1,933)        (2,237)
                                                        --------       --------
    Net..............................................   $162,184       $130,970
                                                        ========       ========
Inventories:
  Raw materials......................................   $ 21,937       $ 25,140
  Work in process....................................      1,570          1,747
  Finished goods.....................................     64,750         58,439
                                                        --------       --------
    Total............................................   $ 88,257       $ 85,326
                                                        ========       ========
Net property, plant and equipment:
  Land...............................................   $  2,376       $  2,376
  Buildings..........................................     39,447         38,601
  Machinery and equipment............................    177,267        173,226
                                                        --------       --------
                                                         219,090        214,203
  Less accumulated depreciation......................    (98,938)       (96,048)
                                                        --------       --------
    Net..............................................   $120,152       $118,155
                                                        ========       ========
Accrued expenses:
  Advertising and sales promotion....................   $ 13,388       $ 23,519
  Employee compensation and benefits.................     10,645         13,912
  Interest...........................................     15,204         11,233
  Insurance..........................................      3,300          3,200
  Other..............................................     25,877         17,936
                                                        --------       --------
    Total............................................   $ 68,414       $ 69,800
                                                        ========       ========

                             PLAYTEX PRODUCTS, INC.

                         PART I--FINANCIAL INFORMATION

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

5.  LONG-TERM DEBT

    Long-term debt consists of the following (in thousands):

                                                        MARCH 31,    DECEMBER 30,
                                                          2001           2000
                                                       -----------   -------------
                                                       (UNAUDITED)
Variable Rate Indebtedness:
  Term A Loan........................................   $121,094       $129,813
  Revolving Credit Facility..........................     21,800             --
  Term Loan..........................................    241,125        241,750

Fixed Rate Indebtedness:
  6% Convertible Subordinated Notes due 2004.........     50,000         50,000
  8 7/8% Senior Notes due 2004.......................    150,000        150,000
  9% Senior Subordinated Notes due 2003..............    360,000        360,000
                                                        --------       --------
                                                         944,019        931,563
  Less current maturities............................    (49,000)       (45,125)
                                                        --------       --------
    Total long-term debt.............................   $895,019       $886,438
                                                        ========       ========

    Our long-term debt consists of the following:

Variable rate indebtedness:

    - senior secured credit facilities, as amended (the "Senior Credit Facilities") comprised of:

       -- $155.0 million term loan facility (the "Term A Loan") and

       -- $115.0 million revolving credit facility (the "Revolving Credit Facility").

    - $250.0 million senior secured term loan due September 15, 2003 (the "Term Loan") as amended.

    The Term A Loan matures on June 15, 2003. Scheduled principal repayments on the Term A Loan are made quarterly, and remaining amounts include:
$33.9 million in fiscal 2001, $56.2 million in fiscal 2002, and $31.0 million in fiscal 2003. Principal repayments we make on the Term A Loan cannot be re-borrowed by us.

    The Revolving Credit Facility matures on June 15, 2003. On December 15, 2000, our Revolving Credit Facility commitments were automatically and permanently reduced by $5.0 million. Additional reductions in our Revolving Credit Facility commitments are as follows:


- $5.0 million on June 15, 2001,           - $8.0 million on December 15, 2002, and
- $7.0 million on December 15, 2001,       - $8.0 million on June 15, 2003
- $7.0 million on June 15, 2002,

At March 31, 2001, we had $86.0 million of unused borrowings available to us under the Revolving Credit Facility.

    The Term Loan matures on September 15, 2003. Scheduled principal repayments on the Term Loan are made quarterly, and remaining amounts include:
$1.9 million in fiscal 2001, $2.5 million in fiscal 2002, and $236.7 million in fiscal 2003. Our quarterly principal repayment obligations are fixed at

                             PLAYTEX PRODUCTS, INC.

                         PART I--FINANCIAL INFORMATION

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

5.  LONG-TERM DEBT (CONTINUED)
$0.6 million through June 15, 2003. The final principal payment of $235.5 million is due on September 15, 2003. Principal repayments we make on the Term Loan cannot be re-borrowed by us.

Fixed rate Indebtedness:

    - $50.0 million principal amount of 6% convertible subordinated notes due January 31, 2004 (the "Convertible Notes"),

    - $150.0 million principal amount of 8 7/8% senior notes due July 15, 2004 (the "8 7/8% Notes"), and

    - $360.0 million principal amount of 9% senior subordinated notes due December 15, 2003 (the "9% Notes").

    The Convertible Notes are convertible into approximately 2.6 million shares of our common stock. The conversion price is approximately $19.15 per common share. The Convertible Notes will mature in 2004 and are callable by us after January 29, 2002. Interest on the notes is paid semi-annually on each January 31 and July 31.

    Interest on the 8 7/8% Notes is paid semi-annually on each January 15 and July 15. The 8 7/8% Notes are redeemable by us commencing July 15, 2001. Redemption prices, expressed as a percentage of the principal amount are as follows:

    - 104.438% if redeemed between July 15, 2001 and July 14, 2002,

    - 102.219% if redeemed between July 15, 2002 and July 14, 2003, and

    - 100.000% if redeemed after July 15, 2003.

    Interest on the 9% Notes is paid semi-annually on each June 15 and December 15. The 9% Notes are currently redeemable by us at 101.5%, expressed as a percentage of the principal amount. The 9% Notes can be redeemed by us after December 15, 2001 at par, 100.0% expressed as a percentage of the principal amount.

    We periodically use financial instruments, such as derivatives, to manage the impact of interest rate changes on our variable rate debt. We do not enter into financial instruments for trading or speculative purposes. Derivative instruments we are a party to include:

    - An interest rate swap agreement that we entered into in November 2000 and which effectively fixed the LIBOR rate on $150.0 million of our variable rate debt at 6.3475% until the termination date of August 30, 2001. The counter party may at its discretion extend the swap agreement for an additional nine months, and

    - Another interest rate swap agreement, which we entered into in November 2000 and which effectively fixed the LIBOR rate on $150.0 million of our variable rate debt at 6.3825% until December 4, 2001, when the agreement is scheduled to terminate.

We entered into the swap agreements for no other purpose than to hedge against interest rate volatility on $300 million of our variable rate indebtedness under the Term A Loan and Term Loan. At March 31, 2001, our total indebtedness consisted of $560.0 million in fixed rate debt and $384.0 million in variable rate debt. Based on our interest rate exposure at March 31, 2001, a 1% increase in interest rates would result in an estimated $0.8 million of additional interest expense on an annualized basis. The rates of interest we pay on our variable rate debt are, at our option, a function of various alternative short term borrowing rates. At March 31, 2001 and April 1, 2000, the weighted average

                             PLAYTEX PRODUCTS, INC.

                         PART I--FINANCIAL INFORMATION

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

5.  LONG-TERM DEBT (CONTINUED)
interest rate on our variable rate debt, excluding the hedging effect of the swaps, was 7.32% and 7.39%, respectively. The weighted average interest rate on our variable rate debt, excluding the hedging effect of the swaps, for the three months ended March 31, 2001 and April 1, 2000 was 7.89% and 7.36%, respectively. We also pay fees equal to three-eighths of 1% on the unused portion of the Revolving Credit Facility.

6.  BUSINESS SEGMENTS

    We are organized in three divisions:

    Our PERSONAL PRODUCTS DIVISION includes Infant Care and Feminine Care products sold in the United States primarily to mass merchandisers, grocery and drug classes of trade. The Infant Care product category includes the following brands:

- PLAYTEX disposable nurser system,        - BABY MAGIC infant toiletries
    cups and reusable hard bottles         - MR. BUBBLE children's bubble bath
- WET ONES hand and face towelettes        - BABY MAGIC/CHUBS baby wipes, and
- DIAPER GENIE diaper disposal system      - BINKY pacifiers.

    The Feminine Care product category includes a wide range of plastic and cardboard applicator tampons marketed under such brand names as PLAYTEX: GENTLE GLIDE, SILK GLIDE and SLIMFITS. In addition, the Feminine Care product category includes a personal cleansing wipe for use in feminine hygiene. This product was introduced in the first quarter of 2001.

    Our CONSUMER PRODUCTS DIVISION includes Sun Care, Household Products, and Personal Grooming products sold in the United States primarily to mass merchandisers, grocery and drug classes of trade.

SUN CARE                                   HOUSEHOLD PRODUCTS
--------                                   ------------------
- BANANA BOAT                              - PLAYTEX Gloves

                                           - WOOLITE rug and upholstery cleaning
                                           products

PERSONAL GROOMING
------------------------------------------

- BINACA breath spray and drops            - TEK toothbrushes

- OGILVIE at-home permanents               - BETTER OFF depilatories, and

- TUSSY deodorant                          - DOROTHY GRAY skin care products

- DENTAX oral care products

    Our INTERNATIONAL/CORPORATE SALES DIVISION includes:

- Sales to specialty classes of trade in   - export sales
  the                                      - sales in Puerto Rico
    United States including: warehouse     - results from our Canadian and
  clubs,                                   Australian subsidiaries
    military, convenience stores,          - sales of private label tampons
  specialty
    stores, and telemarketing

    The International/Corporate Sales Division sells the same products as are available to our U.S. customers.

                             PLAYTEX PRODUCTS, INC.

                         PART I--FINANCIAL INFORMATION

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

6.  BUSINESS SEGMENTS (CONTINUED)

    We evaluate division performance based on product contribution before allocating any general corporate overhead costs. Product contribution is defined as gross profit less advertising and sales promotion expenses. All other operating expenses are managed at the corporate level and are not used by our management to evaluate the results of the divisions. We do not consider assets, amortization, capital expenditures, or interest income and interest expense in assessing division performance. The results of our divisions for the three months ended March 31, 2001 and April 1, 2000 are as follows (unaudited, dollars in thousands):

                                                                   THREE MONTHS ENDED
                                                        -----------------------------------------
                                                          MARCH 31, 2001         APRIL 1, 2000
                                                        -------------------   -------------------
                                                          NET      PRODUCT      NET      PRODUCT
                                                         SALES     CONTRIB.    SALES     CONTRIB.
                                                        --------   --------   --------   --------
Personal Products.....................................  $114,947   $41,697    $121,298   $50,686
Consumer Products.....................................    69,674    25,706      68,353    21,866
International and Other...............................    36,155    14,535      33,856    12,814
Unallocated Charges(1)................................        --    (2,070)         --    (1,358)
                                                        --------   -------    --------   -------
  Total Consolidated..................................  $220,776    79,868    $223,507    84,008
                                                        ========              ========
RECONCILIATION TO OPERATING EARNINGS:
Selling, distribution and research....................              23,004                22,693
Administrative........................................               7,965                 7,491
Amortization of intangibles...........................               5,515                 5,592
                                                                   -------               -------
  Operating earnings..................................             $43,384               $48,232
                                                                   =======               =======

------------------------

(1) Certain unallocated corporate charges such as business license taxes, pension expense and product liability insurance are included in consolidated gross margin, but not included in the evaluation of division performance.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             PLAYTEX PRODUCTS, INC.

                      EXCHANGE OFFER FOR ITS $350,000,000
                     9 3/8% SENIOR DISCOUNT NOTES DUE 2011

                               ------------------

                                   PROSPECTUS
                                           , 2001
                               ------------------

    No person has been authorized to give any information or to make any representation other than those contained in this prospectus, and, if given or made, any information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates or an offer to sell or the solicitation of an offer to buy these securities in any circumstances in which this offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made under this prospectus shall, under any circumstances, create any implication that there has been no change in the affairs of Playtex Products, Inc. since the date of this prospectus or that the information contained in this prospectus is correct as of any time subsequent to its date.

    Broker-dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the broker-dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the Delaware General Corporation Law (the "DGCL") grants a Delaware corporation the power to indemnify any director, officer, employee or agent against reasonable expenses (including attorneys' fees) incurred by him in connection with any proceeding brought by or on behalf of the corporation and against judgments, fines, settlements and reasonable expenses (including attorneys' fees) incurred by him in connection with any other proceeding, if
(a) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and (b) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Except as ordered by a court, however, no indemnification is to be made in connection with any proceeding brought by or in the right of the corporation where the person involved is adjudged to be liable to the corporation.

    Section 8 of our restated certificate of incorporation and Section 13.1 of our by-laws provide that we shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, or was a director or officer of the corporation or is or was serving at the written request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorney's fees) reasonably incurred by such person; provided, however, that we shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by our board of directors.

    Section 102 of the DGCL permits the limitation of directors' personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director except for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) breaches under section 174 of the DGCL, which relate to unlawful payments of dividends or unlawful stock repurchase or redemptions, and
(iv) any transaction from which the director derived an improper personal benefit.

    Section 7 of our restated certificate of incorporation limits the personal liability of our directors to the fullest extent permitted by paragraph (7) of subsection (b) of section 102 of the DGCL.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

    We maintain directors' and officers' liability insurance for our officers and directors.

    The charter or similar documents of the subsidiary guarantors listed as registrants under this registration statement contain similar provisions.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

       EXHIBIT
       NUMBER                                   DESCRIPTION
---------------------                           -----------
         4.1            Indenture, dated May 22, 2001, among Playtex Products, Inc., the guarantors named therein and The Bank of New York, as
                        Trustee, including as an exhibit thereto the form of the
                        note.*

         4.2            Registration Rights Agreement, dated May 22, 2001, among
                        Playtex Products, Inc., the guarantors named therein, Credit
                        Suisse First Boston Corporation and Wells Fargo Brokerage
                        Services, LLC.*

         5.1            Opinion of Paul, Weiss, Rifkind, Wharton & Garrison as to
                        validity of the Exchange Notes and the related guarantees.**

         8.1 Opinion of Paul, Weiss, Rifkind, Wharton & Garrison as to certain tax matters.**

        10.1            Credit Agreement, dated as of May 22, 2001, among Playtex
                        Products, Inc., Credit Suisse First Boston and the lenders from time to time parties to the Credit Agreement.*

        10.2 Receivables Purchase Agreement, dated as of May 22, 2001, among Playtex Products, Inc., Credit Suisse First Boston,
                        New York Branch, Playtex A/R LLC and Gramercy Capital
                        Corporation.*

        10.3            Purchase and Contribution Agreement, dated as of May 22,
                        2001, between Playtex Products, Inc. and Playtex A/R LLC.*

        12              Statement of Computation of Ratios of Earnings to Fixed
                        Charges.*

        23.1            Consent of KPMG LLP.*

        23.2            Consent of Paul, Weiss, Rifkind, Wharton & Garrison
                        (included in Exhibits 5.1 and 8.1 to this Registration
                        Statement).**

        24 Powers of Attorney (included on signature pages of this Part II).*

        25              Form T-1 Statement of Eligibility of The Bank of New York to
                        act as trustee under the Indenture.*

        99.1            Form of Letter of Transmittal.**

        99.2            Form of Notice of Guaranteed Delivery.**

------------------------

*   Filed herewith.

**  To be filed by amendment.

ITEM 22. UNDERTAKINGS.

    (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

    (d) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westport, State of Connecticut, on June 28, 2001.

                                                       PLAYTEX PRODUCTS, INC.

                                                       By:  /s/ MICHAEL R. GALLAGHER
                                                            -----------------------------------------
                                                            Name:  Michael R. Gallagher
                                                            Title:   Chief Executive Officer

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Michael R. Gallagher or Glenn A. Forbes or either of them his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----
                 /s/ ROBERT B. HAAS
     -------------------------------------------       Chairman of the Board and      June 28, 2001
                   Robert B. Haas                        Director

              /s/ MICHAEL R. GALLAGHER                 Chief Executive Officer
     -------------------------------------------         (Principal Executive         June 28, 2001
                Michael R. Gallagher                     Officer) and Director

                                                       Executive Vice President
                 /s/ GLENN A. FORBES                     and Chief Financial
     -------------------------------------------         Officer (Principal           June 28, 2001
                   Glenn A. Forbes                       Financial and Accounting
                                                         Officer) and Director

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----
                 /s/ RICHARD C. BLUM
     -------------------------------------------       Director                       June 28, 2001
                   Richard C. Blum

                /s/ KENNETH F. YONTZ
     -------------------------------------------       Director                       June 28, 2001
                  Kenneth F. Yontz

                /s/ TIMOTHY O. FISHER
     -------------------------------------------       Director                       June 28, 2001
                  Timothy O. Fisher

                /s/ DOUGLAS D. WHEAT
     -------------------------------------------       Director                       June 28, 2001
                  Douglas D. Wheat

                 /s/ WYCHE H. WALTON
     -------------------------------------------       Director                       June 28, 2001
                   Wyche H. Walton

     -------------------------------------------       Director                       June 28, 2001
                   John C. Walker

               /s/ MICHAEL R. EISENSON
     -------------------------------------------       Director                       June 28, 2001
                 Michael R. Eisenson

                /s/ C. ANN MERRIFIELD
     -------------------------------------------       Director                       June 28, 2001
                  C. Ann Merrifield

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westport, State of Connecticut, on June 28, 2001.

                                                       SUN PHARMACEUTICALS CORP.

                                                       By:  /s/ MICHAEL R. GALLAGHER
                                                            -----------------------------------------
                                                            Name:  Michael R. Gallagher
                                                            Title:   Chief Executive Officer

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Michael R. Gallagher or Glenn A. Forbes or either of them his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----
              /s/ MICHAEL R. GALLAGHER                 Chief Executive Officer
     -------------------------------------------         (Principal Executive         June 28, 2001
                Michael R. Gallagher                     Officer) and Director

                                                       Executive Vice President
                 /s/ GLENN A. FORBES                     and Chief Financial
     -------------------------------------------         Officer (Principal           June 28, 2001
                   Glenn A. Forbes                       Financial and Accounting
                                                         Officer) and Director

                  /s/ KEVIN M. DUNN
     -------------------------------------------       Director                       June 28, 2001
                    Kevin M. Dunn

                /s/ DOUGLAS D. WHEAT
     -------------------------------------------       Director                       June 28, 2001
                  Douglas D. Wheat

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westport, State of Connecticut, on June 28, 2001.

                                                       PLAYTEX MANUFACTURING, INC.
                                                       PLAYTEX SALES & SERVICES, INC.

                                                       By:  /s/ MICHAEL R. GALLAGHER
                                                            -----------------------------------------
                                                            Name:  Michael R. Gallagher
                                                            Title:   Chief Executive Officer

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Michael R. Gallagher or Glenn A. Forbes or either of them his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----
              /s/ MICHAEL R. GALLAGHER                 Chief Executive Officer
     -------------------------------------------         (Principal Executive         June 28, 2001
                Michael R. Gallagher                     Officer) and Director

                                                       Executive Vice President
                 /s/ GLENN A. FORBES                     and Chief Financial
     -------------------------------------------         Officer (Principal           June 28, 2001
                   Glenn A. Forbes                       Financial and Accounting
                                                         Officer) and Director

                /s/ DOUGLAS D. WHEAT
     -------------------------------------------       Director                       June 28, 2001
                  Douglas D. Wheat

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westport, State of Connecticut, on June 28, 2001.

                                                       CAREWELL INDUSTRIES, INC.
                                                       PERSONAL CARE GROUP, INC.
                                                       PERSONAL CARE HOLDINGS, INC.
                                                       SMILE-TOTE, INC.
                                                       TH MARKETING CORP.

                                                       By:  /s/ MICHAEL R. GALLAGHER
                                                            -----------------------------------------
                                                            Name:  Michael R. Gallagher
                                                            Title:   Chief Executive Officer

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Michael R. Gallagher or Glenn A. Forbes or either of them his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----
              /s/ MICHAEL R. GALLAGHER                 Chief Executive Officer
     -------------------------------------------         (Principal Executive         June 28, 2001
                Michael R. Gallagher                     Officer) and Director

                                                       Executive Vice President
                 /s/ GLENN A. FORBES                     and Chief Financial
     -------------------------------------------         Officer (Principal           June 28, 2001
                   Glenn A. Forbes                       Financial and Accounting
                                                         Officer) and Director

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----
                 /s/ ROBERT B. HAAS
     -------------------------------------------       Director                       June 28, 2001
                   Robert B. Haas

                /s/ DOUGLAS D. WHEAT
     -------------------------------------------       Director                       June 28, 2001
                  Douglas D. Wheat

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westport, State of Connecticut, on June 28, 2001.

                                                       PLAYTEX INVESTMENT CORP.
                                                       PLAYTEX INTERNATIONAL CORP.

                                                       By:  /s/ MICHAEL R. GALLAGHER
                                                            -----------------------------------------
                                                            Name:  Michael R. Gallagher
                                                            Title:   Chief Executive Officer

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Michael R. Gallagher or Glenn A. Forbes or either of them his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----
              /s/ MICHAEL R. GALLAGHER                 Chief Executive Officer
     -------------------------------------------         (Principal Executive         June 28, 2001
                Michael R. Gallagher                     Officer) and Director

                                                       Executive Vice President
                 /s/ GLENN A. FORBES                     and Chief Financial
     -------------------------------------------         Officer (Principal           June 28, 2001
                   Glenn A. Forbes                       Financial and Accounting
                                                         Officer) and Director

                 /s/ ROBERT B. HAAS
     -------------------------------------------       Director                       June 28, 2001
                   Robert B. Haas

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----
                  /s/ JAMES S. COOK
     -------------------------------------------       Director                       June 28, 2001
                    James S. Cook

                /s/ DOUGLAS D. WHEAT
     -------------------------------------------       Director                       June 28, 2001
                  Douglas D. Wheat

                                 EXHIBIT INDEX

       EXHIBIT
       NUMBER                                   DESCRIPTION
---------------------                           -----------
         4.1            Indenture, dated May 22, 2001, among Playtex Products, Inc., the guarantors named therein and The Bank of New York, as
                        Trustee, including as an exhibit thereto the form of the
                        note.*

         4.2            Registration Rights Agreement, dated May 22, 2001, among
                        Playtex Products, Inc., the guarantors named therein, Credit
                        Suisse First Boston Corporation and Wells Fargo Brokerage
                        Services, LLC.*

         5.1            Opinion of Paul, Weiss, Rifkind, Wharton & Garrison as to
                        validity of the Exchange Notes and the related guarantees.**

         8.1 Opinion of Paul, Weiss, Rifkind, Wharton & Garrison as to certain tax matters.**

        10.1            Credit Agreement, dated as of May 22, 2001, among Playtex
                        Products, Inc., Credit Suisse First Boston and the lenders from time to time parties to the Credit Agreement.*

        10.2 Receivables Purchase Agreement, dated as of May 22, 2001, among Playtex Products, Inc., Credit Suisse First Boston,
                        New York Branch, Playtex A/R LLC and Gramercy Capital
                        Corporation.*

        10.3            Purchase and Contribution Agreement, dated as of May 22,
                        2001, between Playtex Products, Inc. and Playtex A/R LLC.*

          12            Statement of Computation of Ratios of Earnings to Fixed
                        Charges.*

        23.1            Consent of KPMG LLP.*

        23.2            Consent of Paul, Weiss, Rifkind, Wharton & Garrison
                        (included in Exhibits 5.1 and 8.1 to this Registration
                        Statement).**

          24            Powers of Attorney (included on signature pages of this Part
                        II).*

          25            Form T-1 Statement of Eligibility of The Bank of New York to
                        act as trustee under the Indenture.*

        99.1            Form of Letter of Transmittal.**

        99.2            Form of Notice of Guaranteed Delivery.**

------------------------

*   Filed herewith.

**  To be filed by amendment.